Exhibit 10.1

Execution Version

FIFTH AMENDMENT TO CREDIT AGREEMENT

FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of June 28, 2022, by and among Ball Corporation, an Indiana Corporation (“Company”), the Persons party hereto as “Other Subsidiary Borrowers”, the Persons party hereto as “Guarantors”, the Persons party hereto as “USD Term A Lenders” (the “USD Term A Lenders”), the Persons party hereto as “USD Revolving Lenders” (the “USD Revolving Lenders”), the Persons party hereto as “Multicurrency Revolving Lenders” (the “Multicurrency Revolving Lenders”), the Persons party hereto as “Initial Facing Agents” (the “Initial Facing Agents”), Deutsche Bank AG New York Branch (“DBNY”), as collateral agent for the Lenders and other Secured Creditors (in such capacity, the “Collateral Agent”), DBNY, as administrative agent for the Lenders and Facing Agents (in such capacity, the “Administrative Agent”) and DBNY, in its capacities as European Swing Line Lender and U.S. Swing Line Lender.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Amended Credit Agreement (as defined below).

W I T N E S E T H:

WHEREAS, Company, the Other Subsidiary Borrowers (as defined therein) from time to time party thereto, the Lenders and Facing Agents (each as defined therein) from time to time party thereto, the Administrative Agent, the Collateral Agent and certain other Persons have entered into that certain Credit Agreement, dated as of March 18, 2016 (as amended by the First Amendment to Credit Agreement dated as of March 9, 2018, as further amended by the Second Amendment to Credit Agreement, dated as of March 25, 2019, as further amended by the Third Amendment to Credit Agreement, dated as of August 3, 2020, as further amended by the Fourth Amendment to Credit Agreement, dated as of October 1, 2021, and as further amended, restated, modified and/or supplemented to, but not including, the date hereof, the “Existing Credit Agreement”);

WHEREAS, (i) Company has requested that the USD Term A Lenders extend credit to Company in the form of USD Term A Commitments in an aggregate principal amount of $1,350,000,000 on the terms, and subject to the conditions, set forth herein, (ii) Company and each other USD Revolving Borrower has requested that the USD Revolving Lenders extend credit to Company and each other USD Revolving Borrower in the form of USD Revolving Commitments in an aggregate principal amount of $1,250,000,000 on the terms, and subject to the conditions, set forth herein, (iii) Company and each other Multicurrency Revolving Borrower has requested that the Multicurrency Revolving Lenders extend credit to each Multicurrency Revolving Borrower in the form of Multicurrency Revolving Commitments in an aggregate principal amount of $500,000,000 on the terms, and subject to the conditions, set forth herein and (iv) Company has requested that the Lenders, the Facing Agents, the Administrative Agent and the Collateral Agent agree to certain amendments and modifications to the Existing Credit Agreement as further described herein (the Existing Credit Agreement, as amended on the date hereof pursuant to this Amendment, the “Amended Credit Agreement”);

WHEREAS, (i) the USD Term A Lenders have indicated a willingness to provide the USD Term A Commitments on the terms, and subject to the conditions, set forth herein, (ii) the USD Revolving Lenders have indicated a willingness to provide the USD Revolving Commitments on the terms, and subject to the conditions, set forth herein, (iii) the Multicurrency Revolving Lenders have indicated a willingness to provide the Multicurrency Revolving Commitments on the terms, and subject to the conditions, set forth herein and (iv) the Administrative Agent, the Collateral Agent and the Lenders and Facing Agents party hereto (which Lenders constitute the Required Lenders under (and as defined in) the Existing Credit Agreement) are willing to agree to such amendments, modifications, waivers and terminations subject to the terms and conditions set forth herein;

WHEREAS, in accordance with the proviso at the end of Section 12.1(a) of the Existing Credit Agreement, any provision of the Existing Credit Agreement may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed by an agreement in writing signed by the respective Credit Parties party thereto, the Required Lenders (measured after giving effect to such amendment, supplement, waiver, discharge, termination or change) and the Administrative Agent if (x) by the terms of such agreement all Commitments of each Lender not consenting to the actions therein shall terminate upon the effectiveness of such agreement and (y) at the time such agreement becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other Obligations owing to it or accrued for its account under the Existing Credit Agreement (other than any contingent indemnification obligations with respect to which no claim has been made and Obligations under any Swap Contract); and

WHEREAS, (i) each of Deutsche Bank Securities Inc., BofA Securities, Inc., Goldman Sachs Bank USA, Coöperatieve Rabobank, U.A., New York Branch, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, UniCredit Bank AG – New York Branch, BNP Paribas Securities Corp., Citibank, N.A., London Branch and Morgan Stanley MUFG Loan Partners, LLC, acting through Morgan Stanley Senior Funding, Inc. and MUFG Bank, Ltd. shall act as joint lead arrangers and joint bookrunners (collectively, in such capacities, the “2022 Lead Arrangers”), (ii) each of Banco Santander, S.A., New York Branch, Barclays Bank PLC, Capital One, National Association, Credit Agricole Corporate and Investment Bank, HSBC Bank USA, N.A., The Huntington National Bank, KeyBank National Association, The Northern Trust Company, PNC Bank, National Association, The Bank of Nova Scotia, TD Bank, N.A. and CoBank, ACB shall act as documentation agents and (iii) each of Bank of China, Chicago Branch, Bank of Montreal, Crédit Industriel et Commercial, London Branch, Credit Industriel et Commercial New York Branch, Industrial and Commercial Bank of China Limited, New York Branch, ING Bank N.V., Dublin Branch, Intesa Sanpaolo S.p.A. New York Branch and U.S. Bank National Association shall act as senior managing agents, in each case with respect to this Amendment, the USD Term A Commitments, the USD Term A Loans, the USD Revolving Commitments and the Multicurrency Revolving Commitments provided for hereunder and under the Amended Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.Certain Terms.  The following terms (whether or not underscored) when used in this Amendment, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Administrative Agent” is defined in the preamble.

“Amended Credit Agreement” is defined in the second recital.

“Amendment” is defined in the preamble.

“Collateral Agent” is defined in the preamble.

“Company” is defined in the preamble.

“DBNY” is defined in the preamble.

“English Security Document” shall mean a charge over shares governed by the laws of England & Wales, dated on or about the Fifth Amendment Effective Date, between Ball UK Acquisition Limited, Rexam Limited, Rexam Group Holdings Limited, Rexam UK Holdings Limited, Ball International Holdings LLC and the Collateral Agent.

“Existing English Security Documents” shall mean each of the following agreements:

(a) a charge over shares governed by the laws of England & Wales, dated 29 March 2017, between Ball UK Acquisition Limited, Rexam Limited, Rexam Group Holdings Limited, Rexam UK Holdings Limited and the Collateral Agent;

(b) a charge over shares governed by the laws of England & Wales, dated 25 March 2019, between Ball UK Acquisition Limited, Rexam Limited, Rexam Group Holdings Limited, Rexam UK Holdings Limited and the Collateral Agent; and

(c) a charge over the shares of Ball UK Acquisition Limited governed by the laws of England & Wales, dated 25 June, 2020, between Ball International Holdings LLC and the Collateral Agent.

“Existing Credit Agreement” is defined in the first recital.

“Fifth Amendment Effective Date” is defined in Article IV.

“Initial Facing Agents” is defined in the preamble.

“Lux Security Confirmation Agreement” shall mean a Luxembourg law governed confirmation agreement, dated as of the Fifth Amendment Effective Date, between Ball Metal Beverage Container Corp. as pledgor, the Collateral Agent and Ball International Holdings S.à r.l. as company, in respect of the Lux Security Document.

“Lux Security Document” shall mean the pledge over shares agreement, governed by Luxembourg law, dated 18 December 2020, among Ball Metal Beverage Container Corp. as pledgor, the Collateral Agent as collateral agent and Ball International Holdings S.à r.l. as company.

“Multicurrency Revolving Lenders” is defined in the preamble.

“Specified English Security Document” shall mean a charge over the shares of Ball UK Investments Limited governed by the laws of England & Wales, dated 18 March, 2020, between Rexam Overseas Holdings Limited and the Collateral Agent.

“USD Revolving Lenders” is defined in the preamble.

“USD Term A Lenders” is defined in the preamble.

ARTICLE II

COMMITMENTS; LOANS AND LOAN REPAYMENT;
RELEASE OF SPECIFIED COLLATERAL

SECTION 2.1.USD Term A Commitments.  Each USD Term A Lender hereby severally agrees to provide a USD Term A Commitment in an amount set forth opposite its name under the column entitled

“USD Term A Commitment” on Schedule 1.1(a) to the Amended Credit Agreement and (subject to the satisfaction of the conditions precedent set forth in Article IV) to fund USD Term A Loans on the Fifth Amendment Effective Date in a principal amount equal to the amount of its USD Term A Commitments.  On the Fifth Amendment Effective Date, each USD Term A Lender shall become a “Lender”, a “USD Term A Lender” and a “Term Lender” under the Amended Credit Agreement and shall be bound by the provisions of the Amended Credit Agreement as a Lender holding USD Term A Commitments (and from and after the funding thereof in accordance with this Amendment and the Amended Credit Agreement, USD Term A Loans). The USD Term A Commitments shall automatically and permanently terminate upon the funding by the USD Term A Lenders of the USD Term A Loans. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed.

SECTION 2.2.USD Revolving Commitments.  Each USD Revolving Lender hereby severally agrees to provide a USD Revolving Commitment in an amount set forth opposite its name under the column entitled “USD Revolving Commitment” on Schedule 1.1(a) to the Amended Credit Agreement and (subject to the satisfaction of the conditions precedent set forth in Article IV) to fund USD Revolving Loans on the Fifth Amendment Effective Date in such principal amount, if any, as is requested by Company, not to exceed the amount of its USD Revolving Commitment.  On the Fifth Amendment Effective Date, each USD Revolving Lender shall become a “Lender”, a “USD Revolving Lender” and a “Revolving Lender” under the Amended Credit Agreement and shall be bound by the provisions of the Amended Credit Agreement as a Lender holding USD Revolving Commitments (and from and after the extension thereof in accordance with this Amendment and the Amended Credit Agreement, related Loans and other Obligations).

SECTION 2.3.Multicurrency Revolving Commitments.  Each Multicurrency Revolving Lender hereby severally agrees to provide a Multicurrency Revolving Commitment in an amount set forth opposite its name under the column entitled “Multicurrency Revolving Commitment” on Schedule 1.1(a) to the Amended Credit Agreement and (subject to the satisfaction of the conditions precedent set forth in Article IV) to fund Multicurrency Revolving Loans on the Fifth Amendment Effective Date in such principal amount, if any, as is requested by Company, not to exceed the amount of its Multicurrency Revolving Commitment.  On the Fifth Amendment Effective Date, each Multicurrency Revolving Lender shall become a “Lender”, a “Multicurrency Revolving Lender” and a “Revolving Lender” under the Amended Credit Agreement and shall be bound by the provisions of the Amended Credit Agreement as a Lender holding Multicurrency Revolving Commitments (and from and after the extension thereof in accordance with this Amendment and the Amended Credit Agreement, related Loans and other Obligations).

SECTION 2.4.Letter of Credit Commitments.  Each Initial Facing Agent hereby severally agrees to act as an Initial Facing Agent having an Applicable Multicurrency LC Sublimit and Applicable USD LC Sublimit, in each case as set forth opposite its name on Schedule 1.1(g) to the Amended Credit Agreement.  On the Fifth Amendment Effective Date, each Initial Facing Agent shall become a “Facing Agent” and an “Initial Facing Agent” under the Amended Credit Agreement and shall be bound by the provisions of the Amended Credit Agreement as a Facing Agent with an Applicable Multicurrency LC Sublimit and Applicable USD LC Sublimit as specified above. All Letters of Credit issued and outstanding under the Existing Credit Agreement as of the Fifth Amendment Effective Date shall, pursuant to Section  2.10(j) of the Amended Credit Agreement, remain outstanding and be deemed to be USD Letters of Credit or Multicurrency Letters of Credit (as applicable).

SECTION 2.5.Loan Repayments; Commitment Termination; Termination of Non-Continuing Lenders.  On the Fifth Amendment Effective Date, after giving effect to the funding of the USD Term A Loans, USD Revolving Loans (if any) and Multicurrency Revolving Loans (if any), the proceeds of such

Loans shall be applied to repay in full all Term Loans, USD Revolving Loans, Multicurrency Revolving Loans and Swing Line Loans outstanding under (and in each case, as defined in) the Existing Credit Agreement immediately prior to the Fifth Amendment Effective Date, together with all interest, fees and other amounts accrued with respect thereto as of the Fifth Amendment Effective Date (including any amounts payable (if any) under Section 3.5 of the Existing Credit Agreement in connection therewith, but excluding any contingent indemnification obligations with respect to which no claim has been made and Obligations under any Swap Contract), and, immediately after giving effect to such repayment, without limiting the terms of the last sentence of Section 2.4, all Commitments under and as defined in the Existing Credit Agreement as in effect immediately prior to giving effect to this Amendment shall be deemed permanently terminated without further action on the part of any party hereto, and each Lender under the Existing Credit Agreement that is not a USD Term A Lender, a USD Revolving Lender or Multicurrency Revolving Lender under this Amendment or under the Amended Credit Agreement shall cease to be a party to the Existing Credit Agreement and shall not be a party to the Amended Credit Agreement, and such non-continuing Lenders shall be released of all further obligations thereunder and under all other Loan Documents, and shall have no further rights thereunder (except to the extent any provisions expressly survive the termination thereof, including (without limitation) under Sections 4.7 and 12.4 of the Amended Credit Agreement) or under any other Loan Document, in each case in such capacity.

SECTION 2.6.Release of Certain Collateral and Guarantors.  On the Fifth Amendment Effective Date immediately after giving effect to the repayments and terminations described in Section 2.5:

(a)The Specified English Security Document is hereby automatically terminated, all of the security interests, Liens and pledges granted thereunder are hereby automatically terminated and of no further force and effect, and Rexam Overseas Holdings Limited is hereby released from all obligations thereunder and shall automatically cease to be a Pledgor for all purposes under the Loan Documents;

(b)The security interest, Lien and pledge granted under the U.S. Pledge Agreement by:

(i)Ball Metal Beverage Container Corp. over the Pledged Securities of Ball Pan-European Holdings LLC;

(ii)the Company over the Pledged Securities of Ball Inc. and Ball BP Holding Company;

(iii)Ball Inc. over the Pledged Securities of Ball BP Holding Company;

(iv)Ball BP Holding Company over the Pledged Securities of Ball Beverage Can Americas Inc.;

(v)Ball Beverage Can Americas Inc. over the Pledged Securities of Rexam Beverage Can Company; and

(vi)any party thereto over the Pledged Securities, if any, of Ball International Holdings II, LLC,

in each case is hereby automatically released and of no further force and effect.

(c)Each of Ball Inc., Ball BP Holding Company, and Ball Beverage Can Americas Inc. shall automatically cease to be a Pledgor for all purposes under the Loan Documents.

(d)Ball International Holdings II LLC is hereby automatically released from the Guaranty and the U.S. Pledge Agreement, and all guarantees, security interests, Liens and pledges granted thereunder by such Person are hereby automatically terminated and of no further force and effect, and such Person shall automatically cease to be a Pledgor, Credit Party, and Guarantor for all purposes under the Loan Documents.

ARTICLE III

AMENDMENTS TO EXISTING CREDIT AGREEMENT

SECTION 3.1.Amendments to Existing Credit Agreement.  Each of the parties hereto agrees that, effective on the Fifth Amendment Effective Date, in accordance with the terms hereof and the terms of the proviso at the end of Section 12.1(a) of the Existing Credit Agreement, the Existing Credit Agreement (including all Exhibits and Schedules thereto) shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the copy of the Amended Credit Agreement attached as Exhibit A hereto.

ARTICLE IV

CONDITIONS PRECEDENT

For purposes of this Article IV, references to Credit Parties, Guarantors, and Pledgors shall be deemed not to refer to the entities being released from such capacities pursuant to Section 2.6. This Amendment and the obligations of the USD Term A Lenders, the USD Revolving Lenders, the Multicurrency Revolving Lenders and the Initial Facing Agents to provide any extension of credit hereunder or under the Amended Credit Agreement shall, in each case, become effective upon, and shall be subject to, the prior or simultaneous satisfaction of each of the following conditions (the date when all such conditions are so satisfied being the “Fifth Amendment Effective Date”):

SECTION 4.1.Loan Documents.

(a)The Administrative Agent shall have received counterparts of this Amendment duly executed by Company, each Other Subsidiary Borrower, each Guarantor, each of the USD Term A Lenders, each of the USD Revolving Lenders, each of the Multicurrency Revolving Lenders, and each of the Initial Facing Agents and the Required Lenders (calculated in accordance with the proviso at the end of Section 12.1(a) of the Existing Credit Agreement) and, if requested by any Lender in writing to Company at least 2 Business Days prior to the Fifth Amendment Effective Date, a Note or Notes with respect to each Facility under which such Lender is a Lender, payable to such Lender in the amount of its Commitments in respect of such Facility; provided that such signature pages may be delivered by facsimile or other electronic transmission.

(b)The Administrative Agent shall have received on the Fifth Amendment Effective Date, (i) the Amended and Restated Guaranty, substantially in the form of the Guaranty as in effect immediately prior to the Fifth Amendment Effective Date, duly executed and delivered by each Guarantor and the Administrative Agent, (ii) the Amended and Restated U.S. Pledge Agreement, substantially in the form of the U.S. Pledge Agreement as in effect immediately prior to the Fifth Amendment Effective Date, duly executed and delivered by each Pledgor party thereto and the Collateral Agent, (iii) the Lux Security Confirmation Agreement, duly executed and delivered by the pledgor listed therein, the company listed therein and the Collateral Agent, and (iv) the English Security Document, duly executed and delivered by the parties thereto.

(c)The Administrative Agent shall have received on the Fifth Amendment Effective Date, proper Form UCC-1 financing statements for filing under the UCC necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect the security interests purported to be created (or reaffirmed) by the Amended and Restated U.S. Pledge Agreement.

SECTION 4.2.Opinions of Counsel.  The Administrative Agent shall have received from (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and Facing Agents and dated the Fifth Amendment Effective Date, which shall be in form and substance reasonably satisfactory to the Administrative Agent and which shall cover such matters relating to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) in the case of Domestic Subsidiaries of Company, opinions of in-house counsel of Company (as is customary in the respective jurisdictions) from such jurisdictions as reasonably requested by the Administrative Agent, dated the Fifth Amendment Effective Date, which shall cover such matters relating to the transactions contemplated herein as the Administrative Agent may reasonably request and (iii) opinions of local counsel to the Administrative Agent and/or the Credit Parties and Pledgors (as is customary in the respective jurisdictions) from such non-U.S. jurisdictions as reasonably requested by the Administrative Agent, dated the Fifth Amendment Effective Date, which shall cover such matters relating to the transactions contemplated herein as the Administrative Agent may reasonably request, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 4.3.Officer’s Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of Company, dated the Fifth Amendment Effective Date and in substantially the form of Exhibit 5.1(c) to the Amended Credit Agreement, stating that the representations and warranties set forth in Article VI of the Amended Credit Agreement to be made as of the Fifth Amendment Effective Date are true and correct in all material respects as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date, in which event such representation and warranties shall be true and correct in all material respects as of such specified date, and that no Event of Default or Unmatured Event of Default has occurred and is continuing.

SECTION 4.4.Secretary’s Certificate.  The Administrative Agent shall have received from each Credit Party and Pledgor  a certificate, dated as of the Fifth Amendment Effective Date, signed by the secretary or any assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer or, in the case of a UK Credit Party, a director), of such Credit Party or Pledgor, substantially in the form of Exhibit 5.1(d) of the Amended Credit Agreement with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party or Pledgor, executing this Amendment or any other Loan Document on the Fifth Amendment Effective Date (in form and substance reasonably satisfactory to the Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party or Pledgor, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer), and certifying as true and correct, attached copies of the certificate of incorporation, certificate of amalgamation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and by-laws (or other Organizational Documents) of such Credit Party or Pledgor, and the resolutions of such Credit Party or Pledgor and, to the extent required, of the equity holders of such Credit Party or Pledgor referred to in such certificate and all of the foregoing (including each such certificate of incorporation, certificate of amalgamation or other equivalent document and by-laws (or other Organizational Documents)) shall be reasonably satisfactory to the Administrative Agent. In respect of any Luxembourg Credit Party, such certificate shall also certify the following items: (i) an electronic excerpt of the Luxembourg Register of Commerce and Companies (R.C.S.

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Luxembourg) pertaining to the relevant Luxembourg Credit Party dated as of the date of the Fifth Amendment Effective Date and (ii) an electronic certificate of non-registration of judgment (certificat de non-inscription d’une décision judiciaire) dated as of the date of the Fifth Amendment Effective Date issued by the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) certifying that, as of the date of the day immediately preceding such certificate, the relevant Luxembourg Credit Party has not been declared bankrupt (en faillite), and that it has not applied for general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), or reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 2 to 12 and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time), (and which include foreign court decisions as to faillite, concordat or analogous procedures according to Regulation (EU) of the European Parliament and the Council n°2015/848 of May 20, 2015 on insolvency proceedings, recast). In respect of any UK Credit Party, such certificate shall also include the following confirmations and items: (i) the Organizational Documents of the relevant UK Credit Party (including any certification of incorporation on change of name if applicable) are correct, complete and in full force and effect and have not been amended or superseded as at a date no earlier than the date of the Fifth Amendment Effective Date; (ii) the board resolutions of the relevant UK Credit Party are correct, complete and in full force and effect and have not been amended or superseded as at a date no earlier than the date of the Fifth Amendment Effective Date, (iii) the shareholder resolutions of the relevant UK Credit Party (including the board resolutions of any corporate shareholder of the relevant UK Credit Party) are correct, complete and in full force and effect and have not been amended or superseded as at a date no earlier than the date of the Fifth Amendment Effective Date; (iv) the specimen signatures of the relevant UK Credit Party; and (v) a statement that the borrowing, guarantee, security or similar limits of the relevant UK Credit Party are not exceeded by the relevant UK Credit Party borrowing or securing the applicable Obligations.

SECTION 4.5.Good Standing.  A good standing certificate or certificate of status or comparable certificate of each Credit Party from the Secretary of State (or other Governmental Authority) of its state or province of organization (to the extent available on a commercially reasonable basis in such jurisdiction).

SECTION 4.6.Solvency Certificate.  The Administrative Agent and the Lenders shall have received a solvency certificate in substantially the form of Exhibit 5.1(g) of the Amended Credit Agreement, signed by the Chief Financial Officer of Company.

SECTION 4.7.Know Your Customer, Etc.  The Administrative Agent, the 2022 Lead Arrangers and any requesting Lender shall have received, (i) no later than three (3) Business Days prior to the Fifth Amendment Effective Date, all documentation and other information about Company and the Guarantors as has been reasonably requested in writing on or prior to ten (10) Business Days prior to the Fifth Amendment Effective Date by the Administrative Agent and such requesting Lender with respect to applicable “know your customer” and anti-money laundering rules and regulations including the Patriot Act, (ii) at least five (5) Business Days prior to the Fifth Amendment Effective Date, from each Borrower, to the extent such Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower and (iii) in respect of each company incorporated in the United Kingdom whose shares are the subject of a UK Security Document (including the Existing English Security Documents and the English Security Document) (a “Charged Company”), either: (x) a certificate of an authorised signatory of Ball UK Acquisition Limited, certifying that (A) Ball UK Acquisition Limited and each subsidiary of Ball UK Acquisition Limited has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from the Charged Company; and (B) no “warning notice” or “restrictions notice” (in each case as

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defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of the Charged Company, which, in the case of a Charged Company that is a subsidiary of Ball UK Acquisition Limited, is certified by an authorised signatory of Ball UK Acquisition Limited to be correct, complete and not amended or superseded as at a date no earlier that the date of this Amendment; or (y) a certificate of an authorised signatory of Ball UK Acquisition Limited certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006.

SECTION 4.8.Refinancing.  (a) All Term Loans, USD Revolving Loans, Multicurrency Revolving Loans and Swing Line Loans outstanding under (and in each case, as defined in) the Existing Credit Agreement immediately prior to the Fifth Amendment Effective Date shall have been, or substantially concurrently with the funding of the USD Term A Loans, the USD Revolving Loans (if any) and the Multicurrency Revolving Loans (if any) (each as defined in the Amended Credit Agreement), will be repaid in full, together with all interest, fees and other amounts accrued with respect thereto as of the Fifth Amendment Effective Date (including any amounts payable (if any) under Section 3.5 of the Existing Credit Agreement in connection therewith), and (b) all Commitments under the Existing Credit Agreement as in effect immediately prior to the Fifth Amendment Effective Date shall be terminated pursuant to Section 2.5 of this Amendment; provided that, notwithstanding anything herein to the contrary, all Letters of Credit issued and outstanding under the Existing Credit Agreement as of the Fifth Amendment Effective Date shall, pursuant to Section 2.10(j) of the Amended Credit Agreement, remain outstanding and be deemed to be USD Letters of Credit or Multicurrency Letters of Credit (as applicable).

SECTION 4.9.Representations and Warranties.  The representations and warranties contained in this Amendment, the Amended Credit Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of the Fifth Amendment Effective Date, as though made on and as of such date, except to the extent such representations and warranties are expressly made as of a specified date, in which event such representation and warranties shall be true and correct in all material respects as of such specified date.

SECTION 4.10.No Default.  No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on the Fifth Amendment Effective Date or will occur immediately after giving effect to the Fifth Amendment Effective Date.

SECTION 4.11.Fees and Expenses.  (a)  The Administrative Agent and the 2022 Lead Arrangers shall have received evidence that (i) all fees due and payable on the Fifth Amendment Effective Date in accordance with the Fee Letters and (ii) all reasonable and documented out-of-pocket fees, costs and expenses due and payable pursuant to the Fee Letters and/or Section 12.4 of the Amended Credit Agreement that have been invoiced at least 2 Business Days prior to the Fifth Amendment Effective Date (including without limitation, to the extent so invoiced, the reasonable and documented out-of-pocket fees and expenses of White & Case LLP, U.S. and English counsel to the Administrative Agent and the 2022 Lead Arrangers and NautaDutilh Avocats Luxembourg S.à r.l., Luxembourg counsel to the Administrative Agent and the 2022 Lead Arrangers), in each case will be paid on or prior to the Fifth Amendment Effective Date.

(b)Company shall have paid or caused to be paid to the Administrative Agent, for the ratable account of each Person that is party hereto as a USD Term A Lender, a USD Revolving Lender and/or a Multicurrency Revolving Lender, an upfront fee in an amount equal to (i) with respect each such Lender which is a Lender under (and as defined in) the Existing Credit Agreement immediately prior to the Fifth Amendment Effective Date, the sum of (A) 0.10% of the lesser of (x) the aggregate principal amount of the Term Loans, USD Revolving Commitments and Multicurrency Revolving Commitments (in each case, as defined in the Existing Credit Agreement) held by such Person immediately prior to the Fifth Amendment

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Effective Date and (y) the aggregate principal amount of the USD Term A Commitments, USD Revolving Commitments and Multicurrency Revolving Commitments held by such Person on the Fifth Amendment Effective Date and (B) 0.20% of the result of (to the extent in excess of $0) (x) the aggregate principal amount of the USD Term A Commitments, USD Revolving Commitments and Multicurrency Revolving Commitments held by such Person on the Fifth Amendment Effective Date minus (y) the aggregate principal amount of the Term Loans, USD Revolving Commitments and Multicurrency Revolving Commitments (in each case, as defined in the Existing Credit Agreement) held by such Person immediately prior to the Fifth Amendment Effective Date and (ii) with respect to each other such Lender, 0.20% of the aggregate principal amount of the USD Term A Commitments, USD Revolving Commitments and Multicurrency Revolving Commitments held by such Person on the Fifth Amendment Effective Date, with each such fee to be earned by, and payable to, the Administrative Agent for the account of each such Person on the Fifth Amendment Effective Date, which fees shall be payable in immediately available funds and, once paid, be non-refundable.

SECTION 4.12.Notice of Borrowing; Notice of Issuance.  Prior to the making of any Loan and/or the issuance of any Letter of Credit (for the avoidance of doubt, other than Existing Letters of Credit), (i) the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5 of the Amended Credit Agreement and (ii) the Administrative Agent and the respective Facing Agent shall have received a Notice of Issuance meeting the requirements of Section 2.10(c) of the Amended Credit Agreement, as applicable.

SECTION 4.13.Re-Allocation Agreement.  The Administrative shall have received counterparts of the Re-Allocation Agreement (as amended or amended and restated in a manner satisfactory to the Administrative Agent) duly executed and delivered by each USD Term A Lender, each USD Revolving Lender, each Multicurrency Revolving Lender, each Initial Facing Agent and the Administrative Agent.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the Facing Agents, the Administrative Agent and the Collateral Agent to enter into this Amendment, Company, with respect to itself and its Subsidiaries, represents and warrants to the Administrative Agent, the Collateral Agent, each Lender and each Facing Agent that as of the date of and after giving effect to the Fifth Amendment Effective Date:

(a)the representations and warranties set forth in the Amended Credit Agreement and each other Loan Document shall, in each case, be true and correct in all material respects on and as of the Fifth Amendment Effective Date, except to the extent such representations and warranties are expressly made as of a specified date, in which event such representation and warranties shall be true and correct in all material respects as of such specified date; and

(b)no Event of Default or Unmatured Event of Default shall have occurred and be continuing.

ARTICLE VI

REAFFIRMATION

SECTION 6.1.Reaffirmation. By executing and delivering a counterpart hereof: (a) each Borrower in its capacity as such immediately after giving effect to this Amendment and transactions contemplated hereby (including the release set forth in Section 2.6 above), hereby affirms and confirms all of its Obligations under the Existing Credit Agreement (after giving effect to all repayments and

10

terminations described in Section 2.5 above), the Amended Credit Agreement, and each other Loan Document (including, without limitation, (x) the USD Term A Loans, the USD Revolving Loans, the USD Swing Line Loans and other Obligations related to the USD Revolving Commitments, in each case solely to the extent applicable to such Borrower as set forth herein and in the Amended Credit Agreement, and (y) the Multicurrency Revolving Loans, the Multicurrency Swing Line Loans and other Obligations related to the Multicurrency Revolving Commitments, in each case solely to the extent applicable to such Borrower as set forth herein and in the Amended Credit Agreement), consents to the modifications made to the Loan Documents pursuant to this Amendment, and agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, after giving effect thereto, that any Security Documents to which it is a party shall continue to be in full force and effect in the manner provided therein, (b) in the case of each Domestic Guarantor (as defined in the Guaranty) in its capacity as such immediately after giving effect to this Amendment and the transactions contemplated hereby (including the release set forth in Section 2.6 above), such Domestic Guarantor hereby affirms and confirms all of its Guaranteed Obligations (after giving effect to all repayments and terminations described in Section 2.5 above) under and as defined in the Guaranty, subject to the terms, limitations and conditions set forth therein, in the Amended Credit Agreement and in the other Loan Documents (including, but not limited to, Section 12.22 of the Amended Credit Agreement), consents to the modifications made to the Loan Documents pursuant to this Amendment, and agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, after giving effect thereto, that any Security Documents to which it is a party shall continue to be in full force and effect in the manner provided therein and (c) in the case of each Foreign Guarantor (as defined in the Guaranty) in its capacity as such immediately after giving effect to this Amendment and the transactions contemplated hereby (including the release set forth in Section 2.6 above), such Foreign Guarantor hereby affirms and confirms all of its Guaranteed Foreign Obligations (after giving effect to all repayments and terminations described in Section 2.5 above) under and as defined in the Guaranty, subject to the terms, limitations and conditions set forth therein, in the Amended Credit Agreement and in the other Loan Documents (including, but not limited to, Section 12.22 of the Amended Credit Agreement), consents to the modifications made to the Loan Documents pursuant to this Amendment, and agrees that, notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, after giving effect thereto, that any Security Documents to which it is a party shall continue to be in full force and effect in the manner provided therein, in the case of clauses (a), (b) and (c) of this paragraph, subject in all respects to Section 12.22 of the Amended Credit Agreement.

ARTICLE VII

MISCELLANEOUS

SECTION 7.1.Cross-References.  References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 7.2.Loan Document.  This Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents.

SECTION 7.3.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 7.4.Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery by facsimile, .pdf or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.  The

11

words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 7.5.GOVERNING LAW; WAIVER OF JURY TRIAL; ETC.. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION 12.9 OF THE EXISTING CREDIT AGREEMENT (OTHER THAN CLAUSE (C) THEREOF) IS HEREBY INCORPORATED BY REFERENCE INTO THIS AMENDMENT AS IF SET FORTH IN FULL, MUTATIS MUTANDIS.

EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION IN RESPECT OF ANY MATTER ARISING OUT OF OR DIRECTLY RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

SECTION 7.6.Full Force and Effect; Limited Amendment.  (a) Except as expressly set forth in this Amendment or in the Amended Credit Agreement, this Amendment shall not (i) by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Facing Agents, the Administrative Agent or the Collateral Agent under the Existing Credit Agreement or any other Loan Document, or (ii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other provision of the Existing Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrowers or any other Credit Parties to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

(b) On and after the Fifth Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document, in each case shall be deemed a reference to the Amended Credit Agreement.

SECTION 7.7.No Waiver.  Except as expressly set forth herein, this Amendment is not, and shall not be deemed to be, a waiver or a consent to any Default or Unmatured Event of Default or other non-compliance now existing or hereafter arising under the Existing Credit Agreement or any other Loan Document.

SECTION 7.8.Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment.

[Signature pages to follow]

12

Exhibit A to

Fifth Amendment to Credit Agreement

AMENDED CREDIT AGREEMENT

[See attached.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed and delivered by a Responsible Officer as of the date first above written.

BALL CORPORATION, an Indiana corporation

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President

BALL CONTAINER LLC
BALL CORPORATION, a Nevada corporation
BALL GLASS CONTAINERS, INC.
BALL HOLDINGS LLC
BALL INC.
USC MAY VERPACKUNGEN HOLDING INC.

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: President and Secretary

BALL AEROSPACE & TECHNOLOGIES CORP.
BALL GLOBAL BUSINESS SERVICES CORP.
BALL INTERNATIONAL HOLDINGS LLC
BALL INTERNATIONAL HOLDINGS II LLC
BALL METAL BEVERAGE CONTAINER CORP.
BALL PACKAGING, LLC
BALL TECHNOLOGIES HOLDINGS CORP.
LATAS DE ALUMINIO BALL, INC.
REXAM BEVERAGE CAN COMPANY

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President and Secretary

[Signature Page to Fifth Amendment to Credit Agreement]

BALL ADVANCED ALUMINUM TECHNOLOGIES CORP. BALL METAL CONTAINER CORPORATION

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Secretary

BALL BEVERAGE CAN AMERICAS INC. BALL BP HOLDING COMPANY

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: President

BALL ASIA SERVICES LIMITED

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President and Secretary

BALL BENELUX HOLDINGS INC.

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President

BALL PAN-EUROPEAN HOLDINGS, LLC

By:	/s/ Nate Carey
Name: Nate Carey
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

BALL ADVANCED ALUMINUM TECHNOLOGIES CORP. BALL METAL CONTAINER CORPORATION

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Secretary

BALL BEVERAGE CAN AMERICAS INC. BALL BP HOLDING COMPANY

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: President

BALL ASIA SERVICES LIMITED

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President and Secretary

BALL BENELUX HOLDINGS INC.

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Vice President

BALL PAN-EUROPEAN HOLDINGS, LLC

By:	/s/ Nate Carey
Name: Nate Carey
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

BALL UK ACQUISITION LIMITED

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Director

REXAM LIMITED

By:	/s/ Charles E. Baker
Name: Charles E. Baker
Title: Director

[Signature Page to Fifth Amendment to Credit Agreement]

DEUTSCHE BANK AG NEW YORK
BRANCH, as Administrative Agent, Collateral
Agent, Multicurrency Revolving Lender, USD
Revolving Lender, U.S. Swing Line Lender,
European Swing Line Lender and Initial Facing Agent

By:	/s/ Philip Tancorra
Name: Philip Tancorra
Title: Vice President
philip.tancorra@db.com
212-250-6576

By:	/s/ Jessica Lutrario
Name: Jessica Lutrario
Title: Associate
212-250-8235
jessica.lutrario@db.com

[Signature Page to Fifth Amendment to Credit Agreement]

Banco Bradesco S.A., New York Branch, as a Lender

By:	/s/ Gabriela Da Silva Vieira
Name: Gabriela Da Silva Vieira
Title:

For Institutions requiring a second signature line:

By:	/s/ Fernanda Oliveira Demori
Name: Fernanda Oliveira Demori
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender

By:	/s/ Andres Barbosa
Name: Andres Barbosa
Title: Managing Director

By:	/s/ Rita Walz-Cuccioli
Name: Rita Walz-Cuccioli
Title: Executive Director

[Signature Page to Fifth Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender, and Initial Facing Agent

By:	/s/ Erron Powers
Name: Erron Powers
Title: Director

[Signature Page to Fifth Amendment to Credit Agreement]

Bank of China, Chicago Branch, as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender

By:	/s/ Xu Yang
Name: Xu Yang
Title: SVP and Deputy Branch Manager

[Signature Page to Fifth Amendment to Credit Agreement]

Bank of Montreal, London Branch, as a Multicurrency Revolving Lender

By:	/s/ Richard Pittam
Name: Richard Pittam
Title: Managing Director

By:	/s/ Scott Matthews
Name: Scott Matthews
Title: CFO

[Signature Page to Fifth Amendment to Credit Agreement]

Bank of Montreal, as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender

By:	/s/ Patrick Hartweger
Name: Patrick Hartweger
Title: Managing Director

[Signature Page to Fifth Amendment to Credit Agreement]

BARCLAYS BANK PLC, as a USD Term A Lender, USD Revolving Lender, and Multicurrency Revolving Lender

By:	/s/ Charlene Saldanha
Name: Charlene Saldanha
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

BNP PARIBAS, as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender, Initial Facing Agent

By:	/s/ Brendan Heneghan
Name: Brendan Heneghan
Title: Director

By:	/s/ Nicolas Doche
Name: Nicolas Doche
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

BOKF, NA dba BOK Financial, as a USD Revolving Lender

By:	/s/ Katherine Rooney
Name: Katherine Rooney
Title: Senior Vice President

For Institutions requiring a second signature line:

By:	/s/
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

BOKF, NA dba BOK Financial, as a USD Term A Lender

By:	/s/ Katherine Rooney
Name: Katherine Rooney
Title: Senior Vice President

For Institutions requiring a second signature line:

By:	/s/
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

Capital One, National Association, as a USD Term A Lender, USD Revolving Lender, and Multicurrency Revolving Lender

By:	/s/ Patrick McCarthy
Name: Patrick McCarthy
Title: Senior Vice President

For Institutions requiring a second signature line:

By:	/s/
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

Citibank, N.A., as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender

By:	/s/ Sumeet Singal
Name: Sumeet Singal
Title: Vice President

For Institutions requiring a second signature line:

By:	/s/
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

COBANK, ACB as a Lender

By:	/s/ Kelli Cholas
Name: Kelli Cholas
Title: Assistant Corporate Secretary

For Institutions requiring a second signature line:

By:	/s/
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

Comerica Bank, as a USD Term A Lender, USD Revolving Lender,

By:	/s/ Collin Miller
Name: Collin Miller
Title: Portfolio Manager

For Institutions requiring a second signature line:

By:	/s/
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

Coöperatieve Rabobank UA New York Branch, as Multicurrency Revolving Lender, USD Revolving Lender, USD Term A Lender and Initial Facing Agent

By:	/s/ Michael LaHaie
Name: Michael LaHaie
Title: Managing Director

By:	/s/ Elizabeth Hart
Name: Elizabeth Hart
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

CREDIT AGROCOLE CORPORATE AND INVESTMENT BANK, as a USD Term A Lender, USD Revolving Lender and Multicurrency Revolving Lender

By:	/s/ Jill Wong
Name: Jill Wong
Title: Director

By:	/s/ Paul Arens
Name: Paul Arens
Title: Director

[Signature Page to Fifth Amendment to Credit Agreement]

Crédit Industriel et Commercial, London Branch, as a USD Term A Lender, USD Revolving Lender and Multicurrency Revolving Lender

By:	/s/ Ben Travers
Name: Ben Travers
Title: Manager, Corporate Finance

For Institutions requiring a second signature line:

By:	/s/ Patrick Kitching
Name: Patrick Kitching
Title: Head of Corporate Finance

[Signature Page to Fifth Amendment to Credit Agreement]

Credit Industriel et Commercial, New York Branch as a USD Term A Lender, USD Revolving Lender, and Multicurrency Revolving Lender

By:	/s/ Eugene Kenny
Name: Eugene Kenny
Title: Vice President

For Institutions requiring a second signature line:

By:	/s/ Eric Longuet
Name: Eric Longuet
Title: Managing Director

[Signature Page to Fifth Amendment to Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jonathan Dworkin
Name: Jonathan Dworkin
Title: Authorized Signatory

[Signature Page to Fifth Amendment to Credit Agreement]

HSBC Bank USA, N.A. as a Lender

By:	/s/ David Sanders
Name: David Sanders
Title: Global Relationship Manager

For Institutions requiring a second signature line:

By:	/s/
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

Industrial and Commercial Bank of China
Limited, New York Branch,

as a USD Term A Lender, USD Revolving Lender, and Multicurrency Revolving Lender Senior Managing Agent

By:	/s/ Brian Monahan
Name: Brian Monahan
Title: Director, Relationship Manager

By:	/s/ Pinyen Shih
Name: Pinyen Shih
Title: Executive Director, Team Lead

[Signature Page to Fifth Amendment to Credit Agreement]

Industrial and Commercial Bank of China
Limited, New York Branch

By:	/s/ Brian Monahan
Name: Brian Monahan
Title: Director, Relationship Manager

By:	/s/ Pinyen Shih
Name: Pinyen Shih
Title: Executive Director, Team Lead

[Signature Page to Fifth Amendment to Credit Agreement]

ING Bank N.V., Dublin Branch, as a USD Term
A Lender, USD Revolving Lender and
Multicurrency Revolving Lender

By:	/s/ Padraig Matthews
Name: Padraig Matthews
Title: Director

For Institutions requiring a second signature line:

By:	/s/ Louise Gough
Name: Louise Gough
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

Intesa Sanpaolo SpA – New York Branch, as a
USD Revolving Lender and a Multicurrency
Revolving Lender

By:	/s/ Nicola Baiocchi di Silvestri
Name: Nicola Baiocchi di Silvestri
Title: Managing director and NY Branch
Manager

By:	/s/ Alessandro Toigo
Name: Alessandro Toigo
Title: Head of Corporate Desk

[Signature Page to Fifth Amendment to Credit Agreement]

KBC Bank N.V., acting through its New York
Branch,, as a Lender

By:	/s/ Nicholas Fiore
Name: Nicholas Fiore
Title: Managing Director

For Institutions requiring a second signature line:

By:	/s/ Francis Payne
Name: Francis Payne
Title: Managing Director

[Signature Page to Fifth Amendment to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jason A. Nichols
Name: Jason A. Nichols
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

Landesbank Hessen-Thüringen Girozentrale, as a Lender

By:	/s/ Jonathan Franz
Name: Jonathan Franz
Title: Authorised Signatory

By:	/s/ Michael Längler
Name: Michael Längler
Title: Authorised Signatory

[Signature Page to Fifth Amendment to Credit Agreement]

Macquarie Bank Limited, as a USD Term A Lender and USD Revolving Lender

By:	/s/ Robert Howarth
Name: Robert Howarth
Title: Associate Director

(Signed in London, by its duly appointed attorneys under Power of Attorney dated September 22, 2021, ref#3158)

[Signature Page to Fifth Amendment to Credit Agreement]

Mizuho Bank, Ltd., as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

[Signature Page to Fifth Amendment to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a USD Term A Lender and USD Revolving Lender

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

[Signature Page to Fifth Amendment to Credit Agreement]

MUFG Bank, Ltd., as a Lender

By:	/s/ Christine Howatt
Name: Christine Howatt
Title: Authorized Signatory

[Signature Page to Fifth Amendment to Credit Agreement]

PNC Bank, National Association, as a USD Term A Lender, USD Revolving Lender, and Multicurrency Revolving Lender

By:	/s/ Dana Kerpsack
Name: Dana Kerpsack
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

Raiffeisen Bank International AG , as a USD Tenn A Lender, USD Revolving Lender, Multicurrency Revolving Lender

By:	/s/ Valentin Ballabani
Name: Valentin Ballabani
Title: Lead

For Institutions requiring a second signature line:

By:	/s/ Christoph Rüdiger Kolb
Name: Christoph Rüdiger Kolb
Title: Director

[Signature Page to Fifth Amendment to Credit Agreement]

Sumitomo Mitsui Banking Corporation, as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender

By:	/s/ Rosa Pritsch
Name: Rosa Pritsch
Title: Director

[Signature Page to Fifth Amendment to Credit Agreement]

Taiwan Cooperative Bank, LTD. acting through its New York Branch, as a USD Term A Lender and a USD Revolving Lender

By:	/s/ Chou, Cheng-Pin
Name: Chou, Cheng-Pin
Title: VP & General Manager

[Signature Page to Fifth Amendment to Credit Agreement]

TD Bank, N.A., as a Lender

By:	/s/ Steve Levi
Name: Steve Levi
Title: Senior Vice President

For Institutions requiring a second signature line:

By:	/s/
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

The Bank of East Asia, Limited, New York Branch, as a USD Term A Lender & USD Revolving Lender

By:	/s/ James Hua
Name: James Hua
Title: SVP

By:	/s/ Chong Tan
Name: Chong Tan
Title: SVP

[Signature Page to Fifth Amendment to Credit Agreement]

The Bank of Nova Scotia, as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender, Initial Facing Agent

By:	/s/ Frans Braniotis
Name: Frans Braniotis
Title: Managing Director

[Signature Page to Fifth Amendment to Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Marcel Fournier
Name: Marcel Fournier
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

The Northern Trust Company, as a USD Term A Lender, USD Revolving Lender, Multicurrency Revolving Lender

By:	/s/ Jeffrey Leets
Name: Jeffrey Leets
Title: Vice President

For Institutions requiring a second signature line:

By:	/s/
Name:
Title:

[Signature Page to Fifth Amendment to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Marty McDonald
Name: Marty McDonald
Title: Vice President

[Signature Page to Fifth Amendment to Credit Agreement]

UniCredit Bank AG, New York Branch, as a USD Term A Lender, Multicurrency Revolving Lender, and Initial Facing Agent

By:	/s/ Priya Trivedi
Name: Priya Trivedi
Title: Director

By:	/s/ Bryon Korutz
Name: Bryon Korutz
Title: Associate Director

[Signature Page to Fifth Amendment to Credit Agreement]

$1,250,000,000

USD Revolving Facility

$500,000,000

Multicurrency Revolving Facility

$~~797,500,000~~1,350,000,000

USD Term Loan A Facility

CREDIT AGREEMENT

among

BALL CORPORATION,

CERTAIN SUBSIDIARIES OF BALL CORPORATION,

DEUTSCHE BANK AG NEW YORK BRANCH

as Administrative Agent

and

VARIOUS LENDING INSTITUTIONS

Dated as of March 18, 2016

as amended by the First Amendment, dated as of March 9. 2018,

as further amended by the Second Amendment, dated as of March 25, 2019,

as further amended by the Third Amendment, dated as of August 3, 2020, and as further amended by the Fourth Amendment, dated as of October 1, 2021 as further amended by the Fifth Amendment, dated as of June 28, 2022

ARRANGED BY:

DEUTSCHE BANK SECURITIES INC.,

 ~~BANK OF AMERICA, N.A~~BOFA SECURITIES, INC.,

GOLDMAN SACHS BANK USA,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

MIZUHO BANK, LTD.,

SUMITOMO MITSUI BANKING CORPORATION,

UNICREDIT BANK AG – NEW YORK BRANCH,

BNP PARIBAS SECURITIES CORP.,

 ~~SANTANDER BANK~~CITIBANK, N.A., LONDON BRANCH and

~~BARCLAYS BANK PLC~~MORGAN STANLEY MUFG LOAN PARTNERS, LLC

as Lead Arrangers and Bookrunners

and

DEUTSCHE BANK AG NEW YORK BRANCH,

BANK OF AMERICA, N.A.,

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH,

UNICREDIT BANK AG – NEW YORK BRANCH and

BNP PARIBAS,

as Initial Facing Agents

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		7

1.1	Definitions	7
1.2	Accounting Terms; Financial Statements	~~91~~97
1.3	Calculation of Exchange Rate	~~92~~99
1.4	Timing of Performance	~~93~~99
1.5	Limited Condition Transactions	~~93~~99
1.6	Luxembourg Terms	~~94~~101
1.7	Restricted Lenders	~~95~~101
1.8	Divisions	~~95~~102
1.9	Rates	102

ARTICLE II AMOUNT AND TERMS OF DOLLAR, STERLING, EURO AND ALTERNATIVE CURRENCY CREDITS		~~96~~102

2.1	The Commitments	~~96~~102
2.2	Notes	~~103~~110
2.3	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	~~104~~111
2.4	Borrowing Options	~~104~~111
2.5	Notice of Borrowing	~~105~~111
2.6	Conversion or Continuation	~~106~~113
2.7	Disbursement of Funds	~~107~~113
2.8	Utilization of Revolving Commitments in an Alternative Currency	~~108~~115
2.9	Additional Facilities	~~111~~118
2.10	Letters of Credit.	~~115~~122
2.11	Pro Rata Borrowings	~~130~~137
2.12	Replacement Revolving Credit Facilities	~~130~~137
2.13	Replacement Term Loans	~~133~~140
2.14	Extension of Maturity Date	~~134~~141
2.15	Appointment and Removal of Other Subsidiary Borrowers	~~137~~143
2.16	Special Provisions Relating to a Re-Denomination Event	~~138~~145

ARTICLE III INTEREST AND FEES		~~139~~147

3.1	Interest	~~139~~147
3.2	Fees	~~141~~149
3.3	Computation of Interest and Fees	~~142~~150
3.4	Interest Periods	~~142~~150
3.5	Compensation for Funding Losses	~~143~~151
3.6	Increased Costs, Alternate Rate of Interest, Illegality, Etc.	~~144~~152
3.7	Replacement of Affected Lenders	~~149~~157
3.8	Benchmark Replacement Setting.	158

i

ARTICLE IV REDUCTION OF COMMITMENTS; PAYMENTS AND PREPAYMENTS; DEFAULTING LENDERS		~~151~~160

4.1	Voluntary Reduction of Commitments; Defaulting Lenders	~~151~~160
4.2	Mandatory Reduction of Commitments	~~155~~164
4.3	Voluntary Prepayments	~~155~~164
4.4	Mandatory Prepayments	~~156~~165
4.5	Application of Prepayments	~~160~~169
4.6	Method and Place of Payment	~~161~~171
4.7	Net Payments	~~163~~172

ARTICLE V CONDITIONS PRECEDENT		~~171~~180

5.1	Conditions Precedent to Initial Credit Event	~~171~~180
5.2	Conditions Precedent to all Other Credit Events	~~174~~184

ARTICLE VI REPRESENTATIONS AND WARRANTIES		~~175~~185

6.1	Corporate Status	~~176~~185
6.2	Corporate Power and Authority	~~176~~185
6.3	No Violation	~~176~~185
6.4	Governmental Approvals	~~177~~186
6.5	Financial Statements; Solvency; Projections; Material Adverse Change.	~~177~~186
6.6	Litigation	~~178~~187
6.7	True and Complete Disclosure	~~178~~187
6.8	Use of Proceeds; Margin Regulations	~~178~~188
6.9	Taxes	~~179~~188
6.10	Labor Relations	~~179~~188
6.11	Security Documents	~~180~~189
6.12	Compliance With ERISA	~~180~~190
6.13	Foreign Pension Matters	~~181~~190
6.14	Ownership of Property	~~182~~191
6.15	Capitalization of Company	~~182~~191
6.16	Subsidiaries	~~182~~192
6.17	Compliance With Law, Etc.	~~183~~192
6.18	Investment Company Act	~~183~~192
6.19	Environmental Matters	~~183~~192
6.20	Intellectual Property, Licenses, Franchises and Formulas	~~184~~193
6.21	OFAC; Patriot Act; FCPA	~~184~~193
6.22	Luxembourg Specific Representations.	~~185~~194
6.23	COMI.	~~185~~194

ARTICLE VII AFFIRMATIVE COVENANTS		~~185~~195

7.1	Financial Statements	~~185~~195
7.2	Certificates; Other Information	~~187~~196
7.3	Notices	~~187~~197
7.4	Conduct of Business and Maintenance of Existence	~~189~~198

7.5	Payment of Taxes	~~189~~198
7.6	Inspection of Property, Books and Records	~~189~~199
7.7	ERISA	~~190~~199
7.8	Foreign Pension Plan Compliance	~~191~~200
7.9	Maintenance of Property, Insurance	~~191~~201
7.10	Environmental Laws	~~192~~201
7.11	Use of Proceeds	~~192~~201
7.12	Additional Security; Further Assurances	~~192~~201
7.13	End of Fiscal Years; Fiscal Quarters	~~196~~205

ARTICLE VIII NEGATIVE COVENANTS		~~196~~205

8.1	Liens	~~196~~206
8.2	Indebtedness	~~201~~210
8.3	Fundamental Changes	~~207~~217
8.4	Asset Sales	~~209~~218
8.5	Dividends or Other Distributions	~~212~~222
8.6	Issuance of Stock	~~215~~224
8.7	Loans, Investment and Acquisitions	~~215~~225
8.8	Transactions with Affiliates	~~218~~228
8.9	Sale-Leasebacks	~~219~~228
8.10	[Reserved].	~~219~~229
8.11	Lines of Business	~~219~~229
8.12	Fiscal Year	~~219~~229
8.13	Limitation on Voluntary Payments and Modifications of Subordinated Indebtedness; Modifications of Organizational Documents.	~~219~~229
8.14	Limitation on Certain Restrictions on Subsidiaries	~~220~~230
8.15	COMI Undertaking	~~222~~232

ARTICLE IX FINANCIAL COVENANT		~~223~~232

ARTICLE X EVENTS OF DEFAULT		~~223~~232

10.1	Events of Default	~~223~~232
10.2	Rights Not Exclusive	~~228~~237

ARTICLE XI ADMINISTRATIVE AGENT		~~228~~237

11.1	Appointment	~~228~~238
11.2	Nature of Duties	~~229~~238
11.3	Exculpation, Rights Etc.	~~229~~238
11.4	Reliance	~~230~~239
11.5	Indemnification	~~230~~239
11.6	Administrative Agent In Its Individual Capacity	~~230~~240
11.7	Notice of Default	~~231~~240
11.8	Holders of Obligations	~~231~~240
11.9	Resignation by the Administrative Agent	~~231~~240
11.10	Administrative Agent or Collateral Agent as UK Security Trustee	~~232~~241

11.11	The Lead Arrangers; Bookrunners; Senior Managing Agents	~~233~~242
11.12	[Reserved]	~~233~~242
11.13	Certain ERISA Matters	~~233~~242
11.14	Erroneous Payments.	244

ARTICLE XII MISCELLANEOUS		~~234~~248

12.1	No Waiver; Modifications in Writing	~~234~~248
12.2	Further Assurances	~~239~~253
12.3	Notices, Delivery Etc.	~~240~~253
12.4	Costs, Expenses and Taxes; Indemnification	~~241~~254
12.5	Confirmations	~~245~~258
12.6	Adjustment; Setoff	~~245~~258
12.7	Execution in Counterparts; Electronic Execution of Assignments	~~246~~260
12.8	Binding Effect; Assignment; Addition and Substitution of Lenders	~~247~~260
12.9	CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL; SERVICE OF PROCESS	~~252~~265
12.10	Release of Collateral	~~253~~266
12.11	GOVERNING LAW	~~253~~266
12.12	Severability of Provisions	~~253~~266
12.13	Transfers of Notes	~~253~~267
12.14	Registry	~~254~~267
12.15	[Reserved.]	~~254~~267
12.16	Headings	~~254~~268
12.17	Termination of Agreement	~~255~~268
12.18	Confidentiality	~~255~~268
12.19	Concerning the Collateral, the Guaranty and the other Loan Documents	~~256~~269
12.20	Effectiveness	~~259~~272
12.21	USA Patriot Act	~~259~~272
12.22	Restrictions on Guarantees and Pledges	~~259~~273
12.23	Redesignation of Unrestricted Entities as Subsidiaries	~~260~~273
12.24	No Fiduciary Responsibility	~~260~~274
12.25	Waiver of Sovereign Immunity	~~261~~274
12.26	Acknowledgement and Consent to Bail-In of Affected Financial Institutions.	~~261~~274
12.27	Acknowledgement Regarding Any Supported QFCs.	~~265~~275

Exhibits

Exhibit 2.1(f)	Form of USD Swing Line Loan Participation Certificate
Exhibit 2.1(g)	Form of Multicurrency Swing Line Loan Participation Certificate
Exhibit 2.2(a)(1)	Form of USD Term A Note
Exhibit 2.2(a)(2)	Form of USD Revolving Note
Exhibit 2.2(a)(3)	Form of Multicurrency Revolving Note
Exhibit 2.2(a)(4)	Form of USD Swing Line Note
Exhibit 2.2(a)(5)	Form of Multicurrency European Swing Line Note
Exhibit 2.2(a)(6)	Form of Multicurrency U.S. Swing Line Note
Exhibit 2.5	Form of Notice of Borrowing
Exhibit 2.6	Form of Notice of Conversion or Continuation
Exhibit 2.10(c)	Form of Notice of Issuance
Exhibit 2.15	Form of Joinder Agreement
Exhibit 4.7(f)-1	Form of U.S. Tax Compliance Certificate
Exhibit 4.7(f)-2	Form of U.S. Tax Compliance Certificate
Exhibit 4.7(f)-3	Form of U.S. Tax Compliance Certificate
Exhibit 4.7(f)-4	Form of U.S. Tax Compliance Certificate
Exhibit 5.1(a)(ii)	Form of Guaranty
Exhibit 5.1(a)(iii)	Form of U.S. Pledge Agreement
Exhibit 5.1(c)	Form of Officer’s Certificate
Exhibit 5.1(d)	Form of Secretary’s Certificate
Exhibit 5.1(g)	Form of Solvency Certificate
Exhibit 7.2(a)	Form of Compliance Certificate Pursuant to Section 7.2(a)
Exhibit 8.2(j)	Form of Subordination Terms
Exhibit 12.8(c)	Form of Assignment and Assumption Agreement

Schedules

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	[Reserved]
Schedule 1.1(c)	Revolver Sublimits
Schedule 1.1(d)	Subsidiary Borrowers
Schedule 1.1(e)	Unrestricted Entities
Schedule 1.1(f)	Applicable Designees
Schedule 1.1(g)	Applicable LC Sublimits
Schedule 1.1(h)	[Reserved]
Schedule 1.1(i)	UK Qualifying Lender Confirmation and UK DTTP Scheme
Schedule 1.1(j)	[Reserved]
Schedule 1.1(k)	Senior Managing Agents
Schedule 2.10(j)	Outstanding Letters of Credit
Schedule 6.3	Approvals and Consents
Schedule 6.4	Governmental Approvals
Schedule 6.13	Foreign Pension Plans

Schedule 8.1(u)	Foreign Pension Plan Liens
Schedule 8.2	Indebtedness
Schedule 8.7	Existing Investments
Schedule 8.8	Transactions with Affiliates
Schedule 8.14(a)	Existing Restrictions on Subsidiaries
Schedule 12.3	Notice Addresses
Schedule 12.8(b)	Voting Participants

CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of March 18, 2016 (as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) and is made by and among BALL CORPORATION, an Indiana corporation (“Company”), each Other Subsidiary Borrower (as defined herein), the undersigned financial institutions, in their capacities as lenders hereunder (collectively, the “Lenders,” and each individually, a “Lender”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity “Administrative Agent”), DEUTSCHE BANK AG NEW YORK BRANCH, as collateral agent for the Lenders and DEUTSCHE BANK AG NEW YORK BRANCH, BANK OF AMERICA, N.A., COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, UNICREDIT BANK AG – NEW YORK BRANCH and BNP PARIBAS each as an initial revolving letter of credit facing agent (each, in such capacity, an “Initial Facing Agent” and collectively, in such capacities, the “Initial Facing Agents”).

In consideration of the premises and of the mutual covenants herein contained the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.1 Definitions. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the purchase by a Person of all or substantially all of the assets of a Person, or of any business or business unit, line of business or division of a Person, (ii) the acquisition of in excess of 50% of the Capital Stock of any Person, or otherwise causing any Person to become a Subsidiary (other than pursuant to a designation of a Person as a Subsidiary pursuant to the definition of “Subsidiary”), or (iii) the merger, consolidation or amalgamation of any Person with any other Person (other than a Person that is a Subsidiary).

“Additional Facilities” has the meaning assigned to that term in Section 2.9(a).

“Additional Facility Commitment” means, with respect to any Lender and any Additional Facility, the obligation of such Lender to make loans under such Additional Facility, as such commitment may be adjusted from time to time pursuant to this Agreement.

“Additional Facility Limit” means an amount equal to the sum of (x)(i) $300,000,000 (or the Dollar Equivalent thereof at the time of funding) less (ii) the aggregate principal amount of all Additional Facilities incurred or issued in reliance on clause (x)(i) of this definition plus (y) (A) the amount of any optional prepayment of any Loan including any Loan under any Additional Facility (other than, in each case, incurred pursuant to clause (z) below) in accordance with Section 4.3 (accompanied, to the extent such prepayments are of Loans under any Revolving Facility, by a commitment reduction in the like amount under such Revolving Facility) and/or the amount of any permanent reduction of any Revolving Commitment so long as, in the case of any optional prepayment, such prepayment was not funded with the proceeds of a contemporaneous refinancing with new long-term Indebtedness less (B) the aggregate principal amount of all Additional Facilities incurred or issued in reliance on clause (y)(A) of this definition plus (z) an amount such that, at the time of the incurrence of the applicable Additional Facility (after giving effect to the full utilization of the applicable Additional Facility), the First Lien Net Leverage Ratio of Company and its Subsidiaries does not exceed 2.0 to 1.0 (it being acknowledged that each Additional Facility under Section 2.9 shall be incurred under clause (z) if clause (z) is available at the time of such incurrence up to the maximum amount available, and any additional amounts incurred at any time that clause (z) is unavailable shall be incurred under clauses (x) and/or (y), and any simultaneous incurrence under clauses (x) and/or (y) shall not be given pro forma effect for purposes of determining the First Lien Net Leverage Ratio with respect to any incurrence under clause (z)), calculated on a Pro Forma Basis, after giving effect to the application of the proceeds thereof (but without “netting” the Cash proceeds of the applicable Additional Facility; provided that to the extent the Cash proceeds thereof are used to repay Indebtedness, pro forma effect shall be given to such repayment of Indebtedness) and, in the case of any Additional Revolving Facility, assuming a full drawing under such Additional Revolving Facility, and determined on the basis of the financial statements for the most recently completed four Fiscal Quarter period of Company that are internally available. For the avoidance of doubt, undrawn Commitments under the existing Facilities (other than an Additional Revolving Facility (as contemplated in the proviso to the immediately preceding sentence) shall be disregarded for purposes of calculating the amounts available under clause (z) above.

“Additional Revolving Facility” has the meaning assigned to that term in Section 2.9(a).

“Additional Security Documents” means the pledge agreements entered into pursuant to Section 7.12 with respect to additional Collateral.

“Additional Term Loans” has the meaning assigned to that term in Section 2.9(a).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning assigned to that term in the introduction to this Agreement and any successor Administrative Agent in such capacity.

“Aerospace Asset Disposition” means, for purposes of the definition of Net Sale Proceeds and mandatory prepayments under Section 4.4(c), (i) an Asset Disposition to one or more Persons other than the Company or any of its Subsidiaries, by Company or any of its Subsidiaries of all or a portion of (a) the Aerospace Business (whether or not such disposition is to any Permitted Aerospace JV), (b) the Capital Stock of a Person holding only the Aerospace Business or (c) the Capital Stock of any Permitted Aerospace JV or (ii) the receipt by Company or any of its Subsidiaries of a liquidating dividend in respect of an interest in the Capital Stock of any Permitted Aerospace JV.

“Aerospace Business” means the assets constituting the aerospace business of Company, including the business of Ball Aerospace and its Subsidiaries on the ~~Second~~Fifth Amendment Effective Date, and businesses directly or indirectly owned or operated by Company or any of its Subsidiaries and reasonably related or incidental to such aerospace business, but excluding all Cash and Cash Equivalents held by said aerospace business and related or incidental businesses other than Cash and Cash Equivalents held in the ordinary course of business and in an amount consistent with past practices.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person or group of Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise; provided that being an officer or a director of a Person shall not, in and of itself, be deemed “control” of such Person. None of the Administrative Agent, the Lead Arrangers, any Lender or any of their respective Affiliates shall be considered an Affiliate of Company or any of its Subsidiaries.

“Agent” has the meaning assigned to that term in Section 11.1.

“Aggregate Pro Rata Share” has the meaning assigned to that term in Section 11.5.

“Agreed Alternative Currency” has the meaning assigned to that term in Section 2.8(b).

“Agreed Alternative Currency Benchmark Modification” has the meaning assigned to that term in Section 2.8(b).

“Agreed Guaranty and Security Principles” means, with respect to any Subsidiary incorporated or formed under the laws of any jurisdiction, that a guaranty of any of the Obligations (including pursuant to the Guaranty) or a pledge or grant of a security interest in an asset (including

Capital Stock) otherwise required to be pledged under this Agreement or any other Loan Document, in each case shall not be required to be given by such Subsidiary to the extent that such guaranty, pledge or grant:

(a)is prohibited by or in breach of or could reasonably be expected to be in breach of (i) any Requirement of Law (including, but not limited to, any exchange control, financial assistance, corporate benefit, corporate interest, minimum capitalization, fraudulent conveyance, “interest stripping”, transfer pricing, thin capitalization, retention of title or similar laws, rules or regulations) or (ii) any contractual obligation (including pursuant to any joint venture or similar agreement) in effect as of the ~~Second~~Fifth Amendment Effective Date (or, if later, the date such Subsidiary is formed or acquired so long as not entered into in contemplation of such formation or acquisition other than pursuant to customary terms in the acquisition agreement pursuant to which such Subsidiary was acquired) or otherwise entered into with a third party that is not prohibited by this Agreement (and not entered into in contemplation of this Agreement), or contractual obligations not more restrictive than any of the foregoing in any material respect and not entered into in contemplation of this Agreement;

(b)would require consent, approval, license or authorization from any Governmental Authority (including supervisory board, works council, regulator or regulatory board (or equivalent), or other external body) to provide a guarantee, pledge or grant (unless such consent, approval, license or authorization has been received);

(c)could reasonably be expected to result in a risk of (i) breach of the fiduciary duties of, or personal civil or criminal liability on the part of, any of any Foreign Subsidiary’s officers, directors, employees or similar persons or (ii) criminal liability on the part of any Foreign Subsidiary;

(d)could reasonably be expected to result in adverse tax consequences (including adverse effects in relation to interest deductibility, stamp duty and the possibility to form a fiscal unity) to Company or any of its Subsidiaries as determined in good faith by Company in consultation with the Administrative Agent; or

(e)could reasonably be expected to result in costs (including stamp duty, VAT, notarization and registration fees) or other consequences that would be excessive in relation to the benefits afforded thereby, as determined in good faith by Company in consultation with the Administrative Agent.

“Agreement” has the meaning assigned to that term in the introduction to this Agreement.

“Alternative Currency” means at any time, Euro, Sterling and any Agreed Alternative Currency.

“Alternative Currency Alternate Rate” means, with respect to any Alternative Currency in any jurisdiction, the rate of interest per annum notified to the Administrative Agent by that Lender as soon as practicable after notice is given under Section 3.6(c), and in any event before interest is due to be paid in respect of the applicable Borrowing, based on the cost to that Lender of funding its participation in that ~~Eurocurrency~~ Loan ~~or RFR Loan, as applicable~~. Notwithstanding anything to the contrary contained herein, ~~Eurocurrency Loans and RFR~~ Loans may be made or maintained as Daily Rate Loans only to the extent specified in Section 3.6(c).

“Alternative Currency Loan” means any Loan denominated in a currency other than Dollars.

“Amounts Owing” has the meaning assigned to that term in Section 2.15(b).

“Anti-Corruption Laws” has the meaning assigned to that term in Section 6.21(d).

“Applicable Adjusted Term SOFR Margin” means, with respect to the USD Term A Loans, USD Revolving Loans and Multicurrency Revolving Loans, (i) from the Fifth Amendment Effective Date to the date upon which the Administrative Agent receives the financial statements required pursuant to Section 7.1 for the fiscal quarter ending June 30, 2022, 1.25%, and (ii) at any date thereafter, the applicable percentage rate per annum set forth in the following table under the column “Applicable Adjusted Term SOFR Margin” opposite the Most Recent Total Net Leverage Ratio as of such date:

Most Recent Total Net Leverage Ratio	Applicable Adjusted Term SOFR Margin
Greater than 4.0 to 1.0	1.50%
Greater than or equal to 3.0 to 1.0 but less than or equal to 4.0 to 1.0	1.25%
Less than 3.0 to 1.0	1.00%

“Applicable Base Rate Margin” means, with respect to the USD Term A Loans, USD Revolving Loans and Multicurrency Revolving Loans, (i) from the ~~Second~~Fifth Amendment Effective Date to the date upon which the Administrative Agent receives the ~~audited~~ financial statements required pursuant to Section 7.1 for the fiscal ~~year~~quarter ending ~~December 31~~June 30, ~~2019~~2022, ~~0.50~~0.25%, and (ii) at any date thereafter, the applicable percentage rate per annum set forth in the following table under the column “Applicable Base Rate Margin” opposite the Most Recent Total Net Leverage Ratio as of such date:

Most Recent Total Net Leverage Ratio	Applicable Base Rate Margin
Greater than 4.0 to 1.0	0.50%

Greater than or equal to 3.0 to 1.0 but less than or equal to 4.0 to 1.0	0.25%
Less than 3.0 to 1.0	0.00%

Any adjustment in the Applicable Base Rate Margin shall be applicable to all Base Rate Loans then existing or subsequently made or issued.

“Applicable Currency” means as to any particular payment or Loan, Dollars or the Alternative Currency in which it is denominated or is payable.

“Applicable Designee” means any Affiliate of a Lender designated thereby from time to time with the consent of the Administrative Agent (which such consent shall not be unreasonably withheld or delayed) to fund all or any portion of such Lender’s Multicurrency Revolving Commitment Percentage of Multicurrency Revolving Loans (and Multicurrency Swing Line Loans and Multicurrency LC Obligations) under this Agreement. As of the ~~Second~~Fifth Amendment Effective Date, the Applicable Designees of each Multicurrency Revolving Lender are set forth on Schedule 1.1(f) (which schedule may be updated from time to time upon written notice by any such Lender to the Administrative Agent).

“Applicable Eurocurrency Margin” means, with respect to the ~~USD Term A Loans, USD Revolving Loans and~~ Multicurrency Revolving Loans (other than RFR Loans), (i) from the ~~Second~~Fifth Amendment Effective Date to the date upon which the Administrative Agent receives the ~~audited~~ financial statements required pursuant to Section 7.1 for the fiscal ~~year~~quarter ending ~~December 31~~June 30, ~~2019~~2022, ~~1.50~~1.25%, and (ii) at any date thereafter, the applicable percentage rate per annum set forth in the following table under the column Applicable Eurocurrency Margin opposite the Most Recent Total Net Leverage Ratio on such date:

Most Recent Total Net Leverage Ratio	Applicable Eurocurrency Margin
Greater than 4.0 to 1.0	1.50%
Greater than or equal to 3.0 to 1.0 but less than or equal to 4.0 to 1.0	1.25%
Less than 3.0 to 1.0	1.00%

Any adjustment in the Applicable Eurocurrency Margin shall be applicable to all Eurocurrency Loans then existing or subsequently made or issued.

“Applicable Jurisdiction” means the United States, Canada, the United Kingdom, any other member state of the European Union which was a member state prior to May 1, 2004, and such other jurisdictions as the Administrative Agent may agree in its reasonable discretion.

“Applicable LC Sublimit” means, (i) with respect to Multicurrency Letters of Credit issued or to be issued by a Facing Agent, the Applicable Multicurrency LC Sublimit of such Facing Agent, and (ii) with respect to USD Letters of Credit issued or to be issued by a Facing Agent, the Applicable USD LC Sublimit of such Facing Agent.

“Applicable Multicurrency LC Sublimit” means, (i) with respect to each of the Facing Agents on the ~~Second~~Fifth Amendment Effective Date, the “Multicurrency LC Sublimit” set forth opposite such Facing Agent’s name on Schedule 1.1(g) and (ii) with respect to any other Person that becomes a Facing Agent under the Multicurrency Revolving Facility pursuant to the terms of the applicable agreement pursuant to which such entity agrees to become a Facing Agent under the Multicurrency Revolving Facility, such amount as agreed to in writing by Company and such Person at the time such Person becomes a Facing Agent under the Multicurrency Revolving Facility pursuant to the terms of the applicable agreement pursuant to which such entity agrees to become a Facing Agent under the Multicurrency Revolving Facility, as each of the foregoing amounts under clauses (i) and (ii) above may be decreased or increased from time to time with the written consent solely of Company and the Facing Agent to which such decrease or increase applies.

“Applicable Revolving Commitment Fee Percentage” means, with respect to the USD Revolving Facility and the Multicurrency Revolving Facility, (i) from the ~~Second~~Fifth Amendment Effective Date to the date upon which the Administrative Agent receives the ~~audited~~ financial statements required pursuant to Section 7.1 for the fiscal ~~year~~quarter ending ~~December 31~~June 30, ~~2019~~2022, ~~0.25~~0.20%, and (ii) at any date thereafter, the applicable percentage rate per annum set forth in the following table under the column Applicable Revolving Commitment Fee Percentage opposite the Most Recent Total Net Leverage Ratio as of such date:

Most Recent Total Net Leverage Ratio	Applicable Revolving Commitment Fee Percentage
Greater than 4.0 to 1.0	0.25%
Greater than or equal to 3.0 to 1.0 but less than or equal to 4.0 to 1.0	0.20%
Less than 3.0 to 1.0	0.15%

“Applicable RFR Margin” means, with respect to RFR Loans~~, on~~ (i) from the Fifth Amendment Effective Date to the date upon which the Administrative Agent receives the financial statements required pursuant to Section 7.1 for the fiscal quarter ending June 30, 2022, 1.25%, and (ii) at any date thereafter, the applicable percentage rate per annum set forth in the following table under the column Applicable RFR Margin opposite the Most Recent Total Net Leverage Ratio on such date:

Most Recent Total Net Leverage Ratio	Applicable RFR Margin
Greater than 4.0 to 1.0	1.50%
Greater than or equal to 3.0 to 1.0 but less than or equal to 4.0 to 1.0	1.25%
Less than 3.0 to 1.0	1.00%

Any adjustment in the Applicable RFR Margin shall be applicable to all RFR Loans then existing or subsequently made or issued.

“Applicable USD LC Sublimit” means, (i) with respect to each of the Facing Agents on the ~~Second~~Fifth Amendment Effective Date, the “USD LC Sublimit” set forth opposite such Facing Agent’s name on Schedule 1.1(g) and (ii) with respect to any other Person that becomes a Facing Agent under the USD Revolving Facility pursuant to the terms of the applicable agreement pursuant to which such entity agrees to become a Facing Agent under the USD Revolving Facility, such amount as agreed to in writing by Company and such Person at the time such Person becomes a Facing Agent under the USD Revolving Facility pursuant to the terms of the applicable agreement pursuant to which such entity agrees to become a Facing Agent under the USD Revolving Facility, as each of the foregoing amounts under clauses (i) and (ii) above may be decreased or increased from time to time with the written consent solely of Company and the Facing Agent to which such decrease or increase applies.

“Approved Member State” means Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.

“Asset Disposition” means any sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions) of all or any part of (i) an interest in shares of Capital Stock of a Subsidiary of Company (other than directors’ qualifying shares) or (ii) property or other assets (each of (i) and (ii) referred to for the purposes of this definition as a “disposition”) by Company or any of its Subsidiaries.

“Assignee” has the meaning assigned to that term in Section 12.8(c).

“Assignment and Assumption Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit 12.8(c) (or such other form as mutually agreed by Company and the Administrative Agent) made by any applicable Lender, as assignor, and such Lender’s assignee in accordance with Section 12.8.

“Attributable Debt” means as of the date of determination thereof, without duplication, (i) in connection with a Sale and Leaseback Transaction, the net present value (discounted according to GAAP at the cost of debt implied in the lease) of the obligations of the lessee for rental payments during the then remaining term of any applicable lease, (ii) Receivables

Facility Attributable Debt, and (iii) the liquidation or preference value of outstanding Disqualified Capital Stock; provided that Excluded Attributable Debt shall not constitute Attributable Debt.

“Available Liquidity” means, at any date, the sum of (i) the Total Available Revolving Commitment on such date plus (ii) Cash and Cash Equivalents as of such date plus (iii) available amounts under any Permitted Accounts Receivable Securitization, or any Receivables Factoring Facility or similar receivable financing facility that is, in each case, made available on a committed basis on such date.

“Available Multicurrency Revolving Commitment” means, as to any Multicurrency Revolving Lender at any time an amount equal to the excess, if any, of (a) such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment over (b) the sum of (i) the aggregate Effective Amount of then outstanding Multicurrency Revolving Loans made by such Multicurrency Revolving Lender and (ii) such Multicurrency Revolving Lender’s Multicurrency Revolver Pro Rata Share of the Effective Amount of Multicurrency LC Obligations and Multicurrency Swing Line Loans then outstanding.

“Available Multicurrency Revolver Sublimit” means, as to any Multicurrency Revolving Borrower at any time an amount equal to (i) such Borrower’s Multicurrency Revolver Sublimit at such time minus (ii) the sum of (a) the aggregate Effective Amount of then outstanding Multicurrency Revolving Loans made to such Borrower plus (b) the Effective Amount of such Borrower’s Multicurrency LC Obligations plus (c) the aggregate Effective Amount of then outstanding Multicurrency Swing Line Loans made to such Borrower.

“Available USD Revolver Sublimit” means, as to any USD Revolving Borrower at any time an amount equal to (i) such Borrower’s USD Revolver Sublimit at such time minus (ii) the sum of (a) the aggregate Effective Amount of then outstanding USD Revolving Loans made to such Borrower plus (b) the Effective Amount of such Borrower’s USD LC Obligations plus (c) the aggregate Effective Amount of then outstanding USD Swing Line Loans made to such Borrower.

“Available USD Revolving Commitment” means, as to any USD Revolving Lender at any time an amount equal to the excess, if any, of (a) such USD Revolving Lender’s USD Revolving Commitment over (b) the sum of (i) the aggregate Effective Amount of then outstanding USD Revolving Loans made by such USD Revolving Lender and (ii) such USD Revolving Lender’s USD Revolver Pro Rata Share of the Effective Amount of USD LC Obligations and USD Swing Line Loans then outstanding.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.8.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom,  Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Ball Aerospace” means Ball Aerospace & Technologies Corp., a Delaware corporation.

~~“Ball Delaware” means Ball Delaware Holdings, S.C.S., a limited partnership (société en commandite simple) incorporated under the laws of Luxembourg, having its registered office at 15, Boulevard Friedrich Wilhelm Raiffeisen, L-2411, Luxembourg and registered with the Luxembourg Trade and Companies’ Register (R.C.S. Luxembourg) under number B 90.414.~~

“Ball Metal Beverage” means Ball Metal Beverage Container Corp., a Colorado corporation.

“Bank Guarantee” means, with respect to each Revolving Facility a direct guarantee issued for the account of Company, and, if requested, a Subsidiary of Company, under such Revolving Facility and otherwise pursuant to the terms of this Agreement by a Facing Agent, in form acceptable to the Facing Agent issuing such guarantee, ensuring that a liability acceptable to such Facing Agent acting reasonably of Company or a Subsidiary of Company to a third Person will be met.

“Bankruptcy Code” means Title I of the Bankruptcy Reform Act of 1978, as amended, as set forth in Title 11 of the United States Code.

“Base Rate” means the greatest of (i) the rate most recently announced by the Administrative Agent at its principal office as its “prime rate”, which is not necessarily the lowest rate made available by the Administrative Agent, (ii) the Federal Funds Rate plus 1/2 of 1% per annum, and (iii) the ~~Eurocurrency Rate~~Adjusted Term SOFR plus 1.00%. The “prime rate” announced by the Administrative Agent is evidenced by the recording thereof after its announcement in such internal publication or publications as the Administrative Agent may designate. Any change in the interest rate resulting from a change in such “prime rate” announced by the Administrative Agent shall become effective without prior notice to Borrowers as of 12:01 a.m. (New York City time) on the Business Day on which each change in such “prime rate” is announced by the Administrative Agent. The Administrative Agent may make commercial or other loans to others at rates of interest at, above or below its “prime rate”.

“Base Rate Loan” means any Loan which bears interest at a rate determined with reference to the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, (x) the Term SOFR Reference Rate (in the case of Dollars), (y) the Eurocurrency Rate (in the case of Euros) and (z) SONIA (in the case of Sterling); provided that if a Benchmark Transition Event has occurred with respect to any of the aforementioned rates or the then-current Benchmark, in each case for the applicable currency, then “Benchmark” for such currency means the applicable Benchmark Replacement for such currency to the extent that such Benchmark Replacement has replaced such prior benchmark rate for such currency pursuant to Section 3.8.

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)	solely in the case of a Benchmark Transition Event with respect to the Term SOFR Reference Rate, the sum of (i) Daily Simple SOFR and (ii) 0.10% (10 basis points); or
(b)

the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities denominated in the applicable currency and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment,

or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable currency at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark for any applicable currency:

(a)

in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)

in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark for any applicable currency upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark for any applicable currency:

(a)

a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)

a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark for any applicable currency if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date for any applicable currency has occurred if, at such time, no Benchmark Replacement for such applicable currency has replaced the then-current Benchmark for such currency for all purposes hereunder and under any Loan Document in accordance with Section 3.8 and (b) ending at the time that a Benchmark Replacement for such currency has replaced the then-current Benchmark for such currency for all purposes hereunder and under any Loan Document in accordance with Section 3.8.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any entity whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of

Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender” has the meaning assigned to that term in Section 12.6(a).

“Board” means the Board of Governors of the Federal Reserve System.

“Bookrunners” means Deutsche Bank Securities Inc., ~~Bank of America, N.A.~~BofA Securities, Inc., Goldman Sachs Bank USA, Coöperatieve Rabobank U.A., New York Branch, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, Unicredit Bank AG – New York Branch, BNP Paribas Securities Corp., ~~Santander Bank, N.A., and Barclays~~Citibank, N.A., London Branch and Morgan Stanley MUFG Loan Partners, LLC, acting through Morgan Stanley Senior Funding, Inc. and MUFG Bank ~~PLC~~, Ltd.

“Borrowers” means Company and the Other Subsidiary Borrowers from time to time party hereto.

“Borrowing” means, with respect to any Facility, a group of Loans of a single Type under such Facility made by the Lenders or the European Swing Line Lender or U.S. Swing Line Lender, as appropriate on a single date (or resulting from a conversion on such date) and in the case of Eurocurrency Loans or SOFR Loans, as to which a single Interest Period is in effect.

“Business Day” means (i) as it relates to any payment, determination, funding or notice to be made or given in connection with any Dollar-denominated Loan, or otherwise to be made or given to or from the Administrative Agent, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, or are in fact closed; provided, ~~however, that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; provided, further,~~ that when used in connection with any Letter of Credit, the term “Business Day” shall also exclude any day on which commercial banks in the city in which the respective Facing Agent for such Letter of Credit is domiciled are required by law to close; (ii) as it relates to any payment, determination, funding or notice to be made or given in connection with any Alternative Currency Loan (other than any RFR Loan), any day (A) on which ~~dealings in deposits in the Alternative Currency (other than Sterling), are carried out in the  London interbank market, (B) on which~~ commercial banks and foreign exchange markets are open for business in London, New York City, and the principal financial center for such Alternative Currency, and (~~C~~B) with respect to any such payment, determination or funding to be made in connection with any Alternative Currency Loan denominated in Euros, on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) System payment system launched on November 19, 2007 or any successor settlement system is open, (iii) as it relates to any payment, determination, funding or notice to be made or given in connection with any RFR Loan, any day excluding any day that is not an RFR Business Day, (iv) if such day relates to any Luxembourg law governed document or the performance of any obligations under the Loan Documents by any Luxembourg Credit Party, any day other than a Saturday, Sunday or other day on which commercial banks in Luxembourg are authorized or required by law to close, or are in fact closed, ~~and~~ (v) if such day relates to any English law governed document or the performance of any obligations under the Loan Documents by any UK Credit Party organized in the United Kingdom, any day other than a Saturday, Sunday or other day on which commercial banks in London are authorized or required by law to close, or are in fact closed and (vi) as it relates to any payment, determination, funding or notice to be made or given in connection with any SOFR Loan, a Business Day must also be a U.S. Government Securities Business Day.

“CAM Exchange” means the mechanism among the Lenders, the Facing Agents and the Administrative Agent for the allocation and exchange of interests in the Facilities and collections thereunder established under the Re-Allocation Agreement.

“Capital Stock” means, with respect to any Person, any and all common shares, preferred shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests, limited liability company interests, membership interests or other equivalent ownership interests and any rights, warrants or options exchangeable for or convertible into such capital stock or other ownership interests (other than debt securities convertible into or exchangeable for capital stock or other ownership interests or rights, warrants or options).

“Capitalized Lease” means, subject to the last sentence of Section 1.2(a), at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be required to be capitalized on the balance sheet of the lessee in accordance with GAAP in effect as of the Closing Date.

“Capitalized Lease Obligation” means, subject to the last sentence of Section 1.2(a), at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be so required to be capitalized on the balance sheet of the lessee in accordance with GAAP in effect as of the Closing Date.

“Cash” means money, currency or the available credit balance in Dollars, an Alternative Currency or another currency reasonably acceptable to the Administrative Agent in a Deposit Account.

“Cash Collateralize” and “Cash Collateralizing” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, a Facing Agent or a Swing Line Lender (as applicable) and the Lenders, in each case under any Revolving Facility, as collateral for LC Obligations under such Revolving Facility, obligations in respect of Swing Line Loans under such Revolving Facility, or obligations of Lenders under such Revolving Facility to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the Facing Agent or the Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (i) the Administrative Agent and (ii) the applicable Facing

Agent or the applicable Swing Line Lender. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means (i) any evidence of indebtedness, maturing not more than one year after the date of issue, issued by any Approved Member State, the United States of America, Canada, or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the Approved Member State, the United States of America, or Canada, (ii) time deposits, certificates of deposit and bankers acceptances maturing not more than one year after the date of purchase, issued or guaranteed by or placed with, and money market accounts issued or offered by, (x) any Lender or (y) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, at the time of such deposit, certificate of deposits or banker’s acceptance, or the opening of such money market account, combined capital and surplus and undivided profits of not less than $200,000,000 (or the Dollar Equivalent of $100,000,000 in the case of non-U.S. banking institutions) or whose commercial paper (or the commercial paper of such bank’s holding company) has a rating of “P-2” (or higher) according to Moody’s, “A-2” (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency (any such bank, an “Approved Bank”), (iii) commercial paper, maturing not more than one year after the date of purchase with a rating, at the time of the acquisition thereof, of “P-2” (or higher) according to Moody’s, or “A-2” (or higher) according to S&P, (iv) demand deposits with any bank or trust company maintained in the ordinary course of business, (v) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (i) with a term of not more than 30 days with any Approved Bank, (vi) shares of any money market mutual fund rated at least AA- or the equivalent thereof by S&P or at least Aa3 or the equivalent thereof by Moody’s at the time of the acquisition thereof, including, without limitation, any such mutual fund managed or advised by any Lender or the Administrative Agent, and (vii) Dollars, Alternative Currencies, Brazilian real, any national currency of any Approved Member State, and any local currencies in which Company or any of its Subsidiaries transact business from time to time in the ordinary course of its business. In the case of Investments by any Foreign Subsidiary or Investments made in a country outside of the United States of America, Cash Equivalents shall include (a) investments of the type and maturity described in clauses (i) through (vii) above of foreign obligors, which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (b) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (i) through (vii) above and in this sentence. “Certificated Pledged Stock” has the meaning assigned to that term in Section 6.11.

“Change in Law” means the occurrence, after the ~~Second~~Fifth Amendment Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, (d) any change arising from the enactment or enforcement of the Dodd-Frank Wall Street Reform and

Consumer Protection Act of 2010, as amended, or any rules, regulations, interpretations, guidelines or directives promulgated thereunder (“Dodd-Frank”) or (e) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III (“Basel”); provided that notwithstanding anything herein to the contrary, in regards to Dodd-Frank and Basel, all requests, rules, regulations, guidelines, interpretations, requirements and directives thereunder or issued in connection therewith or in implementation thereof whether or not having the force of law shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means (i) any person or group of persons (within the meaning of the Exchange Act) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of more than 50% of the issued and outstanding shares of Company’s Voting Securities, or (ii) any “Change of Control” (as such term is defined in any Permitted Debt Document related solely to any Senior Notes or any Permitted Refinancing Indebtedness with respect thereto).

“Clean-up Date” has the meaning assigned to that term in Section 10.1.

“Closing Date” has the meaning assigned to that term in Section 5.1. The Closing Date occurred on March 18, 2016.

“Code” means the Internal Revenue Code of 1986, as from time to time amended, including the regulations promulgated thereunder, or any successor statute and the regulations promulgated thereunder.

“COLI Policy Advances” of Company or any of its Subsidiaries means, with respect to any Company Owned Life Insurance Program, policy loans made to Company or any of its Subsidiaries under life insurance policies in an amount not in excess of the available cash surrender values of such policies, which loans are made pursuant to the contractual terms of life insurance policies issued in connection with a Company Owned Life Insurance Program.

“Collateral” means all “Collateral” as defined in each of the Security Documents (if applicable), and all other assets pledged pursuant to the Security Documents.

“Collateral Account” has the meaning assigned to that term in Section 4.4(a).

“Collateral Agent” means Deutsche Bank AG New York Branch acting as collateral agent or as the UK Security Trustee under the laws of England and Wales, in each case for the benefit of the Secured Creditors pursuant to its appointment as the Collateral Agent in Section 11.1 and/or pursuant to any UK Security Document or any other agent or subagent or trustee acting for the benefit of the Secured Creditors with the consent of the Administrative Agent.

“Commitment” means, with respect to each Lender, the aggregate of the Multicurrency Revolving Commitment, USD Revolving Commitment, Term Commitment, and each Additional Facility Commitment, Replacement Revolving Commitment, Extended Revolving Commitment, and Extended Additional Facility Commitment of such Lender and “Commitments” means such commitments of all of the Lenders collectively.

“Common Stock” means the common stock of Company, no par value.

“Companies Act” means the Companies Act 2006 of the United Kingdom.

“Company” has the meaning assigned to that term in the introduction to this Agreement.

“Company 2015 Credit Facility Refinancing” means (i) repayment in full of all Indebtedness of Company and its Subsidiaries under the Existing 2015 Credit Agreement, together with the payment of all fees and other amounts owing thereon, and (ii) all commitments, security interests and guaranties in connection the foregoing shall have been terminated and released, all to the reasonable satisfaction of the Administrative Agent.

“Company Owned Life Insurance Program” means a life insurance program in which Company is a participant, pursuant to which Company is the owner of whole life policies insuring the lives of certain of its employees.

“Comparable Revolving Facility” has the meaning assigned to that term in Section 2.9(c)(ii).

“Compliance Certificate” has the meaning assigned to that term in Section 7.2(a).

“Computation Date” has the meaning assigned to that term in Section 2.8(a).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement for any applicable currency, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.5 and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Company, decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consenting Lender” has the meaning assigned to that term in Section 2.14(b).

“Consolidated Assets” means, for any Person, the total assets of such Person and its Subsidiaries, as determined from a consolidated balance sheet of such Person and its consolidated Subsidiaries prepared in accordance with GAAP (for the avoidance of doubt, calculated without regard to (x) the penultimate sentence of the definition of “Subsidiary” and (y) clause (b) of the final sentence of the definition of “Subsidiary”).

“Consolidated EBITDA” means, for any period, on a consolidated basis for Company and its Subsidiaries, the sum of the amounts for such period, without duplication, of:

	(i)	Consolidated Net Income,
plus	(ii)	Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income,
plus	(iii)	charges against income for foreign, federal, state and local taxes in each case based on income or profits, to the extent deducted in computing Consolidated Net Income,
plus	(iv)	depreciation expense, to the extent deducted in computing Consolidated Net Income,
plus	(v)

amortization expense, including, without limitation, amortization of goodwill and other intangible assets, fees, costs and expenses in connection with the execution, delivery and performance of any of the Loan Documents, and other fees, costs and expenses in connection with Permitted Acquisitions, in each case, to the extent deducted in computing Consolidated Net Income,

minus	(vi)

the gain (or plus the loss) (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business to the extent added (deducted) in computing Consolidated Net Income,

minus	(vii)	extraordinary or non-cash nonrecurring after-tax gains (or plus extraordinary or non-cash nonrecurring after-tax losses) to the extent added (deducted) in computing Consolidated Net Income,
minus	(viii)	any non-cash gain resulting from any write-up of assets (other than with respect to any Company Owned Life Insurance Program) to the extent added in computing Consolidated Net Income,
plus	(ix)	any non-cash charge resulting from any write-down of assets to the extent deducted in computing Consolidated Net Income,
plus	(x)	any non-cash restructuring charge to the extent deducted in computing Consolidated Net Income,
plus	(xi)	all other non-cash charges (except to the extent such non-cash charges are reserved for cash charges to be taken in the future),
plus	(xii)

(A) fees, costs and expenses in connection with the issuance of the ~~Dollar~~ Senior Notes ~~(2026)~~, the ~~Second~~Fifth Amendment and the transaction entered into in connection therewith, and each Permitted Transaction, (B) transaction fees, costs and expenses (including up-front fees, commissions, premiums or charges) incurred in connection with, to the extent permitted under the Loan Documents and whether or not consummated, equity issuances, Investments, Acquisitions, Asset Dispositions, recapitalizations, refinancings (including, for the avoidance of doubt, in respect of any Senior Notes), mergers, option buy-outs, or the incurrence or repayment of Indebtedness or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions, (C) fees, costs and expenses in connection with strategic initiatives, transition costs and other business optimization and information systems related fees costs and expenses (including non-recurring employee bonuses in connection therewith and including in connection with each Permitted Transaction and the separation and eventual disposal of businesses or lines of business) and (D) fees, costs and expenses with respect to Receivables Factoring Facilities, to the extent not included in Consolidated Interest Expense,

plus	(xiii)

the amount of “run-rate” cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing), and other operating improvements and synergies reasonably identifiable and factually supportable relating to, and projected by Company in good faith to result from, actions taken or with respect to which substantial steps have been taken or are expected to be taken by Company or any of its Subsidiaries within 24 months after the date on which any asset sale, Investment, Asset Disposition, Permitted Transaction, operating improvement, merger or other business combination, acquisition, divestiture, restructuring and cost savings initiative is consummated; provided that the aggregate amount added back pursuant to this clause (xiii) (other than in connection with any mergers, business combinations, acquisitions ~~or~~, divestitures or Permitted Transactions) and clause (xiv) and pursuant to any pro forma adjustments in accordance with the definition of “Pro Forma Basis” in any Test Period shall not exceed 30% of Consolidated EBITDA with respect to such period (after giving effect to such add-backs pursuant to this clause (xiii) and clause (xiv) and such adjustments),

plus	(xiv)

costs, charges, accruals, reserves or expenses attributable to the undertaking or implementation of cost savings initiatives, operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, stores or distribution centers and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); provided that the aggregate amount of any such costs, charges, accruals, reserves or expenses (other than in connection with any mergers, business combinations, acquisitions or divestures), together with any amounts added back pursuant to clause (xiii) and pursuant to any pro forma adjustment in accordance with the definition of “Pro Forma Basis” in any Test Period shall not exceed 30% of Consolidated EBITDA with respect to such period (after giving effect to such add-backs pursuant to this clause (xiv) and clause (xiii) and such adjustments);

minus	(xv)	all other non-cash items increasing Consolidated Net Income for such period,

in each case calculated for the applicable period in conformity with GAAP; provided, however, Consolidated EBITDA shall be decreased by the amount of any cash expenditures in such period related to non-cash charges added back to Consolidated EBITDA during any prior periods.

“Consolidated Interest Expense” means, for any period, without duplication, the sum of the total interest expense (including, subject to the last sentence of Section 1.2(a), that attributable to Capitalized Leases in accordance with GAAP in effect as of the Closing Date) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing but excluding, however, any amortization of deferred financing costs, all as determined on a consolidated basis for Company and its consolidated Subsidiaries in accordance with GAAP plus the interest component of any lease payment under Attributable Debt transactions paid by Company and its Subsidiaries on a consolidated basis plus any discount and/or interest component in respect of a sale of Receivables Facility Assets by Company and its Subsidiaries regardless of whether such discount or interest would constitute interest under GAAP plus dividends paid in cash on Disqualified Capital Stock.

“Consolidated Net Debt” means, at any time, (i) without duplication, all Indebtedness described in clauses (i) through (vi) (other than commercial letters of credit and undrawn amounts under standby letters of credit) of the definition of “Indebtedness” and Guarantee Obligations in respect of the foregoing, in each case, of Company and its Subsidiaries (other than the Unrestricted Entities) determined on a consolidated basis in accordance with GAAP (which shall not include any Indebtedness under a Term Facility or any Permitted Refinancing Indebtedness in respect thereof unless and until any Term Loans under such Term Facility or equivalent under any Permitted Refinancing Indebtedness are drawn hereunder or thereunder) plus (ii) the aggregate outstanding amount, without duplication of clause (i), of Attributable Debt of

Company and its Subsidiaries (other than the Unrestricted Entities) determined on a consolidated basis (exclusive of all Excluded Attributable Debt) minus (iii) unrestricted Cash and Cash Equivalents of Company and its Subsidiaries (other than the Unrestricted Entities) determined on a consolidated basis in accordance with GAAP; provided that proceeds of any debt securities, loans or other Indebtedness (including Loans and, if applicable, Letters of Credit) deposited into a segregated account as cash collateral or in escrow or held pursuant to a similar arrangement in connection with the offering of such debt securities, syndication of such loans, or otherwise in connection with such Indebtedness (including any reimbursement obligations in respect thereof), or in connection with any Subject Transaction under clause (a), (b), (e) or (g) of such definition, in each case shall be deemed unrestricted for purposes of this definition. Consolidated Net Debt shall not include the amount of any Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of such Indebtedness. For the avoidance of doubt, Excluded Attributable Debt shall not constitute Attributable Debt or Consolidated Net Debt.

“Consolidated Net Income” means, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis; provided that there shall be excluded (i) the income of any unconsolidated Subsidiary and any Person in which any other Person (other than Company or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law or any other third party holding a de minimis number of shares in order to comply with other similar requirements) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Wholly-Owned Subsidiaries by such Person during such period and (ii) the cumulative effect of a change in accounting principles. All income of Unrestricted Entities shall be excluded from Consolidated Net Income.

“Consolidated Tangible Assets” means, for any Person, the total assets of such Person and its Subsidiaries, as determined from a consolidated balance sheet of such Person and its consolidated Subsidiaries prepared in accordance with GAAP, but excluding therefrom all items that are treated as goodwill and other intangible assets (net of applicable amortization) under GAAP.

“Contractual Obligation” means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it is otherwise subject.

“Controlled Group” means the group consisting of (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Company; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414(c) of the Code) with Company; (iii) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as Company, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above; or (iv) any other Person which is required to be aggregated with Company or any of its Subsidiaries pursuant to regulations promulgated under Section 414(o) of the Code.

“Cost of Funds” means the rate of interest on each Lender’s share of the relevant Loan under any Facility for the relevant Interest Period which is the percentage rate per annum equal to the sum of: (i) the Applicable Adjusted Term SOFR Margin, Applicable Eurocurrency Margin or the Applicable RFR Margin, as applicable, and (ii) the weighted average of the rates notified to the Administrative Agent by each Lender under such Facility as soon as practicable and in any event within 5 Business Days of the first day of that Interest Period (or, if earlier, on the date falling 5 Business Days before the date on which interest is due to be paid in respect of that Interest Period), which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select; provided that if the Administrative Agent or Company so requires, the Administrative Agent and Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest and any alternative basis agreed pursuant to this proviso shall, with the prior consent of all the Lenders under such Facility and Company, be binding on all parties to this Agreement.

“Credit Event” means the making of any Loan or the issuance of any Letter of Credit.

“Credit Exposure” has the meaning assigned to that term in Section 12.8(b).

“Credit Party” means any Borrower or any Guarantor, and “Credit Parties” means all Borrowers and Guarantors.

“Customary Permitted Liens” means for any Person:

(i)Liens for Taxes, assessments, levies or governmental charges that are not required to be discharged pursuant to Section 7.5 or not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings diligently pursued for which adequate provision for the payment of such Taxes, assessments or governmental charges has been made on the books of such Person to the extent required by GAAP or, in the case of a Foreign Subsidiary, generally accepted accounting principles in effect from time to time in its jurisdiction of organization;

(ii)(A) mechanics’, suppliers’, processor’s, materialmen’s, carriers’, warehousemen’s, workmen’s, repairmen’s, landlord’s and other Liens arising by operation of law and arising or created in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 60 days or are being contested in good faith by appropriate proceedings diligently pursued; provided that adequate provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP or, in the case of a Foreign Subsidiary, generally accepted accounting principles in effect from time to time in its jurisdiction of organization and (B) bank guarantees, letters of credit and/or cash, Cash Equivalents and other deposits securing bank guarantees or letters of credit (and reimbursement obligations in respect of the foregoing), in each case securing or otherwise supporting the obligations described in clause (A) above, or otherwise securing or supporting the obligations described in this clause (B);

(iii)Liens consisting of pledges or cash, Cash Equivalents or other deposits in connection with worker’s compensation, unemployment insurance, old age pensions and social security benefits, other similar benefits and other social security laws or regulations or liens created by pension standards legislation, and Liens consisting of bank guarantees, letters of credit and/or pledges and cash, Cash Equivalents and other deposits securing bank guarantees or letters of credit (and reimbursement obligations in respect of the foregoing), in each case securing or otherwise supporting the obligations described in this clause (iii);

(iv)(A)Liens consisting of cash, Cash Equivalents or other deposits made in the ordinary course of business to secure the performance of bids, tenders, trade contracts, leases (other than Indebtedness), statutory obligations, fee and expense arrangements with trustees and fiscal agents and other similar obligations (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and customary deposits granted in the ordinary course of business under operating leases, (B) Liens securing surety, indemnity, performance, appeal, customs and release bonds, and other similar obligations incurred in the ordinary course of business and (C) Liens consisting of bank guarantees, letters of credit and/or pledges and cash, Cash Equivalents and other deposits securing bank guarantees or letters of credit (and reimbursement obligations in respect of the foregoing), in each case securing or otherwise supporting the obligations described in clauses (A) and/or (B) above, or otherwise securing or supporting the obligations described in this clause (C);

(v)Permitted Real Property Encumbrances;

(vi)attachment, judgment, writs or warrants of attachment or other similar Liens arising in connection with court or arbitration proceedings which do not constitute an Event of Default under Section 10.1(h);

(vii)licenses and sublicenses of (or other grants of rights to use) software, patents, copyrights, trademarks, or other intellectual property rights and other general intangibles (i) not interfering, in any material respect, with the conduct of the business of Company and its Subsidiaries, taken as a whole, (ii) between or among Company and its Subsidiaries (or between or among Company's Subsidiaries), or (iii) existing as of the ~~Second~~Fifth Amendment Effective Date;

(viii)Liens (A) in respect of an option or agreement to sell, transfer or dispose of any asset and, to the extent constituting a Lien, negative pledges of such assets pending the consummation of such transaction or (B) solely on any earnest money deposits made by Company or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;

(ix)Liens arising due to any treasury, depositary, cash management services, automated clearinghouse transfer of funds, overdraft protections, cash pooling, netting or composite accounting arrangements between any one or more of Company and any of its Subsidiaries or between any one or more of such entities and one or more banks or other financial institutions where any such entity maintains deposit accounts, commodities accounts and securities accounts;

(x)leases or subleases granted to others to the extent permitted in Section 8.4(b) and any interest or title of a lessor, licensor or sublessor or sublicensor under any lease or license not prohibited by this Agreement;

(xi)customary rights of set off, revocation, refund or chargeback, Liens or similar rights under agreements with respect to deposits of cash, deposit accounts, securities accounts, commodities accounts, deposit disbursements, concentration accounts or comparable accounts under the laws of any foreign jurisdiction or under the UCC (or comparable foreign law) or arising by operation of law of banks or other financial institutions where Company or any of its Subsidiaries maintains securities accounts, commodities accounts, deposit disbursements, concentration accounts or comparable accounts under the laws of any foreign jurisdiction in the ordinary course of business permitted by this Agreement; and

(xii)Liens arising from filing precautionary UCC financing statements relating to operating leases or other obligations not constituting Indebtedness or relating to Capitalized Lease Obligations or Attributable Debt (to the extent that such Capital Lease Obligations or Attributable Debt would be permitted to be secured by Liens under Section 8.1 without regard to this clause (xii)).

“Daily Rate” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternative Currency Alternate Rate. For the avoidance of doubt, RFR Loans do not constitute Daily Rate Loans for the purposes of this Agreement.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Daily Simple SONIA” means, for any day (an “RFR Rate Day”), a rate per annum equal to the sum of (a) the greater of (i) SONIA for the day (such day an “RFR Determination Day”) that is 5 (five) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) zero, and (b) the SONIA Adjustment. If by 5:00 pm (London time) on the second RFR Business Day immediately following any RFR Determination Day, the RFR in respect of such RFR Determination Day has not been published on the applicable SONIA Administrator’s Website, then SONIA for such RFR Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which SONIA was published on the SONIA Administrator’s Website; provided that any SONIA as determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three consecutive RFR Rate Days. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change without notice to any Borrower.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or other similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning assigned to that term in Section 2.14(b).

“Default Rate” means a variable rate per annum which shall be two percent (2%) per annum plus either (i) the then applicable interest rate hereunder in respect of the amount on which the Default Rate is being assessed or (ii) if there is no such applicable interest rate, the Base Rate plus the Applicable Base Rate Margin.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Revolving Loans, the Term Loans, participations in LC Obligations or participations in Swing Line Loans required to be funded by it hereunder on (in the case of Term Loans), or within 3 Business Days of (in the case of any other Loans or participations), the date required to be funded by it hereunder (unless such funding is the subject of a good faith dispute), (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within 1 Business Day of the date when due, unless such amount is the subject of a good faith dispute, (c) has notified Company, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Deposit Account” means a demand, time, savings, passbook, or similar account maintained with a bank, savings and loan association, credit union, or like organization, other than investment property or an account evidenced by a negotiable certificate of deposit.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event:

(i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Capital Stock that is not Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to the latest Maturity Date in effect at the time of the incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof) (except as a result of a change of control, asset sale or other requirement to make a customary offer to repurchase upon a “fundamental change” (or similar event) that is customary at the time of incurrence or issuance, in each case so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or fundamental change event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Unpaid Drawings of the LC Obligations related thereto have been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable Facing Agent or deemed reissued under another agreement reasonably acceptable to the applicable Facing Agent));

(ii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to the latest Maturity Date in effect at the time of the incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof) (except in the case of this clause (ii) as a result of a change of control, asset sale or other requirement to make a customary offer to repurchase upon a “fundamental change” (or similar event) that is customary at the time of incurrence or issuance, in each case so long as any rights of the holders thereof upon the occurrence of a change of control, asset sale or fundamental change event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments and the termination or expiration of all outstanding Letters of Credit (unless the Unpaid Drawings of the LC Obligations related thereto have been Cash Collateralized, backstopped by a letter of credit reasonably satisfactory to the applicable Facing Agent or deemed reissued under another agreement reasonably acceptable to the applicable Facing Agent)); or

(iii) provides for the scheduled payments of dividends in Cash on or prior to the latest Maturity Date in effect at the time of the incurrence or issuance thereof (measured at the time of the incurrence or issuance thereof).

Notwithstanding anything to the contrary in the first sentence of this definition, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of Company or any of its Subsidiaries, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer or consultant (or their respective Affiliates or immediate family members) of Company or any of its Subsidiaries shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” has the meaning assigned to that term in the definition of “Eligible Assignee”.

“Dividend” has the meaning assigned to that term in Section 8.5.

“Dollar” and “$” means lawful money of the United States of America.

“Dollar Equivalent” means, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time and (b) as to any amount denominated in any other currency, the equivalent amount in Dollars as determined by the Administrative Agent at such time on the basis of the Exchange Rate for the purchase of Dollars with such other currency on the most recent Computation Date provided for in Section 2.8(a).

“Dollar Senior Note (~~2020~~2023) Documents” means the Dollar Senior Notes (~~2020~~2023), the Dollar Senior Note (~~2020~~2023) Indenture, and all other documents evidencing, guaranteeing or otherwise governing the terms of the Dollar Senior Notes (~~2020~~2023).

“Dollar Senior Note (2023) Indenture” means that certain Indenture, dated as of March 27, 2006, between Company and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as trustee, as supplemented by that certain eighth supplemental indenture, dated as of May 16, 2013, among Company, the Subsidiaries of

Company party thereto and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.

“Dollar Senior Notes (2023)” means those certain 4.00% Senior Notes due November 15, 2023, issued by Company in the aggregate principal amount of $1 billion pursuant to the Dollar Senior Note (2023) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Dollar Senior Note (2023) Indenture.

“Dollar Senior Note (2025) Documents” means the Dollar Senior Notes (2025), the Dollar Senior Note (2025) Indenture, and all other documents evidencing, guaranteeing or otherwise governing the terms of the Dollar Senior Notes (2025).

“Dollar Senior Note (~~2020~~2025) Indenture” means that certain Indenture, dated as of ~~November~~March 27, ~~2015~~2006, between Company and ~~Deutsche~~The Bank of New York Mellon Trust Company ~~Americas~~, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as trustee, as supplemented by that certain ~~first~~tenth supplemental indenture, dated as of ~~December 14~~June 25, 2015, among Company, the Subsidiaries of Company party thereto~~,~~  and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.

“Dollar Senior Notes (~~2020~~2025)” means those certain ~~4.375~~5.25% Senior Notes due ~~December 15~~July 1, ~~2020~~2025, issued by Company in the aggregate principal amount of $1 billion pursuant to the Dollar Senior Note (~~2020~~2025) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Dollar Senior Note (~~2020~~2025) Indenture.

“Dollar Senior Note (2026) Documents” means the Dollar Senior Notes (2026), the Dollar Senior Note (2026) Indenture, and all other documents evidencing, guaranteeing or otherwise governing the terms of the Dollar Senior Notes (2026).

“Dollar Senior Note (2026) Indenture” means that certain Indenture, dated as of November 27, 2015, between Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented by that certain tenth supplemental indenture, dated as of March 9, 2018, among Company, the Subsidiaries of Company party thereto~~,~~  and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.

“Dollar Senior Notes (2026)” means those certain 4.875% Senior Notes due March 15, 2026, issued by Company in the aggregate principal amount of $750 million pursuant to the Dollar Senior Note (2026) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Dollar Senior Note (2026) Indenture.

“Dollar Senior Note (2030) Documents” means the Dollar Senior Notes (2030), the Dollar Senior Note (2030) Indenture, and all other documents evidencing, guaranteeing or otherwise governing the terms of the Dollar Senior Notes (2030).

“Dollar Senior Note (2030) Indenture” means that certain Indenture, dated as of November 27, 2015, between Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented by that certain thirteenth supplemental indenture, dated as of August 13, 2020, among Company, the Subsidiaries of Company party thereto and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.

“Dollar Senior Notes (2030)” means those certain 2.875% Senior Notes due August 15, 2030, issued by Company in the aggregate principal amount of $1.3 billion pursuant to the Dollar Senior Note (2030) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Dollar Senior Note (2030) Indenture.

“Dollar Senior Note (2031) Documents” means the Dollar Senior Notes (2031), the Dollar Senior Note (2031) Indenture, and all other documents evidencing, guaranteeing or otherwise governing the terms of the Dollar Senior Notes (2031).

“Dollar Senior Note (2031) Indenture” means that certain Indenture, dated as of November 27, 2015, between Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented by that certain fourteenth supplemental indenture, dated as of September 14, 2021, among Company, the Subsidiaries of Company party thereto and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.

“Dollar Senior Notes (2031)” means those certain 3.125% Senior Notes due September 15, 2031, issued by Company in the aggregate principal amount of $850 million pursuant to the Dollar Senior Note (2031) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Dollar Senior Note (2031) Indenture.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia other than any such Subsidiary that is (i) an entity that is disregarded for United States federal income tax purposes that owns an Capital Stock in one or more Foreign Subsidiaries or (ii) an entity substantially all the assets of which are Capital Stock in one or more Foreign Subsidiaries. Each Subsidiary described in clauses (i) or (ii) of this definition shall be a Foreign Subsidiary.

“Drawing” has the meaning assigned to that term in Section 2.10(d)(ii).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Amount” means (a) with respect to any Loans under any Facility on any date, the aggregate outstanding principal Dollar Equivalent amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans under such Facility occurring on such date and (b) with respect to any outstanding LC Obligations under any Facility on any date, the Dollar Equivalent amount of such LC Obligations under such Facility on such date after giving effect to any issuances of Letters of Credit under such Facility occurring on such date and any other changes in the aggregate amount of the LC Obligations under such Facility as of such date, including as a result of any reimbursements of outstanding Unpaid Drawings under any Letters of Credit under such Facility or any reductions in the maximum amount available for Drawing under Letters of Credit under such Facility taking effect on such date.

“Eligible Assignee” means a commercial bank, financial institution, financial company, Fund or insurance company in each case, together with its Affiliates or Related Funds, which extends credit or buys loans in the ordinary course of its business or any other Person approved by the Administrative Agent and Company, such approval not to be unreasonably withheld or delayed; provided that an “Eligible Assignee” shall not include (i) a private individual (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a private individual), (ii) a competitor of Company and its Subsidiaries or any of such competitor’s Affiliates, in each case identified in writing to the Administrative Agent from time to time (or, in the case of Affiliates of a competitor, to the extent that such Person is clearly identifiable as an Affiliate of such competitor on the basis of such Affiliate’s name), (iii) a Defaulting Lender and/or (iv) any other Person and any Affiliate of such Person, in each case identified by Company in writing to the Administrative Agent on or prior to the ~~Second~~Fifth Amendment Effective Date; provided, further, that any designation pursuant to subclause (ii) or subclause (iv) (x) shall become effective two days after delivery of notice in writing to the Administrative Agent and (y) shall not apply retroactively to disqualify any Lender or Participant as of the date such designation becomes effective (each Person under (i), (ii), (iii) or (iv), an “Ineligible Assignee” and each Person under (ii) or (iv), a “Disqualified Institution”).

“EMU Legislation” means the legislative measures of the European Union for the introduction of, changeover to, or operation of, the Euro in one or more member states.

“Environmental Claim” means any notice of violation, claim, suit, demand, abatement order, or other lawful order by any Governmental Authority or any Person for any damage, personal injury (including sickness, disease or death), property damage, contribution, cost recovery, or any other common law claims, indemnity, indirect or consequential damages, damage to the environment, nuisance, cost recovery, pollution or contamination of the environment, or natural resources, or for fines, penalties, restrictions or injunctive relief, in each case, resulting from or based upon (a) the occurrence or existence of a Release or substantial threat of a material Release (whether sudden or non-sudden or accidental or non-accidental) of, or exposure to, any Hazardous Material in, into or onto the environment at, in, by, from or related to the Premises or (b) the violation, or alleged violation, of any Environmental Laws relating to Company’s or any of its Subsidiaries’ operations or any Premises.

“Environmental Laws” means any and all applicable foreign, federal, state, provincial or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives, or Environmental Permits relating to the protection of the environment or, as it relates to exposure to Hazardous Materials, health and safety, including, but not limited to, the following statutes as now written and hereafter amended: the Water Pollution Control Act, as codified in 33 U.S.C. § 1251 et seq., the Clean Air Act, as codified in 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, as codified in 15 U.S.C. § 2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C. § 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C. § 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C. § 11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C. § 300f et seq., as well as all provincial, state, local or other equivalents.

“Environmental Lien” means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws or Environmental Permits or (ii) damages relating to, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Hazardous Material into the environment.

“Environmental Permits” means any and all permits, licenses, certificates, authorizations or approvals of any Governmental Authority required by Environmental Laws and necessary or reasonably required for the current operation of the business of Company or any Subsidiary of Company.

“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, as from time to time amended.

“ERISA Affiliate” means any Person who together with any Credit Party or any of its Subsidiaries is treated as a single employer with the meaning of (i) Section 414(b) or (c) of the Code or Section 4001(b) of ERISA or (ii) solely for purposes of Sections 412 of the Code or 302 of ERISA, within the meaning of Section 414(m) or (o) of the Code.

“Erroneous Payment” has the meaning assigned to it in Section 11.14(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.14(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.14(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 11.14(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 11.14(e).

“ESG” has the meaning assigned to such term in Section 2.17.

“ESG Amendment” has the meaning assigned to such term in Section 2.17.

“ESG Pricing Provisions” has the meaning assigned to such term in Section 2.17.

“ESG Ratings” has the meaning assigned to such term in Section 2.17.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro” means the lawful currency adopted by or which is adopted by Participating Member States of the European Union.

“Euro Senior Note (~~2020~~2023) Documents” means the Euro Senior Notes (~~2020~~2023), the Euro Senior Note (~~2020~~2023) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Euro Senior Notes (~~2020~~2023).

“Euro Senior Note (~~2020~~2023) Indenture” means that certain Indenture, dated as of November 27, 2015, between Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented by that certain ~~second~~third supplemental indenture, dated as of December 14, 2015, among Company, the Subsidiaries of Company party thereto and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.

“Euro Senior Notes (~~2020~~2023)” means those certain ~~3.500~~4.375% Senior Notes due December 15, ~~2020~~2023, issued by Company in the aggregate principal amount of €~~400~~700 million pursuant to the Euro Senior Note (~~2020~~2023) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Euro Senior Note (~~2020~~2023) Indenture.

“Euro Senior Note (~~2023~~2024) Documents” means the Euro Senior Notes (~~2023~~2024), the Euro Senior Note (~~2023~~2024) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Euro Senior Notes (~~2023~~2024).

“Euro Senior Note (~~2023~~2024) Indenture” means that certain Indenture, dated as of November 27, 2015, between Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented by that certain ~~third~~eleventh supplemental indenture, dated as of ~~December 14, 2015~~November 18, 2019, among Company, the Subsidiaries of Company party thereto and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.

“Euro Senior Notes (2024)” means those certain 0.875% Senior Notes due March 15, 2024, issued by Company in the aggregate principal amount of €750 million pursuant to the Euro Senior Note (2024) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Euro Senior Note (2024) Indenture.

“Euro Senior Note (2027) Documents” means the Euro Senior Notes (2027), the Euro Senior Note (2027) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Euro Senior Notes (2027).

“Euro Senior Note (2027) Indenture” means that certain Indenture, dated as of November 27, 2015, between Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented by that certain twelfth supplemental indenture, dated as of November 18, 2019, among Company, the Subsidiaries of Company party thereto and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.

“Euro Senior Notes (~~2023~~2027)” means those certain ~~4.375~~1.500% Senior Notes due ~~December~~March 15, ~~2023~~2027, issued by Company in the aggregate principal amount of €~~700~~550 million pursuant to the Euro Senior Note (~~2023~~2027) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Euro Senior Note (~~2023~~2027) Indenture.

“Eurocurrency Loan” means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Rate” means the aggregate of (1) and (2) below:

~~(1)~~

~~(a)~~

~~in the case of Dollar denominated Loans, (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays the ICE Benchmark Administration Limited rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or the successor thereto if ICE Benchmark Administration Limited is no longer making the applicable interest settlement rate available) (the “US LIBOR Screen Rate”), determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date; provided that if the US LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) or, in the event such rate is not available for any reason,~~

~~(ii) the rate for such Interest Period shall be the interest rate per annum at which the Administrative Agent could borrow deposits in Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period, were it to do so by asking for and then accepting offers from major banks in the London interbank market for Dollars at their request at approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date; or~~

(~~b~~1)

in the case of Euro denominated Loans, (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays the Global Rate Set Systems Limited rate for deposits in Euros (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or the successor thereto appointed by the European Money Markets Institute, if Global Rate Set Systems Limited is no longer making the applicable interest settlement rate available) (the “EURIBOR Screen Rate”), determined as of approximately 11:00 a.m. (Brussels time) on the applicable Interest Rate Determination Date; provided that if the EURIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) ~~or, in the event such rate is not available, (ii) the rate for such Interest Period shall be the interest rate per annum at which the Administrative Agent could borrow deposits in Euros for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period, were it to do so by asking for and then accepting offers from major banks in the European interbank market for Euros at their request at approximately 11:00 a.m. (Brussels time) on the applicable Interest Rate Determination Date; or~~; and

~~(c)~~

~~in the case of Loans denominated in any Alternative Currency (other than Euro or Sterling), (i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the appropriate page of the Reuters screen that displays the ICE Benchmark Administration Limited rate for deposits in the applicable Alternative Currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (or the successor thereto if ICE Benchmark Administration Limited is no longer making the applicable interest settlement rate available) (the “LIBOR Screen Rate”), determined as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date; provided that if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) or, in the event such rate is not available for any reason, (ii) the rate for such Interest Period shall be the interest rate per annum at which the Administrative~~

~~Agent could borrow deposits in the applicable Alternative Currency for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the Eurocurrency Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period, were it to do so by asking for and then accepting offers from major banks in the London interbank market for the applicable Alternative Currency at their request at approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date; or~~

~~(d)~~

~~for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) the US LIBOR Screen Rate (or any successor to or substitute for such rate), determined at approximately 11:00 a.m. (London Time) on the applicable Interest Rate Determination Date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day; provided that if the US LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in Same Day Funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by the Administrative Agent (or an affiliate thereof) to major banks in the London interbank market at their request at the date and time of determination; and~~

(2)	the then current cost of the Lenders of complying with any Eurocurrency Reserve Requirements.

“Eurocurrency Reserve Requirements” means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve liquid asset or similar requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), including without limitation, under regulations issued from time to time by (a) the Board, (b) any Governmental Authority of the jurisdiction of the relevant currency or (c) any Governmental Authority of any jurisdiction in which advances in such currency are made to which banks in any jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined.

“European Holdco” means Ball European Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg, having its registered office at 20, Rue Eugène Ruppert, L-2453 Luxembourg, Grand Duchy of

Luxembourg, registered with the Luxembourg Trade and Companies’ Register (R.C.S. Luxembourg) under number B 90.413.

“European Insolvency Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on insolvency proceedings (recast), as amended from time to time.

“European Swing Line Lender” means Deutsche Bank AG New York Branch or any of its Affiliates acting in such capacity.

“Event of Default” has the meaning assigned to that term in Section 10.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C. 78a et seq., and as hereafter amended.

“Exchange Rate” means, on any day, with respect to conversions between Dollars and any other currency, the Spot Rate; provided that if at the time of any such determination, for any reason, no such Spot Rate is being quoted, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error. For purposes of determining the Exchange Rate in connection with an Alternative Currency Loan such Exchange Rate shall be determined as of the Exchange Rate Determination Date for such Borrowing. The Administrative Agent shall provide Borrowers with the then current Exchange Rate from time to time upon any Borrower’s request therefor.

“Exchange Rate Determination Date” means for purposes of the determination of the Exchange Rate of any stated amount on any Business Day in relation to any Alternative Currency Loan (other than any such Loan denominated in Sterling), the date which is 2 Business Days prior to such ~~Eurocurrency~~ borrowing and the same day for Sterling borrowings.

“Excluded Amounts” has the meaning assigned to that term in Section 4.4(c).

“Excluded Attributable Debt” means (a) Attributable Debt (for purposes of this definition, without regard to the proviso thereto) under any Receivables Factoring Facility which is non-recourse except (i) for customary representations, warranties, covenants and indemnities made in connection with such facilities or (ii) as is otherwise customary (as determined by Company in good faith) for similar transactions in the applicable jurisdictions, and (b) any off-balance sheet Permitted Accounts Receivable Securitization.

“Excluded Subsidiary” means any Subsidiary of Company:

(a)that is an Unrestricted Entity;

(b)that, in accordance with the Agreed Guaranty and Security Principles, is not required to guarantee the Obligations (including pursuant to the Guaranty) or pledge or grant a security interest in its assets (including Capital Stock) on the ~~Second~~Fifth Amendment Effective Date (or, if later, on the date such Subsidiary is formed or acquired);

(c)that is a special purpose entity (including Receivables Subsidiaries) or a captive insurance company;

(d)in the case of any obligation under any hedging arrangement that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act, any Subsidiary of Company that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act; or

(e)that is (i) organized under the laws of Russia or (ii) organized under the laws of Brazil; provided that a Subsidiary shall not constitute an Excluded Subsidiary pursuant to this clause (e)(ii) if and for so long as all or any portion of the Capital Stock of such Subsidiary has been pledged to secure any Indebtedness in an aggregate principal amount in excess of the Dollar Equivalent of $250,000,000.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient:

(a)Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes,

(b)in the case of a Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (1) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment under Section 3.6(f)) or (2) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.7, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office,

(c)any United Kingdom taxes required to be deducted or withheld (a “UK Tax Deduction”) from a payment of interest under any Loan Document if on the date on which the payment falls due:

(i)the payment could have been made to the relevant Lender without a UK Tax Deduction if it was a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(ii)the relevant Lender is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of “UK Qualifying Lender” and that relevant Lender has not given a UK Tax Confirmation to Company and the payment could have been made to the relevant Lender without a UK Tax Deduction if that Lender had given a UK Tax Confirmation to Company, on the basis that the UK Tax Confirmation would have enabled the relevant Credit Party to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the UK Taxes Act; or

(iii)the relevant Lender is a UK Qualifying Lender solely under sub-paragraph (b) of the definition of “UK Qualifying Lender” and an officer of HMRC has given (and not revoked) a direction (a “UK Direction”) under section 931 of the UK Taxes Act which relates to that payment and that Lender has received from the relevant Credit Party a certified copy of that UK Direction and the payment could have been made to the Lender without any UK Tax Deduction if that UK Direction had not been made; or

(d)Taxes attributable to such Recipient’s failure to comply with Section 4.7(f);

(e)the bank levy as set out in the Finance Act 2011 of the United Kingdom, the bank levy as set out in the Bank Tax Act of the Netherlands and any other levy or tax of a similar nature imposed by reference to the balance sheet, assets, liabilities, capital base (or any part of it) or minimum regulatory capital of a financial institution or other entity carrying out financial transactions; and/or

(f)any U.S. federal withholding Taxes imposed under FATCA.

“Existing 2015 Credit Agreement” means that certain Credit Agreement, dated as of February 19, 2015, among Company, certain Subsidiaries of Company, the lenders party thereto, Deutsche Bank AG New York Branch, as administrative agent, and the other parties thereto.

“Existing Maturity Date” has the meaning assigned to that term in Section 2.14(a).

“Extended Additional Facility Commitment” means the Additional Facility Commitment of any Lender that agrees to an extension of the Maturity Date with respect to such Additional Facility Commitment pursuant to a Maturity Date Extension Request, as such commitment may be adjusted from time to time pursuant to this Agreement.

“Extended Facility” means any Extended Term Facility and/or any Extended Revolving Facility, as the context requires.

“Extended Revolving Commitment” means the Revolving Commitment of any Revolving Lender under any Revolving Facility that agrees to an extension of the Maturity Date with respect to such Revolving Commitment pursuant to a Maturity Date Extension Request, as such commitment may be adjusted from time to time pursuant to this Agreement.

“Extended Revolving Facility” means any Revolving Facility, Additional Revolving Facility or Replacement Revolving Facility that is extended pursuant to Section 2.14.

“Extended Revolving Loans” means the Revolving Loans of any Revolving Lender under any Revolving Facility that agrees to an extension of the Maturity Date with respect to such Revolving Loans pursuant to a Maturity Date Extension Request.

“Extended Term Facility” means any Term Facility that is extended pursuant to Section 2.14.

“Extended Term Loans” means the Term Loans of any Lender under any Term Facility that agrees to an extension of the Maturity Date with respect to such Term Loans pursuant to a Maturity Date Extension Request.

“Extension Effective Date” has the meaning assigned to that term in Section 2.14(b).

“Facility” means any of the credit facilities established under this Agreement, including pursuant to Sections 2.1, 2.9, 2.12, 2.13 and 2.14.

“Facing Agent” means each Initial Facing Agent and any other Lender agreed to by such Lender from time to time (in each case other than any Defaulting Lender), Company and the Administrative Agent which has issued, or has agreed to issue, a Letter of Credit pursuant to Section 2.10. Any Facing Agent may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Facing Agent, in which case the term “Facing Agent” shall include any such Affiliates with respect to Letters of Credit issued by such Affiliates.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with any of the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement.

“Federal Funds Rate” means on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by the Administrative Agent from 3 federal funds brokers of recognized standing selected by the Administrative Agent; provided that if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letter” means each Fee Letter, dated on or about ~~February 15~~June, ~~2019~~2022, among Company and any one or more of the Administrative Agent, the Lead Arrangers and Lenders or any of their respective affiliates party thereto, as each of the same may at any time be amended, supplemented, restated or otherwise modified.

“Fifth Amendment” means that certain Fifth Amendment to Credit Agreement, dated as of June 28, 2022, among the Company, the other Credit Parties party thereto, the Lenders party thereto, the Facing Agents party thereto, the Administrative Agent, and the Collateral Agent.

“Fifth Amendment Effective Date” has the meaning assigned to that term in the Fifth Amendment.

“Finance Party” has the meaning assigned to that term in Section 4.7(h).

“Financial Covenant Adjustment Period” means, for each Permitted Acquisition (or series of related Permitted Acquisitions) with aggregate consideration (including any Indebtedness assumed in connection therewith) in excess of $150,000,000, the four consecutive Fiscal Quarter period commencing with the Fiscal Quarter in which such Permitted Acquisition (or series of related Permitted Acquisitions) occurred.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of March 9. 2018, among the Company, the other Credit Parties party thereto, the Lenders party thereto, the Facing Agents party thereto, the Administrative Agent, and the Collateral Agent.

“First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt as of such date that is secured by Liens on the property or assets of Company and its Subsidiaries that rank pari passu with the Liens on the Collateral that secure the Facilities to (b) Consolidated EBITDA for the most recently completed four Fiscal Quarter period for which financial statements are internally available.

“Fiscal Quarter” has the meaning assigned to that term in Section 7.13.

“Fiscal Year” has the meaning assigned to that term in Section 7.13.

“Floor” means a rate of interest equal to 0.00%.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any super-annuation fund) or other similar program, arrangement or agreement established or maintained outside of the United States of America by Company or one or more of its Subsidiaries exclusively for the benefit of employees of Company or such Subsidiaries residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments required by applicable law to be made upon retirement, and which is not subject to ERISA or the Code.

“Foreign Proceeds” has the meaning assigned to that term in Section 4.4(f).

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. Each U.S. Domiciled Foreign Guarantor shall be treated as a Foreign Subsidiary for all purposes under the Loan Documents.

“Form 10-K” means the annual report in the Form 10-K filed by Company with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act for the ~~2018~~2021 Fiscal Year.

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement, dated as of October 1, 2021, among the Company and the Administrative Agent.

“Fronting Exposure” means, at any time there is a Defaulting Lender under any Revolving Facility, (a) with respect to a Facing Agent, such Defaulting Lender’s Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of the outstanding LC Obligations under such Revolving Facility other than LC Obligations under such Facility as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders under such Revolving Facility or Cash Collateralized in accordance with the terms hereof and (b) with respect to a Swing Line Lender under any Revolving Facility, such Defaulting Lender’s Multicurrency Revolver Pro Rata Share (in the case of Swing Line Loans made under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of Swing Line Loans made under the USD Revolving Facility) of Swing Line Loans made under such Revolving Facility other than Swing Line Loans made under such Revolving Facility as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders under such Revolving Facility, repaid by the applicable Borrower or Cash Collateralized in accordance with the terms hereof.

“Fund” means a Person that is a fund that makes, purchases, holds or otherwise invests in commercial loans or similar extensions of credit in the ordinary course of its existence.

“GAAP” means generally accepted accounting principles in the U.S. as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the U.S., that are applicable to the circumstances as of the date of determination.

“Government Acts” has the meaning assigned to that term in Section 2.10(h).

“Governmental Authority” means any nation or government, any intergovernmental or supranational body, any state, province or other political subdivision thereof and any entity lawfully exercising executive, legislative, judicial, taxing, regulatory or administrative functions of government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantee Obligations” means, as to any Person, without duplication, any direct or indirect contractual obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent: (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligations shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (a) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (b) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guarantors” means, collectively, Company and each of Company’s Wholly-Owned Domestic Subsidiaries and Wholly-Owned U.S. Domiciled Foreign Guarantors (in each case other than Excluded Subsidiaries), in each case that is a Material Subsidiary now or hereafter party to the Guaranty (until released therefrom as expressly permitted hereunder or thereunder); provided that the guarantee obligations of each Wholly-Owned U.S. Domiciled Foreign Guarantor that is a party to the Guaranty shall be limited to the Obligations of Credit Parties that are Foreign Subsidiaries in accordance with Section 7.12. Notwithstanding anything to the contrary in any Loan Document, by written notice to the Administrative Agent, Company may elect to have a Subsidiary become a Guarantor hereunder or to cause an Excluded Subsidiary to become a Guarantor hereunder; provided that such Subsidiary shall comply with the requirements of Section 7.12 mutatis mutandis.

“Guaranty” has the meaning assigned to that term in Section 5.1(a)(ii).

“Hazardous Materials” means (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, polychlorinated biphenyls and radon gas; or (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect.

“HMRC” means Her Majesty’s Revenue & Customs.

“Honor Date” has the meaning assigned to that term in Section 2.10(d).

“Indebtedness” means, as applied to any Person (without duplication):

(i)all indebtedness of such Person for borrowed money;

(ii)the deferred and unpaid balance of the purchase price of assets or services (other than (x) trade payables and other accrued liabilities incurred in the ordinary course of business, (y) deferred compensation arrangements and (z) earn-out obligations unless such earn-out obligations have been liquidated and are not paid when due) which purchase price is due more than 6 months from the date of incurrence of the obligation in respect thereof;

(iii)all Capitalized Lease Obligations;

(iv)all Indebtedness of the type described in clauses (i) through (iii) above and clauses (v) through (x) below secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person or is nonrecourse to such Person (provided that with respect to Indebtedness that is nonrecourse to the credit of such Person, such Indebtedness shall be taken into account only to the extent of the lesser of the fair market value of the asset(s) subject to such Lien and the amount of Indebtedness secured by such Lien);

(v)indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;

(vi)the face amount of all letters of credit and bankers’ acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers compensation or similar laws;

(vii)net obligations of such Person under Swap Contracts;

(viii)Guarantee Obligations of such Person in respect of Indebtedness described in clauses (i) through (viii) and clause (x) of this definition); and

(ix)Attributable Debt of such Person;

provided that Indebtedness shall exclude (A) COLI Policy Advances except to the extent such COLI Policy Advances constitute Indebtedness of Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP and (B) loans or advances made by Company or any of its Subsidiaries to Company or any of its Subsidiaries to the extent that such loans or advances are made or issued in the ordinary course of business and have a term of 364 days or less (inclusive of any rollover or extension of the term).

For the avoidance of doubt, Excluded Attributable Debt shall not constitute Indebtedness.

“Indemnified Person” has the meaning assigned to that term in Section 12.4(c).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Ineligible Assignee” has the meaning assigned to that term in the definition of “Eligible Assignee”.

“Initial Facing Agents” has the meaning assigned to that term in the introduction to this Agreement.

“Intellectual Property” has the meaning assigned to that term in Section 6.20.

“Intercompany Indebtedness” means Indebtedness of Company or any of its Subsidiaries which is owing to Company or any of its Subsidiaries.

“Interest Payment Date” means (a) as to any Base Rate Loan, each Quarterly Payment Date to occur while such Loan is outstanding, (b) as to any Eurocurrency Loan having an Interest Period of 3 months or less, the last day of the Interest Period applicable thereto, (c) as to any Eurocurrency Loan having an Interest Period longer than 3 months, each day that is a 3 month anniversary of the first day of the Interest Period applicable thereto and the last day of the Interest Period applicable thereto ~~and~~, (d) as to any SOFR Loan having an Interest Period of 3 months or less, the last day of the Interest Period applicable thereto, (e) as to any SOFR Loan having an Interest Period longer than 3 months, each day that is a 3 month anniversary of the first day of the Interest Period applicable thereto and (f) as to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is three months after the Borrowing of such Loan; provided that, as to any such RFR Loan, (1) if any such date would be a day other than a Business Day, such date shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such date shall be the next preceding Business Day and (2) the Interest Payment Date with respect to any Borrowing that occurs on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in any applicable calendar month) shall be the last Business Day of any such succeeding applicable calendar month; provided, that for purposes of this clause (~~d~~f), the date of a Borrowing of a Loan initially shall be the date on which such Loan is made; provided, however, that in addition to the foregoing, each of (i) with respect to a Revolving Facility, the date upon which both the Revolving Commitments under such Revolving Facility have been terminated and all Revolving Loans under such Revolving Facility are due and payable, and (ii) the applicable Maturity Date, shall in each case be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder for any applicable Loan.

“Interest Period” has the meaning assigned to that term in Section 3.4.

“Interest Rate Determination Date” means the date for calculating the Eurocurrency Rate for an Interest Period, which date shall be ~~(i) in the case of any Eurocurrency Loan in Dollars, the second Business Day prior to first day of the related Interest Period for such Loan or, (ii) in the case of any Eurocurrency Loan in an Alternative Currency consisting of Euro, the~~the date on which quotations would ordinarily be given by prime banks in the relevant interbank market for deposits in the Applicable Currency for value on the first day of the related Interest Period for such Eurocurrency Loan but in any event not earlier than the second Business Day prior to the first day of the related Interest Period~~; provided, however, that if for any such Interest Period with respect to an Alternative Currency Loan in a currency other than Euro or Sterling, quotations would ordinarily be given on more than one date, the Interest Rate Determination Date shall be the last of those dates.~~.

“Inventory” means, inclusively, all inventory as defined in the UCC from time to time and all goods, merchandise and other personal property wherever located, now owned or hereafter acquired by Company or any of its Subsidiaries of every kind or description which are held for sale or lease or are furnished or to be furnished under a contract of service or are raw materials, work-in-process or materials used or consumed or to be used or consumed in a business.

“Investment” means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, Securities of any other Person, or a capital contribution by that Person to any other Person, (ii) any direct or indirect loan or advance to any other Person (other than prepaid expenses or any Receivable created or acquired in the ordinary course of business and other than any intercompany loans or advances to the extent that such intercompany loans or advances have a term of 364 days or less (inclusive of any rollover or extension of the term)), including all Indebtedness to such Person in respect of consideration from a sale of property by such person other than in the ordinary course of its business, (iii) any Acquisition or (iv) any purchase by that Person of a futures contract or such person otherwise becoming liable for the purchase or sale of currency or other commodity at a future date in the nature of a futures contract. The amount of any Investment by any Person on any date of determination shall be the sum of the value of the gross assets transferred to or acquired by such

Person (including the amount of any liability assumed in connection with such transfer or acquisition by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus the amount of all cash returns of principal or capital thereon, cash dividends thereon, cash interest thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than Company or its Subsidiaries) in connection with the sale of such Investment. Whenever the term “outstanding” is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

“IRS” means the United States Internal Revenue Service, or any successor or analogous organization.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Notice of Issuance, the Letter of Credit Amendment Request, and any other document, agreement and instrument entered into by Facing Agent and a Borrower or in favor of Facing Agent and relating to such Letter of Credit.

“Issuing Country” has the meaning assigned to that term in Section 2.8(e).

“KPIs” has the meaning assigned to that term in Section 2.17.

“LC Commission” has the meaning assigned to that term in Section 2.10(g)(ii).

“LC Obligations” means, at any time, (a) in the case of the Multicurrency Revolving Facility, the Multicurrency LC Obligations, and (b) in the case of the USD Revolving Facility, the USD LC Obligations.

“LC Participant” has the meaning assigned to that term in Section 2.10(e)(i).

“LCT Election” has the meaning assigned to such term in Section 1.5.

“LCT Test Date” has the meaning assigned to such term in Section 1.5.

“Lead Arrangers” means Deutsche Bank Securities Inc., ~~Bank of America, N.A.~~BofA Securities, Inc., Goldman Sachs Bank USA, Coöperatieve Rabobank U.A., New York Branch, Mizuho Bank, Ltd., Sumitomo Mitsui Banking Corporation, Unicredit Bank AG – New York Branch, BNP Paribas Securities Corp., ~~Santander Bank, N.A. and Barclays~~Citibank, N.A., London Branch and Morgan Stanley MUFG Loan Partners, LLC, acting through Morgan Stanley Senior Funding, Inc. and MUFG Bank ~~PLC~~, Ltd.

“Legal Reservations” means:

(a)the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)the time barring of claims under the Limitation Act 1980 and the Foreign Limitation Periods Act 1984 of the United Kingdom, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim; and

(c)similar principles, rights and defences under the laws of any Relevant Jurisdiction.

“Lender” and “Lenders” have the meanings assigned to those terms in the introduction to this Agreement and shall include any New Lender and any Person that becomes a “Lender” as contemplated by Section 12.8, any Term Lender, any Swing Line Lender and any Revolving Lender.

“Letter of Credit Amendment Request” has the meaning assigned to that term in Section 2.10(c).

“Letter of Credit Payment” means as applicable (a) all payments made by the respective Facing Agent pursuant to either a draft or demand for payment under a Letter of Credit or (b) all payments by Revolving Lenders under any Revolving Facility having Revolving Commitments to such Facing Agent under such Revolving Facility (whether or not in accordance with their Pro Rata Share under such Revolving Facility).

“Letters of Credit” means the Multicurrency Letters of Credit and/or the USD Letters of Credit, as the context requires.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien (statutory or otherwise), charge, or deposit arrangement (other than a deposit to a Deposit Account not intended as security) of any kind or other arrangement of similar effect (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, or any sale of receivables with recourse against the seller or any Affiliate of the seller; provided that any such sale shall not be deemed to be with recourse solely because there is limited recourse on account of environmental warranties and indemnities, indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds, and other customary carveouts in a non-recourse sale of receivables); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any Acquisition of, or similar third-party Investment by one or more of Company and its Subsidiaries in, any assets, business or Person permitted by this Agreement the consummation of which is not conditioned on the availability of, or on obtaining, financing.

“Limited Condition Transaction” means any (a) Limited Condition Acquisition, (b) redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing or (c) any declaration of a Dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redeem or otherwise acquire or retire for value, any Capital Stock of Company that is not subject to obtaining financing.

“Loan” means any Term Loan, Revolving Loan, Swing Line Loan, loan made pursuant to any tranche of Additional Term Loans, loan made pursuant to any other Additional Facility, loan made pursuant to any tranche of Replacement Revolving Loans, loan made pursuant to any tranche of Replacement Term Loans, loan made pursuant to any Extended Revolving Commitment, or loan made pursuant to any tranche of Extended Term Loans, as applicable, and “Loans” means all such loans collectively.

“Loan Documents” means, collectively, this Agreement, the Notes, each Security Document, the Guaranty, each other document designated in writing by (i) the Administrative Agent and/or the Lenders and (ii) Company as a “Loan Document”, and, solely for purposes of Section 12.4(c), each Fee Letter, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

“Luxembourg” means the Grand Duchy of Luxembourg.

“Luxembourg Credit Party” means each Person organized or incorporated under the laws of Luxembourg (i) that is or becomes an Other Subsidiary Borrower or (ii) grants security in respect of any Capital Stock owned by it in a Borrower or a Material Subsidiary in accordance with Section 7.12, solely to the extent that such Person remains an Other Subsidiary Borrower or continues to grant security in respect of Capital Stock in accordance with the terms of this Agreement.

“Luxembourg Insolvency Proceeding” means , in relation to a Luxembourg Credit Party or any of its assets, any corporate action, legal proceedings or other legal procedure or step in relation to bankruptcy (faillite), insolvency, judicial or voluntary liquidation (liquidation judiciaire ou volontaire), composition with creditors (concordat préventif de faillite), moratorium or ~~reprieve~~suspension from payment (sursis de paiement), controlled management (gestion contrôlée), fraudulent conveyance (~~action paulienne~~actio pauliana).

“Majority Lenders” of any Facility means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Stock” has the meaning specified in Regulation U issued by the Board.

“Master Agreement” has the meaning assigned to that term in the definition of “Swap Contract”.

“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition or operations of Company and its Subsidiaries taken as a whole, (b) the ability of the Credit Parties (taken as a whole) to perform their payment obligations under any Loan Documents, or (c) the rights and benefits available to the Lenders, taken as a whole, under any Loan Document.

“Material Subsidiary” means any Subsidiary of Company, which either (i) the consolidated total assets of which were more than 8% of Company’s Consolidated Assets as of the end of the most recently completed Fiscal Year of Company for which audited financial statements are available or (ii) the consolidated total revenues of which were more than 7% of Company’s consolidated total revenues for such period; provided that each Other Subsidiary Borrower (only for so long as such Subsidiary remains a Borrower, unless such Subsidiary otherwise meets the requirements under this definition) shall be deemed to be Material Subsidiaries. Assets of Foreign Subsidiaries shall be converted into Dollars at the rates used for purposes of preparing the consolidated balance sheet of Company included in such audited financial statements.

“Maturity Date” means (a) with respect to each Revolving Facility, the Revolver Termination Date for such Revolving Facility; provided that for purposes of this clause (a), any Extended Revolving Commitments (and any Loans made pursuant thereto) shall constitute a separate Revolving Facility, independent of the Revolving Facility extended thereby, (b) with respect to each Term Facility, the Term Maturity Date for such Term Facility; provided that for purposes of this clause (b), any Extended Term Loans shall constitute a separate Term Facility, independent of the Term Facility extended thereby, and (c) with respect to any Additional Facility or any tranche of Extended Additional Facility Commitments, Extended Revolving Commitments or Extended Term Loans, the date specified as the “Maturity Date” (or equivalent term) therefor in the applicable amendment to this Agreement setting forth the terms of such Additional Facility or tranche of Extended Additional Facility Commitments, Extended Revolving Commitments or Extended Term Loans, as the context may require.

“Maturity Date Extension Request” has the meaning assigned to that term in Section 2.14(a).

“Maximum Commitment” means, when used with reference to any Lender under any Facility, such Lender’s Commitment under such Facility.

“Minimum Borrowing Amount” means (i) with respect to Base Rate Loans, $1,000,000, (ii) with respect to ~~Eurocurrency~~SOFR Loans, $5,000,000 ~~in the case of a Borrowing in Dollars and €5,000,000 in the case of a Borrowing in Euros,~~ (iii) with respect to Eurocurrency Loans, €5,000,000, (iv) with respect to RFR Loans, £3,000,000 in the case of a Borrowing in

Sterling, (~~iv~~v) with respect to USD Swing Line Loans or Multicurrency U.S. Swing Line Loans, $1,000,000 and (~~v~~vi) with respect to Multicurrency European Swing Line Loans, £500,000 in the case of a Borrowing in Sterling and €1,000,000 in the case of a Borrowing in Euro.

“Minimum Borrowing Multiple” means, (i) in the case of a Borrowing in Dollars, $1,000,000, (ii) in the case of a Borrowing in Euros, €1,000,000 and (iii) in the case of a Borrowing in Sterling £500,000.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Most Recent Total Net Leverage Ratio” means, at any date, the Net Leverage Ratio as of the end of the most recent Test Period; provided, however, that if Company fails to deliver such financial statements as required by Section 7.1 and further fails to remedy such default within 5 days of notice thereof from the Administrative Agent, then, until Company delivers such financial statements, without prejudice to any other rights of any Lender hereunder, the Most Recent Total Net Leverage Ratio shall be deemed to be greater than 4.0 to 1.0 as of the date such financial statements were required to be delivered under Section 7.1.

“Multicurrency European Swing Line Loans” has the meaning assigned to that term in Section 2.1(g)(i)(2).

“Multicurrency European Swing Line Note” has the meaning assigned to such term in Section 2.2(a)(5).

“Multicurrency U.S. Swing Line Note” has the meaning assigned to such term in Section 2.2(a)(6).

“Multicurrency LC Obligations” means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the then outstanding Multicurrency Letters of Credit and (b) the aggregate amount of Unpaid Drawings under Multicurrency Letters of Credit that have not been reimbursed. The Multicurrency LC Obligation of any Multicurrency Revolving Lender at any time means its Multicurrency Revolver Pro Rata Share of the aggregate Multicurrency LC Obligations outstanding at such time.

“Multicurrency Letters of Credit” means, collectively, all Standby Letters of Credit and Bank Guarantees, in each case issued under the Multicurrency Revolving Facility and otherwise pursuant to the terms of this Agreement.

“Multicurrency Revolver Pro Rata Share” means, when used with reference to any Multicurrency Revolving Lender and any described aggregate or total amount in respect of the Multicurrency Revolving Facility, an amount equal to such Multicurrency Revolving Lender’s Revolver Pro Rata Share under the Multicurrency Revolving Facility.

“Multicurrency Revolver Sublimit” means, when used in reference to Company, the Total Multicurrency Revolving Commitment and when used in reference to any Multicurrency Subsidiary Borrower, the maximum aggregate Effective Amount of outstanding Multicurrency Revolving Loans, Multicurrency LC Obligations and Multicurrency Swing Line Loans permitted to be borrowed or otherwise incurred by such Multicurrency Subsidiary Borrower under the Multicurrency Revolving Facility, which amount is set forth on Schedule 1.1(c) under the heading “Multicurrency Revolver Sublimit”, as the same may be amended, restated, supplemented or otherwise modified pursuant to Section 2.15 or otherwise in accordance with the terms of this Agreement.

“Multicurrency Revolving Borrowers” means the Company and the Multicurrency Subsidiary Borrowers.

“Multicurrency Revolving Commitment” means, with respect to any Multicurrency Revolving Lender, the obligation of such Multicurrency Revolving Lender to make Multicurrency Revolving Loans (including loans made pursuant to any Additional Facility that increases the Multicurrency Revolving Facility and loans made pursuant to any Extended Revolving Commitment or Replacement Revolving Commitment in respect of the Multicurrency Revolving Facility) and to participate in Multicurrency Letters of Credit and Multicurrency Swing Line Loans, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the ~~Second~~Fifth Amendment Effective Date is the amount set forth opposite such lender’s name on Schedule 1.1(a) hereto under the caption “Amount of Multicurrency Revolving Commitment”, and “Multicurrency Revolving Commitments” means such commitments collectively, which commitments equal $500,000,000 in the aggregate as of the ~~Second~~Fifth Amendment Effective Date.

“Multicurrency Revolving Commitment Fee” has the meaning assigned to that term in Section 3.2(b)(i).

“Multicurrency Revolving Commitment Percentage” means, as to any Multicurrency Revolving Lender, such Multicurrency Revolving Lender’s Multicurrency Revolver Pro Rata Share.

“Multicurrency Revolving Commitment Period” means, with respect to the Multicurrency Revolving Commitments, the period from and including the ~~Second~~Fifth Amendment Effective Date (or in the case of any class of Extended Revolving Commitments or Replacement Revolving Commitments in respect of the Multicurrency Revolving Facility, from and including the date such commitments become effective), to but not including the Maturity Date for such Facility or, in the case of the Multicurrency Swing Line Commitment, the earlier of the Maturity Date for such Facility and the date that is 5 Business Days prior to the latest Maturity Date for such Facility.

“Multicurrency Revolving Facility” means the credit facility under this Agreement evidenced by the Multicurrency Revolving Commitments (including commitments under any

Additional Facility that increases the Multicurrency Revolving Commitments, and Extended Revolving Commitments and Replacement Revolving Commitments in respect of the Multicurrency Revolving Facility) and the Multicurrency Revolving Loans (including loans made pursuant to any Additional Facility that increases the Multicurrency Revolving Facility and loans made pursuant to any Extended Revolving Commitment and any Replacement Revolving Commitment).

“Multicurrency Revolving Lender” means any Lender which has a Multicurrency Revolving Commitment or has made a Multicurrency Revolving Loan. Each reference to any Multicurrency Revolving Lender shall be deemed to include such Multicurrency Revolving Lender’s Applicable Designee. Notwithstanding the designation by any Multicurrency Revolving Lender of an Applicable Designee, the Credit Parties and the Administrative Agent shall be permitted to deal solely and directly with such Multicurrency Revolving Lender in connection with such Multicurrency Revolving Lender’s rights and obligations under this Agreement.

“Multicurrency Revolving Loan” and “Multicurrency Revolving Loans” have the meanings given in Section 2.1(b).

“Multicurrency Revolving Note” has the meaning assigned to that term in Section 2.2(a)(3).

“Multicurrency Subsidiary Borrower” means each Subsidiary of the Company that is (or becomes, pursuant to Section 2.15) a Borrower under the Multicurrency Revolving Facility and listed as a Multicurrency Subsidiary Borrower on Schedule 1.1(d) as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 2.15 or otherwise in accordance with the terms of this Agreement; provided that each Person that becomes a Multicurrency Subsidiary Borrower after the ~~Second~~Fifth Amendment Effective Date must either be a Domestic Subsidiary or be organized in a jurisdiction as to which all Multicurrency Revolving Lenders have confirmed to the Administrative Agent their ability and willingness to make Loans into such jurisdiction; provided further, that no such Lender confirmation shall be required with respect to any new Multicurrency Subsidiary Borrower organized in a jurisdiction (x) in which any Borrower was organized on the ~~Second~~Fifth Amendment Effective Date or (y) in which any Multicurrency Subsidiary Borrower is organized.

“Multicurrency Swing Line Commitment” means, with respect to the European Swing Line Lender or the U.S. Swing Line Lender, as applicable, at any date, the obligation of such Swing Line Lender to make Multicurrency Swing Line Loans pursuant to Section 2.1(g)(i)(1) or (g)(i)(2) up to the aggregate principal amount referred to therein.

“Multicurrency Swing Line Facility” means the credit facility under this Agreement evidenced by the Multicurrency Swing Line Commitment and the Multicurrency Swing Line Loans.

“Multicurrency Swing Line Loan” means a Multicurrency European Swing Line Loan or a Multicurrency U.S. Swing Line Loan, as the context requires.

“Multicurrency Swing Line Loan Participation Certificate” means a certificate, substantially in the form of Exhibit 2.1(g).

“Multicurrency U.S. Swing Line Loans” has the meaning assigned to that term in Section 2.1(g)(i)(1).

“Multicurrency U.S. Swing Line Note” has the meaning assigned to that term in Section 2.2(a)(6).

“Multiemployer Plan” means a Plan that is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which a Credit Party, any Subsidiary or any ERISA Affiliate contributes, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding 5 years.

“Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt as of such date to (b) Consolidated EBITDA for the most recently completed Test Period; provided that when determining the Net Leverage Ratio for any purpose under this Agreement (other than for purposes of determining compliance with Article IX), Consolidated EBITDA shall be calculated for the most recently completed four Fiscal Quarter period for which financial statements are internally available.

“Net Recovery Proceeds” means, with respect to any Recovery Event, the aggregate cash payments received by Company or any Subsidiary from such Recovery Event minus (a) the costs and expenses incurred in connection therewith, including in connection with the sale of assets subject to such Recovery Event (or, if such costs or expenses have not yet then been incurred or invoiced, such Person’s good faith estimates thereof), (b) the payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than Indebtedness owed hereunder) required to be repaid as a result of such Recovery Event, (c) any provision for Taxes in respect thereof (including any Taxes imposed as a result of the repatriation of any such net proceeds) made, reasonably estimated to be payable or held in reserve in accordance with GAAP or other applicable accounting rules, (d) the amount of any reasonable reserves established by Company or any Subsidiary of Company to fund purchase price adjustment, contingent liabilities and fixed indemnification payments reasonably estimated to be payable; provided that any amount by which such reserves are reduced for reasons other than payment of any such purchase price adjustment, contingent liabilities or indemnification payments shall be considered “Net Recovery Proceeds” upon such reduction, (e) any liabilities associated with such asset or assets and retained by Company or any of its Subsidiaries after such Recovery Event, including pension and other post-employment benefit liabilities and liabilities related to Environmental Claims or against any indemnification obligations associated with such Recovery Event, (f) all distributions and other payments required to be made to minority interest holders in Subsidiaries, Unrestricted Entities or joint ventures as a result of such Recovery Event, or to any other Person

(other than Company or any of its Subsidiaries) owning a beneficial interest in the assets subject to such Recovery Event, and (g) in the case of a Recovery Event under clause (ii) of such definition, the costs and expenses of putting any affected property in a safe and secure position. Any proceeds received in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Recovery Proceeds, be in an amount equal to the Dollar Equivalent thereof as of the date of receipt thereof by Company or any Subsidiary of Company.

“Net Sale Proceeds” means, with respect to any Asset Disposition (including any Aerospace Asset Disposition) the aggregate cash payments received by Company or any Subsidiary from such Asset Disposition (including, without limitation, cash received by way of deferred payment pursuant to a note receivable, conversion of non-cash consideration, cash payments in respect of purchase price adjustments or otherwise, but only as and when such cash is actually received) minus (a) the costs and expenses incurred in connection therewith (or, if such costs or expenses have not yet then been incurred or invoiced, such Person’s good faith estimates thereof), (b) the payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than Indebtedness owed hereunder) required to be repaid as a result of such Asset Disposition, (c) any provision for Taxes in respect thereof (including any Taxes imposed as a result of the repatriation of any such net proceeds) made, reasonably estimated to be payable or held in reserve in accordance with GAAP or other applicable accounting rules, (d) the amount of any reasonable reserves established by Company or any Subsidiary of Company to fund purchase price adjustment, contingent liabilities and fixed indemnification payments reasonably estimated to be payable; provided that any amount by which such reserves are reduced for reasons other than payment of any such purchase price adjustment, contingent liabilities or indemnification payments shall be considered “Net Sale Proceeds” upon such reduction, (e) in the case of proceeds arising out of the sublease or sublicense of any property, amounts required to be paid in respect of the lease or license of such property, (f) any liabilities associated with such asset or assets and retained by Company or any of its Subsidiaries after such Asset Disposition, including pension and other post-employment benefit liabilities and liabilities related to Environmental Claims or against any indemnification obligations associated with such Asset Disposition, and (g) all distributions and other payments required to be made to minority interest holders in Subsidiaries, Unrestricted Entities or joint ventures as a result of such Asset Disposition, or to any other Person (other than Company or any of its Subsidiaries) owning a beneficial interest in the assets disposed of in such Asset Disposition. Any proceeds received in a currency other than Dollars shall, for purposes of the calculation of the amount of Net Sale Proceeds, be in an amount equal to the Dollar Equivalent thereof as of the date of receipt thereof by Company or any Subsidiary of Company.

“New Lender” means any Person that becomes a Lender with respect to (a) a tranche of Additional Facilities pursuant to Section 2.9, (b) a tranche of Replacement Revolving Loans and Replacement Revolving Commitments pursuant to Section 2.12, or (c) a tranche of Replacement Term Loans pursuant to Section 2.13.

“New Maturity Date” has the meaning assigned to that term in Section 2.14(a).

“Non-Defaulting Lender” means each Lender which is not a Defaulting Lender.

“Note” means a USD Revolving Note, a Multicurrency Revolving Note, a USD Swing Line Note, a Multicurrency U.S. Swing Line Note, a Multicurrency European Swing Line Note, or a Term Note, as the context may require.

“Notice Address” means the office of the Administrative Agent located at ~~60 Wall Street~~1 Columbus Circle, New York, NY ~~10005~~10019, Attn: ~~Matthew Snyder~~Rohan Naik, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“Notice of Borrowing” has the meaning assigned to that term in Section 2.5.

“Notice of Conversion or Continuation” has the meaning assigned to that term in Section 2.6.

“Notice of Issuance” has the meaning assigned to that term in Section 2.10(c).

“Obligations” means all liabilities and obligations of Company and the other Credit Parties now or hereafter arising under this Agreement and all of the other Loan Documents, and of Company and any of its Subsidiaries now or hereafter arising under any Swap Contract entered into with a Person that is a Lender or an Affiliate of a Lender, whether for principal, interest, fees, expenses, indemnities or otherwise (including any such amounts accruing during the pendency of any proceeding under any Debtor Relief Law, regardless of whether allowed or allowable in such proceedings), and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance); provided that (i) the Obligations of Company and its Subsidiaries under any Swap Contract entered into with a Person that is a Lender or an Affiliate of a Lender will be secured and guaranteed pursuant to the Loan Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and such Person remains a Lender or an Affiliate of a Lender; and (ii) any release of Collateral or Guarantors effected in a manner permitted by this Agreement or any other Loan Document will not require the consent of any Lender or any Affiliate of a Lender in its capacity as a counterparty under any Swap Contract.

“OFAC” means the Office of Foreign Assets Control, Department of Treasury.

“Organizational Documents” means, with respect to any Person, such Person’s articles or certificate of incorporation, certificate of amalgamation, memorandum or articles of association, by-laws, partnership agreement, limited liability company agreement, joint venture agreement or other similar governing documents.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Pledge Agreement” means, subject to the Agreed Guaranty and Security Principles and Section 12.22, and to the extent required by Section 7.12, each pledge agreement (as each may be amended, restated, supplemented or otherwise modified from time to time) granting the Collateral Agent a security interest or its equivalent under relevant Requirements of Law in each applicable jurisdiction (other than the United States or any state thereof or the District of Columbia) in and to the Capital Stock owned by the parent (if a Wholly-Owned Subsidiary of Company and not an Excluded Subsidiary) of a Wholly-Owned Foreign Subsidiary of Company (other than an Excluded Subsidiary) that is an Other Subsidiary Borrower or a Material Subsidiary; provided that neither Company nor any Domestic Subsidiary of Company (individually or in combination) shall pledge more than 65% of the stock of any Foreign Subsidiary (or more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary entitled to vote) in respect of any Obligation of a U.S. Credit Party.

“Other Subsidiary Borrower” means (i) with respect to the Multicurrency Revolving Facility, each Multicurrency Subsidiary Borrower, (ii) with respect to the USD Revolving Facility, each USD Subsidiary Borrower, and (iii) with respect to each Additional Revolving Facility, each Subsidiary that becomes a borrower under such facility in accordance with the terms thereof.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.6(f)).

“Outstanding Letters of Credit” has the meaning assigned to that term in Section 2.10(j).

“Overnight Euro Rate” on any date means the offered quotation to first-class banks in the London interbank market by European Swing Line Lender for Euro overnight deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Euro denominated Multicurrency Swing Line Loan of European Swing Line Lender as of 11:00 a.m. (London time) on such date; provided that in the event the Administrative Agent has made any determination pursuant to Section 3.6 in respect of Multicurrency Swing Line Loans denominated in Euros, or in the circumstances described in Section 3.6 in respect of Multicurrency Swing Line Loans denominated in Euros, the Overnight Euro Rate determined pursuant to this definition shall instead be the rate determined by European Swing Line Lender as the all-in-Cost of Funds for European Swing Line Lender to fund such Euro denominated Multicurrency Swing Line Loan in each case, plus the Applicable Eurocurrency Margin for Multicurrency Revolving Loans.

“Overnight Sterling Rate” means Daily Simple SONIA; provided that in the event the Administrative Agent has made any determination pursuant to Section 3.6 in respect of Multicurrency Swing Line Loans denominated in Sterling, or in the circumstances described in Section 3.6 in respect of Multicurrency Swing Line Loans denominated in Sterling, the Overnight Sterling Rate determined pursuant to this definition shall instead be the rate determined by European Swing Line Lender as the all-in-Cost of Funds for European Swing Line Lender to fund such Sterling denominated Multicurrency Swing Line Loan, in each case, plus the Applicable RFR Margin for RFR Loans.

“Overnight Rate Loan” means each Multicurrency Swing Line Loan which bears interest at a rate determined with reference to the Overnight Euro Rate or the Overnight Sterling  Rate, as applicable, based on the Alternative Currency borrowed.

“Participant Register” has the meaning assigned to that term in Section 12.8(b).

“Participants” has the meaning assigned to that term in Section 12.8(b).

“Participating Member State” means each state so described in any EMU Legislation.

“Participating Subsidiary” means any Subsidiary of Company or any other entity formed as necessary or customary under the laws of the relevant jurisdiction that is a participant in a Permitted Accounts Receivable Securitization.

“Patriot Act” has the meaning assigned to that term in Section 6.21(c).

“Payment Recipient” has the meaning assigned to it in Section 11.14(a).

“PBGC” means the Pension Benefit Guaranty Corporation created by Section 4002(a) of ERISA.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Accounts Receivable Securitization” means any receivables financing program providing for the sale, conveyance or contribution to capital of Receivables Facility Assets or interests therein by Company and its Participating Subsidiaries to a Receivables Subsidiary in transactions purporting to be sales, which Receivables Subsidiary shall finance the purchase of such Receivables Facility Assets by the direct or indirect sale, transfer, conveyance, lien, grant of participation or other interest or pledge of such Receivables Facility Assets or interests therein to one or more limited purpose financing companies, special purpose entities, trusts and/or financial institutions, in each case, on a limited recourse basis as to Company and the Participating Subsidiaries (except to the extent a limitation on recourse is not customary for similar transactions or is prohibited in the relevant jurisdiction); provided that any such transaction shall be consummated pursuant to documentation necessary or customary for such transactions in the relevant jurisdiction (or otherwise reasonably satisfactory to the Administrative Agent as evidenced by its written approval thereof).

“Permitted Acquisition” means, subject to Section 1.5, any Acquisition by Company or a Subsidiary of Company if all of the following conditions are met on the date such Acquisition is consummated (or on the date specified in the applicable condition below):

(a)on the date of execution of the definitive agreement in respect of such Acquisition, immediately after giving effect thereto on a Pro Forma Basis, no Event of Default under Sections 10.1(a), (e) or (f) shall have occurred and be continuing or would result therefrom;

(b)in the case of any acquisition of Capital Stock of a Person, such acquisition shall have been approved by the board of directors or comparable governing body of such Person;

(c)all transactions related thereto are consummated in compliance, in all material respects, with applicable Requirements of Law;

(d)all actions, if any, required to be taken under Section 7.12 (subject to any grace periods set forth therein) on or prior to such date with respect to any newly formed Subsidiary or Person that becomes a Subsidiary as a result of such Permitted Acquisition (other than an Excluded Subsidiary) and its property shall have been taken; and

(e)if the aggregate amount of Investments consisting of such acquisition by Credit Parties in assets that are not (or do not become) owned by a Credit Party or in Capital Stock of Persons that do not become Credit Parties exceeds the greater of (x) $~~300,000,000~~400,000,000 and (y) 2.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1) (excluding the maximum value of earn out obligations, if any), then:

(i)immediately after giving effect thereto, there is at least $150,000,000 of Available Liquidity; and

(ii)on or before the date of the consummation of such acquisition, Company delivers to the Administrative Agent:

(1)financial statements of the business or Person to be acquired, including, to the extent available, income statements or statements of cash flows and balance sheet statements for at least the fiscal year or the four fiscal quarters then most recently completed (or such shorter period of time as such Person has been in existence); and

(2)pro forma financial statements supporting the calculation required by clause (i) hereof, if applicable, certified on behalf of Company by the Chief Financial Officer or Treasurer of Company to his or her knowledge.

“Permitted Aerospace JV” means a Person (together with its Subsidiaries, if any) organized or whose Capital Stock is otherwise held or to be held by Company, any Subsidiary or Ball Aerospace, and one or more third parties for the purpose, among other things, of holding and/or conducting all or any portion of the Aerospace Business regardless of whether such Person is a subsidiary, a joint venture or a minority-owned Person; provided that to the extent the assets (net of cash proceeds) transferred by Company and its Subsidiaries to such Permitted Aerospace JV were more than 8% of Company’s Consolidated Assets as of the end of the most recently completed Fiscal Year of Company for which audited financial statements are available or the business transferred by Company and its Subsidiaries to such Permitted Aerospace JV accounted for more than 7% of Company’s consolidated total revenues for such period, subject to the Agreed Guaranty and Security Principles (including, for the avoidance of doubt, clause (a)(ii) of such definition) and Section 12.22, all of the Capital Stock of such Person owned by Company and its Subsidiaries shall, within 60 days after the date of such transfer (or within such longer period of time that the Collateral Agent may agree in its sole discretion), in the case such Person is a Domestic Subsidiary, and 120 days after the date of such transfer (or within such longer period of time that the Collateral Agent may agree in its sole discretion), in the case such Person is a first-tier Foreign Subsidiary, be pledged as collateral to the Collateral Agent for the benefit of the Secured Creditors.

“Permitted Alternate Issuers” has the meaning assigned to that term in the definition of “Permitted Refinancing Indebtedness”.

“Permitted Asset Disposition” means any sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions), whether directly or indirectly, including by way of spin-off, split-off, merger, combination, amalgamation, or any combination of any of the foregoing or otherwise, of all or any part of (i) an interest in shares of Capital Stock of a Subsidiary of Company, (ii) any interest in any joint venture (including but not limited to a Permitted Aerospace JV) to which Company or any Subsidiary is a party or otherwise directly or indirectly holds such interest, or (iii) any other assets (each of (i), (ii) or (iii) referred to for purposes of this definition as a “disposition”) by Company or any of its Subsidiaries, so long as, after giving effect to such sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers or dispositions), Company shall be in compliance with the financial covenant set forth in Article IX (calculated on a Pro Forma Basis) as of the end of the most recent Test Period.

“Permitted Call Spread Transaction” means any Permitted Convertible Bond Hedge and any Permitted Warrant entered into on customary market terms and conditions.

“Permitted Convertible Bond Hedge” means any call, call spread or capped call option (or substantively equivalent derivative transaction) on or by reference to Company’s Common Stock purchased by Company from an unaffiliated third party in an arm’s-length dealing in connection with its convertible debt securities or convertible Qualified Capital Stock.

“Permitted Debt Documents” means, collectively, the Senior Note Documents and any other documents evidencing, guaranteeing or otherwise governing Permitted Refinancing Indebtedness in respect thereof.

“Permitted Guarantee Obligations” means (i) Guarantee Obligations of any Credit Party with respect to Indebtedness permitted under Section 8.2 (other than clauses (b)(i), and (g) (unless such Person becomes a Credit Party as a result of such Permitted Acquisition) of such Section) of any other Credit Party; provided that to the extent that such Indebtedness is subordinated to the Obligations, such Guarantee Obligations shall also be subordinated to the Obligations on similar subordination terms or otherwise on terms reasonably acceptable to the Administrative Agent, (ii) Guarantee Obligations of any Subsidiary that is not a Credit Party with respect to Indebtedness permitted under Section 8.2 of Company or any Subsidiary (except that a Subsidiary that is not a Credit Party may not, by virtue of this clause (ii), guarantee Indebtedness that such Subsidiary could not otherwise incur under Section 8.2), (iii) Guarantee Obligations with respect to surety, appeal, performance bonds and similar bonds or statutory obligations incurred by Company or any of its Subsidiaries in the ordinary course of business, (iv) Guarantee Obligations of Company and any of its Subsidiaries with respect to Indebtedness permitted under Sections 8.2(b)(ii), and (g) (solely in the case of Indebtedness of the type that would be permitted under Section 8.2(b)(ii)); provided that in each case, such Guarantee Obligations shall rank no higher than pari passu in right of payment with the Obligations, (v) Guarantee Obligations incurred in the ordinary course of business or consistent with industry practice in respect of obligations of Company or any Subsidiary to vendors, suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners, and (vi) additional Guarantee Obligations which (other than Guarantee Obligations of Indebtedness permitted under Section 8.2(b)(i)) do not exceed in the aggregate at any time the greater of (x) the Dollar Equivalent of $~~500,000,000~~600,000,000 and (y) 3.0% of the Company’s Consolidated Assets (measured as of the most recently completed fiscal quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1).

“Permitted Liens” has the meaning assigned to that term in Section 8.1.

“Permitted Real Property Encumbrances” means (i) as to any particular real property at any time, such easements, encroachments, covenants, conditions, restrictions, reservations, rights of way, subdivisions, parcelizations, licenses, minor defects, irregularities, encumbrances on title (including leasehold title) or other similar charges or encumbrances which do not materially detract from the value of such real property for the purpose for which it is held by the owner thereof, (ii) municipal and zoning ordinances and other land use or environmental regulations or restrictions, which are not violated in any material respect by the existing improvements and the present use made by the owner thereof of the premises, (iii) general real estate Taxes and assessments not yet due or as to which the grace period has not yet expired (not to exceed 30 days) or the amount or validity of which are being contested in good faith by appropriate proceedings diligently pursued, if adequate provision for the payment of such Taxes has been made on the books of such Person to the extent required by GAAP or, in the case of a Foreign Subsidiary, generally accepted accounting principles in effect from time to time in its jurisdiction of organization, (iv) any matters disclosed on any survey, aerial survey, ExpressMap or equivalent photographic depiction ~~delivered by a Borrower to the Administrative Agent~~, and (v) such other items to which the Administrative Agent may consent in its reasonable discretion.

“Permitted Refinancing Indebtedness” means a replacement, renewal, refinancing, extension, defeasance, restructuring, or refunding of any Indebtedness by a Credit Party (or, in the case of Permitted Refinancing Indebtedness of any Senior Notes permitted under Section 8.2(c) or Indebtedness permitted under Section 8.2(o), together with any additional Indebtedness in connection therewith that is incurred in reliance on clause (a)(iii) below, by European Holdco ~~or Ball Delaware~~, a Subsidiary of European Holdco, or any other Subsidiary ~~organized~~ in an Applicable Jurisdiction (such Persons, the “Permitted Alternate Issuers”)); provided that, except as otherwise provided in this Agreement:

(a)the Dollar Equivalent of the principal amount of such Indebtedness plus, (i) in the case of a revolving facility or other undrawn letter of credit or term loan, the unutilized commitments thereunder (as determined as of the date of the incurrence of the Indebtedness in accordance with GAAP) does not exceed the Dollar Equivalent of the principal amount of the aggregate amount of Indebtedness and unutilized commitments refinanced thereby on such date, plus (ii) all accrued interest and premiums and the amounts of all fees, expenses, commissions, penalties (including prepayment penalties) and premiums incurred in connection with such replacement, renewal, refinancing, extension, defeasance, restructuring or refunding, plus (iii) without duplication, any additional amount that would otherwise be permitted to be incurred under Section 8.2 (and, if applicable, secured under Section 8.1);

(b)the final maturity date of such Indebtedness shall be no earlier than the final maturity date of the Indebtedness being replaced, renewed, refinanced, extended, defeased, restructured, or refunded;

(c)the Weighted Average Life to Maturity of such Indebtedness is not less than the Weighted Average Life to Maturity of the Indebtedness being replaced, renewed, refinanced, extended, defeased, restructured, or refunded;

(d)such Indebtedness is not guaranteed by any Credit Party or any Subsidiary of any Credit Party except (i) to the extent such Person guaranteed or was the borrower or issuer of such Indebtedness being replaced, renewed, refinanced, extended, defeased, restructured, or refunded or (ii) to the extent such Person is or becomes a Credit Party within 5 Business Days (or within such longer period of time that the Collateral Agent may agree in its sole discretion) after the date such Permitted Refinancing Indebtedness is incurred;

(e)such Indebtedness is not secured by any assets other than those required to secure such Indebtedness on the ~~Second~~Fifth Amendment Effective Date (or, if later, the date such Indebtedness was incurred, assumed or acquired) and, in the case of Capital Lease Obligations and Attributable Debt, such Indebtedness may also be secured by assets of the type securing such Indebtedness (to the extent that such assets would be permitted to be subject to Liens securing Capital Lease Obligations or Attributable Debt pursuant to Section 8.1 without regard to this clause (e)) on the ~~Second~~Fifth Amendment Effective Date (or, if later, the date such Indebtedness was incurred, assumed or acquired); provided that in the case of any Indebtedness that refinances or replaces in part the Indebtedness under this Agreement, such Indebtedness may be secured by the Capital Stock of any direct or indirect Subsidiary of Company;

(f)in the case of other such Indebtedness the Dollar Equivalent amount which is in excess of the greater of (x) $~~300,000,000~~400,000,000 and (y) 2.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1), the covenants, defaults and similar non-economic provisions applicable to such Indebtedness are either (A), taken as a whole, ~~are~~ not materially less favorable to the obligor thereon or to the Lenders than either (i) the provisions contained in the original documentation for such Indebtedness or (ii) in this Agreement or (B) on customary market terms for Indebtedness of such type and so long as Company has determined in good faith that such covenants, defaults and similar  non-economic provisions, taken as a whole, would not reasonably be expected to impair in any material respect the ability of the Credit Parties to perform their obligations under the Loan Documents, and, in either case, do not contravene in any material respect the provisions of this Agreement and such Indebtedness is at the then prevailing market rates (it being understood and agreed that Company may, at its option, deliver a certificate to the Administrative Agent at least 5 Business Days prior to the incurrence of such Indebtedness certifying that the requirements of either clause (A) or (B) of this clause (f) have been satisfied, and such certification shall be conclusive evidence that such requirements have been satisfied unless the Administrative Agent provides notice to Company of its objection during such 5 Business Day period (including a reasonable description of the basis upon which it objects)) and notwithstanding the foregoing, the covenants, defaults and similar non-economic provisions applicable to such Indebtedness shall not be deemed to contravene in any material respect the provisions of this Agreement solely because (i) prepayment or repayment of such Indebtedness, in whole or in part, by Company or its Subsidiaries is required pursuant to any “change of control” or “asset sale” prepayment provisions customary for such Indebtedness, (ii) such Indebtedness may be converted into, exchanged for, or which may, in whole or in part, be satisfied by the delivery of Company’s Common Stock upon the occurrence of a conversion or exchange event related to the price of Company’s Common Stock, the trading price of such Indebtedness, a “change of control”, “asset sale” or “fundamental change” or other specified corporate transaction or corporate event or (iii) prepayment or repayment of such Indebtedness, in whole or in part, by Company or its Subsidiaries is required upon the occurrence of any special and/or mandatory redemption event (or similar or equivalent terms) as a result of a specified corporate transaction or corporate event not proceeding because of a failure of condition precedent in relation to such specified corporate transaction or corporate event; and

(g)in the case of Permitted Refinancing Indebtedness of the Senior Notes, (i) such Indebtedness is not Indebtedness under the Multicurrency Revolving Facility unless Available Liquidity after giving effect to such incurrence would equal at least $250,000,000 and (ii) unless such Indebtedness is Indebtedness under the Loan Documents, the scheduled maturity date shall not be earlier than, nor shall any amortization commence, prior to the date that is 91 days after the latest Term Maturity Date.

“Permitted Transactions” means each of the internal transactions contemplated by the letter delivered to the Administrative Agent and the Lenders on the ~~Second~~Fifth Amendment Effective Date, as such letter may be amended, amended and restated, supplemented or otherwise modified from time to time by the Company with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), it being acknowledged and agreed that the Administrative Agent shall be entitled to disclose any such amendments, amendments and restatements, supplements or other modifications to the Lenders and the Facing Agents.

“Permitted Warrant” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on or with respect to Company’s Common Stock sold by Company to an unaffiliated third party in an arm’s-length dealing substantially concurrently with any purchase by Company of a related Permitted Convertible Bond Hedge.

“Person” means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Plan” means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding 6 years, been established or maintained, or to which contributions are being or have been, within the preceding 6 years, made, by any Credit Party, any Subsidiary or any ERISA Affiliates. For greater certainty, Plan does not include a Foreign Pension Plan.

“Plan Sponsor” has the meaning assigned to the term “plan sponsor” in Section 3(16)(B) of ERISA.

“Pledge Agreements” means, once executed and delivered to the Collateral Agent, each Other Pledge Agreement and the U.S. Pledge Agreement.

“Pledged Securities” means all of the Pledged Securities as defined in the respective Pledge Agreements to the extent defined therein and shall include the Capital Stock pledged pursuant to such Pledge Agreements.

“Pledgor” means, to the extent required pursuant to Section 7.12, Company and each of its Wholly-Owned Subsidiaries that is now or hereafter party to a Pledge Agreement.

“Premises” means, at any time any real estate then owned, leased or operated by Company or any of its Subsidiaries.

“Pro Forma Basis” means, (a) with respect to the preparation of pro forma financial statements for purposes of the tests set forth in the definition of “Permitted Acquisition” and for any other purpose relating to a Permitted Acquisition, pro forma on the basis that (i) any Indebtedness incurred or assumed in connection with such Acquisition was incurred or assumed on the first day of the applicable period, (ii) if such Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of such Acquisition, and (iii) all income and expense associated with the assets or entity acquired in connection with such Acquisition (other than the fees, costs and expenses associated with the consummation of such Acquisition) for the most recently completed four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Company over the applicable period on a pro forma basis without giving effect to any cost savings other than Pro Forma Cost Savings, (b) with respect to the preparation of a pro forma financial statement for any purpose relating to a Significant Asset Disposition or any other material Asset Disposition as determined in good faith by Company, pro forma on the basis that (i) any Indebtedness prepaid out of the proceeds of such Significant Asset Disposition or such other material Asset Disposition shall be deemed to have been prepaid as of the first day of the applicable period, and (ii) all income and expense (other than such expenses as Company, in good faith, estimates will not be reduced or eliminated as a consequence of such Significant Asset Disposition or such other material Asset Disposition) associated with the assets or entity disposed of in connection with such Significant Asset Disposition or such other material Asset Disposition shall be deemed to have been eliminated as of the first day of the applicable period and (c) with respect to the preparation of pro forma financial statements for any purpose relating to an incurrence of Indebtedness or the payment of any Restricted Payment, pro forma on the basis that (i) any Indebtedness incurred or assumed in connection with such incurrence of Indebtedness or such payment was incurred or assumed on the first day of the applicable period, (ii) if such incurrence of Indebtedness bears a floating interest rate, such interest shall be paid over the pro forma period at the rate in effect on the date of the incurrence of such Indebtedness, and (iii) all income and expense associated with any Permitted Acquisition consummated in connection with the incurrence of Indebtedness (other than the fees, costs and expenses associated with the consummation of such incurrence of Indebtedness) for the most recently completed four fiscal quarter period for which such income and expense amounts are available shall be treated as being earned or incurred by Company over the applicable period on a pro forma basis without giving effect to any cost savings other than Pro Forma Cost Savings.

“Pro Forma Cost Savings” means for any applicable four fiscal quarter period ending on or prior to the date of the applicable Subject Transaction, whenever pro forma effect is to be given to a Subject Transaction of the type described in clauses (a), (b), (c) and (d) of that definition, the amount of “run-rate” cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing), and other operating improvements and synergies resulting from or relating to any such Subject Transaction which is being given pro forma effect that have been realized or are projected in good faith to result (in the good faith determination of Company) from such Subject Transaction (calculated on a pro forma basis by reference to Company’s most recently available internal financial statements as determined by Company in good faith as though such cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing), and other operating improvements and synergies had been realized on the first day of such period and as if such cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing), and other operating improvements and synergies were realized during the entirety of such period and “run-rate” means the full recurring projected benefit net of the amount of actual savings or other benefits realized during such period from such actions) and any such adjustments shall be included in the initial pro forma calculations of any financial ratios or tests (and in respect of any subsequent pro forma calculations in which such Subject Transaction is given pro forma effect) and during any applicable subsequent period in which the effects thereof are expected to be realized; provided that (a) such amounts are reasonably identifiable and factually supportable in the good faith judgment of Company, (b) such amounts result from actions taken or actions with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of Company) no later than 24 months after the date of such Subject Transaction, (c) no amounts shall be added pursuant to this clause (c) to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA (or any other components thereof), whether through a pro forma adjustment or otherwise, with respect to such period, (d) the aggregate amount of any such amounts added back pursuant to this definition (other than in connection with any mergers, business combinations, acquisitions or divestures) shall not exceed, together with any amounts added back pursuant to clauses (xiii) and (xiv) of the definition of “Consolidated EBITDA”, 30.0% of Consolidated EBITDA in any four-Fiscal Quarter period (calculated after giving effect to any such add-backs and adjustments) and (e) if any calculation of Pro Forma Cost Savings is determined by reference to Company’s internal financial statements, the effect of this provision shall not apply for purposes of calculating any financial ratio or test for purposes of (i) calculating the “Applicable Adjusted Term SOFR Margin”, “Applicable Base Rate Margin”, “Applicable Eurocurrency Margin”, “Applicable RFR Margin” and “Applicable Revolving Commitment Fee Percentage”, and (ii) compliance with Article IX (other than for the purpose of determining pro forma compliance with Article IX), all of which calculations shall be based on the financial statements delivered pursuant to Section 7.1(a) or (b), as applicable, for the relevant Test Period (it being understood that such financial ratios, tests and financial statements may otherwise be calculated on a Pro Forma Basis and be adjusted to include the effects of Pro Forma Cost Savings for all other purposes under the Loan Documents, except for (x) any such calculation of the “Applicable Adjusted Term SOFR Margin”, “Applicable Base Rate Margin”, “Applicable Eurocurrency Margin”, “Applicable RFR Margin” and “Applicable Revolving Commitment Fee Percentage” or (y) any such determination of actual compliance with Article IX, in the case of clauses (x) and (y), in respect of which only Pro Forma Cost Savings relating to such Subject

Transactions that have occurred on or before the end of the applicable Test Period shall be given effect).

“Pro Rata Share” means, when used with reference to any Lender and any described aggregate or total amount of any Facility or Facilities, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender’s Maximum Commitment with respect to such Facility or Facilities and the denominator of which shall be the Total Commitment with respect to such Facility or Facilities or, if no Commitments are then outstanding under such Facility or Facilities, such Lender’s aggregate outstanding Loans hereunder with respect to such Facility or Facilities to the total outstanding Loans hereunder with respect to such Facility or Facilities.

“Projections” has the meaning assigned to that term in Section 6.7.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified Capital Stock” means any Capital Stock other than Disqualified Capital Stock.

“Quarterly Payment Date” means the last Business Day of each March, June, September and December of each year.

“Re-Allocation Agreement” means a Re-Allocation Agreement solely among the Lenders, the Facing Agents and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof).

“Re-Denomination Event” means (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Sections 10.1(a), 10.1(e) or 10.1(f), (ii) the declaration of the termination of any Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the provisions of Article X hereof or (iii) the failure of any Borrower to pay any principal of, or interest on, any Loans of any Facility or any Unpaid Drawings on the applicable Maturity Date.

“Receivable(s)” means and includes all of Company’s and its Subsidiaries’ presently existing and hereafter arising or acquired accounts, accounts receivable, and all present and future rights of Company and its Subsidiaries to payment for goods sold or leased or for services rendered, whether or not they have been earned by performance, and all rights in any merchandise or goods which any of the same may represent, and all rights, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit.

“Receivables Documents” means all documentation relating to any receivables financing program providing for the sale of some or all Receivables Facility Assets by Company and its Subsidiaries (whether or not to a Receivables Subsidiary) in transactions purporting to be sales and shall include the documents evidencing any Permitted Accounts Receivable Securitization and any Receivables Factoring Facility.

“Receivables Facility Assets” means all Receivables (whether now existing or arising in the future) of Company or any of its Subsidiaries, and any assets related thereto, including without limitation (i) all collateral given by the respective account debtor or on its behalf (but not by Company or any of its Subsidiaries) securing such Receivables, (ii) all contracts and all guarantees (but not by Company or any of its Subsidiaries) or other obligations directly related to such Receivables, (iii) other related assets including those set forth in the Receivables Documents, and (iv) proceeds of all of the foregoing.

“Receivables Facility Attributable Debt” means at any date of determination thereof in connection with the Receivables Documents, the aggregate Dollar Equivalent of the net outstanding amount theretofore paid, directly or indirectly, by a funding source to a receivables subsidiary (including, without limitation, Company or any Subsidiary in connection with sales permitted pursuant to Section 8.4(d)(ii)) in respect of the Receivables Facility Assets sold, conveyed, contributed or transferred or pledged in connection with such documents (it being the intent of the parties that the amount of Receivables Facility Attributable Debt at any time outstanding approximate as closely as possible the principal amount of Indebtedness which would be outstanding at such time under the Receivables Documents, if the same were structured as a secured lending agreement rather than an agreement providing for the sale, conveyance, contribution to capital, transfer or pledge of such Receivables Facility Assets or interests therein).

“Receivables Factoring Facility” means a non-recourse (except (A) for customary representations, warranties, covenants and indemnities made in connection with such facilities, or (B) as is otherwise customary (as determined by Company in good faith) for similar transactions in the applicable jurisdictions)) sale of receivables by Company or any of its Subsidiaries directly or indirectly to another Person, including in connection with supply chain financing facilities.

“Receivables Subsidiary” means a special purpose Wholly-Owned Subsidiary of Company which has been or may be formed for the sole and exclusive purpose of engaging in activities in connection with the purchase, sale and financing of Receivables in connection with and pursuant to a Permitted Accounts Receivable Securitization; provided, however, that if the law of a jurisdiction in which Company proposes to create a Receivables Subsidiary does not provide for the creation of a special purpose entity that is acceptable to Company or requires the formation of one or more additional entities (whether or not Subsidiaries of Company), the Administrative Agent may in its reasonable discretion permit Company to form such other type of entity in such jurisdiction to serve as a Receivables Subsidiary as is necessary or customary for similar transactions in such jurisdiction.

“Recipient” means the Administrative Agent, any Lender, or any Facing Agent, as applicable, other than for the purposes of Section 4.7(h) in which case it has the meaning assigned to that term in Section 4.7(h).

“Recovery Event” means the receipt by Company (or any of its Subsidiaries) of any insurance or condemnation proceeds payable (i) by reason of any theft, physical destruction or damage or any other similar event with respect to any properties or assets of Company or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of Company or any of its Subsidiaries or (iii) under any policy of insurance required to be maintained under Section 7.9; provided, however, that in no event shall payments made under personal injury insurance or business interruption insurance constitute a Recovery Event.

“Refinanced Revolving Commitments” has the meaning assigned to that term in Section 2.12.

“Refinanced Revolving Loans” has the meaning assigned to that term in Section 2.12.

“Refinanced Term Loans” has the meaning assigned to that term in Section 2.13.

“Refunded Multicurrency Swing Line Loans” has the meaning assigned to that term in Section 2.1(g)(ii).

“Refunded USD Swing Line Loans” has the meaning assigned to that term in Section 2.1(f)(ii).

“Register” has the meaning assigned to that term in Section 12.14.

“Related Fund” means, with respect to any Lender which is a Fund, any other Fund that is administered or managed by the same investment advisor of such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the environment or from any property of Company or its Subsidiaries, or at any other location, including any location to which Company or any Subsidiary has transported or arranged for the transportation of any Hazardous Material, including the movement of Hazardous Materials through or in the ambient air, soil, surface water or groundwater.

“Relevant Governmental Body” means the Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Jurisdiction” means, in relation to a Credit Party:

(a)the jurisdiction under whose laws that Credit Party is incorporated;

(b)any jurisdiction where any asset subject to or intended to be subject to security under any Security Document to be created by it is situated;

(c)any jurisdiction where it conducts its business; and

(d)the jurisdiction whose laws govern the perfection of any of the Security Documents entered into by it.

“Relevant Party” has the meaning assigned to that term in Section 4.7(h).

“Remedial Action” means actions legally required under applicable Environmental Laws to (i) clean up, remove or treat Hazardous Materials in the environment or (ii) perform pre-response or post-response studies and investigations and post-response monitoring and care or any other studies, reports or investigations relating to Hazardous Materials in the environment.

“Repatriation Limitation” has the meaning assigned to that term in Section 4.4(f).

“Replaced Lender” has the meaning assigned to that term in Section 3.7.

“Replacement Facility” means each Replacement Revolving Facility and/or each Replacement Term Facility, as the context requires.

“Replacement Lender” has the meaning assigned to that term in Section 3.7.

“Replacement Revolving Commitments” has the meaning assigned to that term in Section 2.12.

“Replacement Revolving Facility” has the meaning assigned to that term in Section 2.12.

“Replacement Revolving Loans” has the meaning assigned to that term in Section 2.12.

“Replacement Term Facility” has the meaning assigned to that term in Section 2.13.

“Replacement Term Loans” has the meaning assigned to that term in Section 2.13.

“Reportable Event” means a “reportable event” described in Section 4043(c) of ERISA or in the regulations thereunder with respect to a Plan, excluding any event for which the 30 day notice requirement has been waived.

“Representatives” has the meaning assigned to that term in Section 12.18(b).

“Required Lenders” means Non-Defaulting Lenders the sum of whose Effective Amount of Term Exposure and Revolving Commitments (or, if after the Revolving Commitment under any Revolving Facility has been terminated, outstanding Revolving Loans under such Revolving Facility and such Lender’s Revolver Pro Rata Share with respect to such Revolving Facility of outstanding Swing Line Loans under such Revolving Facility and LC Obligations under such Revolving Facility, as applicable), constitute greater than 50% of the sum of (i) the total Effective Amount of Term Exposure of Non-Defaulting Lenders and (ii) the Total Commitment less the aggregate Revolving Commitments of Defaulting Lenders (or, if after the Revolving Commitment under any Revolving Facility has been terminated, the total Effective Amount of outstanding Revolving Loans of Non-Defaulting Lenders under such Revolving Facility and the aggregate Revolver Pro Rata Share of all Non-Defaulting Lenders with respect to such Revolving Facility of the total Effective Amount of outstanding Swing Line Loans under such Revolving Facility and LC Obligations under such Revolving Facility at such time).

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case imposing a legal obligation or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reset Date” has the meaning assigned to that term in Section 1.3.

“Resolution Authority” means the EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means any of the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or the Assistant Treasurer of Company or, if applicable, any Subsidiary (including with respect to any Luxembourg Credit Party any authorized signatory appointed by the board of managers (conseil de gérance), by the sole manager or by the board of directors (conseil d'administration) of the relevant Luxembourg Credit Party).

“Restricted Investment” means any Investment other than an Investment permitted by Section 8.7 (other than clause (j) thereof).

“Restricted Lender” has the meaning assigned to that term in Section 1.7.

“Restricted Party” means a Person that is:

(i)listed on, or owned (meaning 50% or greater ownership interest) or controlled by one or more persons listed on any Sanctions List; or

(ii)located in, incorporated under the laws of, or owned (meaning 50% or greater ownership interest) or controlled by one or more persons located in or organized under the laws of, a country that is the target of comprehensive country-wide or territory wide Sanctions Laws and Regulations (as of the ~~Second~~Fifth Amendment Effective Date, the Crimea Region of Ukraine, Iran, Cuba, Syria, and North Korea, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic).

“Restricted Payment” has the meaning assigned to that term in Section 8.5.

“Returns” has the meaning assigned to that term in Section 6.9.

“Revolver Percentage” means, at any time with respect to any Revolving Facility, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Effective Amount of all Revolving Commitments (or, if after the Revolving Commitment under such Revolving Facility has been terminated, without duplication, outstanding Revolving Loans under such Revolving Facility, together with the aggregate Effective Amount of outstanding Swing Line Loans under such Revolving Facility and LC Obligations under such Revolving Facility, as applicable) at such time and the denominator of which is equal to the aggregate Effective Amount of all Revolving Commitments under all Revolving Facilities at such time plus, after the Revolving Commitment under any Revolving Facility has been terminated, without duplication, outstanding Revolving Loans under such Revolving Facility, together with the aggregate Effective Amount of outstanding Swing Line Loans under such Revolving Facility and LC Obligations under such Revolving Facility, as applicable.

“Revolver Pro Rata Share” means, when used with reference to any Revolving Lender under any Revolving Facility and any described aggregate or total amount in respect of any Revolving Facility, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Revolving Lender’s Revolving Commitment under such Revolving Facility or, if the Revolver Termination Date with respect to such Revolving Facility has occurred, such Revolving Lender’s Revolving Commitment most recently in effect under such Revolving Facility immediately prior to such date, giving effect to any subsequent assignments and the denominator of which shall be the Revolving Commitments under such Revolving Facility or, if the Revolver Termination Date with respect to such Revolving Facility has occurred, the Revolving Commitments most recently in effect under such Revolving Facility immediately prior to such date.

“Revolver Termination Date” means (a) with respect to the Multicurrency Revolving Facility, the earliest to occur of (i) ~~March 25~~June 28, ~~2024~~2027 (or such later termination date for such Facility to the extent extended or replaced as permitted by Section 2.12 or Section 2.14) or (ii) such earlier date as the Multicurrency Revolving Commitments shall have been terminated or otherwise reduced to $0 in accordance with the terms of this Agreement, (b) with respect to the USD Revolving Facility, the earliest to occur of (i) ~~March 25~~June 28, ~~2024~~2027 (or such later termination date for such Facility to the extent extended or replaced as permitted by Section 2.12 or Section 2.14) or (ii) such earlier date as the USD Revolving Commitments shall have been terminated or otherwise reduced to $0 in accordance with the terms of this Agreement, and (c) with respect to any Revolving Facility other than those described in clauses (a) and (b) above, the earliest to occur of (i) the scheduled maturity date for such Revolving Facility under this Agreement (or such later termination date for such Facility to the extent extended or replaced as permitted by Section 2.12 or Section 2.14) or (ii) such earlier date as the Commitments in respect of such Revolving Facility shall have been terminated or otherwise reduced to $0 in accordance with the terms of this Agreement.

“Revolving Commitment” means, with respect to any Revolving Lender under any Revolving Facility, such Revolving Lender’s commitment under such Revolving Facility, and “Revolving Commitments” means the commitments of all Revolving Lenders under such Revolving Facility collectively.

“Revolving Facility” means the USD Revolving Facility, the Multicurrency Revolving Facility, each Additional Revolving Facility, each Replacement Revolving Facility and/or each Extended Revolving Facility, as the context requires.

“Revolving Lender” means, with respect to any Revolving Facility, any Lender that has a Revolving Commitment for such Revolving Facility or that has made a Revolving Loan under such Revolving Facility.

“Revolving Loan” means a Multicurrency Revolving Loan, a USD Revolving Loan and a loan under any other Revolving Facility.

“RFR” means, for any RFR Loans denominated in Sterling, SONIA.

“RFR Borrowing” means, as to any Borrowing of RFR Loans, the RFR Loans comprising such Borrowing.

“RFR Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which banks are closed for general business in London, England.

“RFR Determination Day” has the meaning assigned to such term in the definition of “Daily Simple SONIA”.

“RFR Loan” means a Loan that bears interest at a rate based on Daily Simple SONIA.

“RFR Rate Day” has the meaning assigned to such term in the definition of “Daily Simple SONIA”.

“S&P” means Standard & Poor’s Ratings Services, or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, whereby a seller or transferor shall sell or otherwise transfer any real or personal property and then or thereafter lease, or repurchase under an extended purchase contract, conditional sale or other title retention agreement, the same or similar property; provided that Tax Incentive Programs shall not constitute a Sale and Leaseback Transaction hereunder.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be reasonably determined by the Administrative Agent or Facing Agent, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions Laws and Regulations” means the economic sanctions laws, regulations or restrictive measures administered, enacted, or enforced by: (i) the United States government; (ii) the United Nations; (iii) the European Union; (iv) any member state of the European Union; (v) the United Kingdom or (vi) the respective governmental institutions and agencies of any of the foregoing, including without limitation, OFAC, the United States Department of State, her Majesty’s Treasury (“HMT”) or the United Nations Security Council (together the “Sanctions Authorities”).

“Sanctions List” means any list of designated persons maintained by, or public announcement of Sanctions Laws and Regulations designation made by, any of the Sanctions Authorities.

“Scheduled Term Repayments” means, for any Term Facility, the scheduled principal repayments (a) in the case of USD Term A Loans, set forth in the definition of “Scheduled USD Term A Repayments” or (b) in the case of any other Term Facility, otherwise applicable to such Term Facility under this Agreement.

“Scheduled USD Term A Repayments” means, with respect to the principal payments on the USD Term A Loans for each date set forth below, the Dollar amount set forth opposite thereto, as reduced from time to time pursuant to Article IV:

Date	Scheduled USD Term A Repayment

On the last Business Day of each of the first ~~eight~~four full Fiscal Quarters occurring after the ~~Second~~Fifth Amendment Effective Date commencing with the Fiscal Quarter ending ~~June~~September 30, ~~2019~~2022

$~~4,984,375~~0
On the last Business Day of each of the following full Fiscal Quarters commencing with the Fiscal Quarter ending September 30, 2023 and ending	$8,437,500

Date	Scheduled USD Term A Repayment
with (and including) the Fiscal Quarter ending June 30, 2025

On the last Business Day of each of the following full Fiscal Quarters commencing with the Fiscal Quarter ending ~~June~~September 30, ~~2021~~2025 and ending with (and including) the Fiscal Quarter ending immediately prior to the USD Term A Loan Maturity Date

$~~14,953,125~~16,875,000
USD Term A Loan Maturity Date	Aggregate principal amount of all USD Term A Loans outstanding on such date

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of March 25, 2019, among the Company, the other Credit Parties party thereto, the Lenders party thereto, the Facing Agents party thereto, the Administrative Agent, and the Collateral Agent.

~~“Second Amendment Effective Date” has the meaning assigned to that term in the Second Amendment.~~

“Secured Creditors” has the meaning provided in the respective Security Documents to the extent defined therein and in any event shall include any Person who is granted a security interest pursuant to any Security Document.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt as of such date that is then secured by Liens on property or assets of Company and its Subsidiaries to (b) Consolidated EBITDA for the most recently completed four Fiscal Quarter period for which financial statements are internally available.

“Securities” means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Security Documents” means each Other Pledge Agreement, the U.S. Pledge Agreement and the Additional Security Documents, as each may at any time be amended, supplemented, restated or otherwise modified and in effect.

“Senior Managing Agents” means the Persons listed on Schedule 1.1(k).

~~“Senior Note (2022) Documents” means the Senior Notes (2022), the Senior Note (2022) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Notes (2022).~~

~~“Senior Note (2022) Indenture” means that certain Indenture dated as of March 27, 2006, between Company and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as trustee, as supplemented by that certain seventh supplemental indenture, dated as of March 9, 2012, among Company, the Subsidiaries of Company party thereto and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.~~

~~“Senior Note (2023) Documents” means the Senior Notes (2023), the Senior Note (2023) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Notes (2023).~~

~~“Senior Note (2023) Indenture” means that certain Indenture dated as of March 27, 2006, between Company and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as trustee, as supplemented by that certain eighth supplemental indenture, dated as of May 16, 2013, among Company, the Subsidiaries of Company party thereto and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.~~

~~“Senior Note (2025) Documents” means the Senior Notes (2025), the Senior Note (2025) Indenture and all other documents evidencing, guaranteeing or otherwise governing the terms of the Senior Notes (2025).~~

~~“Senior Note (2025) Indenture” means that certain Indenture dated as of March 27, 2006, between Company and The Bank of New York Mellon Trust Company, N.A. (f/k/a The Bank of New York Trust Company, N.A.), as trustee, as supplemented by that certain tenth supplemental indenture, dated as of June 25, 2015, among Company, the Subsidiaries of Company party thereto and the trustee, and as further amended, supplemented, restated or otherwise modified to the extent not prohibited by any Loan Document.~~

“Senior Note Documents” means, collectively, the ~~Senior Note (2022) Documents, the~~Dollar Senior Note (2023) Documents, the Dollar Senior Note (2025) Documents, the Dollar Senior Note (2026) Documents, the Dollar Senior Note (~~2020~~2030) Documents, the Dollar Senior Note (2031) Documents, the Euro Senior Note (~~2020~~2023) Documents, the Euro Senior Notes (2024) Documents and the Euro Senior ~~Note~~Notes (~~2023~~2027) Documents.

“Senior Note Indentures” means, collectively, the ~~Senior Note (2022) Indenture, the~~Dollar Senior Note (2023) Indenture, the Dollar Senior Note (2025) Indenture, the Dollar Senior Note (2026) Indenture, the Dollar Senior Note (~~2020~~2030) Indenture, the Dollar Senior Note (2031) Indenture, the Euro Senior Note (~~2020~~2023) Indenture, the Euro Senior Note (2024) Indenture and the Euro Senior Note (~~2023~~2027) Indenture.

“Senior Notes” means, collectively, the ~~Senior Notes (2022), the~~Dollar Senior Notes (2023), the Dollar Senior Notes (2025), the Dollar Senior Notes (~~2020~~2026), the Dollar Senior Notes (2030), the Dollar Senior Notes (~~2026~~2031), the Euro Senior Notes (~~2020~~2023), the Euro Senior Notes (2024) and the Euro Senior Notes (~~2023~~2027).

~~“Senior Notes (2022)” means those certain 5% Senior Notes due March 15, 2022, issued by Company in the aggregate principal amount of $750 million pursuant to the Senior Note (2022) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Senior Note (2022) Indenture.~~

~~“Senior Notes (2023)” means those certain 4% Senior Notes due November 15, 2023, issued by Company in the aggregate principal amount of $1 billion pursuant to the Senior Note (2023) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Senior Notes (2023) Indenture.~~

~~“Senior Notes (2025)” means those certain 5.25% Senior Notes due July 1, 2025, issued by Company in the aggregate principal amount of $1 billion pursuant to the Senior Note (2025) Indenture, which term shall include and shall constitute the notes issued in exchange therefor as contemplated by the Senior Notes (2025) Indenture.~~

“Shareholder Rights Agreement” means any shareholder rights agreements adopted from time to time by the Board of Directors of Company, which agreements may, among other things, provide that certain holders of Company’s Common Stock may receive contingent rights to purchase shares or fractional shares of preferred stock (which may be in the form of Series A Junior Participating Preferred Stock) and/or to acquire additional shares of Common Stock.

“Significant Asset Disposition” means an Asset Disposition that results in a Material Subsidiary ceasing to be a Subsidiary of Company.

“Similar Business” means (a) any industry, business, service or other activity engaged in or proposed to be engaged in by the Company or any Subsidiary on the ~~Second~~Fifth Amendment Effective Date, and any industry, business, service or other activity that is reasonably similar, ancillary, complementary or related to, synergistic with, or a reasonable extension, development or expansion of, the industries, businesses, services or other activities in which the Company or any Subsidiary is engaged on the ~~Second~~Fifth Amendment Effective Date, in the case of each of the foregoing, as determined in the good faith judgment by the Company, (b) any industry, business, service or other activity that, in the good faith judgment of the Company, constitutes a reasonable diversification of one or more industries in which the Company or any Subsidiary is engaged, or of any businesses, services or other activities conducted by the Company or any Subsidiary, including, but not limited to, any industry, business, service or other activity engaged in by any Person within or ancillary to the horizontal or vertical supply chains of the Company or any Subsidiary (or any of branch or division thereof), and (c) such other industries, businesses, services or other activities to which the Administrative Agent may consent (such consent not to be unreasonably withheld, conditioned or delayed).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (iii) of the definition of “Base Rate”.

“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Adjustment” means ~~0.1193~~0.10% (~~11.93~~10.0 basis points).

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

~~“Specified Chinese Sale” means the sale of the Capital Stock of (i) Ball Asia Pacific (Foshan) Metal Container Limited, a company incorporated under the laws of the People’s Republic of China, (ii) Ball Asia Pacific (Beijing) Metal Container Limited, a company incorporated under the laws of the People’s Republic of China, (iii) Ball Asia Pacific (Qingdao) Metal Container Limited in English, a company incorporated under the laws of the People’s Republic of China and (iv) Ball Asia Pacific (Hubei) Metal Container Limited in English, a company incorporated under the laws of the People’s Republic of China, in each case pursuant to the terms of that certain Master Purchase Agreement, dated as of December 13, 2018, by and among Ball Asia Pacific Ltd., a company incorporated with limited liability under the laws of Hong Kong (as Seller), ORG Technology Co., Ltd., a company incorporated under the laws of the People’s Republic of China (as Purchaser) and Company (as Seller Guarantor), as the same may be amended, restated, supplemented or otherwise modified from time to time.~~

“Spot Rate” for a currency means the rate determined by the Administrative Agent or Facing Agent, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date 2 Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or Facing Agent may obtain such spot rate from another financial institution designated by the Administrative Agent or Facing Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided, further, that Facing Agent may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency; provided, further, that (i) in the case of Euro denominated Loans, such delivery shall be 2 Business Days later and (ii) in the case of Sterling denominated Loans, such delivery shall be 1 Business Day later.

“Standby Letters of Credit” means, with respect to each Revolving Facility, any of the irrevocable standby letters of credit issued under such Revolving Facility and otherwise pursuant to the terms of this Agreement, in form reasonably acceptable to the Facing Agent that issues such standby letter of credit, together with any increases or decreases in the Stated Amount thereof and any renewals, amendments and/or extensions thereof.

“Stated Amount” or “Stated Amounts” means (i) with respect to any Letter of Credit issued in Dollars, the stated or face amount of such Letter of Credit to the extent available at the time for Drawing (subject to presentment of all requisite documents), and (ii) with respect to any Letter of Credit issued in any currency other than Dollars, the Dollar Equivalent of the stated or face amount of such Letter of Credit to the extent available at the time for Drawing (subject to presentment of all requisite documents), in either case as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit.

For purposes of calculating the Stated Amount of any Letter of Credit at any time:

(A)any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date Facing Agent actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit, whether or not Facing Agent receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment, except that if any Borrower has required that the increase in Stated Amount be given effect as of an earlier date and Facing Agent issues an amendment to that effect, then such increase in Stated Amount shall be deemed effective under this Agreement as of such earlier date requested by such Borrower; and

(B)any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date Facing Agent actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date Facing Agent receives the written consent (including by authenticated telex, cable, facsimile transmission or electronic imaging (with, in the case of a facsimile transmission or electronic imaging, a follow-up original hard copy)) of the Letter of Credit beneficiary or beneficiaries to such reduction, whether written consent must be dated on or after the date of the amendment issued by Facing Agent purporting to effect such reduction.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subject Transaction” means, with respect to any period, (a) the transactions contemplated by the ~~Second~~Fifth Amendment, (b) any Permitted Acquisition or the making of other third-party Investments by one or more of Company and its Subsidiaries permitted by this Agreement, (c) any Significant Asset Disposition, or any other material Asset Disposition in the discretion of the Company (as determined in good faith), in each case permitted by this Agreement, (d) the designation of a subsidiary as an Unrestricted Entity or an Unrestricted Entity as a Subsidiary in accordance with Section 12.23, (e) the incurrence, assumption or repayment of Indebtedness, (f) any Restricted Payment, (g) any Additional Facility, Replacement Revolving Loans, Replacement Revolving Commitments, or Replacement Term Loans, or (h) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.

“Subsidiary” of any Person means any corporation, partnership (limited or general), limited liability company, trust or other entity of which a majority of the stock (or equivalent ownership or equity interest) having voting power to elect a majority of the board of directors (if a corporation) or to select the trustee or equivalent managing body or controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof. The Persons listed in a letter delivered by the Company to the Administrative Agent and the Lenders on the ~~Second~~Fifth Amendment Effective Date, will not constitute Subsidiaries of Company for purposes of the Loan Documents, unless (x) such Person otherwise meets the requirements of this definition and (y) such Person is designated as a “Subsidiary” by Company in a written notice to the Administrative Agent. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement (a) shall refer to a Subsidiary or Subsidiaries of Company and (b) shall not include any Unrestricted Entity.

“SunGard Representations” means representations and warranties made by (i) the seller in the acquisition agreement that are material to the interest of the applicable Lenders and New Lenders under the applicable Additional Facility are true and correct in all material respects and if not correct give the purchaser the right not to close the applicable acquisition or to terminate its obligations under the acquisition agreement, and (ii) Company and each other Credit Party relating solely to (a) corporate existence, power and authority, in each case as they relate to entering into and performance of the relevant credit documentation by Company and each other Credit Party, (b) the authorization, execution, delivery and enforceability (subject to customary enforceability exceptions) of the credit documentation, in each case as they relate to entering into and performance of the relevant credit documentation by Company and each other Credit Party, (c) no conflicts of the credit documentation with organizational documents; (e) margin regulations; (f) Investment Company Act of 1940; (g) use of proceeds not in violation of Anti-Corruption Laws or Sanctions Laws and Regulations; and (h) the Patriot Act.

“Supermajority Lenders” means Non-Defaulting Lenders the sum of whose Effective Amount of Term Exposure, and Revolving Commitments (or, if after the Revolving Commitment under any Revolving Facility has been terminated, outstanding Revolving Loans under such Revolving Facility and such Lender’s Revolver Pro Rata Share with respect to such Revolving Facility of outstanding Swing Line Loans under such Revolving Facility and LC Obligations under such Revolving Facility, as applicable), constitute greater than 66-2/3% of the sum of (i) the total Effective Amount of Term Exposure of Non-Defaulting Lenders and (ii) the Total Commitment less the aggregate Revolving Commitments of Defaulting Lenders (or, if after the Revolving Commitment under any Revolving Facility has been terminated, the total Effective Amount of outstanding Revolving Loans of Non-Defaulting Lenders under such Revolving Facility and the aggregate Revolver Pro Rata Share of all Non-Defaulting Lenders with respect to such Revolving Facility of the total Effective Amount of outstanding Swing Line Loans under such Revolving Facility and LC Obligations under such Revolving Facility at such time).

“Supplier” has the meaning assigned to that term in Section 4.7(h).

“Sustainability Assurance Provider” means (a) a qualified external reviewer, independent of the Company and its Affiliates, with relevant expertise with respect to evaluating KPIs with respect to ESG targets and ESG Ratings targets, such as an auditor, environmental consultant and/or independent ratings agency of recognized national standing, or (b) another Person designated by the Company and approved by the Required Lenders.

“Sustainability Coordinators” means each of Bank of America, N.A., Deutsche Bank Securities Inc. and Credit Agricole Corporate and Investment Bank, or any of their respective affiliates, each in their capacity as a Sustainability Coordinator.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Company or any of its Subsidiaries shall be a Swap Contract.

“Swing Line Commitment” means the Multicurrency Swing Line Commitment or the USD Swing Line Commitment, as the context requires.

“Swing Line Facility” means the Multicurrency Swing Line Facility or the USD Swing Line Facility, as applicable.

“Swing Line Lender” means European Swing Line Lender or U.S. Swing Line Lender, as applicable.

“Swing Line Loans” means USD Swing Line Loans and Multicurrency Swing Line Loans.

“Tax Sharing Agreements” means all tax sharing, disaffiliation tax allocation and other similar agreements entered into by Company or its Subsidiaries on or before the ~~Second~~Fifth Amendment Effective Date.

“Tax Incentive Programs” means industrial revenue, tax increment, tax incentive, payment-in-lieu-of-taxes (PILOT) programs and other similar programs or financings.

“Taxes” or “Tax” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings (including backup withholding) imposed by any Governmental Authority, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing.

“Term Commitment” means, with respect to any Lender and any Term Facility the obligation of such Lender to make Loans under such Term Facility (including loans made pursuant to any Additional Facility that increases such Term Facility, and any Extended Term Loans or Replacement Term Loans), which commitment as of the ~~Second~~Fifth Amendment Effective Date is the principal amount set forth opposite such Lender’s name on Schedule 1.1(a) hereto for the amount of its commitment to such Term Facility, as such commitments may be adjusted from time to time pursuant to this Agreement, and “Term Commitments” means such commitments collectively.

“Term Exposure” means, for any Term Facility, with respect to any Term Lender under such Term Facility, as of any date of determination, the outstanding principal amount of the Term Loans of such Term Lender under such Term Facility; provided that at any time prior to the termination of the Term Commitments under such Term Facility, the Term Exposure of such Term Lender under such Facility shall be equal to the sum of such Term Lender’s Term Loans and Term Commitment under such Facility.

“Term Facility” means the USD Term A Facility, and each other Facility under this Agreement other than the Multicurrency Revolving Facility, the USD Revolving Facility, the Multicurrency Swing Line Facility, the USD Swing Line Facility, each Additional Revolving Facility, each Replacement Revolving Facility and each Extended Revolving Facility, and “Term Facilities” means the Term Facilities, collectively.

“Term Lender” means, with respect to any Term Facility, any Lender that has a Term Commitment for such Term Facility or that has made a Term Loan under such Term Facility.

“Term Loans” means the Loans under the Term Facilities, collectively.

“Term Maturity Date” means, with respect to any Term Facility, the scheduled maturity date for such Term Facility under this Agreement, or in the applicable joinder, amendment or supplement to this Agreement setting forth the terms of any Additional Facility in respect of Additional Term Loans, tranche of Extended Additional Facility Commitments in respect of Additional Term Loans, or Extended Term Facility, as the context may require.

“Term Note” means a USD Term A Note or any other note issued pursuant to the terms of this Agreement in respect of a Term Facility as the context may require.

“Term Percentage” means, at any time with respect to any Term Facility, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate Effective Amount of all Term Loans under such Term Facility outstanding at such time and the denominator of which is equal to the aggregate Effective Amount of all Term Loans outstanding at such time.

“Term SOFR” means,

(a)

for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)

for any calculation with respect to an Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means  the forward-looking term rate based on SOFR.

“Termination Event” means the occurrence of any of the following: (a) a Reportable Event, or (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or (c) the termination of a Plan, the filing of a notice of intent to terminate a Plan or a Foreign Pension Plan or the treatment of a Plan or Foreign Pension Plan amendment as a termination, under Section 4041 of ERISA or similar foreign laws, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Plan or Foreign Pension Plan by the PBGC or similar foreign governmental authority, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (f) the imposition of a Lien pursuant to Section 430(k) of the Code or Section 303 of ERISA, or (g) the determination that any Plan or Multiemployer Plan is considered an at-risk plan or plan in endangered or critical status within the meaning of Sections 430, 431 or 432 of the Code or Sections 303, 304 or 305 of ERISA or (h) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan or Foreign Pension Plan if withdrawal liability is asserted by such plan, or (i) the insolvency of a Multiemployer Plan under Section 4245 of ERISA, or (j) the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA, or (k) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Credit Party or any ERISA Affiliate.

“Test Period” means the four consecutive Fiscal Quarters of Company then last ended for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1 (or pursuant to Section 5.1(n) if financial statements have not been delivered pursuant to Section 7.1).

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of August 3, 2020, among the Company, the other Credit Parties party thereto, the Lenders party thereto, the Facing Agents party thereto, the Administrative Agent, and the Collateral Agent.

“Total Available Multicurrency Revolving Commitment” means, at the time any determination thereof is made, the sum of the respective Available Multicurrency Revolving Commitments of the Multicurrency Revolving Lenders at such time.

“Total Available Revolving Commitment” means, at the time any determination is made, the sum of the Total Available Multicurrency Revolving Commitment and the Total Available USD Revolving Commitment.

“Total Available USD Revolving Commitment” means, at the time any determination thereof is made, the sum of the respective Available USD Revolving Commitments of the USD Revolving Lenders at such time.

“Total Commitment” means, at the time any determination thereof is made, the sum of the Term Commitments and the Revolving Commitments at such time.

“Total Multicurrency Revolving Commitment” means, at the time any determination thereof is made, the sum of the Multicurrency Revolving Commitments of all Multicurrency Revolving Lenders at such time.

“Total USD Revolving Commitment” means, at the time any determination thereof is made, the sum of the USD Revolving Commitments of all USD Revolving Lenders at such time.

“Type” means any type of Loan, namely, a Base Rate Loan, a SOFR Loan, a Eurocurrency Loan or an RFR Loan. For purposes hereof, the term “Rate” shall include the Eurocurrency Rate, the Base Rate, Adjusted Term SOFR and Daily Simple SONIA.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP” means the Uniform Customs and Practices for Documentary Credit Operations (UCP 600).

“UK Corporation Tax Act” means the Corporation Tax Act 2009 of the United Kingdom.

“UK Credit Party” means each Person organized or formed under the laws of the England and Wales (i) that is or becomes an Other Subsidiary Borrower or (ii) grants security in respect of any Capital Stock owned by it in a Borrower or a Material Subsidiary in accordance with Section 7.12, in each case, solely to the extent that such Person remains an Other Subsidiary Borrower or continues to grant security in respect of Capital Stock in accordance with the terms of this Agreement.

“UK Direction” has the meaning assigned to that term in clause (c)(iii) of the definition of “Excluded Taxes” in Section 1.1.

“UK DTTP Filing” means an HMRC Form DTTP2 duly completed and filed by the relevant Credit Party, which:

(a)

where it relates to a UK Treaty Lender that is a Lender on the date of this Agreement, contains the scheme reference number and jurisdiction of tax residence opposite that Lender’s name in Schedule 1.1(i), and

(i)	where the Credit Party is a Credit Party on the date of this Agreement, is filed with HMRC within 30 Business Days after the date of this Agreement; or
(ii)

where the Credit Party becomes a Credit Party after the date of this Agreement, is filed with HMRC within 30 Business Days after the date on which that Credit Party becomes an additional Borrower under this Agreement; or

(b)

where it relates to a UK Treaty Lender that becomes a Lender after the Closing Date, contains the scheme reference number and jurisdiction of tax residence in the relevant Assignment and Assumption Agreement, and

(i)

where the Credit Party is a Credit Party on the date such UK Treaty Lender becomes a Lender under this Agreement (“New Lender Date”), is filed with HMRC within 30 Business Days after the New Lender Date; or

(ii)

where the Credit Party becomes a Credit Party under this Agreement after the New Lender Date, is filed with HMRC within 30 Business Days after the date on which that Credit Party becomes a Credit Party under this Agreement.

“UK DTTP Scheme” has the meaning assigned to that term in Section 4.7(f)(iii)(2).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(a)a Lender:

(i)which is a bank (as defined for the purpose of section 879 of the UK Taxes Act) making an advance under a Loan Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payment apart from section 18A of the UK Corporation Tax Act; or

(ii)in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the UK Taxes Act) at the time that that advance was made and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)a Lender which is:

(i)a company resident in the United Kingdom for United Kingdom tax purposes;

(ii)a partnership each member of which is (A) a company resident in the United Kingdom or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK Corporation Tax Act;

(iii)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) of that company; or

(c)a UK Treaty Lender.

“UK Registration Requirements” means, in respect of a UK Credit Party, the making or the procuring of the appropriate registrations, filings, endorsements, notarization, stamping (including the payment of stamp duty or similar taxes and/or fees) and/or notifications of any Security Document and/or the Liens created thereunder in order to perfect them.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Security Documents” means any Other Pledge Agreements from time to time executed by any Credit Party governed by the laws of England and Wales.

“UK Security Trustee” means Deutsche Bank AG New York Branch in its capacity as the UK Security Trustee under the UK Security Documents or any successor UK Security Trustee.

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is either:

(a)a company resident in the United Kingdom for United Kingdom tax purposes;

(b)a partnership each member of which is (A) a company resident in the United Kingdom or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the UK Corporation Tax Act) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the UK Corporation Tax Act; or

(c)a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the UK Corporation Tax Act) of that company.

“UK Taxes Act” means the Income Tax Act 2007 of the United Kingdom.

“UK Treaty Lender” means a Lender which is treated as a resident of a UK Treaty State for the purposes of the Treaty, does not carry on a business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected and meets all other conditions in the Treaty for full exemption from tax imposed by the United Kingdom on interest, except that for this purpose it shall be assumed that any necessary procedural formalities are satisfied.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom, which makes provision for full exemption from tax imposed by the United Kingdom on interest.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unavailable Rate” has the meaning assigned to that term in Section 3.6(b).

“Uncommitted Short Term Lines of Credit” means overdraft facilities, lines of credit or similar facilities providing for uncommitted advances to a Foreign Subsidiary, a Domestic Subsidiary or Company; provided that no Indebtedness incurred thereunder remains outstanding for more than one year and no Subsidiary grants any Lien (other than Customary Permitted Liens) to secure such Indebtedness.

“Unmatured Event of Default” means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

“Unpaid Drawing” has the meaning assigned to that term in Section 2.10(d).

“Unrestricted Entity” means (i) prior to a redesignation by Company pursuant to Section 12.23, each Person set forth on Schedule 1.1(e) hereto, (ii) prior to a redesignation by Company pursuant to Section 12.23, each Person from time to time designated as an Unrestricted Entity by Company pursuant to a notice signed by a Responsible Officer identifying such Person to be designated as an Unrestricted Entity so long as (A) immediately before and immediately after the effectiveness of such designation, no Unmatured Event of Default or Event of Default exists or will exist (including, without limitation, the permissibility of any Investment, Indebtedness, Liens or other obligations existing at such Subsidiaries) and (B) after giving effect to such redesignation, Company shall be in compliance with the financial covenant set forth in Article IX (calculated on a Pro Forma Basis) as of the end of the most recent Test Period and (iii) each successor of the foregoing.

“USD LC Obligations” means, at any time, an amount equal to the sum of (a) the aggregate Stated Amount of the then outstanding USD Letters of Credit and (b) the aggregate amount of Unpaid Drawings under USD Letters of Credit that have not been reimbursed. The USD LC Obligation of any USD Revolving Lender at any time means its USD Revolver Pro Rata Share of the aggregate USD LC Obligations outstanding at such time.

“USD Letters of Credit” means, collectively, all Standby Letters of Credit and Bank Guarantees, in each case issued under the USD Revolving Facility and otherwise pursuant to the terms of this Agreement.

“USD Revolver Pro Rata Share” means, when used with reference to any USD Revolving Lender and any described aggregate or total amount in respect of the USD Revolving Facility, an amount equal to such USD Revolving Lender’s Revolver Pro Rata Share under the USD Revolving Facility.

“USD Revolver Sublimit” means, when used in reference to Company, the Total USD Revolving Commitment and when used in reference to any USD Subsidiary Borrower, the maximum aggregate Effective Amount of outstanding USD Revolving Loans, USD LC Obligations and USD Swing Line Loans permitted to be borrowed or otherwise incurred by such USD Subsidiary Borrower under the USD Revolving Facility, which amount is set forth on Schedule 1.1(c) under the heading “USD Revolver Sublimit”, as the same may be amended, restated, supplemented or otherwise modified pursuant to Section 2.15 or otherwise in accordance with the terms of this Agreement.

“USD Revolving Borrowers” means the Company and the USD Subsidiary Borrowers.

“USD Revolving Commitment” means, with respect to any USD Revolving Lender, the obligation of such USD Revolving Lender to make USD Revolving Loans (including loans made pursuant to any Additional Facility that increases the USD Revolving Facility and loans made pursuant to any Extended Revolving Commitment or Replacement Revolving Commitment in respect of the USD Revolving Facility) and to participate in USD Letters of Credit and USD Swing Line Loans, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the ~~Second~~Fifth Amendment Effective Date is the amount set forth opposite such lender’s name on Schedule 1.1(a) to the ~~Second~~Fifth Amendment  under the caption “Amount of USD Revolving Commitment”, and “USD Revolving Commitments” means such commitments collectively, which commitments equal $1,250,000,000 in the aggregate as of the ~~Second~~Fifth Amendment Effective Date.

“USD Revolving Commitment Fee” has the meaning assigned to that term in Section 3.2(b)(ii).

“USD Revolving Commitment Percentage” means, as to any USD Revolving Lender, such USD Revolving Lender’s USD Revolver Pro Rata Share.

“USD Revolving Commitment Period” means, with respect to the USD Revolving Commitments, the period from and including the ~~Second~~Fifth Amendment Effective Date (or in the case of any class of Extended USD Revolving Commitments or Replacement USD Revolving Commitments, from and including the date such commitments become effective), to but not including the Maturity Date for such Facility or, in the case of the USD Swing Line Commitment, the earlier of the Maturity Date for such Facility and the date that is 5 Business Days prior to the latest Maturity Date for such Facility.

“USD Revolving Facility” means the credit facility under this Agreement evidenced by the USD Revolving Commitments (including commitments under any Additional Facility that increases the USD Revolving Commitments, and Extended Revolving Commitments and Replacement Revolving Commitments in respect of the USD Revolving Facility) and the USD Revolving Loans (including loans made pursuant to any Additional Facility that increases the USD Revolving Facility and loans made pursuant to any Extended USD Revolving Commitment and any Replacement USD Revolving Commitment).

“USD Revolving Lender” means any Lender which has a USD Revolving Commitment or has made a USD Revolving Loan.

“USD Revolving Loan” and “USD Revolving Loans” have the meanings given in Section 2.1(a).

“USD Revolving Note” has the meaning assigned to that term in Section 2.2(a)(2).

“USD Subsidiary Borrower” means each Domestic Subsidiary of the Company that is (or becomes, pursuant to Section 2.15) a Borrower under the USD Revolving Facility and listed as a USD Subsidiary Borrower on Schedule 1.1(d) as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with Section 2.15 or otherwise in accordance with the terms of this Agreement.

“USD Swing Line Commitment” means, with respect to the U.S. Swing Line Lender, at any date, its obligation to make USD Swing Line Loans pursuant to Section 2.1(f)(i) in the amount referred to therein.

“USD Swing Line Facility” means the credit facility under this Agreement evidenced by the USD Swing Line Commitment and the USD Swing Line Loans.

“USD Swing Line Loans” has the meaning assigned to that term in Section 2.1(f)(i).

“USD Swing Line Loan Participation Certificate” means a certificate, substantially in the form of Exhibit 2.1(f).

“USD Swing Line Note” has the meaning assigned to that term in Section 2.2(a)(4).

“USD Term A Commitment” means, with respect to any USD Term A Lender, the obligation of such USD Term A Lender to make USD Term A Loans, as such commitment may be adjusted from time to time pursuant to this Agreement, which commitment as of the ~~Second~~Fifth Amendment Effective Date is the amount set forth opposite such USD Term A Lender’s name on Schedule 1.1(a) hereto under the caption “Amount of USD Term A Commitment”, and “USD

Term A Commitments” means such commitments of all of the USD Term A Lenders collectively which commitments equal $~~797,500,000~~1,350,000,000 in the aggregate on the ~~Second~~Fifth Amendment Effective Date.

“USD Term A Facility” means the credit facility under this Agreement evidenced by the USD Term A Commitments and the USD Term A Loans.

“USD Term A Lender” means, any Lender that has a USD Term A Commitment or that has made a USD Term A Loan.

“USD Term A Loan” and “USD Term A Loans” have the meanings assigned to those terms in Section 2.1(b).

“USD Term A Loan Maturity Date” means the fifth year anniversary of the ~~Second~~Fifth Amendment Effective Date.

“USD Term A Pro Rata Share” means, when used with reference to any USD Term A Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such USD Term A Lender’s USD Term A Commitment, or if the USD Term A Commitments have expired, such USD Term A Lender’s USD Term A Commitment most recently in effect immediately prior to such expiry, giving effect to any subsequent assignments and the denominator of which shall be the USD Term A Commitments, or if the USD Term A Commitments have expired, the USD Term A Commitments most recently in effect immediately prior to such expiry.

“U.S. Credit Party” means any Credit Party organized or formed in the United States or any state thereof or the District of Columbia and any other Person that in each case is a United States person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Domiciled Foreign Guarantor” means any Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia that is (i) a Domestic Subsidiary (without giving effect to clauses (i) and (ii) of the definition thereof) of a Foreign Subsidiary (without regard to the last sentence of such definition or the last sentence of this definition) or (ii) treated as a Foreign Subsidiary (without regard to the last sentence of such definition) solely as a result of the application of clauses (i) or (ii) of the definition of “Domestic Subsidiary”. Each U.S. Domiciled Foreign Guarantor shall be treated as a Foreign Subsidiary for all purposes under the Loan Documents.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income department of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Pledge Agreement” has the meaning assigned to that term in Section 5.1(a)(iii).

“U.S. Swing Line Lender” means Deutsche Bank AG New York Branch in such capacity.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.7(f).

“VAT” means (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere.

“Voting Securities” means any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” means a Domestic Subsidiary that is a Wholly-Owned Subsidiary.

“Wholly-Owned Foreign Subsidiary” means a Foreign Subsidiary that is a Wholly-Owned Subsidiary.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of Capital Stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

“Wholly-Owned U.S. Domiciled Foreign Guarantor” means a U.S. Domiciled Foreign Guarantor that is a Wholly-Owned Subsidiary.

“Withholding Agent” means any Credit Party and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom,  any powers of the applicable Resolution Authority  under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution  or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“written” or “in writing” means any form of written communication or a communication by means of facsimile device or other electronic image scan transmission (e.g., “pdf” via email).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” The words “herein,” “hereof” and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. References to “Articles”, “Sections”, “paragraphs”, “Exhibits” and “Schedules” in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise expressly provided herein, references to constitutive and Organizational Documents and to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document.

1.2 Accounting Terms; Financial Statements.

(a)Except as otherwise expressly provided herein, all accounting terms used herein but not expressly defined in this Agreement and all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall have the respective meanings given to them or shall be made in accordance with GAAP. Except as otherwise expressly provided herein, the financial statements required to be delivered pursuant to Section 7.1 shall be prepared in accordance with GAAP in the United States of America as in effect on the respective dates of their preparation. Unless otherwise provided for herein, wherever any computation is to be made with respect to any Person and its Subsidiaries, such computation shall be made so as to exclude all items of income, assets and liabilities attributable to any Person which is not a Subsidiary of such Person. For purposes of the financial terms set forth herein, including, without limitation, for all purposes under Article IX, whenever a reference is made to a determination which is required to be made on a consolidated basis (whether in accordance with GAAP or otherwise) for Company and its Subsidiaries, such determination shall be made as if all Unrestricted Entities were wholly-owned by a Person not an Affiliate of Company. In the event that any changes in generally accepted accounting principles in the U.S. occur after the date of this Agreement or the application thereof from that used in the preparation of the financial statements referred to in Section 6.5(a) hereof occur after the ~~Second~~Fifth Amendment Effective Date and such changes or such application result in a material variation in the method of calculation of financial covenants or other terms of this Agreement, then Company, the Administrative Agent and the Lenders agree to enter into and diligently pursue negotiations in good faith in order to amend such provisions of this Agreement so as to equitably reflect such changes so that the criteria for evaluating Company’s financial condition will be the same after such changes as if such changes had not occurred; provided that until so amended, such financial covenants or other terms of this Agreement shall continue to be calculated in accordance with GAAP as in effect and applied immediately before such change shall have become effective. Notwithstanding anything to the contrary above or in the definitions of Capitalized Lease, Capitalized Lease Obligations, Consolidated Interest Expense or any other term or provision in this Agreement or any other Loan Document, in the event of a change under GAAP (or the application thereof) after the Closing Date requiring all or certain operating leases to be capitalized or characterized as a finance lease, only those leases that would result in a Capitalized Lease or Capitalized Lease Obligations on the Closing Date (assuming for purposes hereof that such leases were in existence on the Closing Date and applying GAAP as in effect on such date) hereunder shall be considered Capitalized Leases or Capitalized Lease Obligations hereunder and all calculations and deliverables under this Agreement or any other Loan Document shall be made in accordance therewith.

(b)For purposes of computing the First Lien Net Leverage Ratio, the Net Leverage Ratio, the Secured Net Leverage Ratio or compliance with covenants or tests determined by reference to Consolidated EBITDA, Consolidated Tangible Assets or Consolidated Assets, in each case for the applicable four Fiscal Quarter period, such ratios, covenants and tests, including all components thereof for such period, shall be calculated on a Pro Forma Basis as determined in good faith by Company.

(c)For purposes of the limitations, levels and baskets in Articles IV, VII, VIII and X stated in Dollars, non-Dollar currencies will be converted into Dollars at the time of incurrence or receipt, as the case may be, using the methodology set forth in the definition of “Dollar Equivalent”.

1.3 Calculation of Exchange Rate. On each Exchange Rate Determination Date, the Administrative Agent shall (a) determine the Exchange Rate as of such Exchange Rate Determination Date and (b) give notice thereof (i) to each Borrower and (ii) to each Lender that shall have requested such information. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Exchange Rate Determination Date (each, a “Reset Date”) and shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rate employed in converting amounts between Dollars or Alternative Currencies.

1.4 Timing of Performance. When the performance of any covenant or duty is stated to be required on a day which is not a Business Day, the date of such performance shall be extended to the immediately succeeding Business Day.

1.5 Limited Condition Transactions. In connection with any action being taken solely in connection with a Limited Condition Transaction, for purposes of:

(a)determining compliance with any provision of this Agreement which requires the calculation of Consolidated EBITDA (including, without limitation, tests measured as a percentage of Consolidated EBITDA), the First Lien Net Leverage Ratio, the Net Leverage Ratio, the Secured Net Leverage Ratio or Available Liquidity (including, without limitation, Section 2.9); or

(b)testing availability under baskets set forth in this Agreement (including, without limitation, baskets measured as a percentage of Consolidated Tangible Assets or Consolidated Assets);

in each case, at the option of Company (Company’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be deemed to be (i) in the case of a Limited Condition Acquisition, the date the definitive agreements for such Limited Condition Acquisition are entered into, (ii) in the case of any redemption or repayment of Indebtedness requiring irrevocable advance notice or any irrevocable offer to purchase Indebtedness that is not subject to obtaining financing, the date of such irrevocable advance notice or irrevocable offer and (iii) in the case of any declaration of a Dividend in respect of, or irrevocable advance notice of, or any irrevocable offer to, purchase, redemption or other acquisition or retirement for value of any Capital Stock of, Company that is not subject to obtaining financing, the date of such declaration, irrevocable advance notice or irrevocable offer (each, an “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent Test Period ended prior to the LCT Test Date, Company could have taken such action on the relevant LCT Test Date in compliance with such test, ratio or basket, such test, ratio or basket shall be deemed to have been complied with. If Company has made an LCT Election and any of the tests, ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such test, ratio or basket, including due to fluctuations in Consolidated EBITDA, Consolidated Tangible Assets or Consolidated Assets of Company and its Subsidiaries, at or prior to the consummation of the relevant transaction or action, such tests, baskets or ratios will be deemed not to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or action is permitted to be consummated or taken. If Company has made an LCT Election for any Limited Condition Transaction, then (x) in connection with any subsequent calculation of any test, ratio or basket availability with respect to the incurrence of Indebtedness or Liens, or the making of Investments, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of Company, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Entity on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Acquisition, the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such test, ratio or basket shall be tested by calculating the availability under such test, ratio or basket on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and any associated Lien and the use of proceeds thereof) and (y) in connection with any calculation of any ratio, test or basket availability with respect to the making of Restricted Payments following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or, in the case of a Limited Condition Acquisition, the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, for purposes of determining whether the making of such Restricted Payment is permitted under this Agreement, any such test, ratio or basket shall be tested by calculating the availability under such test, ratio or basket on a Pro Forma Basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith have not been consummated.

In connection with any action being taken in connection with a Limited Condition Acquisition, for purposes of determining compliance with any provision of this Agreement which requires that no Unmatured Event of Default, Event of Default, or specified Event of Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of Company, be deemed satisfied, so long as no Unmatured Event of Default, Event of Default, or specified Event of Default, as applicable, exists on the date the definitive agreements for such Limited Condition Acquisition are entered into. If Company has exercised its option under this Section 1.5, and any Unmatured Event of Default, Event of Default, or specified Event of Default occurs following the date the definitive agreements for the applicable Limited Condition Acquisition were entered into and prior to the consummation of such Limited Condition Acquisition, any such Unmatured Event of Default, Event of Default, or specified Event of Default shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Acquisition is permitted hereunder.

1.6 Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, to the extent this Agreement relates to a Luxembourg Credit Party, a reference to: (a) a receiver, administrative receiver, administrator, trustee, custodian, sequestrator, conservator or similar officer appointed for the reorganization or liquidation of the business of a person includes, without limitation, a juge délégué, commissaire, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur; (b) a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security; (c) a person being unable to pay its debts includes that person being in a state of cessation de paiements; (d) creditors process means an executory attachment (saisie exécutoire) or conservatory attachment (saisie conservatoire); (e) a guarantee includes any garantie which is independent from the debt to which it relates and excludes any suretyship (cautionnement) within the meaning of Articles 2011 and seq. of the Luxembourg Civil Code; (f) by-laws or constitutional documents includes its up-to-date (restated) articles of association (statuts coordonnés); and (g) a director includes an administrateur or a gérant.

1.7 Restricted Lenders. With respect to each Lender and each Credit Party or Subsidiary that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetzg), or is otherwise organized, has its organizational seat, centre of main interest, is domiciled, or is administered (in the meaning of taking management decisions) within the European Union (each a “Restricted Person”), Section 6.21 and Section 7.4 shall only apply to the extent that such provision would not result in (a) any violation of, conflict with or liability under EU Regulation (EC) 2271/96 or similar blocking regulations of the United Kingdom or (b) a violation or conflict with section 7 of the German Foreign Trade and Payment Ordinance (Außenwirtschaftsverordnung) or a similar anti-boycott statute. In connection with any amendment, waiver, determination or direction relating to any part of Section 6.21 or Section 7.4, of which a Restricted Person does not have the benefit, to the extent that on or prior to the date of such amendment, waiver, determination or direction (and until such time as such Restricted Person shall advise the Administrative Agent and Company in writing otherwise), such Restricted Person has advised the Administrative Agent and Company in writing that it does not have such benefit (and such Restricted Person has not subsequently rescinded such advice), the Commitments of that Restricted Person that is a Lender will be excluded for the purpose of determining whether the consent of the Required Lenders has been obtained or whether the determination or direction by the Required Lenders has been made.

1.8 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or under the laws of any other state of the United States or the District of Columbia): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Capital Stock at such time.

1.9 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Rate or SONIA or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, the Eurocurrency Rate, SONIA or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate or SONIA, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, the Eurocurrency Rate, SONIA or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

AMOUNT AND TERMS OF DOLLAR, STERLING, EURO AND ALTERNATIVE CURRENCY CREDITS

2.1 The Commitments.

(a)USD Revolving Loans. Each USD Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to any or all of the USD Revolving Borrowers denominated in Dollars, in each case, on a revolving basis from time to time during the USD Revolving Commitment Period, in an amount not to exceed its USD Revolver Pro Rata Share of the Total Available USD Revolving Commitment and, with respect to any applicable USD Revolving Borrower, such USD Revolving Borrower’s Available USD Revolver Sublimit (each such loan by any USD Revolving Lender, together with loans made pursuant to any Additional Facility that increases the USD

Revolving Facility and loans made pursuant to any Extended Revolving Commitment or Replacement Revolving Commitment in respect of the USD Revolving Facility, a “USD Revolving Loan” and collectively, the “USD Revolving Loans”). All USD Revolving Loans comprising the same Borrowing hereunder shall be made by the USD Revolving Lenders simultaneously and in proportion to their respective USD Revolving Commitments. Prior to the Revolver Termination Date applicable to the USD Revolving Facility, USD Revolving Loans may be repaid and reborrowed by the USD Revolving Borrowers in accordance with the provisions hereof.

(b)Multicurrency Revolving Loans. Each Multicurrency Revolving Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans to any or all of the Multicurrency Revolving Borrowers denominated in Dollars or an Alternative Currency, in each case, on a revolving basis from time to time during the Multicurrency Revolving Commitment Period, in an amount not to exceed its Multicurrency Revolver Pro Rata Share of the Total Available Multicurrency Revolving Commitment and, with respect to any applicable Multicurrency Revolving Borrower, such Multicurrency Revolving Borrower’s Available Multicurrency Revolver Sublimit (each such loan by any Multicurrency Revolving Lender, together with loans made pursuant to any Additional Facility that increases the Multicurrency Revolving Facility and loans made pursuant to any Extended Revolving Commitment or Replacement Revolving Commitment in respect of the Multicurrency Revolving Facility, a “Multicurrency Revolving Loan” and collectively, the “Multicurrency Revolving Loans”). All Multicurrency Revolving Loans comprising the same Borrowing hereunder shall be made by the Multicurrency Revolving Lenders simultaneously and in proportion to their respective Multicurrency Revolving Commitments. Prior to the Revolver Termination Date applicable to the Multicurrency Revolving Facility, Multicurrency Revolving Loans may be repaid and reborrowed by the Multicurrency Revolving Borrowers in accordance with the provisions hereof.

(c)USD Term A Loans. Each USD Term A Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans (each such loan, a “USD Term A Loan” and collectively, the “USD Term A Loans”) to Company on the ~~Second~~Fifth Amendment Effective Date in an aggregate principal amount equal to the USD Term A Commitment of such USD Term A Lender. The USD Term A Loans (i) shall be denominated in Dollars and (ii) shall be made as Base Rate Loans or as ~~Eurocurrency~~SOFR Loans and shall be maintained as Base Rate Loans or ~~Eurocurrency~~SOFR Loans. Each USD Term A Lender’s USD Term A Commitment shall expire immediately and without further action on the ~~Second~~Fifth Amendment Effective Date after giving effect to all USD Term A Loans made or to be made on or before such date. No amount of a USD Term A Loan that is repaid or prepaid may be reborrowed hereunder.

(d)Additional Term Loans. Subject to Section 2.9, as set forth in any amendment to this Agreement entered into pursuant to Section 2.9, each Lender party thereto that is agreeing to provide Additional Term Loans thereunder severally and for itself alone, hereby agrees, subject to the terms hereof and thereof and in reliance upon the representations and warranties set forth in such amendment, in this Agreement, and in the other Loan Documents, to make its portion of such Additional Term Loans available to the borrower set forth in such amendment in the amount of its respective commitment to make such Additional Term Loans as set forth in such amendment, at the times and in the manner set forth in such amendment. No amount of any Additional Term Loan that is repaid or prepaid may be reborrowed. Each Additional Term Loan may be a Base Rate Loan, SOFR Loan, Eurocurrency Loan or RFR Loan as further provided herein.

(e)Cashless Settlement. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, any Lender may exchange, continue or rollover all of the portion of its Loans under any Facility in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement or any other Loan Document, pursuant to a cashless settlement mechanism approved by Company, the Administrative Agent, and such Lender.

(f)USD Swing Line Loans.

(i)USD Swing Line Commitments. Subject to the terms and conditions hereof, the U.S. Swing Line Lender in its individual capacity agrees to make swing line loans under the USD Revolving Facility in Dollars (“USD Swing Line Loans”) to any USD Revolving Borrower on any Business Day from time to time during the USD Revolving Commitment Period in an aggregate principal amount at any one time outstanding that do not exceed $200,000,000; provided, however, that in no event may the amount of any Borrowing of USD Swing Line Loans (A) exceed the Total Available USD Revolving Commitment immediately prior to such Borrowing (after giving effect to the use of proceeds thereof), (B) exceed the Available USD Revolver Sublimit for such Borrower immediately prior to such Borrowing or (C) cause the outstanding USD Revolving Loans of any Lender, when added to such Lender’s USD Revolver Pro Rata Share of the then outstanding USD Swing Line Loans and USD Revolver Pro Rata Share of the aggregate USD LC Obligations (exclusive of Unpaid Drawings relating to USD LC Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, USD Revolving Loans or USD Swing Line Loans) to exceed such Lender’s USD Revolving Commitment. Amounts borrowed by any USD Revolving Borrower under this Section 2.1(f)(i) may be repaid and reborrowed. The USD Swing Line Loans shall be made in Dollars and maintained as Base Rate Loans and, notwithstanding Section 2.6, shall not be entitled to be converted into any other Type of Loan.

(ii)Refunding of USD Swing Line Loans. The U.S. Swing Line Lender, at any time in its sole and absolute discretion, may, upon notice to the USD

Revolving Lenders, require each USD Revolving Lender (including the U.S. Swing Line Lender in its capacity as a USD Revolving Lender) to make a USD Revolving Loan in Dollars in an amount equal to such USD Revolving Lender’s USD Revolver Pro Rata Share of the principal amount of the applicable USD Swing Line Loans (the “Refunded USD Swing Line Loans”) outstanding on the date such notice is given; provided, however, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under Section 10.1(e) or 10.1(f). Unless any of the Events of Default described in Section 10.1(e) or 10.1(f) shall have occurred and be continuing (in which event the procedures of Section 2.1(f)(iii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a USD Revolving Loan are then satisfied, each USD Revolving Lender shall make the proceeds of its USD Revolving Loan available to the U.S. Swing Line Lender at the Notice Address prior to 11:00 a.m., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such USD Revolving Loans shall be immediately applied to repay the Refunded USD Swing Line Loans.

(iii)Participation in USD Swing Line Loans. If, prior to refunding a USD Swing Line Loan with a USD Revolving Loan pursuant to Section 2.1(f)(ii), an Event of Default under Section 10.1(e) or 10.1(f) shall have occurred and be continuing, or if for any other reason a USD Revolving Loan cannot be made pursuant to Section 2.1(f)(ii), then, subject to the provisions of Section 2.1(f)(iv) below, each USD Revolving Lender will, on the date such USD Revolving Loan was to have been made, purchase (without recourse or warranty) from the U.S. Swing Line Lender an undivided participation interest in such USD Swing Line Loan in an amount equal to its USD Revolver Pro Rata Share of such USD Swing Line Loan. Upon request, each USD Revolving Lender will immediately transfer to the U.S. Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the U.S. Swing Line Lender will deliver to such USD Revolving Lender a USD Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(iv)USD Revolving Lenders’ Obligations Unconditional. Each USD Revolving Lender’s obligation to make USD Revolving Loans in accordance with Section 2.1(f)(ii) and to purchase participating interests in accordance with Section 2.1(f)(iii) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such USD Revolving Lender may have against the U.S. Swing Line Lender, any USD Revolving Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Credit Party or any other Person; (D) any breach of this Agreement by any Credit Party or any other Person; (E) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any USD Revolving Lender does not make available to the U.S. Swing Line Lender the amount required pursuant to Section 2.1(f)(ii) or (iii) above, as the case may be, the U.S. Swing Line Lender shall be entitled to recover such amount on demand from such USD Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first 2 Business Days and at the Base Rate thereafter. Notwithstanding the foregoing provisions of this Section 2.1(f)(iv), no USD Revolving Lender shall be required to make a USD Revolving Loan to any USD Revolving Borrower for the purpose of refunding a USD Swing Line Loan pursuant to Section 2.1(f)(ii) above or to purchase a participating interest in a USD Swing Line Loan pursuant to Section 2.1(f)(iii) if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the applicable U.S. Swing Line Lender of such USD Swing Line Loan, such U.S. Swing Line Lender has received written notice from such Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Refunded USD Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such Lender to make such Refunded USD Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Lender notifies the U.S. Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

Notwithstanding anything to the contrary contained in this Section 2.1(f), the U.S. Swing Line Lender shall not be obligated to make any USD Swing Line Loan at any time when any other USD Revolving Lender is a Defaulting Lender, unless the U.S. Swing Line Lender has entered into arrangements with Company, any USD Subsidiary Borrower or such Defaulting Lender which are satisfactory to the U.S. Swing Line Lender to eliminate the U.S. Swing Line Lender’s Fronting Exposure (after giving effect to Section 4.1(b)(iii)) under the USD Revolving Facility with respect to any such Defaulting Lender, including the delivery of Cash Collateral, arising with respect to such USD Swing Line Loan.

(g)Multicurrency Swing Line Loans.

(i)Multicurrency Swing Line Commitment.

(1)Multicurrency U.S. Swing Line. Subject to the terms and conditions hereof, the U.S. Swing Line Lender in its individual capacity agrees to make swing line loans under the Multicurrency Revolving Facility in Dollars (“Multicurrency U.S. Swing Line Loans”) to any Multicurrency Revolving Borrower on any Business Day from time to time during the Multicurrency Revolving Commitment Period in an aggregate Effective Amount at any one time outstanding that, when added to the Effective Amount of Multicurrency European Swing Line Loans then outstanding, do not exceed $50,000,000; provided, however, that in no event may the amount of any Borrowing of Multicurrency Swing Line Loans (A) exceed the Total Available Multicurrency Revolving Commitment immediately prior to such Borrowing (after giving effect to the use of proceeds thereof), (B) exceed the Available Multicurrency Revolver Sublimit for such Multicurrency Revolving Borrower immediately prior to such Borrowing, or (C) cause the outstanding Multicurrency Revolving Loans of any Multicurrency Revolving Lender, when added to such Multicurrency Revolving Lender’s Multicurrency Revolver Pro Rata Share of the then outstanding Multicurrency Swing Line Loans and Multicurrency Revolver Pro Rata Share of the aggregate Multicurrency LC Obligations (exclusive of Unpaid Drawings relating to Multicurrency LC Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, Multicurrency Revolving Loans or Multicurrency Swing Line Loans) to exceed such Lender’s Multicurrency Revolving Commitment. Amounts borrowed by any Multicurrency Revolving Borrower under this Section 2.1(g)(i)(1) may be repaid and reborrowed. The Multicurrency U.S. Swing Line Loans shall be made in Dollars and maintained as Base Rate Loans and, notwithstanding Section 2.6, shall not be entitled to be converted into any other Type of Loan.

(2)Multicurrency European Swing Line. Subject to the terms and conditions hereof, the European Swing Line Lender in its individual capacity agrees to make swing line loans under the Multicurrency Revolving Facility in Euros or Sterling (“Multicurrency European Swing Line Loans”) to any Multicurrency Revolving Borrower that is a Foreign Subsidiary on any Business Day from time to time during the Multicurrency Revolving Commitment Period in an aggregate Effective Amount at any one time outstanding that, when added to the Effective Amount of Multicurrency U.S. Swing Line Loans then outstanding, do not exceed the Dollar Equivalent of $50,000,000; provided, however, that in no event may the amount of any Borrowing of Multicurrency Swing Line Loans (A) exceed the Total Available Multicurrency Revolving Commitment immediately prior to such Borrowing (after giving effect to the use of proceeds thereof), (B) exceed the Available Multicurrency Revolver Sublimit for such Borrower immediately prior to such Borrowing or (C) cause the outstanding Multicurrency Revolving Loans of any Multicurrency Revolving Lender, when added to such Multicurrency Revolving Lender’s Multicurrency Revolver Pro Rata Share of the then outstanding Multicurrency Swing Line Loans and Multicurrency Revolver Pro Rata Share of the aggregate Multicurrency LC Obligations (exclusive of Unpaid Drawings relating to Multicurrency LC Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, Multicurrency Revolving Loans or Multicurrency Swing Line Loans) to exceed such Multicurrency Revolving Lender’s Multicurrency Revolving Commitment. Amounts borrowed under this Section 2.1(g)(i)(2) may be repaid and reborrowed. The Multicurrency European Swing Line Loans shall be made in Euros or Sterling, as required by any

Multicurrency Revolving Borrower, and maintained as Overnight Rate Loans, and, notwithstanding Section 2.6, shall not be entitled to be converted into any other Type of Loan.

(ii)Refunding of Multicurrency Swing Line Loans. Each Swing Line Lender, at any time in its sole and absolute discretion, may, upon notice to the Multicurrency Revolving Lenders, require each Multicurrency Revolving Lender (including such Swing Line Lender in its capacity as a Multicurrency Revolving Lender) to make a Multicurrency Revolving Loan in the Applicable Currency in an amount equal to such Multicurrency Revolving Lender’s Multicurrency Revolver Pro Rata Share of the principal amount of the applicable Multicurrency Swing Line Loans (the “Refunded Multicurrency Swing Line Loans”) outstanding on the date such notice is given; provided, however, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under Section 10.1(e) or 10.1(f). Unless any of the Events of Default described in Section 10.1(e) or 10.1(f) shall have occurred and be continuing (in which event the procedures of Section 2.1(g)(iii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Multicurrency Revolving Loan are then satisfied, each Multicurrency Revolving Lender shall make the proceeds of its Multicurrency Revolving Loan available to the applicable Swing Line Lender at the Notice Address prior to 11:00 a.m., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Multicurrency Revolving Loans shall be immediately applied to repay the Refunded Multicurrency Swing Line Loans.

(iii)Participation in Multicurrency Swing Line Loans. If, prior to refunding a Multicurrency Swing Line Loan with a Multicurrency Revolving Loan pursuant to Section 2.1(g)(ii), an Event of Default under Section 10.1(e) or 10.1(f) shall have occurred and be continuing, or if for any other reason a Multicurrency Revolving Loan cannot be made pursuant to Section 2.1(g)(ii), then, subject to the provisions of Section 2.1(g)(iv) below, each Multicurrency Revolving Lender will, on the date such Multicurrency Revolving Loan was to have been made, purchase (without recourse or warranty) from the applicable Swing Line Lender an undivided participation interest in such Multicurrency Swing Line Loan in an amount equal to its Multicurrency Revolver Pro Rata Share of such Multicurrency Swing Line Loan. Upon request, each Multicurrency Revolving Lender will immediately transfer to the applicable Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof such Swing Line Lender will deliver to such Multicurrency Revolving Lender a Multicurrency Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

(iv)Multicurrency Revolving Lenders’ Obligations Unconditional. Each Multicurrency Revolving Lender’s obligation to make Multicurrency Revolving Loans in accordance with Section 2.1(g)(ii) and to purchase participating interests in accordance with Section 2.1(g)(iii) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Multicurrency Revolving Lender may have against any Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (C) any adverse change in the condition (financial or otherwise) of any Credit Party or any other Person; (D) any breach of this Agreement by any Credit Party or any other Person; (E) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such participating interest is to be purchased or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Multicurrency Revolving Lender does not make available to the applicable Swing Line Lender the amount required pursuant to Section 2.1(g)(ii) or (iii) above, as the case may be, such Swing Line Lender shall be entitled to recover such amount on demand from such Multicurrency Revolving Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at (x) in the case of Multicurrency U.S. Swing Line Loans, the Federal Funds Rate for the first 2 Business Days and at the Base Rate thereafter and (y) in the case of Multicurrency European Swing Line Loans, the Overnight Euro Rate or Daily Simple SONIA (as applicable). Notwithstanding the foregoing provisions of this Section 2.1(g)(iv), no Multicurrency Revolving Lender shall be required to make a Multicurrency Revolving Loan to any Multicurrency Revolving Borrower for the purpose of refunding a Multicurrency Swing Line Loan pursuant to Section 2.1(g)(ii) above or to purchase a participating interest in a Multicurrency Swing Line Loan pursuant to Section 2.1(g)(iii) if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the applicable Swing Line Lender of such Multicurrency Swing Line Loan, such Swing Line Lender has received written notice from such Multicurrency Revolving Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Multicurrency Revolving Lender shall cease to make such Refunded Multicurrency Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such Multicurrency Revolving Lender to make such Refunded Multicurrency Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Multicurrency Revolving Lender notifies such Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

(v)Notwithstanding anything to the contrary contained in this Section 2.1(g), no Swing Line Lender shall be obligated to make any Multicurrency Swing Line Loan at any time when any other Multicurrency Revolving Lender is a Defaulting Lender, unless such Swing Line Lender has entered into arrangements with Company, the applicable Multicurrency Subsidiary Borrower or such Defaulting Lender which are satisfactory to such Swing Line Lender to eliminate such Swing Line Lender’s Fronting

Exposure (after giving effect to Section 4.1(b)(iii)) under the Multicurrency Revolving Facility with respect to any such Defaulting Lender, including the delivery of Cash Collateral, arising with respect to such Multicurrency Swing Line Loan.

2.2 Notes.

(a)Evidence of Indebtedness. At the request of any Lender, each respective Borrower’s obligation to pay the principal of and interest on all the Loans made to such Borrower by such Lender shall be evidenced (1) if USD Term A Loans, by a promissory note (each, a “USD Term A Note” and, collectively, the “USD Term A Notes”) duly executed and delivered by Company substantially in the form of Exhibit 2.2(a)(1) hereto, with blanks appropriately completed in conformity herewith (2) if USD Revolving Loans, by a promissory note (each, a “USD Revolving Note” and, collectively, the “USD Revolving Notes”) duly executed and delivered by the applicable USD Revolving Borrowers, substantially in the form of Exhibit 2.2(a)(2) hereto, with blanks appropriately completed in conformity herewith, (3) if Multicurrency Revolving Loans, by a promissory note (each, a “Multicurrency Revolving Note” and, collectively, the “Multicurrency Revolving Notes”) duly executed and delivered by the applicable Multicurrency Revolving Borrowers, substantially in the form of Exhibit 2.2(a)(3) hereto, with blanks appropriately completed in conformity herewith, (4) if USD Swing Line Loans, by a promissory note (the “USD Swing Line Note”) duly executed and delivered by the applicable USD Revolving Borrowers, substantially in the form of Exhibit 2.2(a)(4) hereto, with blanks appropriately completed in conformity herewith, (5) if Multicurrency European Swing Line Loans, by a promissory note (the “Multicurrency European Swing Line Note”) duly executed and delivered by the applicable Multicurrency Revolving Borrowers that are Foreign Subsidiaries substantially in the form of Exhibit 2.2(a)(5) hereto, with the blanks appropriately completed in conformity herewith, and (6) if Multicurrency U.S. Swing Line Loans, by a promissory note (the “Multicurrency U.S. Swing Line Note”) duly executed and delivered by the applicable Multicurrency Revolving Borrowers, substantially in the form of Exhibit 2.2(a)(6) hereto, with blanks appropriately completed in conformity herewith.

(b)Notation of Payments. Each Lender will note on its internal records the amount of each Loan made by it, the Applicable Currency and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect any Borrower’s or any Guarantor’s obligations hereunder or under the other applicable Loan Documents in respect of such Loans.

2.3 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing by any Borrower hereunder shall be not less than the Minimum Borrowing Amount and, if greater, shall be in Minimum Borrowing Multiples (other than Swing Line Loans which may be in any amount over the Minimum Borrowing Amount) above such minimum (or, if less, the then Total Available Multicurrency Revolving Commitment, the then Total Available USD Revolving Commitment, or the total available Term Commitment for the applicable Term Facility, as applicable). More than one Borrowing may be incurred on any date; provided that, unless approved by the Administrative Agent in its reasonable discretion, at no time shall there be outstanding more than 8 Borrowings of Eurocurrency Loans, SOFR Loans and RFR Loans under each Term Facility, more than 12 Borrowings of ~~Eurocurrency~~SOFR Loans under the USD Revolving Facility, or more than 12 Borrowings of Eurocurrency Loans, SOFR Loans and RFR Loans under the Multicurrency Revolving Facility.

2.4 Borrowing Options. The Loans (other than Swing Line Loans) denominated in Dollars shall, at the option of the applicable Borrower except as otherwise provided in this Agreement, be (i) Base Rate Loans, (ii) ~~Eurocurrency~~SOFR Loans, or (iii) part Base Rate Loans and part ~~Eurocurrency~~SOFR Loans. USD Swing Line Loans and Multicurrency U.S. Swing Line Loans shall be Base Rate Loans. Multicurrency European Swing Line Loans shall be Overnight Rate Loans. Multicurrency Revolving Loans denominated in Euro ~~and any other Alternative Currency (other than Sterling)~~ shall be Eurocurrency Loans. Multicurrency Revolving Loans denominated in Sterling shall be RFR Loans. Multicurrency Revolving Loans denominated in any other Alternative Currency shall bear interest based on the benchmark rate agreed for such Alternative Currency pursuant to Section 2.8. As to any Loan, any Lender may, if it so elects, fulfill its commitment by causing a domestic or foreign branch or affiliate with reasonable and appropriate capacities to fund such currency and without any increased cost to Borrowers to make or continue such Loan; provided that in such event the funding of that Lender’s Loan shall, for the purposes of this Agreement, be considered to be the obligation of or to have been made by that Lender and the obligation of the applicable Borrower to repay that Lender’s Loan shall nevertheless be to that Lender and shall be deemed held by that Lender, for the account of such branch or affiliate.

2.5 Notice of Borrowing. Whenever any Borrower desires to make a Borrowing of any Loan (other than a Swing Line Loan) hereunder, Company or the applicable Borrower shall give the Administrative Agent at its Notice Address at least 1 Business Day’s prior written notice (or telephonic notice promptly confirmed in writing), given not later than 1:00 p.m. (New York City time), of each Base Rate Loan, and at least 3 Business Days prior written notice (or telephonic notice promptly confirmed in writing), given not later than 11:00 a.m. (New York City time) (or 8:00 a.m. (New York City time), in the case of a borrowing in Euro or Sterling), of each SOFR Loan, Eurocurrency Loan or RFR Loan, as applicable, to be made hereunder; provided, however, that a Notice of Borrowing with respect to Borrowings to be made on the ~~Second~~Fifth Amendment Effective Date may, at the discretion of the Administrative Agent, be delivered later than the time specified above. Whenever a USD Revolving Borrower desires that the U.S. Swing Line Lender make a USD Swing Line Loan under Section 2.1(f)(i), it shall deliver to the U.S. Swing Line Lender prior to 1:00 p.m. (New York City time) (or such later time of day as U.S. Swing Line Lender may agree in any instance in its sole discretion) on the date of such Borrowing written notice (or telephonic notice promptly confirmed in writing). Whenever a Multicurrency Revolving Borrower desires that the U.S. Swing Line Lender make a Multicurrency U.S. Swing Line Loan under Section 2.1(g)(i)(1), it shall deliver to the U.S. Swing Line Lender prior to 1:00

p.m. (New York City time) (or such later time of day as U.S. Swing Line Lender may agree in any instance in its sole discretion) on the date of such Borrowing written notice (or telephonic notice promptly confirmed in writing). Whenever a Multicurrency Revolving Borrower that is a Foreign Subsidiary desires that the European Swing Line Lender make a Multicurrency European Swing Line Loan under Section 2.1(g)(i)(2), it shall deliver to European Swing Line Lender prior to 1:00 p.m. (London time) (or such later time of day as European Swing Line Lender may agree in any instance in its sole discretion) on the date of such Borrowing written notice (or telephonic notice promptly confirmed in writing). Each such notice (each a “Notice of Borrowing”), which shall be substantially in the form of Exhibit 2.5 hereto, shall be irrevocable, shall be deemed a representation by the applicable Borrower that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the Facility under which such Borrowing is being requested, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing (stated in the relevant currency), (iii) the date of the Borrowing (which shall be a Business Day) and (iv) whether the Loans being made pursuant to such Borrowing are to be USD Swing Line Loans or Multicurrency Swing Line Loans and, if not, whether such Loans are to be Base Rate Loans, SOFR Loan, RFR Loans or Eurocurrency Loans and, with respect to SOFR Loans and Eurocurrency Loans, the Interest Period and Applicable Currency to be applicable thereto; provided that if such Borrower shall have failed to specify the Type, Applicable Currency or Interest Period of such Loans (and shall not have promptly responded to the Administrative Agent’s request for such information), such Borrower shall be deemed to have requested a ~~Eurocurrency~~(x) in the case of a Loan denominated in ~~the currency specified (or in~~Dollars, a SOFR Loan, (y) in the case of a Loan denominated in Euro, a Eurocurrency Loan or (z) in the case of a loan denominated in Sterling, an RFR Loan), with an Interest Period (in the case of a Eurocurrency Loan or a SOFR Loan) of one month, and if no currency is specified, in Dollars (or Sterling, in the case of an RFR loan); provided, further, that if the date of such notice is less than 3 Business Days from the date of such Borrowing, such Borrower shall be deemed to have requested a Base Rate Loan in Dollars. The Administrative Agent shall as promptly as practicable give each Lender under the applicable Facility written or telephonic notice (promptly confirmed in writing) of each proposed Borrowing, of such Lender’s Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting Company’s or the applicable Borrower’s obligation to confirm in writing any telephonic notice, the Administrative Agent or the applicable Swing Line Lender (in the case of Swing Line Loans) or the respective Facing Agent (in the case of Letters of Credit) may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from a Responsible Officer of Company or the applicable Borrower prior to receipt of written confirmation. The Administrative Agent’s records shall, absent manifest error, be final, conclusive and binding on Borrowers with respect to evidence of the time and terms of such telephonic Notice of Borrowing.

2.6 Conversion or Continuation. Any Borrower may elect (i) on any Business Day to convert Base Rate Loans or any portion thereof to ~~Eurocurrency~~SOFR Loans, (ii) at the end of any Interest Period with respect thereto, to convert Loans denominated in Dollars that are ~~Eurocurrency~~SOFR Loans or any portion thereof into Base Rate Loans or to continue such ~~Eurocurrency~~SOFR Loans or any portion thereof for an additional Interest Period, and (iii) at the end of any Interest Period with respect thereto, to continue Eurocurrency Loans ~~denominated in an Alternative Currency (other than Sterling)~~ for an additional Interest Period; provided, however, that the aggregate principal amount of the Eurocurrency Loans for each Interest Period therefor must be in an aggregate principal amount equal to the Minimum Borrowing Amount for Eurocurrency Loans or Minimum Borrowing Multiples in excess thereof (or, if less, the then Total Available Multicurrency Revolving Commitment, the then Total Available USD Revolving Commitment, or the total available Term Commitment for the applicable Term Facility, as applicable). Each continuation of SOFR Loans or Eurocurrency Loans shall be allocated among the SOFR Loans or Eurocurrency Loans, as applicable, in the applicable Facility of the applicable Lenders in accordance with their respective Pro Rata Shares. Each such election shall be in substantially the form of Exhibit 2.6 hereto (a “Notice of Conversion or Continuation”) and shall be made by giving the Administrative Agent at least 3 Business Days’ (or 1 Business Day in the case of a conversion into Base Rate Loans) prior written notice thereof to the Notice Address given not later than 1:00 p.m. (New York City time) specifying (i) the Facility or Facilities to which such conversion or continuation applies, (ii) the amount and type of conversion or continuation, (iii) in the case of a conversion to or a continuation of SOFR Loans or Eurocurrency Loans, the Interest Period therefor and (iv) in the case of a conversion, the date of conversion (which date shall be a Business Day). Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to ~~Eurocurrency~~SOFR Loans, and no continuation in whole or in part of ~~Eurocurrency~~SOFR Loans ~~(other than Alternative Currency Loans)~~, shall be permitted at any time at which an Event of Default shall have occurred and be continuing and the Administrative Agent, at the request of the Required Lenders, so notifies Company. If, within the time period required under the terms of this Section 2.6, the Administrative Agent does not receive a Notice of Conversion or Continuation from the applicable Borrower containing a permitted election to continue any SOFR Loans or Eurocurrency Loans for an additional Interest Period or to convert any such ~~Eurocurrency~~SOFR Loans, then, upon the expiration of the Interest Period therefor, such SOFR Loans or Eurocurrency Loans will be automatically continued as a ~~Eurocurrency~~SOFR Loan or Eurocurrency Loans (as applicable), in the same currency with an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

2.7 Disbursement of Funds. No later than 12:00 noon (New York City time or, as applicable, local time in the financial center for the applicable Alternative Currency (with respect to Loans denominated in an Alternative Currency)) on the date specified in each Notice of Borrowing (3:30 p.m. New York City time in the case of USD Swing Line Loans and Multicurrency U.S. Swing Line Loans, or local time in the financial center for the applicable Alternative Currency in the case of Multicurrency European Swing Line Loans), each Lender under the applicable Facility will make available its Pro Rata Share of Loans of the Borrowing requested to be made on such date in the Applicable Currency and in immediately available funds, at the Notice Address and the Administrative Agent will make available to the applicable Borrower at its notice address specified on Schedule 12.3 or as otherwise provided pursuant to the terms of this Agreement the aggregate of the amounts so made available by such Lenders not later than 2:00 p.m. (New York City time or, as applicable, local time in the financial center for the applicable Alternative Currency (with respect to Loans denominated in an Alternative Currency)), or in the case of Swing Line Loans, 3:30 p.m. (New York City time, or local time in the financial center for the applicable Alternative Currency in the case of Multicurrency European Swing Line Loan). Unless the Administrative Agent shall have been notified by any Lender at least 1 Business Day prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of the Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the applicable Borrower and, if so notified, the applicable Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the applicable Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the rate for Base Rate Loans, SOFR Loan,  Eurocurrency Loans or RFR Loans, as the case may be, applicable during the period in question; provided, however, that any interest paid to the Administrative Agent in respect of such corresponding amount shall be credited against interest payable by such Borrower to such Lender under Section 3.1 in respect of such corresponding amount. Any amount due hereunder to the Administrative Agent from any Lender which is not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for amounts in Dollars (or at the Administrative Agent’s cost of funds for amounts in any Alternative Currency) for the first three days after the date such amount is due and thereafter at the Federal Funds Rate (or such cost of funds rate) plus 1%, together with the Administrative Agent’s standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to the Administrative Agent to fund any outstanding Loans made available on behalf of such Lender by the Administrative Agent pursuant to this Section 2.7 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Pro Rata Share of all Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against any Borrower with respect to any amounts paid to the Administrative Agent or any Lender with respect to the preceding sentence; provided that such Lender shall have full recourse against the applicable Borrower to the extent of the amount of such Loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which any Borrower may have against the Lender as a result of any failure to fund or other default by such Lender hereunder.

2.8 Utilization of Revolving Commitments in an Alternative Currency.

(a)The Administrative Agent will determine the Dollar Equivalent amount with respect to any (i) Borrowing of Revolving Loans comprised of Alternative Currency Loans as of the requested date of Borrowing, (ii) outstanding Alternative Currency Loans that are Revolving Loans as of the last Business Day of each month and (iii) outstanding Alternative Currency Loans on the date of any prepayment pursuant to Section 4.3 or 4.4 (each such date under clauses (i) through (iii), a “Computation Date”). Upon receipt of any Notice of Borrowing of Revolving Loans under any Revolving Facility, the Administrative Agent will promptly notify each Revolving Lender under such Revolving Facility thereof and of the amount of such Lender’s Revolver Pro Rata Share of such Borrowing under such Revolving Facility. In the case of a Borrowing comprised of Alternative Currency Loans, such notice will provide the approximate amount of each Lender’s Revolver Pro Rata Share of such Borrowing under such Revolving Facility, and Administrative Agent will, upon the determination of the Dollar Equivalent amount of the Borrowing as specified in the Notice of Borrowing, promptly notify each Lender of the exact amount of such Lender’s Revolver Pro Rata Share of such Borrowing under such Revolving Facility.

(b)Company and each other Borrower under a Revolving Facility that permits Borrowings to be denominated in Alternative Currencies shall be entitled to request that the Revolving Loans under such Revolving Facility also be permitted to be made in any other lawful currency (other than Dollars), in addition to the currencies specified in the definition of “Alternative Currency” herein, that in the reasonable opinion of each of the Revolving Lenders under such Revolving Facility is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into Dollars (an “Agreed Alternative Currency”). Company or such other Borrower under such Revolving Facility shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with Section 12.3, to be received by the Administrative Agent not later than 11:00 a.m. (New York City time) at least 10 Business Days (or, in the case of an Agreed Alternative Currency which has been accepted by all applicable Revolving Lenders in accordance with clause (c) below, such shorter period of time as may be agreed by the Administrative Agent and such Revolving Lenders) in advance of the date of any Borrowing under such Revolving Facility proposed to be made in such Agreed Alternative Currency. Any such request shall specify the interest rate benchmark that will apply to such Agreed Alternative Currency and shall be accompanied by the proposed modifications to this Agreement to integrate such benchmark (the “Agreed Alternative Currency Benchmark Modifications”). Upon receipt of any such request the Administrative Agent will promptly notify the Revolving Lenders under such Revolving Facility thereof and each Revolving Lender under such Revolving Facility will use its best efforts to respond to such request within 2 Business Days of receipt thereof. Each Revolving Lender under such Revolving Facility may grant or accept such request (including with respect to the applicable Agreed Alternative Currency Benchmark Modifications) in its sole discretion.

(c)In the case of a proposed Borrowing (under a Revolving Facility that permits Borrowings to be denominated in Alternative Currencies) comprised of Revolving Loans in an Agreed Alternative Currency, the applicable Revolving Lenders under such Revolving

Facility shall be under no obligation to make such Loans in the requested Agreed Alternative Currency as part of such Borrowing (i) if the Administrative Agent has received notice from any of the Revolving Lenders under such Revolving Facility by 3:00 p.m. (New York City time) 3 Business Days prior to the day of such Borrowing that such Lender cannot provide Loans in the requested Agreed Alternative Currency, in which event the Administrative Agent will give written notice to the applicable Borrower no later than 9:00 a.m. (London time) on the second Business Day prior to the requested date of such Borrowing that the Borrowing in the requested Agreed Alternative Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Revolving Lenders under such Revolving Facility and (ii) unless and until the Borrowers, the Administrative Agent and the Revolving Lenders agreeing to provide such Revolving Loans in such Agreed Alternative Currency have executed an amendment to this Agreement providing for the Agreed Alternative Currency Benchmark Modifications. If the Administrative Agent shall have so notified the applicable Borrower that any such Borrowing in a requested Agreed Alternative Currency is not then available or if the applicable Alternative Currency Benchmark Modifications have not become effective, the applicable Borrower may, by notice to the Administrative Agent not later than 2:00 p.m. (London time) 2 Business Days prior to the requested date of such Borrowing, withdraw the Notice of Borrowing relating to such requested Borrowing. If a Borrower does so withdraw such Notice of Borrowing, the Borrowing requested therein shall not occur and the Administrative Agent will promptly so notify each Revolving Lender under such Revolving Facility. If a Borrower does not so withdraw such Notice of Borrowing, the Administrative Agent will promptly so notify each Revolving Lender under such Revolving Facility and such Notice of Borrowing shall be deemed to be a Notice of Borrowing that requests a Borrowing comprised of ~~Eurocurrency~~SOFR Loans in Dollars with an Interest Period of one month in an aggregate amount equal to the Dollar Equivalent of the originally requested Borrowing in the Notice of Borrowing; and such notice by the Administrative Agent to each Lender under such Revolving Facility will state such aggregate amount of such Borrowing in Dollars and such Lender’s Revolver Pro Rata Share thereof under such Revolving Facility.

(d)In the case of a proposed continuation of Revolving Loans denominated in an Agreed Alternative Currency for an additional Interest Period pursuant to Section 2.6, the Revolving Lenders under the applicable Revolving Facility shall not be under any obligation to continue such Loans if the Administrative Agent has received notice from any of the Revolving Lenders under such Revolving Facility by 4:00 p.m. (New York City time) 4 Business Days prior to the day of such continuation that such Lender cannot continue to provide Loans in the Agreed Alternative Currency, in which event the Administrative Agent will give notice to the applicable Borrower not later than 9:00 a.m. (New York City time) on the third Business Day prior to the requested date of such continuation that the continuation of such Loans in the Agreed Alternative Currency is not then available, and notice thereof also will be given promptly by the Administrative Agent to the Revolving Lenders under such Revolving Facility. If the Administrative Agent shall have so notified the applicable Borrower that any such continuation of Loans under such Revolving Facility is not then available, any Notice of Conversion or Continuation with respect thereto shall be deemed withdrawn and such Loans shall be redenominated into ~~Eurocurrency~~SOFR Loans in Dollars with an Interest Period of one month with effect from the last day of the Interest Period with respect to any such Loans. The Administrative Agent will promptly notify the applicable Borrower and the Revolving Lenders under such Revolving Facility of any such redenomination and such notice by the Administrative Agent to each Lender under such Revolving Facility will state the aggregate Dollar Equivalent amount of the redenominated Alternative Currency Loans as of the Computation Date with respect thereto and such Lender’s Revolver Pro Rata Share thereof under such Revolving Facility.

(e)If at any time an Alternative Currency Loan denominated in a currency other than Euros is outstanding, the relevant Alternative Currency is replaced as the lawful currency of the country that issued such Alternative Currency (the “Issuing Country”) by the Euro so that all payments are to be made in the Issuing Country in Euros and not in the Alternative Currency previously the lawful currency of such country, then such Alternative Currency Loan shall be automatically converted into an Alternative Currency Loan denominated in Euros in a principal amount equal to the amount of Euros into which the principal amount of such Alternative Currency Loan would be converted pursuant to the EMU Legislation and thereafter no further Alternative Currency Loans will be available in such Alternative Currency, with the basis of accrual of interest, notice requirements and payment offices with respect to such Alternative Currency Loan to be that consistent with the convention and practices in the Euro-zone interbank market for Euro denominated loans. Without prejudice and in addition to any method of conversion or rounding prescribed by any relevant EMU Legislation, (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in such Alternative Currency shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in Euros as the Administrative Agent may from time to time specify and (ii) this Agreement shall be subject to such other reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to Euros.

(f)In each case, to the maximum extent permitted under applicable law, the applicable Borrowers from time to time, at the request of any Lender or any Facing Agent, shall pay to such Lender or Facing Agent the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense, increased cost, reduction in any amount payable, reduction in the effective return of its capital, the decrease or delay in the payment of interest or any other return forgone as reasonably determined by such Lender or Facing Agent or its affiliates with respect to an Alternative Currency Loan affected by Section 2.8(e) as a result of the tax or currency exchange resulting from the introduction, changeover to or operation of the Euro in any applicable nation or ~~Eurocurrency market~~the Eurozone. A certificate of any such Lender or the respective Facing Agent setting forth such Lender’s or such Facing Agent’s determination of the amount or amounts necessary to compensate such Lender or such Facing Agent shall be delivered to the Administrative Agent for delivery to the applicable Borrower and shall be conclusive absent manifest error so long as such determination is made by such Lender or such Facing Agent on a reasonable basis. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(g)Notwithstanding anything herein to the contrary, during the existence of an Event of Default, upon the request of the Majority Lenders under any Revolving Facility with outstanding Alternative Currency Loans, all or any part of any outstanding Revolving Loans that are Alternative Currency Loans under such Revolving Facility shall be redenominated and converted into Base Rate Loans in Dollars with effect from the last day of the Interest Period with respect to any such Alternative Currency Loans. The Administrative Agent will promptly notify Company of any such redenomination and conversion request.

2.9 Additional Facilities.

(a)Borrowers shall have the right at any time so long as no Unmatured Event of Default or Event of Default then exists (except, in the case of Additional Facilities incurred to finance a Limited Condition Acquisition, in which case such requirement shall be limited to customary “Funds Certain Provisions” or “SunGard” provisions otherwise agreed to by the Lenders providing such Additional Facilities) and from time to time after the ~~Second~~Fifth Amendment Effective Date, to obtain and incur from one or more existing Lenders and/or other Persons that are Eligible Assignees and which, in each case, agree to provide commitments or to make loans to the applicable Borrower in an aggregate principal amount not to exceed the Dollar Equivalent of the Additional Facility Limit, which loans may be incurred as (i) one or more tranches of additional term loans available to one or more Borrowers (the “Additional Term Loans”) as allocated by Company and the Lenders providing such Additional Term Loans under a facility that would provide that the Additional Term Loans would have a Weighted Average Life to Maturity of not less than the existing Term Loans with the then longest Weighted Average Life to Maturity (except to the extent that any such Additional Term Loans replace, renew, refinance, extend, defease, or restructure the Dollar Senior Notes (~~2020~~2023), the Dollar Senior Notes (2025), the Dollar Senior Notes (2026), the Euro Senior Notes (2023), the Euro Senior Notes (2024) or the Euro Senior Notes (~~2020~~2027)), and a final maturity no earlier than the latest existing Term Maturity Date (except to the extent that any such Additional Term Loans replace, renew, refinance, extend, defease, or restructure the Dollar Senior Notes (~~2020~~2023), the Dollar Senior Notes (2025), the Dollar Senior Notes (2026), the Euro Senior Notes (2023), the Euro Senior Notes (2024) or the Euro Senior Notes (~~2020~~2027)); provided that the terms and conditions of any Additional Term Loans, taken as a whole, shall be substantially similar to, or less favorable to the Lenders or New Lenders providing such Additional Term Loans, than those applicable to the existing Term Facilities taken as a whole (other than as to term, pricing, fees and other economic terms), except for covenants and other provisions applicable only to periods after the earlier to occur of the date that all other Term Loans are paid in full (other than contingent indemnification obligations not then due) and the latest Term Maturity Date at the time such Additional Term Loans are incurred (without regard to the maturity date for such Additional Term Loans); provided, however, that (X) to the extent the terms and conditions of such Additional Term Loans are not consistent with one or more of the existing Term Facilities (except to the extent permitted pursuant to the immediately preceding proviso or clause (Y) below), such terms and conditions may differ if reasonably satisfactory to Company and the Administrative Agent, or (Y) in the event such terms are more favorable (taken as a whole) to the Lenders or New Lenders providing such Additional Term Loans,

(A) the applicable Borrowers shall have the right to unilaterally provide the existing Term Lenders with additional rights and benefits and the “substantially similar to” or not “less favorable” requirement of the preceding proviso and compliance therewith shall be determined after giving effect to such additional rights and benefits and (B) to the extent that an additional financial maintenance covenant is added for the benefit of the Lenders under such Additional Term Loans, then such financial maintenance covenant shall be added to the Term Facilities that remain outstanding after the issuance or incurrence of such Additional Term Loans (to the extent not already benefitting from any similar financial maintenance covenant and to the extent that such financial maintenance covenant would be effective prior to the latest Term Maturity Date for such Term Facilities) for the benefit of the Term Lenders thereunder (it being understood and agreed that Company may, at its option, deliver a certificate to the Administrative Agent certifying that the requirements of the provisos to this clause (i) have been satisfied at least 5 Business Days prior to the incurrence of such Indebtedness, and such certification shall be conclusive evidence that such requirements have been satisfied unless the Administrative Agent provides notice to Company of its objection during such 5 Business Day period (including a reasonable description of the basis upon which it objects)), (ii) increases to one or more existing Term Facilities, (iii) increases to one or more Revolving Facilities, or (iv) one or more additional tranches of revolving commitments (each, an “Additional Revolving Facility”) as allocated by Company and the Lenders providing commitments in respect of such Additional Revolving Facility under a facility that would provide that such Additional Revolving Facility would have a final maturity no earlier than the latest existing Revolver Termination Date (except to the extent that any such Additional ~~Revolving Facilities~~Term Loans replace, renew, refinance, extend, defease, or restructure the Dollar Senior Notes (~~2020~~2023), the Dollar Senior Notes (2025), the Dollar Senior Notes (2026), the Euro Senior Notes (2023), the Euro Senior Notes (2024) or the Euro Senior Notes (~~2020~~2027)); provided that the terms and conditions of any Additional Revolving Facility, taken as a whole, shall be substantially similar to, or less favorable to the Lenders or New Lenders providing such Additional Revolving Facility, than those applicable to the existing Revolving Facilities taken as a whole (other than as to term, pricing, fees and other economic terms) except for covenants and other provisions applicable only to periods after the latest Revolver Termination Date at the time such Additional Revolving Facility is obtained (without regard to the maturity date for such Additional Revolving Facility); provided, however, that (X) to the extent the terms and conditions of such Additional Revolving Facility are not consistent with one or more of the existing Revolving Facilities (except to the extent permitted pursuant to the immediately preceding proviso or clause (Y) below), such terms and conditions may differ if reasonably satisfactory to Company and the Administrative Agent, or (Y) in the event such terms are more favorable (taken as a whole) to the Lenders or New Lenders providing such Additional Revolving Facility, (A) the applicable Borrowers shall have the right to unilaterally provide the Lenders under the existing Revolving Facilities with additional rights and benefits and the “substantially similar to” or not “less favorable” requirement of the preceding proviso and compliance therewith shall be determined after giving effect to such additional rights and benefits and (B) to the extent that an additional financial maintenance covenant is added for the benefit of the Lenders under such Additional Revolving Facility, then such financial maintenance covenant shall be added to the existing Revolving Facilities that remain outstanding after the commitments under such Additional Revolving Facility become effective (to the extent not already benefitting from any similar financial maintenance covenant and to the extent that such financial maintenance covenant would be effective prior to the latest Revolver Termination Date for such Revolving Facilities) for the benefit of the Lenders under the existing Revolving Facilities (it being understood and agreed that Company may, at its option, deliver a certificate to the Administrative Agent certifying that the requirements of the provisos to this clause (iv) have been satisfied at least 5 Business Days prior to the incurrence of such Indebtedness, and such certification shall be conclusive evidence that such requirements have been satisfied unless the Administrative Agent provides notice to Company of its objection during such 5 Business Day period (including a reasonable description of the basis upon which it objects)) (clauses (i) through (iv) collectively, “Additional Facilities”). Any Additional Facility shall rank pari passu with any then-existing tranche of Loans and/or Commitments in right of payment and shall (x) rank pari passu with any then-existing tranche of Loans incurred by and/or Commitments made available to the same Borrower in right of guarantees and security and (y) be subject to the CAM Exchange (and the holders of any Indebtedness or commitments in respect of such Additional Facility shall have become a party to the Re-Allocation Agreement, by execution and delivery of a joinder thereto or other arrangement reasonably acceptable to the Administrative Agent). No Additional Facility may be (x) guaranteed by any Person which is not a Credit Party or (y) secured by any assets other than the Collateral (other than any Additional Revolving Facility incurred by a Subsidiary that is not a U.S. Credit Party which becomes a Borrower after the date of this Agreement, which may be guaranteed by Persons that are not Credit Parties on the date when such Additional Revolving Facility in favor of such Subsidiary is established and secured by collateral belonging to such Credit Parties so long as the Lenders that agree to provide such Additional Revolving Facility enter into the CAM Exchange). Each New Lender that becomes a Lender with respect to a tranche of Additional Facilities pursuant to this Section 2.9 hereby acknowledges and agrees that the term of each Term Facility, each Revolving Facility and each sub-facility thereof may be extended or replaced and that each New Lender, solely with respect to the Additional Facilities held by such New Lender, agrees in advance to any changes made to this Agreement and the other Loan Documents in order to implement such extension or replacement (including changes with respect to pricing, fees and other economic terms relating solely to such extended or replaced facility or facilities) as may be reasonably proposed to be made by Company (Company’s signature to be conclusive evidence of such reasonability); provided that no such extension of an Additional Facility to which a New Lender is a party shall apply to such New Lender without its consent. Each New Lender hereby agrees to take such actions and execute and deliver such amendments, agreements, instruments or documents as the Administrative Agent may reasonably request to give effect to the preceding sentence; provided that the foregoing provision shall not be construed to require a New Lender to execute any amendment, agreement, instrument or document which contains changes other than those relating solely to such extended or replaced facility or facilities.

(b)In the event that any Borrower desires to create an Additional Facility, such Borrower will enter into an amendment to this Agreement with the lenders providing such Additional Facility (who shall by execution thereof become Lenders hereunder if not theretofore Lenders) to provide for such Additional Facility, which amendment shall set forth any terms and conditions of the Additional Facility not covered by this Agreement as agreed by the applicable Borrower and such Lenders, and shall provide for the issuance of promissory notes to evidence the Additional Facility if requested by the Lenders making advances under the Additional Facility, with such amendment to be in form and substance reasonably acceptable to the Administrative Agent and consistent with the terms of this Section 2.9(b). No consent of any Lender (other than any Lender making loans or whose commitment is increased under such Additional Facility) is required to permit the Loans or commitments contemplated by this Section 2.9 or the aforesaid amendment to effectuate such Additional Facility. Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 2.9(b) shall supersede any other provisions contained in the Loan Documents, including, without limitation, Section 12.1.

(c)Upon implementation of any new Additional Revolving Facility:

(i) if such Additional Revolving Facility is implemented either by increasing the amount of then-existing Revolving Commitments under an existing Revolving Facility, or by increasing the amount of then-existing Additional Facility Commitments in respect of an Additional Revolving Facility (rather than by implementing a new Additional Revolving Facility tranche), each Lender under such existing Facility immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant New Lender, and each relevant New Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations hereunder in outstanding Letters of Credit issued under such Facility such that, after giving effect to each deemed assignment and assumption of participations, all of the Lenders’ (including each New Lender’s) participations hereunder in Letters of Credit under such Facility shall be held on a pro rata basis on the basis of their respective Revolving Commitments in respect of such Revolving Facility or Additional Facility Commitments in respect of such Additional Revolving Facility (after giving effect to any increase in such Commitments pursuant to this Section 2.9) and (ii) each existing Lender under the applicable Revolving Facility or Additional Revolving Facility shall assign Loans made by them under that Facility to certain other Lenders under that Facility (including the New Lenders providing the relevant new Additional Revolving Facility), and such other Lenders under that Facility (including the New Lenders providing the relevant new Additional Revolving Facility) shall purchase such Loans, in each case to the extent necessary so that all of the Lenders under that Facility participate in each outstanding borrowing of Loans under that Facility pro rata on the basis of their respective Revolving Commitments in respect of such Revolving Facility or Additional Facility Commitments in respect of such Additional Revolving Facility (after giving effect to any increase in such Commitments pursuant to this Section 2.9); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (c); and

(ii) if such Additional Revolving Facility is implemented pursuant to a request to add one or more new Additional Revolving Facility tranches, (1) the borrowing and repayment

(except for (A) payments of interest and fees at different rates on any then-existing Revolving Facility having the same Borrowers as such Additional Revolving Facility (any such existing Revolving Facility, a “Comparable Revolving Facility”) and such new Additional Revolving Facility, (B) repayments required upon the Maturity Date of the then-existing Comparable Revolving Facility and such new Additional Comparable Revolving Facility and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) after the effective date of Additional Facility Commitments in respect of such Additional Revolving Facility shall be made on a pro rata basis between the then-outstanding Comparable Revolving Facility (if any) and the new Additional Revolving Facility, (2) any swing line loans made, or letters of credit issued, as applicable, after the effective date of Additional Facility Commitments in respect of such Additional Revolving Facility, shall be made or issued to the extent reasonably practicable on a pro rata basis between the then-outstanding Comparable Revolving Facility (if any) and the new Additional Revolving Facility and (3) the permanent repayment of Loans with respect to, and termination of commitments under, such new Additional Revolving Facility shall be made on a pro rata basis between the then-outstanding Comparable Revolving Facility and the new Additional Revolving Facility, except that the Borrowers under such new Additional Revolving Facility shall be permitted to permanently repay and terminate commitments under such Additional Revolving Facility on a greater than pro rata basis than any other Comparable Revolving Facility that has a later Maturity Date than such Additional Revolving Facility either at the time of incurrence of such Additional Revolving Facility or on the date that such Revolving Facility is subsequently incurred after the incurrence of such new Additional Revolving Facility.

2.10 Letters of Credit.

(a)Letters of Credit Commitments.

(i)USD Letters of Credit. Subject to and upon the terms and conditions herein set forth, each USD Revolving Borrower may request, on behalf of itself or any Subsidiary or Unrestricted Entity (subject to the limitation on Investments in Unrestricted Entities set forth in Section 8.7(k)), that any Facing Agent issue, at any time and from time to time during the USD Revolving Commitment Period, for the account of such USD Revolving Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holder) of obligations of one or more of the USD Revolving Borrowers, any of their Subsidiaries and any Unrestricted Entities (in the case of Unrestricted Entities, subject to the limitation on Investments in Unrestricted Entities set forth in Section 8.7(k)), a USD Letter of Credit, in a form customarily used by such Facing Agent, or in such other form as has been approved by such Facing Agent in support of such obligations; provided, however, that no USD Letter of Credit shall be issued the Stated Amount of which, when added to the USD LC Obligations (exclusive of Unpaid Drawings relating to USD Letters of Credit which are repaid on or prior to the date of, and prior to the issuance of, the respective USD Letter of Credit) at such time, would exceed the lesser of (1) $225,000,000 or (2) when added to the aggregate Effective Amount of all USD Revolving Loans and USD Swing Line Loans then outstanding with respect to all USD Revolving Borrowers, the USD Revolving Commitments at such time; provided, further, that (x) the aggregate face amount of all outstanding USD Letters of Credit issued by any Facing Agent shall not exceed such Facing Agent’s Applicable LC Sublimit in respect of USD Letters of Credit and (y) the aggregate face amount of all USD Letters of Credit issued and outstanding for the account of any USD Revolving Borrower shall not exceed, when added without duplication to the aggregate Effective Amount of all USD Revolving Loans, USD LC Obligations and USD Swing Line Loans of such USD Revolving Borrower, such USD Revolving Borrower’s Available USD Revolver Sublimit.

(ii)Multicurrency Letters of Credit. Subject to and upon the terms and conditions herein set forth, each Multicurrency Revolving Borrower may request, on behalf of itself or any Subsidiary or Unrestricted Entity, that any Facing Agent issue, at any time and from time to time during the Multicurrency Revolving Commitment Period, for the account of such Multicurrency Revolving Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holder) of obligations of one or more of the Multicurrency Revolving Borrowers, any of their Subsidiaries and any Unrestricted Entities (in the case of Unrestricted Entities, subject to the limitation on Investments in Unrestricted Entities set forth in Section 8.7(k)), a Multicurrency Letter of Credit, in a form customarily used by such Facing Agent, or in such other form as has been approved by such Facing Agent in support of such obligations; provided, however, that no Multicurrency Letter of Credit shall be issued the Stated Amount of which, when added to the Multicurrency LC Obligations (exclusive of Unpaid Drawings relating to Multicurrency Letters of Credit which are repaid on or prior to the date of, and prior to the issuance of, the respective Multicurrency Letter of Credit) at such time, would exceed the lesser of (1) $25,000,000 or (2) when added to the aggregate Effective Amount of all Multicurrency Revolving Loans and Multicurrency Swing Line Loans then outstanding with respect to all Multicurrency Revolving Borrowers, the Multicurrency Revolving Commitments at such time; provided, further, that (x) the aggregate face amount of all outstanding Multicurrency Letters of Credit issued by any Facing Agent shall not exceed such Facing Agent’s Applicable LC Sublimit in respect of Multicurrency Letters of Credit and (y) the aggregate face amount of all Multicurrency Letters of Credit issued and outstanding for the account of any Multicurrency Revolving Borrower shall not exceed, when added without duplication to the aggregate Effective Amount of all Multicurrency Revolving Loans, Multicurrency LC Obligations and Multicurrency Swing Line Loans of such Multicurrency Revolving Borrower, such Multicurrency Revolving Borrower’s Available Multicurrency Revolver Sublimit.

(iii)Notwithstanding anything to the contrary in this Section 2.10, at the request of the applicable requesting Revolving Borrower under any Revolving Facility, any Letter of Credit under such Revolving Facility may contain a statement to the effect that such Letter of Credit is issued for the account of Company, any of its Subsidiaries or any Unrestricted Entity; provided that notwithstanding such statement, such requesting Revolving Borrower under such Revolving Facility shall be the actual account party for all purposes of the Loan Documents for such Letter of Credit and such statement shall not affect such requesting Revolving Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit.

(iv)The Company or the applicable Revolving Borrower shall identify in the applicable Notice of Issuance whether such Letter of Credit is to be issued under the Multicurrency Revolving Facility or the USD Revolving Facility; provided that Letters of Credit denominated in a currency other than Dollars shall only be issued under the Multicurrency Revolving Facility (and, for the avoidance of doubt, Letters of Credit denominated in Dollars may be issued under either the Multicurrency Revolving Facility or the USD Revolving Facility, subject to compliance with the requirements of this Section 2.10(a)).

(b)Obligation of Facing Agents to Issue Letters of Credit. Each Facing Agent agrees (subject to the terms and conditions contained herein), at any time and from time to time on or after the Closing Date and, with respect to each Revolving Facility, prior to the Revolver Termination Date for such Revolving Facility, following its receipt of the respective Notice of Issuance, to issue for the account of any Revolving Borrower under the applicable Revolving Facility, but subject to Section 2.10(a)(iii), one or more Letters of Credit under such Revolving Facility in support of such obligations of one or more of the Borrowers, any of their respective Subsidiaries and any Unrestricted Entities as is permitted to remain outstanding; provided that the respective Facing Agent shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

(i)any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Facing Agent from issuing such Letter of Credit or any Requirement of Law applicable to such Facing Agent from any Governmental Authority with jurisdiction over such Facing Agent shall prohibit, or request that such Facing Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Facing Agent with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Facing Agent is not otherwise compensated) not in effect on the ~~Second~~Fifth Amendment Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Facing Agent as of the ~~Second~~Fifth Amendment Effective Date and which such Facing Agent in good faith deems material to it; or

(ii)the issuance of such Letter of Credit would violate one or more policies of such Facing Agent applicable to letters of credit generally.

Notwithstanding the foregoing, (i) except as set forth on Schedule 2.10(j) or as Company and the applicable Facing Agent otherwise agree, each Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit’s date of issuance; provided that any Letter of Credit may be automatically extendable for periods of up to one year (or such longer period as the respective Facing Agent may agree in its discretion) so long as such Letter of Credit provides that the respective Facing Agent retains an option satisfactory to such Facing Agent, to terminate such Letter of Credit within a specified period of time prior to each scheduled extension date; (ii) no Letter of Credit shall have an expiry date occurring later than the Business Day immediately preceding the Revolver Termination Date for the Facility under which such Letter of Credit was issued unless otherwise agreed by the respective Facing Agent; (iii) (x) each USD Letter of Credit shall be denominated in Dollars and be payable on a sight basis and (y) each Multicurrency Letter of Credit shall be denominated in Dollars or an Alternative Currency and be payable on a sight basis; (iv) the Stated Amount of each Letter of Credit shall not be less than the Dollar Equivalent of $100,000 or such lesser amount as is acceptable to the respective Facing Agent; and (v) no Facing Agent will issue any Letter of Credit after it has received written notice from Company or the Required Lenders stating that an Event of Default or Unmatured Event of Default exists until such time as such Facing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Event of Default or Unmatured Event of Default by the Required Lenders (or any other amount of Lenders to the extent required by Section 12.1).

(c)Procedures for Issuances and Amendments of Letters of Credit. Whenever any Revolving Borrower desires that a Letter of Credit be issued under any Revolving Facility, Company or the applicable Revolving Borrower under such Facility shall give the Administrative Agent and the respective Facing Agent written notice thereof prior to 1:00 p.m. (New York City time) at least 5 Business Days (or such shorter period as may be acceptable to such Facing Agent) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be substantially in the form of Exhibit 2.10(c) or such other form as the respective Facing Agent may agree (each, a “Notice of Issuance”) and may be submitted via facsimile or other electronic image scan transmission (e.g., “pdf” or “tif” via email) to the respective Facing Agent (who may rely upon such facsimile or electronic image scan transmission as if it were an original thereof). Each such notice shall specify (A) the Revolving Facility under which such Letter of Credit is requested, (B) the proposed issuance date and expiration date, (C) the name(s) of each obligor with respect to such Letter of Credit, (D) the applicable Borrower as the account party, and any other account parties consistent with the terms of Section 2.10(a), (E) the name and address of the beneficiary, (F) the Stated Amount in Dollars or the Alternative Currency of such proposed Letter of Credit and (G) the purpose of such Letter of Credit. In addition, each Notice of Issuance may contain a general description of any specific terms and conditions to be included in such proposed Letter of Credit (all of which terms and conditions shall be acceptable to the respective Facing Agent). Unless otherwise specified, all Standby Letters of Credit will be governed by the UCP or ISP and all Bank Guarantees will be governed by the Uniform Rules for Demand Guarantees, in each case, as in effect on the date of issuance of such Letter of Credit. Each Notice of Issuance shall include any other documents as the respective Facing Agent customarily requires in connection therewith to the extent notice of such other documents has been provided by the respective Facing Agent to the applicable Borrower prior to the date of such Notice of Issuance. From time to time while a Letter of Credit is outstanding and prior to the Revolver Termination Date for the Facility under which such Letter of Credit was issued, the applicable Facing Agent will, upon written request from Company or the applicable Borrower received by the Facing Agent (with a copy sent by Company or such Borrower to the Administrative Agent) at least 3 Business Days (or such shorter time as the Facing Agent and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, replacement, restatement, supplement or other modification, amend, replace, restate, supplement or otherwise modify any Letter of Credit issued by it. Each such request for amendment, replacement, restatement, supplement or modification of a Letter of Credit shall be made by facsimile or other electronic image scan transmission (e.g., “pdf” or “tif” via email), confirmed promptly in an original writing (each a “Letter of Credit Amendment Request”) and shall specify in form and detail reasonably satisfactory to the Facing Agent: (i) the Letter of Credit to be amended, replaced, restated, supplemented or otherwise modified and the Revolving Facility under which such Letter of Credit was issued; (ii) the proposed date of amendment, replacement, restatement, supplement or modification of such Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment, replacement, restatement, supplement or modification; and (iv) such other matters as the Facing Agent may require to the extent notice of such other requirement has been provided by the respective Facing Agent to the applicable Borrower prior to the date of such Letter of Credit Amendment Request (or if such notice is provided after such Letter of Credit Amendment Request is delivered, the applicable Borrower shall provide such additional information promptly thereafter and in any event prior to the date of issuance of such Letter of Credit). No Facing Agent shall be under any obligation to amend, replace, restate, supplement or otherwise modify any Letter of Credit issued by it if: (A) such Facing Agent would have no obligation at such time to issue such Letter of Credit in its amended, replaced, restated, supplemented or modified form under the terms of this Agreement, or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment, replacement, restatement, supplement or modification to the Letter of Credit. Each Facing Agent shall, promptly after the issuance of or amendment, replacement, restatement, supplement or other modification to a Letter of Credit issued by it, give the Administrative Agent and the applicable Borrower written notice of the issuance, replacement, restatement, supplement or modification of such Letter of Credit, accompanied by a copy of such issuance, amendment, replacement, restatement, supplement or modification. Promptly upon receipt of such notice, the Administrative Agent shall give each Revolving Lender under the Revolving Facility under which such Letter of Credit was issued written notice of such issuance, amendment, replacement, restatement, supplement or modification, and if so requested by any Revolving Lender under such Revolving Facility, the Administrative Agent shall provide such Revolving Lender with copies of such issuance, amendment, replacement, restatement, supplement or modification.

(d)Agreement to Repay Letter of Credit Payments.

(i)The applicable Borrower hereby agrees to reimburse the respective Facing Agent, by making payment to the Administrative Agent in immediately available funds in Dollars (or if such Unpaid Drawing was in an Alternative Currency, then in such Alternative Currency or, at the option of such Borrower, the Dollar Equivalent amount of such Unpaid Drawing in Dollars) at the Notice Address, for any payment or disbursement made by such Facing Agent under and in accordance with any Letter of Credit (each such amount so paid or disbursed until reimbursed, an “Unpaid Drawing”), no later than 1 Business Day after the date on which Company and the applicable Borrower receives notice of such payment or disbursement (the “Honor Date”), together with interest on the amount so paid or disbursed by such Facing Agent, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed by such Facing Agent to but excluding the date such Facing Agent is reimbursed therefor by or on behalf of the applicable Borrower at a rate per annum which shall be, (~~x~~w) in the case of Letters of Credit denominated in Dollars, the Base Rate in effect from time to time plus the Applicable Base Rate Margin, (~~y~~x) in the case of Letters of Credit denominated in ~~an Alternative Currency~~Euro, at a rate per annum which shall be the Eurocurrency Rate ~~applicable to Loans denominated in such Alternate Currency~~ in effect from time to time plus the Applicable Eurocurrency Margin ~~and~~, (~~z~~y) in the case of Letters of Credit denominated in Sterling, at a rate per annum which shall be the Daily Simple SONIA in effect from time to time plus the Applicable RFR Margin and (z) in the case of Letters of Credit denominated in any other Alternative Currency, at a rate per annum which shall be the benchmark rate agreed for such Alternative Currency pursuant to Section 2.8(c) plus the Applicable RFR Margin; provided, however, that anything contained in this Agreement to the contrary notwithstanding, (i) unless Company or the applicable Borrower shall have notified the Administrative Agent and the applicable Facing Agent prior to 10:00 a.m. (New York City time) on the Honor Date that the applicable Facing Agent will be reimbursed for the amount of such Unpaid Drawing with funds other than the proceeds of Revolving Loans under the Revolving Facility under which such Letter of Credit was issued, the applicable Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting each Revolving Lender under such Revolving Facility to make Revolving Loans under such Revolving Facility which are, (~~x~~w) in the case of Letters of Credit denominated in Dollars, Base Rate Loans, (x) in the case of Letters of Credit denominated in Euro, Eurocurrency Loans, (y) in the case of Letters of Credit denominated in ~~an Alternative Currency (other than~~ Sterling~~)~~, ~~Eurocurrency~~RFR Loans~~, or~~ and (z) in the case of Letters of Credit denominated in ~~Sterling, RFR Loans~~any other Alternative Rate, Loans bearing interest based on the benchmark rate agreed for such Alternative Currency pursuant to Section 2.8(c), in each case on the Honor Date in an amount equal to the Dollar Equivalent of the amount of such Unpaid Drawing and the Administrative Agent shall, if such Notice of Borrowing is deemed given, promptly notify the Revolving Lenders under such Revolving Facility thereof and (ii) unless any of the events described in Section 10.1(e) or 10.1(f) shall have occurred and be continuing (in which event the procedures of Section 2.10(e) shall apply), each such Revolving Lender under such Revolving Facility shall, on the Honor Date, make Revolving Loans which are, (~~x~~w) in the case of Letters of Credit denominated in Dollars, ~~Base Rate~~SOFR Loans or (x) in the case of Letters of Credit denominated in Euro, Eurocurrency Loans, (y) in the case of Letters of Credit denominated in ~~an Alternative Currency (other than~~ Sterling~~)~~, ~~Eurocurrency~~RFR Loans~~, or~~ and (z) in the case of Letters of Credit denominated in ~~Sterling, RFR Loans~~any other Alternative Rate, Loans bearing interest based on the benchmark rate agreed for such Alternative Currency pursuant to Section 2.8(c), in each case in the amount of its Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of the Dollar Equivalent of such Unpaid Drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Facing Agent for the amount of such Unpaid Drawing; and provided, further, that if for any reason, proceeds of Revolving Loans under such Revolving Facility are not received by the applicable Facing Agent on the Honor Date in an amount equal to the amount of the Dollar Equivalent of such Unpaid Drawing, the applicable Borrower shall reimburse or cause to be reimbursed the applicable Facing Agent, on the Business Day immediately following the Honor Date, in an amount in Same Day Funds equal to the excess of the amount of the Dollar Equivalent of such Unpaid Drawing over the Dollar Equivalent of the amount of such Revolving Loans under such Revolving Facility, if any, which were so received, plus accrued interest on such amount at the rate set forth in Section 3.1(a); provided, however, that to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the fifth Business Day following the date of payment or disbursement by the applicable Facing Agent, interest shall thereafter accrue on the amounts so paid or disbursed by such Facing Agent (and until reimbursed by or on behalf of the applicable Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Base Rate Margin plus an additional 2% per annum, such interest also to be payable on demand. The respective Facing Agent shall give Company and the applicable Borrower prompt written notice of each Drawing under any Letter of Credit; provided that the failure to give any such notice shall in no way affect, impair or diminish Company’s or any other Borrower’s obligations hereunder.

(ii)The Obligations of the applicable Borrower under this Section 2.10(d) to reimburse or cause to be reimbursed the respective Facing Agent with respect to drawings on Letters of Credit issued for such Borrower’s account (each, a “Drawing”) (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances (including irrespective of:

(A)any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B)the existence of any claim, setoff, defense or other defense to payment which any Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Collateral

Agent, the Facing Agent, any LC Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower and the beneficiary named in any such Letter of Credit);

(C)any non-application or mis-application by the beneficiary of the proceeds of such Drawing;

(D)any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect to any statement therein being untrue or inaccurate in any respect; or

(E)the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents,

the respective Facing Agent’s only obligation to such Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit if taken or omitted in the absence of a bad faith breach of its material obligations hereunder, gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to Company or any Lender.

(e)Letter of Credit Participations.

(i)Immediately upon the issuance by any Facing Agent of any Letter of Credit under any Revolving Facility, such Facing Agent shall be deemed to have sold and transferred to each Revolving Lender under such Revolving Facility, other than such Facing Agent (each such Revolving Lender, in its capacity under this Section 2.10(e), a “LC Participant”), and each such LC Participant under such Revolving Facility shall be deemed irrevocably and unconditionally to have purchased and received from such Facing Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Lender’s Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility), in such Letter of Credit, each Drawing made thereunder and the obligations of the applicable Borrower under this Agreement with respect thereto (although Letter of Credit fees under any Revolving Facility shall be payable directly to the Administrative Agent for the account of the LC Participant under such Revolving Facility as provided in Section 2.10(g) and the LC Participants shall have no right to receive any portion of the facing fees), and any security therefor or guaranty pertaining thereto. With respect to each Revolving Facility, upon any change in the Revolving Commitments of the Revolving Lenders under such Revolving Facility, it is hereby agreed that, with respect to all outstanding Letters of Credit under such Revolving Facility and Unpaid Drawings relating to Letters of Credit issued under such Revolving Facility, there shall be an automatic adjustment pursuant to this Section 2.10(e) to reflect the new Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of the assignor and assignee Lender or of all Lenders with Revolving Commitments under such Revolving Facility, as the case may be.

(ii)In determining whether to pay under any Letter of Credit, such Facing Agent shall have no obligation relative to the LC Participants other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of a bad faith breach of its material obligations hereunder, gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to Company or any Lender.

(f)Draws Upon Letter of Credit; Reimbursement Obligations.

(i)In the event that any Facing Agent makes any payment under any Letter of Credit under any Revolving Facility issued by it and the applicable Borrower shall not have reimbursed or caused the reimbursement of such amount in full to such Facing Agent pursuant to Section 2.10(d) either with such Borrower’s own funds, the funds of others, or with the proceeds of Revolving Loans made available by any Revolving Lenders, such Facing Agent shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each LC Participant under such Revolving Facility of such failure, and each such LC Participant under such Revolving Facility shall promptly and unconditionally pay to the Administrative Agent for the account of such Facing Agent, the amount of such LC Participant’s applicable Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of such payment in Dollars or, if in an Alternative Currency, in such Alternative Currency and in Same Day Funds; provided, however, that no LC Participant shall be obligated to pay to the Administrative Agent its applicable Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of such unreimbursed amount for any wrongful payment made by such Facing Agent under a Letter of Credit issued by it as a result of acts or omissions constituting a bad faith breach of its material obligations hereunder, willful misconduct or gross negligence as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction on the part of such Facing Agent. If the Administrative Agent so notifies any LC Participant under any Revolving Facility required to fund a payment under a Letter of Credit under such Revolving Facility prior to 11:00 a.m. (New York City time) or, in the case of a Letter of Credit under such Revolving Facility denominated in an Alternative Currency, 11:00 a.m. (London time), on any Business Day, such LC Participant shall make available to the Administrative Agent for the account of the respective Facing Agent such LC Participant’s applicable Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of the amount of such payment on such Business Day in Same Day Funds. If and to the extent such LC Participant shall not have so made its applicable Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of the amount of such payment available to the Administrative Agent for the account of the respective Facing Agent, such LC Participant under such Revolving Facility agrees to pay to the Administrative Agent for the account of such Facing Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Facing Agent at the overnight Federal Funds Rate (or the applicable cost of funds with respect to amounts denominated in an Alternative Currency). The failure of any LC Participant under any Revolving Facility to make available to the Administrative Agent for the account of the respective Facing Agent its applicable Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of any payment under any Letter of Credit under such Revolving Facility issued by it shall not relieve any other LC Participant under such Revolving Facility of its obligation hereunder to make available to the Administrative Agent for the account of such Facing Agent its applicable Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of any payment under any such Letter of Credit on the day required, as specified above, but no LC Participant under such Revolving Facility shall be responsible for the failure of any other LC Participant to make available to the Administrative Agent for the account of such Facing Agent such other LC Participant’s applicable Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of any such payment.

(ii)With respect to any Revolving Facility, whenever any Facing Agent receives a payment of a reimbursement obligation as to which the

Administrative Agent has received for the account of such Facing Agent any payments from the LC Participants under such Revolving Facility pursuant to this Section 2.10(f), such Facing Agent shall pay to the Administrative Agent and the Administrative Agent shall pay to each LC Participant under such Revolving Facility which has paid its Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) thereof, in Dollars or, if in an Alternative Currency, in such Alternative Currency and in Same Day Funds, an amount equal to such LC Participant’s Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(iii)The obligations of the LC Participants under any Revolving Facility to make payments to each Facing Agent with respect to Letters of Credit under such Revolving Facility issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances (although nothing in this clause (iii) shall constitute a waiver of any claims by an LC Participant under such Revolving Facility against a Facing Agent that are determined by a final and non-appealable judgment rendered by a court of competent jurisdiction to have resulted from the bad faith breach of its material obligations hereunder, gross negligence or willful misconduct of such Facing Agent):

(A)any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

(B)the existence of any claim, setoff, defense or other right which any Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any LC Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower and the beneficiary named in any such Letter of Credit);

(C)any draft, certificate or any other document presented under any Letter of Credit proving to be forged,

fraudulent, invalid or insufficient in any respect to any statement therein being untrue or inaccurate in any respect;

(D)the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

(E)the occurrence or continuance of any Event of Default or Unmatured Event of Default.

(g)Fees for Letters of Credit.

(i)Facing Agent Fees. Company agrees to pay or cause to be paid in Dollars (or if the applicable Letter of Credit is in an Alternative Currency, then in such Alternative Currency or, at the option of Company, the Dollar Equivalent amount in Dollars) the following amount to the respective Facing Agent with respect to the Letters of Credit issued by it hereunder:

(A)with respect to payments made under any Letter of Credit, interest, payable on demand, on the amount paid by such Facing Agent in respect of each such payment from the date of the payments through the date such amount is reimbursed by or on behalf of the applicable Borrower (including any such reimbursement out of the proceeds of Revolving Loans at a rate determined in accordance with the terms of Section 2.10(d)(i));

(B)with respect to the issuance or amendment of each Letter of Credit issued by it and each payment or demand for payment made thereunder, reasonable documentary and processing charges in accordance with such Facing Agent’s standard schedule for such charges in effect at the time of such issuance, amendment, replacement, restatement, supplement modification, transfer or payment or demand for payment, as the case may be; and

(C)a facing fee equal to one-eighth of 1% per annum of the Stated Amount of outstanding and undrawn LC Obligations under the Revolving Facility for which such Letter of Credit was issued payable in arrears on each Quarterly Payment Date and on the Revolver Termination Date for the Facility under which such Letter of Credit was issued and thereafter, on demand together with customary issuance and payment charges; provided that a minimum fee of the Dollar Equivalent of $500.00 per annum shall be payable to such Facing Agent per Letter of Credit issued by such Facing Agent.

(ii)Participating Lender Fees. Company agrees to pay or cause to be paid in Dollars (or if the applicable Letter of Credit is in an Alternative Currency, then in such Alternative Currency or, at the option of Company, the Dollar Equivalent amount in Dollars) to the Administrative Agent for distribution to each participating Revolving Lender under any Revolving Facility in respect of all Letters of Credit outstanding under such Revolving Facility such Revolving Lender’s Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of a commission equal to the then Applicable Adjusted Term SOFR Margin, Applicable Eurocurrency Margin or Applicable RFR Margin (as applicable) for Multicurrency Revolving Loans (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) with respect to the Effective Amount of such outstanding Letters of Credit under such Revolving Facility (the “LC Commission”), payable in arrears on and through each Quarterly Payment Date, on the Revolver Termination Date for the Facility under which such Letter of Credit was issued and thereafter, on demand. The LC Commission under each Revolving Facility shall be computed on a daily basis from the first day of issuance of each Letter of Credit under such Revolving Facility and on the basis of the actual number of days elapsed over a year of 360 days.

With respect to each Revolving Facility, promptly upon receipt by the respective Facing Agent or the Administrative Agent of any amount described in clause (i)(A) or (ii) of this Section 2.10(g), such Facing Agent or Administrative Agent shall distribute to each Revolving Lender under such Revolving Facility that has reimbursed such Facing Agent in accordance with Section 2.10(d) its Multicurrency Revolver Pro Rata Share (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolver Pro Rata Share (in the case of a Letter of Credit issued under the USD Revolving Facility) of such amount. Amounts payable under clause (i)(B) and (C) of this Section 2.10(g) shall be paid directly to such Facing Agent.

(h)Indemnification. In addition to amounts payable as elsewhere provided in this Agreement, Company hereby agrees to protect, indemnify, pay and hold each Facing Agent harmless from and against any and all claims, demands, liabilities, damages, losses, reasonable and documented out-of-pocket costs, charges and expenses (including reasonable and documented out-of-pocket attorneys’ fees, costs and disbursements) (other than for Taxes, which shall be covered by Section 4.7) which any Facing Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, or (ii) the failure of any Facing Agent to honor a Drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called “Government Acts”); provided, however, that no Facing Agent shall have the right to be indemnified hereunder to the extent that a court of competent jurisdiction by final and non-appealable judgment determines that such losses, claims, demands, damages, penalties, obligations, costs, charges, expenses or liabilities have resulted from the bad faith breach of its material obligations hereunder, gross negligence or willful misconduct of such Facing Agent, and that nothing contained herein shall affect the express contractual obligations of the Facing Agents to Borrowers contained herein. As between Borrowers under each Revolving Facility and each Facing Agent, Borrowers under such Revolving Facility assume all risks of the acts and omissions of, or misuse of the Letters of Credit under such Revolving Facility issued by any Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, each Facing Agent shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any Drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a Drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any Drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of each Facing Agent, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of any of each Facing Agent’s rights or powers hereunder.

In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by any Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith or in accordance with the practice stated in the UCP or the ISP and in the absence of a bad faith breach of its material obligations hereunder, gross negligence or willful misconduct as determined by a final and non-appealable judgment rendered by a court of competent jurisdiction, shall not put any Facing Agent under any resulting liability to any Borrower or any Lender.

Notwithstanding anything to the contrary contained in this Agreement, no Credit Party shall have any obligation to indemnify any Facing Agent in respect of any liability incurred by such Facing Agent to the extent arising out of the bad faith breach of its material obligations hereunder, gross negligence or willful misconduct of such Facing Agent. The right of indemnification in the first paragraph of this Section 2.10(h) shall not prejudice any rights that any Borrower may otherwise have against each Facing Agent with respect to a Letter of Credit issued hereunder.

(i)[Reserved.]

(j)Outstanding Letters of Credit. The letters of credit set forth under the caption “Letters of Credit outstanding on the ~~Second~~Fifth Amendment Effective Date” on Schedule 2.10(j) were issued pursuant to this Agreement as in effect immediately prior to the ~~Second~~Fifth Amendment Effective Date and remain outstanding as of the ~~Second~~Fifth Amendment Effective Date (the “Outstanding Letters of Credit”). Each Borrower, each Facing Agent and each of the Lenders hereby agree that on the ~~Second~~Fifth Amendment Effective Date, (i) the Outstanding Letters of Credit identified on Schedule 2.10(j) as “Multicurrency Letters of Credit”, for all purposes under this Agreement, shall be deemed to be Multicurrency Letters of Credit governed by the terms and conditions of this Agreement, and (ii) the Outstanding Letters of Credit identified on Schedule 2.10(j) as “USD Letters of Credit”, for all purposes under this Agreement, shall be deemed to be USD Letters of Credit governed by the terms and conditions of this Agreement. Each Multicurrency Revolving Lender agrees to participate in each Outstanding Letter of Credit that constitutes a Multicurrency Letter of Credit issued by any Facing Agent in an amount equal to its Multicurrency Revolver Pro Rata Share of the Stated Amount of such Outstanding Letter of Credit, and each USD Revolving Lender agrees to participate in each Outstanding Letter of Credit that constitutes a USD Letter of Credit issued by any Facing Agent in an amount equal to its USD Revolver Pro Rata Share of the Stated Amount of such Outstanding Letter of Credit.

(k)Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.10, no Facing Agent shall be obligated to issue any Letter of Credit under any Revolving Facility at a time when any other Revolving Lender under such Revolving Facility is a Defaulting Lender, unless such Facing Agent has entered into arrangements satisfactory to it to eliminate such Facing Agent’s Fronting Exposure under such Revolving Facility after giving effect to Section 4.1(b), including by Cash Collateralizing such Defaulting Lender’s Multicurrency Revolving Commitment Percentage (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolving Commitment Percentage (in the case of a Letter of Credit issued under the USD Revolving Facility) of the liability with respect to such Letter of Credit. Any such Cash Collateral shall be deposited in a separate interest bearing account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of such Facing Agent) for the payment and performance of each Defaulting Lender’s Multicurrency Revolving Commitment Percentage (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolving Commitment Percentage (in the case of a Letter of Credit issued under the USD Revolving Facility) of outstanding Letters of Credit under such Revolving Facility. Moneys in such account shall be applied by the Administrative Agent to reimburse such Facing Agent immediately for each Defaulting Lender’s Multicurrency Revolving Commitment Percentage (in the case of a Letter of Credit issued under the Multicurrency Revolving Facility) or USD Revolving Commitment Percentage (in the case of a Letter of Credit issued under the USD Revolving Facility) of any Drawing under any Letter of Credit under such Revolving Facility which has not otherwise been reimbursed or caused to be reimbursed by the applicable Borrowers under such Facility or such Defaulting Lender pursuant to the terms of this Section 2.10. Upon the request of Company, amounts in excess of the amount required to be deposited by any Borrower pursuant to this Section 2.10(k) at the time of such request shall be released to the applicable Borrower so long as, at the time of and immediately after giving effect to such release, no Unmatured Event of Default or Event of Default shall have occurred and be continuing.

(l)Loan Documents Control. In the event of a conflict or an inconsistency between the Issuer Documents and the Loan Documents, the Loan Documents shall control.

2.11 Pro Rata Borrowings. Borrowings of Loans (other than Swing Line Loans made by a Swing Line Lender) under any Facility shall be loaned by the applicable Lenders under such Facility pro rata on the basis of their Commitments under such Facility. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

2.12 Replacement Revolving Credit Facilities.

(a)Notwithstanding anything to the contrary in any Loan Document, this Agreement may be amended, amended and restated, supplemented or otherwise modified on one or more occasions with the written consent of the Administrative Agent, the Facing Agents, the Swing Line Lenders under the applicable Revolving Facility, the Borrowers under the applicable Revolving Facility and the Lenders and New Lenders providing the relevant Replacement Revolving Loans (as defined below) and Replacement Revolving Commitments (as defined below) to permit the refinancing of all or any portion of the Revolving Loans in respect of any Revolving Facility outstanding hereunder (“Refinanced Revolving Loans”) and Revolving Commitments in respect of any Revolving Facility hereunder (“Refinanced Revolving Commitments”; and together with such Refinanced Revolving Loans relating thereto, a “Refinanced Revolving Facility”) (which for this purpose will be deemed to include any then outstanding Replacement Revolving Loans and Replacement Revolving Commitments under such existing Revolving Facility) with a tranche of replacement revolving loans (“Replacement Revolving Loans”) and replacement revolving commitments (“Replacement Revolving Commitments”, and together with such Replacement Revolving Loans relating thereto, a “Replacement Revolving Facility”) hereunder which shall constitute a separate tranche of Revolving Loans and Revolving Commitments hereunder; provided that (a) the aggregate principal amount of such Replacement Revolving Loans under such tranche and Replacement Revolving Commitments under such tranche shall not exceed the aggregate principal amount of such Refinanced Revolving Loans and Refinanced Revolving Commitments in respect of such existing Revolving Facility (plus the amount of accrued interest and premium thereon, any committed but undrawn amounts, and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses incurred in connection with the replacement thereof), (b) the maturity date of such Replacement Revolving Loans under such tranche and Replacement Revolving Commitments under such tranche shall not be earlier than the latest Revolver Termination Date of such Refinanced Revolving Loans and Refinanced Revolving Commitments in respect of such existing Revolving Facility, (c) the interest rates, floors and margins, commitment, upfront and other fees, and borrowers with respect to such Replacement Revolving Loans under such tranche and Replacement Revolving Commitments under such tranche shall be as agreed by the borrowers party thereto and the Lenders and New Lenders providing such Replacement Revolving Loans and Replacement Revolving Commitments under such tranche, including any changes or additional terms to address local law considerations in the case of any new foreign borrowers, (d) such Replacement Revolving Loans and Replacement Revolving Commitments under such tranche shall rank pari passu in right of payment with the other Loans and Commitments hereunder, (e) such Replacement Revolving Loans and Replacement Revolving Commitments under such tranche shall (x) be subject to the CAM Exchange (and the holders of such Replacement Revolving Loans and Replacement Revolving Commitments under such tranche shall have become a party to the Re-Allocation Agreement by execution and delivery of a joinder thereto or other arrangement reasonably acceptable to the Administrative Agent) and (y) may not be (i) guaranteed by any Person which is not a Credit Party or (ii) secured by any assets other than the Collateral (other than, in the case of any Replacement Revolving Loans and Replacement Revolving Commitments under such tranche incurred by a Revolving Borrower that is not a U.S. Credit Party, which may be guaranteed by Persons that are not Credit Parties on the date when such Replacement Revolving Loans and Replacement Revolving Commitments under such tranche are established and secured by additional collateral in non-U.S. jurisdictions so long as the Lenders that provide such Replacement Revolving Loans and Replacement Revolving Commitments under such tranche enter into the CAM Exchange and become a party to the Re-Allocation Agreement by execution and delivery of a joinder thereto or other arrangement reasonably acceptable to the Administrative Agent), (f) no Event of Default under Section 10.1(a), 10.1(e) or 10.1(f) shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Revolving Facility and (g) all other terms applicable to such Replacement Revolving Loans and Replacement Revolving Commitments under such tranche (excluding interest rates, floors and margins, commitment, upfront and other fees, guarantees, security and maturity, subject to preceding clauses (b) through (f)) shall be substantially identical to, or less favorable to the Lenders and New Lenders providing such Replacement Revolving Loans and Replacement Revolving Commitments under such tranche than those applicable to such Refinanced Revolving Loans and Refinanced Revolving Commitments in respect of such existing Revolving Facility, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest Revolver Termination Date in effect immediately prior to such refinancing; provided that, if such terms are more favorable (taken as a whole) to the Lenders or New Lenders providing such Replacement Revolving Loans and Replacement Revolving Commitments under such tranche, the applicable Borrowers shall have the right to unilaterally provide the existing Revolving Lenders under any existing Revolving Facility with additional rights and benefits and the “substantially identical to” or not “less favorable” requirement of this clause (g) and compliance therewith shall be determined after giving effect to such additional right and benefits (it being understood and agreed that Company may, at its option, deliver a certificate to the Administrative Agent certifying that the requirements of this clause (g) have been satisfied at least 5 Business Days prior to the incurrence of such Indebtedness, and such certification shall be conclusive evidence that such requirements have been satisfied unless the Administrative Agent provides notice to Company of its objection during such 5 Business Day period (including a reasonable description of the basis upon which it objects)).

(b)In addition, if so provided in the relevant amendment, amendment and restatement, supplement or other modification of this Agreement entered into in accordance with Section 2.12(a), and with the consent of the applicable Facing Agent, participations in Letters of Credit under the applicable Refinanced Revolving Facility expiring on or after the Revolver Termination Date for such Refinanced Revolving Facility under which such Letter of Credit was issued may be reallocated from Lenders holding Revolving Commitments under such Refinanced Revolving Facility to Lenders and New Lenders holding Replacement Revolving Commitments under the applicable Replacement Revolving Facility in accordance with the terms of such amendment, amendment and restatement, supplement or other modification.

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 2.12 shall supersede any other provisions contained in the Loan Documents, including, without limitation, Section 12.1.

(d)Upon issuance of any Replacement Revolving Commitments or the making of any Replacement Revolving Loans, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on any Comparable Revolving Facility (to the extent that they remain outstanding) and such new Replacement Revolving Facility, (B) repayments required upon the Maturity Date of any Comparable Revolving Facility (to the extent that they remain outstanding) and such new Replacement Revolving Facility and (C) repayments made in connection with any permanent repayment and termination of commitments (subject to clause (3) below)) of Loans under such new Replacement Revolving Facility after the effective date of Replacement Revolving Commitments shall be made on a pro rata basis between any Comparable Revolving Facility (to the extent they remain outstanding) and the new Replacement Revolving Facility, (2) any swing line loans made, or letters of credit issued, after the effective date of the Replacement Revolving Commitments shall be made or issued to the extent reasonably practicable on a pro rata basis between any Comparable Revolving Facility (to the extent that they remain outstanding) and the new Replacement Revolving Facility and (3) the permanent repayment of Loans with respect to, and termination of commitments under, such new Replacement Revolving Facility shall be made on a pro rata basis between any Comparable Revolving Facility (to the extent that they remain outstanding) and the new Replacement Revolving Facility, except that the Borrowers under such new Replacement Revolving Facility shall be permitted to permanently repay and terminate commitments under such new Replacement Revolving Facility on a greater than pro rata basis than any Comparable Revolving Facility that has a later Maturity Date than such Replacement Revolving Facility either at the time of incurrence of such Replacement Revolving Facility or on the date that such Revolving Facility is subsequently incurred after the incurrence of such new Replacement Revolving Facility.

2.13 Replacement Term Loans.

(a)Notwithstanding anything to the contrary in any Loan Document, this Agreement may be amended, amended and restated, supplemented or otherwise modified on one or more occasions with the written consent of the Administrative Agent, the Borrower under the applicable Term Facility and the Lenders and New Lenders providing the relevant Replacement Term Loans (as defined below)to permit the refinancing of all or any portion of the Term Loans outstanding under one or more Term Facilities (“Refinanced Term Loans”) (which for this purpose will be deemed to include any then outstanding Replacement Term Loans under such existing Term Facility) with a replacement term loan tranche hereunder (“Replacement Term Loans”, and the facility in respect thereof, a “Replacement Term Facility”) which shall be Loans hereunder; provided that (a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans (plus the amount of accrued interest and premium thereon, any underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses incurred in connection with the replacement thereof), (b) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing, (c) the original issue discount, interest rates, floors and margins, commitment, upfront and other fees, prepayment premiums, amortization schedules, and borrowers with respect to such Replacement Term Loans shall be as agreed by the borrowers party thereto and the Lenders and New Lenders providing such Replacement Term Loans, including any changes or additional terms to address local law considerations in the case of any new foreign borrowers, (d) such Replacement Term Loans shall rank pari passu in right of payment with the other Loans hereunder, (e) such Replacement Term Loans shall (x) be subject to the CAM Exchange (and the holders of such Replacement Term Loans shall have become a party to the Re-Allocation Agreement by execution and delivery of a joinder thereto or other arrangement reasonably acceptable to the Administrative Agent) and (y) may not be (i) guaranteed by any Person which is not a Credit Party or (ii) secured by any assets other than the Collateral (other than, in the case of any Replacement Term Loans incurred by an Other Subsidiary Borrower that is not a U.S. Credit Party, which may be guaranteed by Persons that are not Credit Parties on the date when such Replacement Term Loans are established and secured by additional collateral in non-U.S. jurisdictions so long as the Lenders that provide such Replacement Term Loans enter into the CAM Exchange and become a party to the Re-Allocation Agreement by execution and delivery of a joinder thereto or other arrangement reasonably acceptable to the Administrative Agent), (f) no Event of Default under Section 10.1(a), 10.1(e) or 10.1(f) shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Term Loans and (g) all other terms applicable to such Replacement Term Loans (excluding interest rates, floors and margins, commitment, upfront and other fees, guarantees, security and maturity, subject to preceding clauses (b) through (f)) shall be substantially identical to, or less favorable to the Lenders and New Lenders providing such Replacement Term Loans than those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the earlier to occur of the date that all other Term Loans are paid in full (other than contingent indemnification obligations not then due) and the latest final maturity of any Term Loans in effect immediately prior to such refinancing; provided, however, that, if such terms are more favorable (taken as a whole) to the Lenders or New Lenders providing such Replacement Term Loans, the applicable Borrowers shall have the right to unilaterally provide the existing Term Lenders with additional rights and benefits and the “substantially similar to” or not “less favorable” requirement of this clause (g) and compliance therewith shall be determined after giving effect to such additional rights and benefits (it being understood and agreed that Company may, at its option, deliver a certificate to the Administrative Agent certifying that the requirements of this clause (g) have been satisfied at least 5 Business Days prior to the incurrence of such Indebtedness, and such certification shall be conclusive evidence that such requirements have been satisfied unless the Administrative Agent provides notice to Company of its objection during such 5 Business Day period (including a reasonable description of the basis upon which it objects)).

(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 2.13 shall supersede any other provisions contained in the Loan Documents, including, without limitation, Section 12.1.

2.14 Extension of Maturity Date

(a)Each Borrower may, upon notice (a “Maturity Date Extension Request”) to the Administrative Agent (which shall promptly notify the Lenders or New Lenders under the applicable Facility), request one or more extensions of any Revolver Termination Date, Term Maturity Date or the maturity date for any Additional Facility or Replacement Facility, in each case applicable to any Facility under which it is a Borrower (the Revolver Termination Date, Term Maturity Date or maturity date for such Additional Facility or Replacement Facility applicable to such Facility, the “Existing Maturity Date”). Each Maturity Date Extension Request shall (i) specify the date to which such Existing Maturity Date is sought to be extended (the “New Maturity Date”), (ii) specify the changes, if any, to the interest rates, floors and margins, commitment and other fees payable to Consenting Lenders (as defined below) in respect of that portion of their Commitments and Loans extended to such New Maturity Date and the time as of which such changes will become effective, which may be prior to the Existing Maturity Date, and (iii) specify any other amendments or modifications to this Agreement or the other Loan Documents to be effected in connection with such extension; provided that (A) no such amendments or modifications under clause (iii) that would otherwise require approvals pursuant to Section 12.1 shall become effective prior to the then latest Revolver Termination Date (in the case of an extension of a Revolving Facility) or Term Maturity Date (in the case of an extension of a Term Facility), unless such other approvals have been obtained, (B) the Obligations under any such Facility shall rank pari passu in right of payment with the other Loans and Commitments hereunder, (C) the Obligations under any such Facility shall not be guaranteed by any Person other than the Credit Parties that guaranteed the applicable Facility prior to such maturity extension and (D) such Facility shall be secured solely by the Collateral that secured the applicable Facility prior to such maturity extension and such Facility shall be subject to the CAM Exchange (and the holders of Indebtedness or commitments in respect of such Facility shall have become a party to the Re-

Allocation Agreement by execution and delivery of a joinder thereto or other arrangement reasonably acceptable to the Administrative Agent).

(b)In the event a Maturity Date Extension Request shall have been delivered by a Borrower, each Lender under the applicable Facility shall have the right (but not the obligation) to agree to the extension of the Existing Maturity Date and other matters contemplated by the Maturity Date Extension Request on the terms and subject to the conditions set forth therein (each Lender under the applicable Facility agreeing to the Maturity Date Extension Request being referred to herein as a “Consenting Lender” and each Lender under the applicable Facility not agreeing thereto being referred to herein as a “Declining Lender”), which right may be exercised by written notice thereof, specifying the maximum amount of the Commitment or Loans of such Lender under the applicable Facility with respect to which such Lender agrees to the New Maturity Date, delivered to the applicable Borrower (with a copy to the Administrative Agent) not later than a day to be agreed upon by the applicable Borrower and the Administrative Agent following the date on which the Maturity Date Extension Request shall have been delivered by such Borrower (it being understood that any Lender under such Facility that shall have failed to exercise such right as set forth above by such date shall be deemed to be a Declining Lender). If a Lender under such Facility elects to extend only a portion of its then existing Commitment or Loans under such Facility, it will be deemed for purposes hereof to be a Consenting Lender in respect of such extended portion and a Declining Lender in respect of the remaining portion of its Commitment and Loans under such Facility. If Consenting Lenders shall have agreed to such Maturity Date Extension Request in respect of Commitments and Loans under such Facility held by them, then on the date specified in the Maturity Date Extension Request as the effective date thereof (the “Extension Effective Date”), (w) the Existing Maturity Date of the applicable Commitments and Loans under such Facility shall, as to the Consenting Lenders, be extended to such date as shall be specified therein, (x) the terms and conditions of the Commitments and Loans of the Consenting Lenders under such Facility (with respect to maturity, interest rates, floors and margins, commitment and other fees (including Letter of Credit fees) payable in respect thereof), shall be modified as set forth in the Maturity Date Extension Request, (y) such other modifications and amendments hereto specified in the Maturity Date Extension Request shall become effective, subject to any required approvals under Section 12.1, except that any such other modifications and amendments that do not take effect until the then latest Revolver Termination Date (in the case of an extension of a Revolving Facility) or Term Maturity Date (in the case of an extension of a Term Facility), shall not require the consent of any Lender other than the Consenting Lenders in respect of the Facility being so extended and (z) to the extent that such Facility is a Revolving Facility and any Commitments or Loans under such Facility are not extended (such non-extended portion of such Facility, the “Non-Extended Revolving Facility”) (thereby resulting in an Extended Revolving Facility in respect of the Commitments and Loans that are extended), (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on the Non-Extended Revolving Facility (to the extent that it remains outstanding) and such new Extended Revolving Facility, (B) repayments required upon the Maturity Date of the Non-Extended Revolving Facility (to the extent that it remains outstanding) and such new Extended Revolving Facility and (C) repayments made in connection with any permanent repayment and termination of commitments

(subject to clause (3) below)) of Loans under such Extended Revolving Facility after the Extension Effective Date shall be made on a pro rata basis between such Non-Extended Revolving Facility (to the extent it remains outstanding) and such new Extended Revolving Facility, (2) any swing line loans made, or letters of credit issued, as applicable, under such Non-Extended Revolving Facility after the Extension Effective Date with respect to such new Extended Revolving Facility shall be made or issued to the extent reasonably practicable on a pro rata basis between such Non-Extended Revolving Facility (to the extent that it remains outstanding) and such new Extended Revolving Facility and (3) the permanent repayment of Loans with respect to, and termination of commitments under, such new Extended Revolving Facility shall be made on a pro rata basis between such Non-Extended Revolving Facility (to the extent that it remains outstanding) and such new Extended Revolving Facility, except that the applicable Borrowers shall be permitted to permanently repay and terminate commitments under such new Extended Revolving Facility or such Non-Extended Revolving Facility at any time on a greater than pro rata basis.

(c)Notwithstanding anything herein to the contrary, Borrowers shall have the right, in accordance with the provisions of Sections 3.7 and 12.8, at any time prior to the Existing Maturity Date, to replace a Declining Lender (only in respect of that portion of such Lender’s Commitments and Loans subject to a Maturity Date Extension Request that such Lender has not agreed to extend) with a Lender or any Eligible Assignee that will agree to such Maturity Date Extension Request, and any such replacement Lender shall for all purposes constitute a Consenting Lender in respect of the Commitment and Loan assigned to and assumed by it on and after the effective time of such replacement.

(d)If a Maturity Date Extension Request has become effective hereunder with respect to any Facility, on the Existing Maturity Date, the Commitment and Loans of each Declining Lender under such Facility shall, to the extent not assumed, assigned or transferred as provided in Section 2.14(b), terminate, and the Borrowers under such Facility shall repay all the Loans of each Declining Lender under such Facility, to the extent such Loans shall not have been so purchased, assigned and transferred, in each case together with accrued and unpaid interest and all fees and other amounts owing to such Declining Lender hereunder.

(e)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 2.14 shall supersede any other provisions contained in this Agreement, including, without limitation, Section 12.1.

2.15 Appointment and Removal of Other Subsidiary Borrowers.

(a)Company may at any time and from time to time designate one or more Wholly-Owned Subsidiaries of Company as additional Other Subsidiary Borrowers under any Facility other than a Term Facility upon (i) execution and delivery by such Other Subsidiary Borrower and the Administrative Agent of a Joinder Agreement substantially in the form of Exhibit 2.15 providing for a Revolver Sublimit with respect to such Facility for such Other Subsidiary Borrower reasonably acceptable to the Administrative Agent, and (ii) delivery to the Administrative Agent of (1) to the extent not previously delivered, the pledge and guarantee agreements, if any, required pursuant to Section 7.12, (2) if requested by the Administrative Agent, an opinion of counsel which covers such matters related to such agreements as the Administrative Agent shall reasonably determine with such exceptions as are reasonably satisfactory to the Administrative Agent, (3) with respect to such Other Subsidiary Borrower, reasonable and customary secretary’s certificates, resolutions, process agent appointment letters (solely in the case of a Foreign Subsidiary that becomes an Other Subsidiary Borrower), and (4) documentation and information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations (including, without limitation, to the extent such Person qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification from such Other Subsidiary Borrower), in the case of this clause (4), to the extent reasonably requested by the Administrative Agent (where applicable, in accordance with reasonable instructions received from any Revolving Lender with respect to such Facility and required to comply with such rules and regulations) at least 5 Business Days prior to the effectiveness to such designation. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the effectiveness of each such Joinder Agreement, Schedules 1.1(c) and (d) shall automatically and without further action be deemed to be amended, restated, supplemented or otherwise modified to add such Other Subsidiary Borrowers and their respective Revolver Sublimits without the further consent of any other party hereto.

(b)Company may at any time and from time to time terminate an Other Subsidiary Borrower’s status as such (i) (x) upon execution and delivery by Company or such Other Subsidiary Borrower of a written request providing for such termination or (y) in connection with a Permitted Transaction and (ii) upon either (x) repayment in full (other than contingent indemnification obligations not then due) of all outstanding Revolving Loans directly incurred by such Other Subsidiary Borrower and other accrued and unpaid Obligations directly incurred by such Other Subsidiary Borrower (other than such Other Subsidiary Borrower’s Obligations in respect of its Guaranty, any joint and several liability under any Facility, Obligations in respect of any Term Commitments, Term Loans (including any commitment fees) or Swap Contracts) (the “Amounts Owing”) or (y) the agreement of one or more of Company and the Other Subsidiary Borrowers, as of the effective date of such termination, to cause one or more of such other Borrowers to assume, pursuant to documentation reasonably satisfactory to the Administrative Agent, the outstanding Amounts Owing payable by such terminating Other Subsidiary Borrower. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the effectiveness of each such termination, Schedules 1.1(c) and (d) shall automatically and without further action be deemed to be amended, restated, supplemented or otherwise modified to remove such Person as an Other Subsidiary Borrower without the further consent of any other party hereto.

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, Schedule 1.1(c) may be amended, amended and restated, supplemented or otherwise modified from time to time, solely with the consent of the Company and the Administrative Agent, to increase or decrease the sublimits of any Borrower under any Revolving Facility.

(d)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, this Section 2.15 shall supersede any other provisions contained in this Agreement, including, without limitation, Section 12.1.

2.16 Special Provisions Relating to a Re-Denomination Event.

(a)Multicurrency Revolving Loans and Unpaid Drawings.

(i)On the date of the occurrence of a Re-Denomination Event, automatically (and without the taking of any action), (i) all then outstanding Multicurrency Revolving Loans denominated in an Alternative Currency, all Multicurrency European Swing Line Loans and all Unpaid Drawings in respect of Multicurrency Letters of Credit issued for the account of any Borrower owed in an Alternative Currency, shall be automatically converted into Multicurrency Revolving Loans (or Multicurrency U.S. Swing Line Loans, as applicable) maintained in, and Unpaid Drawing in respect of Multicurrency Letters of Credit owing by such Borrower in, Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective Multicurrency Revolving Loans, Multicurrency European Swing Line Loans or Unpaid Drawings in respect of Multicurrency Letters of Credit on the date such Re-Denomination Event first occurred, which Multicurrency Revolving Loans, Multicurrency European Swing Line Loans or Unpaid Drawings in respect of Multicurrency Letters of Credit (x) shall continue to be owed by such Borrower, (y) shall at all times thereafter be deemed to be Base Rate Loans and (z) shall be immediately due and payable on the date such Re-Denomination Event has occurred) and (ii) all principal, accrued and unpaid interest and other amounts owing with respect to such Multicurrency Revolving Loans, Multicurrency European Swing Line Loans and Unpaid Drawings in respect of Multicurrency Letters of Credit shall be immediately due and payable in Dollars, taking the Dollar Equivalent of such principal amount, accrued and unpaid interest and other amounts. The occurrence of any conversion of Multicurrency Revolving Loans, Multicurrency European Swing Line Loans or Unpaid Drawings in respect of Multicurrency Letters of Credit to Base Rate Loans as provided above in this Section 2.16(a) shall be deemed to constitute, for purposes of Section 3.5, a prepayment of Multicurrency Revolving Loans, Multicurrency European Swing Line Loans before the last day of any Interest Period relating thereto.

(ii)Upon and after the occurrence of a Re-Denomination Event, all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Multicurrency Revolving Loans denominated in an Alternative Currency (or Multicurrency U.S. Swing Line Loans, as applicable) (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Re-Denomination Event) and Unpaid Drawings in respect of Multicurrency Letters of Credit owing in an Alternative Currency shall be payable in Dollars (taking the Dollar Equivalents of all such amounts on the date of the occurrence of the respective Re-Denomination Event, with all calculations for periods after the Re-Denomination Event being made as if the respective such Multicurrency Revolving Loan or Unpaid Drawings in respect of Multicurrency Letters of Credit had originally been made in Dollars) and shall be distributed by the Administrative Agent for the account of appropriate Multicurrency Revolving Lenders (or the Swing Line Lender, as applicable) which made such Multicurrency Revolving Loans (or Multicurrency U.S. Swing Line Loans, as applicable) or are participating therein.

(b)Notice of Re-Denomination. The Administrative Agent will, as soon as practicable after the occurrence thereof, notify Company and each Lender of any redenomination and conversion under this Section 2.16 (provided that any failure to give such notice shall not affect the validity of such redenomination and conversion).

2.17 ESG Amendment; Sustainability Coordinators.

(a)After the Fifth Amendment Effective Date, the Company, in consultation with the Sustainability Coordinators, shall be entitled, but not required, to either (a) establish specified Key Performance Indicators (“KPIs”) with respect to certain Environmental, Social and Governance (“ESG”) targets of the Company and its Subsidiaries and evaluated by the Sustainability Assurance Provider or (b) establish external ESG ratings (“ESG Ratings”) targets to be mutually agreed between the Company and the Sustainability Coordinators and reviewed by the Sustainability Assurance Provider. Notwithstanding anything herein or in any other Loan Document to the contrary, the Sustainability Coordinators, the Administrative Agent, the Company and the Required Lenders may amend this Agreement (such amendment, the “ESG Amendment”) solely for the purpose of incorporating either the KPIs or ESG Ratings and other related provisions (the “ESG Pricing Provisions”) into this Agreement and any such ESG Amendment shall become effective upon (i) receipt by the Lenders of a lender presentation in regard to the ESG Ratings and/or KPIs from the Company no later than five (5) Business Days before the posting of such proposed ESG Amendment to the Lenders and the Borrower, (ii) the posting of such proposed ESG Amendment to all Lenders and the Company and (iii) the receipt by the Administrative Agent of executed signature pages and consents to such ESG Amendment from the Company, the Sustainability Coordinators, the Administrative Agent and Lenders comprising the Required Lenders. Upon effectiveness of any such ESG Amendment, based on either the performance of the Company against the KPIs or its obtainment of the target ESG Ratings, certain adjustments to the Multicurrency Revolving Commitment Fee, USD Revolving Commitment Fee, LC Commission, Applicable Adjusted Term SOFR Margin, Applicable Base Rate Margin, Applicable Eurocurrency Margin and Applicable RFR Margin may be made; provided that the amount of any such adjustments made pursuant to an ESG Amendment shall not result in a decrease or increase of more than (a) 1.00 basis points in the Multicurrency Revolving Commitment Fee or the USD Revolving Commitment Fee and/or (b) 5.00 basis points in the LC Commission, Applicable Adjusted Term SOFR Margin, Applicable Base Rate Margin, Applicable Eurocurrency Margin or Applicable RFR Margin. If KPIs are utilized, the pricing adjustments will require, among other things, reporting and validation of the measurement of the KPIs in a manner that is aligned with the Sustainability Linked Loan Principles (as published in May 2021 by the

Loan Market Association, Asia Pacific Loan Market Association and Loan Syndications & Trading Association) and is to be mutually agreed between the Company and the Sustainability Coordinators (each acting reasonably) and reviewed by the Sustainability Assurance Provider. Following the effectiveness of the ESG Amendment, any modification to the ESG Pricing Provisions which does not have the effect of reducing or increasing the Multicurrency Revolving Commitment Fee, USD Revolving Commitment Fee, LC Commission, Applicable Adjusted Term SOFR Margin, Applicable Base Rate Margin, Applicable Eurocurrency Margin or Applicable RFR Margin to a level not otherwise permitted by this paragraph shall be subject only to the consent of the Required Lenders.

(b)Each Sustainability Coordinator will (i) assist the Company in determining the ESG Pricing Provisions in connection with the ESG Amendment and (ii) assist the Company in preparing informational materials focused on ESG to be used in connection with the ESG Amendment.

(c)This Section 2.17 shall supersede any other clause or provision in Section 12.1 to the contrary, including any provision of Section 12.1(a)(i) requiring the consent of “each Lender directly and adversely affected thereby” for reductions in interest rates.

ARTICLE III

INTEREST AND FEES

3.1 Interest.

(a)Base Rate Loans. Each Borrower agrees to pay interest in respect of the unpaid principal amount of such Borrower’s Base Rate Loans from the date the proceeds thereof are made available to such Borrower (or, if such Base Rate Loan was converted from a ~~Eurocurrency~~SOFR Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan or (ii) the conversion of such Base Rate Loan to a ~~Eurocurrency~~SOFR Loan pursuant to Section 2.6 at a rate per annum equal to the relevant Base Rate plus the Applicable Base Rate Margin.

(b)~~Eurocurrency~~SOFR Loans. Each Borrower agrees to pay interest in respect of the unpaid principal amount of such Borrower’s ~~Eurocurrency~~SOFR Loans from the date the proceeds thereof are made available to such Borrower (or, if such ~~Eurocurrency~~SOFR Loan was converted from a Base Rate Loan, the date of such conversion) until the earlier of (i) the maturity (whether by acceleration or otherwise) of such ~~Eurocurrency~~SOFR Loan or (ii) the conversion of such ~~Eurocurrency~~SOFR Loan to a Base Rate Loan pursuant to Section 2.6, 2.8(g), 2.16 or 3.6~~,~~  at a rate per annum equal to the relevant ~~Eurocurrency Rate~~Adjusted Term SOFR plus the Applicable ~~Eurocurrency~~Adjusted Term SOFR Margin.

(c)Eurocurrency Loans. Each Borrower agrees to pay interest in respect of the unpaid principal amount of such Borrower’s Eurocurrency Loans from the date the proceeds thereof are made available to such Borrower until the maturity (whether by acceleration or otherwise) of such Eurocurrency Loan, at a rate per annum equal to the relevant Eurocurrency Rate plus the Applicable Eurocurrency Margin.

(~~c~~d)RFR Loans. Each Borrower agrees to pay interest in respect of the unpaid principal amount of such Borrower’s RFR Loans from the date the proceeds thereof are made available to such Borrower until the ~~earlier of the~~ maturity (whether by acceleration or otherwise) of such RFR Loan, at a rate per annum equal to the relevant Daily Simple SONIA plus the Applicable RFR Margin.

(~~d~~e)Overnight Rate Loans. Each Borrower agrees to pay interest in respect of the unpaid principal amount of such Borrower’s Overnight Rate Loans from the date the proceeds thereof are made available to such Borrower until the maturity of such Overnight Rate Loan at a rate per annum equal to the Overnight Euro Rate or Overnight Sterling Rate, as applicable.

(~~e~~f)Payment of Interest. Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan; provided, however, that interest accruing pursuant to Section 3.1(~~g~~h) shall be payable from time to time on demand. Interest shall also be payable on all then outstanding Revolving Loans under any Revolving Facility on the Revolver Termination Date applicable to such Revolving Facility and on all Loans on the date of repayment (including prepayment) thereof (except that voluntary prepayments of Revolving Loans under any Revolving Facility that are Base Rate Loans made pursuant to Section 4.3 on any day other than a Quarterly Payment Date applicable to such Base Rate Loans or the Revolver Termination Date applicable to such Revolving Facility need not be made with accrued interest from the most recent Quarterly Payment Date applicable to such Base Rate Loans; provided that such accrued interest is paid on the next Quarterly Payment Date applicable to such Base Rate Loans) and on the date of maturity (by acceleration or otherwise) of such Loans.

(~~f~~g)Notification of Rate. The Administrative Agent, upon determining the interest rate for any Borrowing of Eurocurrency Loans or SOFR Loans for any Interest Period, shall promptly notify Borrowers and the Lenders thereof. Such determination shall, absent manifest error and subject to Section 3.6, be final, conclusive and binding upon all parties hereto.

(~~g~~h)Default Interest. Notwithstanding the rates of interest specified herein, effective immediately upon any failure to pay any Obligations or any other amounts due under any of the Loan Documents when due, whether by acceleration or otherwise, to the extent permitted by applicable law, such overdue amounts shall bear interest payable on demand, after as well as before judgment, at a rate per annum equal to the Default Rate.

(~~h~~i)Maximum Interest. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, the applicable Borrower shall be obligated to pay the maximum amount then permitted by applicable law and the applicable Borrower shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

3.2 Fees.

(a)Fees. Company shall pay to the Agents, the Lead Arrangers and the Lenders, as applicable, such fees as shall have been separately agreed upon in writing, including in the Fee Letters, in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(b)Commitment Fees.

(i)Multicurrency Revolving Commitment Fees. Company shall pay to the Administrative Agent for pro rata distribution to each Non-Defaulting Lender having a Multicurrency Revolving Commitment (based on its Multicurrency Revolver Pro Rata Share) a commitment fee in Dollars (the “Multicurrency Revolving Commitment Fee”) for the period commencing on the ~~Second~~Fifth Amendment Effective Date to and including the Revolver Termination Date for the Multicurrency Revolving Facility or the earlier termination of the Multicurrency Revolving Commitments (and repayment in full of the Multicurrency Revolving Loans and payment in full or Cash Collateralization of the Multicurrency LC Obligations), computed at a rate equal to the Applicable Revolving Commitment Fee Percentage per annum on the average daily Total Available Multicurrency Revolving Commitment (with the Available Multicurrency Revolving Commitment of each Lender determined without reduction for such Lender’s Multicurrency Revolver Pro Rata Share of Multicurrency Swing Line Loans outstanding). Unless otherwise specified, accrued Multicurrency Revolving Commitment Fees shall be due and payable in arrears (A) on each Quarterly Payment Date ~~after the Second Amendment Effective Date~~commencing September 30, 2022, (B) on the Revolver Termination Date for the Multicurrency Revolving Facility and (C) upon any reduction or termination in whole or in part of the Multicurrency Revolving Commitments (but only, in the case of a reduction, on the portion of the Multicurrency Revolving Commitments then being reduced).

(ii)USD Revolving Commitment Fees. Company shall pay to the Administrative Agent for pro rata distribution to each Non-Defaulting Lender having a USD Revolving Commitment (based on its USD Revolver Pro Rata Share) a commitment fee in Dollars (the “USD Revolving Commitment Fee”) for the period commencing on the ~~Second~~Fifth Amendment Effective Date to and including the Revolver Termination Date for the USD Revolving Facility or the earlier termination of the USD Revolving Commitments (and repayment in full of the USD Revolving Loans and payment in full or Cash Collateralization of the USD LC Obligations), computed at a rate equal to the Applicable Revolving Commitment Fee Percentage per annum on the average daily Total Available USD Revolving Commitment (with the Available USD Revolving Commitment of each Lender determined without reduction for such Lender’s USD Revolver Pro Rata

Share of USD Swing Line Loans outstanding). Unless otherwise specified, accrued USD Revolving Commitment Fees shall be due and payable in arrears (A) on each Quarterly Payment Date ~~after the Second Amendment Effective Date~~commencing September 30, 2022, (B) on the Revolver Termination Date for the USD Revolving Facility and (C) upon any reduction or termination in whole or in part of the USD Revolving Commitments (but only, in the case of a reduction, on the portion of the USD Revolving Commitments then being reduced).

3.3 Computation of Interest and Fees. Interest on all Loans and fees payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days; provided that interest on all Base Rate Loans when computed using the ~~Eurocurrency Rate~~Adjusted Term SOFR component thereof and, if denominated in Sterling, Multicurrency Revolving Loans shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at any time and from time to time upon request of any Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate applicable to Loans pursuant to this Agreement.

3.4 Interest Periods. At the time it gives any Notice of Borrowing or a Notice of Conversion or Continuation, with respect to Eurocurrency Loans or SOFR Loans, a Borrower shall elect, by giving the Administrative Agent written notice, the interest period (each an “Interest Period”) which Interest Period shall, at the option of such Borrower, be 1, ~~2,~~ 3 or 6 months (or, (x) if available to each of the applicable Lenders (as determined by each such applicable Lender in its sole discretion) a 12 month period (in each case, subject to availability thereof) or (y) in the discretion of the Administrative Agent, a period of less than one month); provided that:

(a)Borrowers may elect different Interest Periods with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing;

(b)the initial Interest Period for any Eurocurrency Loan or SOFR Loan shall commence on the date of such Borrowing of such Eurocurrency Loan or SOFR Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurocurrency Loan or SOFR Loan shall commence on the last day of the immediately preceding Interest Period;

(c)if any Interest Period relating to a Eurocurrency Loan or SOFR Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(d)if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurocurrency Loan or SOFR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(e)at any time when an Event of Default is then in existence and the Administrative Agent, at the request of the Required Lenders, so notifies Company, no Interest Period (a) of more than one month may be selected with respect to any Loan denominated in an Alternative Currency and (b) may be selected with respect to any Loan denominated in Dollars;

(f)no Interest Period shall extend beyond the applicable Term Maturity Date for any Term Loan or the applicable Revolver Termination Date for any Revolving Loan; ~~and~~

(g)no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Term Loans will be required to be made under Section 4.4(b), if the aggregate principal amount of Term Loans of such Term Facility which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans of such Term Facility then outstanding less the aggregate amount of such required prepayment~~.~~; and

(h)no tenor that has been removed from the definition of “Interest Period” pursuant to Section 3.8(d) shall be available for specification in such borrowing request or interest election request.

3.5 Compensation for Funding Losses. The applicable Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts), for all actual losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by such Lender to make or carry its SOFR Loans, Eurocurrency Loans or RFR Loans to the extent not recovered by the Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Participant) and any loss sustained by such Lender in connection with the liquidation or re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than such Lender would have received had such SOFR Loan, Eurocurrency Loan or RFR Loan remained outstanding until (x) the last day of the Interest Period applicable to such SOFR Loans or Eurocurrency Loans or (y) the next Interest Payment Date applicable to such RFR Loans, but excluding Excluded Taxes and loss of anticipated profits and any loss of the Applicable Adjusted Term SOFR Margin, Applicable Eurocurrency Margin or Applicable RFR Margin (as applicable) on the relevant Loans) which such Lender may sustain as a result of:

(a)for any reason (other than a default by such Lender, a Facing Agent or Administrative Agent) a continuation or a Borrowing of, or conversion from or into, SOFR Loans, Eurocurrency Loans or RFR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or Continuation (whether or not withdrawn) delivered by such Borrower;

(b)any payment, prepayment or conversion or continuation of any of such Borrower’s SOFR Loans, Eurocurrency Loans or RFR Loans occurring for any reason whatsoever (including as a result of the acceleration thereof) on a date which is not (x) in the case of SOFR Loans or Eurocurrency Loans, the last day of an Interest Period applicable thereto or (y) in the case of RFR Loans, an Interest Payment Date with respect thereto;

(c)any repayment of any of such Borrower’s SOFR Loans, Eurocurrency Loans or RFR Loans not being made on the date specified in a notice of payment given by such Borrower; or

(d)(i) any other failure by such Borrower to repay such Borrower’s SOFR Loans, Eurocurrency Loans or RFR Loans when required by the terms of this Agreement or (ii) an election made by such Borrower pursuant to Section 3.7. A written notice setting forth in reasonable detail the basis of the incurrence of additional amounts owed such Lender under this Section 3.5 and delivered to such Borrower and Administrative Agent by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes. Calculation of all amounts payable to a Lender under this Section 3.5 shall be made as though that Lender had actually funded its relevant SOFR Loan, Eurocurrency Loan or RFR Loan through the purchase of a Eurocurrency or Sterling deposit bearing interest at the Adjusted Term SOFR, Eurocurrency Rate or Daily Simple SONIA, as applicable, in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such ~~Eurocurrency or Sterling~~ deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; provided, however, that each Lender may fund each of its SOFR Loans, Eurocurrency Loans or RFR Loans, as the case may be, in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 3.5.

3.6 Increased Costs, Alternate Rate of Interest, Illegality, Etc.

(a)Increased Costs Generally. If any Change in Law:

(i)having general applicability to all comparably situated Lenders and Facing Agents within the jurisdiction in which such Lender or Facing Agent operates shall impose, modify or deem applicable any reserve ((x) except, in the case of any Eurocurrency Rate Loan, any reserve requirement reflected in the Eurocurrency Rate and (y) including, pursuant to regulations issued from time to time (including any emergency, special, supplemental or other marginal reserve requirement) by (a) the Board, (b) any Governmental Authority of the jurisdiction of the relevant currency or (c) any Governmental Authority of any jurisdiction in which advances in such currency are made to which banks in any jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to loans in such currency are determined), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender ~~(except any reserve requirement reflected in the Eurocurrency Rate)~~ or any Facing Agent or subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (f) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(ii)imposes on any Lender or any Facing Agent or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Facing Agent or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, Facing Agent or other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, Facing Agent or other Recipient, the applicable Borrower will pay to such Lender, Facing Agent or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Facing Agent or other Recipient, as the case may be, for such additional costs incurred or reduction suffered; provided that such amounts shall be proportionate to the amounts that such Lender or Facing Agent charges other borrowers or account parties for such additional costs incurred or reductions suffered on loans similarly situated to Borrowers in connection with substantially similar facilities as reasonably determined by such Lender or such Facing Agent acting in good faith; provided, further, that if such increased costs described under clause (i) are determined by a court of competent jurisdiction in a final non-appealable judgment to have been imposed as a result of a Lender’s or Facing Agent’s gross negligence or willful misconduct, such Lender or Facing Agent will promptly repay to the applicable Borrower the amount of any increased costs paid to such Lender or such Facing Agent by such Borrower under this Section 3.6.

(b)Alternate Rate of Interest.

(i) If prior to the commencement of any Interest Period for a Borrowing of Eurocurrency Loans or SOFR Loans (or at any time, in the case of a Borrowing of RFR Loans):

(1)the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that~~, by reason of any changes arising after the Second Amendment Effective Date affecting the~~

~~interbank Eurocurrency market,~~  adequate and reasonable means do not exist for ascertaining (x) the Eurocurrency Rate for such Eurocurrency Loan for such Interest Period ~~or~~, (y) Adjusted Term SOFR for such SOFR Loan for such Interest Period or (z) Daily Simple SONIA for such RFR Loan; or

(2)the Administrative Agent is advised by the Majority Lenders in respect of each of the Facilities with affected Eurocurrency Loans, SOFR Loans or RFR Loans (as applicable) that (x) the Eurocurrency Rate for such Eurocurrency Loan for such Interest Period will not adequately and fairly reflect the cost to Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period ~~or~~, (y) Adjusted Term SOFR for such SOFR Loan for such Interest Period will not adequately or fairly reflect the cost to Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or (z) Daily Simple SONIA will not adequately and fairly reflect the cost to Lenders of making or maintaining their RFR Loans included in such Borrowing;

then the Administrative Agent shall give written notice thereof to Company and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies Company and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Notice of Conversion or Continuation that requests the conversion of any Loan to, or continuation of any Loan as, a Eurocurrency Loan or SOFR Loan in the Eurocurrency Rate or Adjusted Term SOFR (as applicable) that is unavailable because the conditions described in clauses (i) and (ii) above have been satisfied (such unavailable rate, the “Unavailable Rate”), shall be ineffective, and (y) if any Notice of Borrowing requests a Eurocurrency Loan, SOFR Loan or an RFR Loan with an Unavailable Rate, (1) if such Notice of Borrowing is for a Loan in Dollars or if an alternative rate of interest is not in effect pursuant to clause (2) below, then notwithstanding anything to the contrary in this Agreement, the applicable Borrower may cancel such Loan or such Loan shall be made as a Base Rate Loan in Dollars or (2) if such Notice of Borrowing is for an Alternative Currency Loan, then notwithstanding anything to the contrary in this Agreement, the applicable Borrower may cancel such Loan or the Administrative Agent may, in consultation with Company, propose to Company in writing an alternative interest rate for the affected Loan that, if accepted by Company in a writing delivered to the Administrative Agent within 1 Business Day of Company’s receipt of such written proposal, shall apply with respect to the affected Loan until (A) the Administrative Agent notifies Company and the Lenders that the circumstances giving rise to the notice described above no longer exist, (B) the Administrative Agent is advised by the applicable Majority Lenders that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in the affected Borrowing or (C) solely with respect to such Borrowing such Lender determines that any law or regulation has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and

Company written notice thereof; provided that, notwithstanding the foregoing, all Eurocurrency Rates, Adjusted Term SOFR and Daily Simple SONIA (other than any then applicable Unavailable Rates) shall remain available for Borrowings until such rate shall be an Unavailable Rate.

~~(ii)If at any time the Administrative Agent determines (which determination shall be final and conclusive and binding upon all parties hereto) that (A) the circumstances set forth in clause (i)(1) above have arisen and such circumstances are unlikely to be temporary or (B) the circumstances set forth in clause (i)(1) above have not arisen but the supervisor for the administrator of the US LIBOR Screen Rate, EURIBOR Screen Rate, LIBOR Screen Rate, or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the US LIBOR Screen Rate, EURIBOR Screen Rate or LIBOR Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and Company shall endeavor to establish an alternate rate of interest to the applicable Eurocurrency Rate that is or will become unavailable and that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States (or such other applicable jurisdiction applicable to the currency in which such Loans are denominated pursuant to the definition of “Eurocurrency Rate”) at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided that, if such alternate rate of interest shall be less than 0.00%, such rate shall be deemed to be 0.00% for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 12.1, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date that a draft of such amendment is provided to the Lenders, a written notice from the Majority Lenders in respect of each of the applicable Facilities stating that such Majority Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (ii) (but, in the case of the circumstances described in clause (B) of the first sentence of this Section 3.6(b)(ii), only to the extent the US LIBOR Screen Rate, EURIBOR Screen Rate or LIBOR Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) no Loans may be made as or converted to Eurocurrency Rate Loans that are based on such unavailable rate, and the Loans based on such unavailable rate shall be made as or converted to, (i) with respect to Loans denominated in an Alternative Currency, the Daily Rate and (ii) with respect to Loans denominated in Dollars, Base Rate Loans, each on the first day of the Interest Period immediately following an Interest Rate Determination Date, and (y) any Notice of Borrowing or Notice of Conversion or Continuation given by any Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by such Borrower.~~

(c)Illegality. Subject to Section 3.7, if any Lender shall provide written notice to the Administrative Agent and Company that any Change in Law since the date of this

Agreement makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its applicable lending office to make SOFR Loans, Eurocurrency Loans or RFR Loans or to fund or maintain SOFR Loans, Eurocurrency Loans or RFR Loans hereunder (i) with respect to Loans denominated in Dollars (A) upon receipt of such notification, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of ~~Eurocurrency~~SOFR Loans ~~denominated in Dollars~~, (B) each ~~Eurocurrency~~SOFR Loan of such Lender ~~denominated in Dollars~~ will automatically be converted to Base Rate Loans on the last day of the then current Interest Period therefor or, if earlier, on the date specified by such Lender in such notification (which date shall be no earlier than the last day of any applicable grace period permitted by applicable law) and (C) the obligation of such Lender to make or continue affected ~~Eurocurrency~~SOFR Loans ~~denominated in Dollars~~ or to convert Loans into ~~Eurocurrency~~SOFR Loans ~~denominated in Dollars~~ shall be suspended until the Administrative Agent or such Lender shall notify Company that the circumstances causing such suspension no longer exist and (ii) with respect to Loans denominated in an Alternative Currency, (A) upon receipt of such notification, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Loans (in the case of Loans denominated in ~~such Alternative Currency (other than Sterling~~Euro) and RFR Loans, (B) each Eurocurrency Loan of such Lender denominated in ~~such Alternative Currency (other than Sterling)~~Euro or RFR Loan (as applicable) will automatically be converted to a Daily Rate Loan on the last day of the then current Interest Period therefor or, if earlier, on the date specified by such Lender in such notification (which date shall be no earlier than the last day of any applicable grace period permitted by applicable law) and (C) the obligation of such Lender to make or continue affected Eurocurrency Loans denominated in ~~such Alternative Currency (other than Sterling)~~Euros or RFR Loans (as applicable) or to convert Loans into Eurocurrency Loans denominated in ~~such Alternative Currency~~Euros shall be suspended until the Administrative Agent or such Lender shall notify Company that the circumstances causing such suspension no longer exist.

(d)Capital Requirements. Without duplication of Section 3.6(a) hereof, if any Lender or Facing Agent determines that any Change in Law by any Governmental Authority with regulatory authority over such Lender or Facing Agent since the date of this Agreement affecting such Lender or Facing Agent or any lending office of such Lender or such Lender’s or Facing Agent’s holding company, if any, regarding capital or liquidity requirements, will have the effect of reducing the rate of return on such Lender’s or Facing Agent’s capital or on the capital of such Lender’s or Facing Agent’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by any Facing Agent, to a level below that which such Lender or Facing Agent or such Lender’s or Facing Agent’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Facing Agent’s policies and the policies of such Lender’s or Facing Agent’s holding company with respect to liquidity requirements and capital adequacy), then from time to time as required pursuant to Section 3.6(e), the applicable Borrower will pay to such Lender or Facing Agent, as the case may be, such additional amount or amounts as will compensate such Lender or Facing Agent or such Lender’s or Facing Agent’s holding company for any such reduction suffered;

provided that such amounts shall be proportionate to the amounts that such Lender or Facing Agent charges other borrowers or account parties for such additional costs incurred or reductions suffered on loans similarly situated to Borrowers in connection with substantially similar facilities as reasonably determined by such Lender or such Facing Agent acting in good faith.

(e)Certificates for Reimbursement. In determining such additional amounts required to be paid by the applicable Borrowers pursuant to this Section 3.6, each Lender and Facing Agent will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender’s and Facing Agent’s commitments, loans or obligations in general and are not specifically attributable to the Commitments, Loans and obligations hereunder, cover all commitments, loans and obligations similar to the Commitments, Loans and obligations of such Lender and Facing Agent hereunder whether or not the loan documentation for such other commitments, loans or obligations permits the Lender or Facing Agent to make the determination specified in this Section 3.6. Such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. Each Lender and Facing Agent, upon determining that any additional amounts will be payable pursuant to this Section 3.6, will provide a certificate to the applicable Borrower, which certificate shall show in reasonable detail the basis for calculation of the amounts necessary to compensate such Lender or Facing Agent or its holding company, as the case may be, under this Section 3.6, although the failure to give any such certificate shall not release or diminish any of the applicable Borrowers’ obligations to pay additional amounts pursuant to this Section 3.6; provided that no Lender or Facing Agent shall be entitled to receive additional amounts pursuant to this Section 3.6 for periods occurring prior to the 135th day before the giving of such notice; provided, further, that if the Change in Law giving rise to such increased costs, reductions or amounts is retroactive, then the 135 day period referred to above shall be extended to include the period of retroactive affect thereof. Notwithstanding anything herein to the contrary, the applicable Borrower shall pay to such Lender or Facing Agent, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(f)Change of Lending Office. If any Lender or Facing Agent is or will be owed compensation pursuant to Section 3.6, or ceases to make, fund or maintain Eurocurrency Loans, SOFR Loans or RFR Loans, or to convert Loans into Eurocurrency Loans or SOFR Loans, as a result of any condition described in Section 3.6, or if any Borrower is required to pay any additional amount to any Lender, Facing Agent or any Governmental Authority for the account of any Lender or Facing Agent pursuant to Section 4.7, then such Lender or Facing Agent will use reasonable efforts (subject to overall policy considerations of such Lender or Facing Agent) to cause a different branch or Affiliate to make or continue a Loan or Letter of Credit or to assign its rights and obligations hereunder to another of its branches or Affiliates if in the judgment of such Lender or Facing Agent such designation or assignment (i) will avoid the need for, or reduce the amount of, such compensation or payment to such Lender, Facing Agent or Governmental Authority, (ii) would permit such Lender to continue to make, fund, and maintain Eurocurrency Loans, SOFR Loans or RFR Loans and to convert Loans into Eurocurrency Loans or SOFR Loans, and (iii) will not, in the judgment of such Lender or Facing Agent, be otherwise disadvantageous in any significant respect to such Lender or Facing Agent. The applicable Borrower hereby agrees to pay all reasonable and documented expenses incurred by any Lender or Facing Agent in utilizing a different branch or Affiliate pursuant to this Section 3.6(f). Nothing in this Section 3.6(f) shall affect or postpone any of the obligations of Borrowers or the right of any Lender or Facing Agent provided for herein.

3.7 Replacement of Affected Lenders. If (a) any Lender becomes a Defaulting Lender or otherwise defaults in its Obligations to make Loans or fund Unpaid Drawings, (b) any Lender or Facing Agent is owed increased costs or compensation for reductions suffered under Section 3.6(a) or Section 3.6(d), or submits a notification of illegality, impossibility or impracticality under Section 3.6, (c) any Borrower is required to make any payments under Section 4.7 to any Lender or Governmental Authority, (d) in connection with any proposed amendment, change, supplement, waiver, discharge, termination or other modification of any of the provisions of this Agreement or any other Loan Document, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders or affected Lenders whose consent is required in accordance with Section 12.1 or pursuant to the terms of any other Loan Document is not obtained, (e) any Lender is a Declining Lender, (f) any Multicurrency Revolving Lender notifies the Administrative Agent that it cannot make loans, continue loans or convert loans, in or to any Agreed Alternative Currency pursuant to Sections 2.8(c) or 2.8(d), or (g) any Lender ceases to make, fund or maintain SOFR Loans, Eurocurrency Loans or RFR Loans, or to convert Loans into SOFR Loans or Eurocurrency Loans, in each case in the currency and (in the case of SOFR Loans or Eurocurrency Loans) with the Interest Period requested by the applicable Borrower, as a result of any condition described in Section 3.6 then in the case of clauses (a) through (g), Borrowers shall have the right to replace such Lender (the “Replaced Lender”) (or (x) at the option of any Borrower, in the case of clause (d) above, if the respective Lender’s consent is required with respect to less than all Loans or Commitments, to replace only the respective Loans or Commitments of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent or (y) in the case of clause (e) above, with respect to any Declining Lender, to replace only the portion of Loans or Commitments of such Declining Lender that it elected not to extend), with one or more other Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (which assignee may be another Lender, if a Lender accepts such assignment) (collectively, the “Replacement Lender”), reasonably acceptable to the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), and to require each such Replaced Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 12.8(c)), all of its interests, rights and obligations under this Agreement and the related Loan Documents with respect to the applicable Loans and Commitments to such Replacement Lender; provided that (i) at the time of any replacement pursuant to this Section 3.7, the Replacement Lender shall enter into one or more assignment agreements, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which the Replacement Lender shall acquire all of the applicable Commitments and applicable outstanding Loans of, and participations in Letters of Credit by, the Replaced Lender to be acquired, (ii) all obligations of Borrowers owing to the

Replaced Lender under the Loan Documents with respect to the applicable Commitments and applicable outstanding Loans (including, without limitation, such increased costs and excluding those amounts and obligations specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement, and (iii) (x) in the case of clause (d) above, each such Replacement Lender consents to the proposed amendment, change, supplement, waiver, discharge, termination or other modification and (y) in the case of clause (e) above, each such Replacement Lender consents to the proposed maturity extension. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above, entry into the Register and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, the Replacement Lender shall become a Lender hereunder. Notwithstanding anything to the contrary contained above, no Lender that acts as a Facing Agent may be replaced hereunder at any time which it has Letters of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Facing Agent (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Facing Agent or delivering Cash Collateral to such Facing Agent) have been made with respect to such outstanding Letters of Credit. Each Lender agrees that if any Borrower exercises its option hereunder to cause an assignment of Loans or Commitments by such Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 12.8(c). In the event that a Lender does not comply with the requirements of the immediately preceding sentence within 2 Business Days after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 12.8(c) on behalf of the Replaced Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 12.8(c).

3.8 Benchmark Replacement Setting.

(a)Benchmark Replacement.

(i)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such

Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)No Swap Contract shall be deemed to be a “Loan Document” for purposes of this Section 3.8).

(b)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right in consultation with the Company to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Company and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Company of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.8(d) and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.8, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.8.

(d)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate or the Eurocurrency Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e)Benchmark Unavailability Period.  Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Loans based on the applicable Benchmark to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (x) in the case of Loans denominated in Dollars, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (y) in the case of Loans denominated in Euros, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Overnight Euro Rate Loans.  During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, in the case of Loans denominated in Dollars, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

ARTICLE IV

REDUCTION OF COMMITMENTS;

PAYMENTS AND PREPAYMENTS; DEFAULTING LENDERS

4.1 Voluntary Reduction of Commitments; Defaulting Lenders.

(a)Voluntary Reduction of Commitments. Upon at least 2 Business Days’ prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at the Notice Address (which notice the Administrative Agent shall promptly transmit to each Lender in writing), Company shall have the right, without premium or penalty, to terminate the unutilized portion of any Revolving Commitments, or any Swing Line Commitment, in each case in part or in whole; provided that:

(i) any such voluntary termination of any Revolving Commitments in respect of any Revolving Facility shall apply to proportionately and permanently reduce such Revolving Commitments of each Revolving Lender under such Revolving Facility;

(ii)any partial voluntary reduction pursuant to this Section 4.1 shall be in the amount of at least $10,000,000 and integral multiples of $5,000,000 in excess of that amount in the relevant currency of the applicable Facility; and

(iii)any such voluntary termination of the Revolving Commitments in respect of any Revolving Facility or Swing Line Commitment in respect of any Revolving Facility shall occur simultaneously with a voluntary prepayment pursuant to Section 4.3 to the extent necessary such that (A) the aggregate Revolving Commitments under such Revolving Facility shall not be reduced below the aggregate Effective Amount of outstanding Revolving Loans under such Revolving Facility after giving effect to such voluntary prepayment plus the aggregate Effective Amount of LC Obligations under such Revolving Facility and the aggregate Effective Amount of Swing Line Loans under such Revolving Facility, (B) the Multicurrency Swing Line Commitment shall not be reduced below the aggregate Effective Amount of outstanding Multicurrency Swing Line Loans, and (C) the USD Swing Line Commitment shall not be reduced below the aggregate Effective Amount of outstanding USD Swing Line Loans.

Each notice of commitment reductions shall be irrevocable; provided that such notice may state that it is conditioned upon the effectiveness of other credit facilities or any other financing, sale, acquisition, or other transaction or event.

(b)Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.1.

(ii)Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent hereunder for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 12.4), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Facing Agent or a Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the applicable Facing Agent or Swing Line Lender, to be held as Cash Collateral for future funding obligations of such Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as Company may request (so long as no Unmatured Event of Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent;

fifth, if so determined by the Administrative Agent and Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Administrative Agent, the Lenders, any Facing Agent or any Swing Line Lender as determined by a judgment of a court of competent jurisdiction obtained by the Administrative Agent, any Lender, Facing Agent or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Unmatured Event of Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (A) such payment is a payment of the principal amount of any Revolving Loans, Term Loans or funded participations in Swing Line Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (B) such Revolving Loans, Term Loans or funded participations in Swing Line Loans or Letters of Credit were made at a time when the applicable conditions set forth in Article V were satisfied or waived, such payment shall be applied solely to pay, as applicable, the Revolving Loans of, Term Loans of, and funded participations in Swing Line Loans or Letters of Credit owed to, all Non-Defaulting Lenders of the applicable Facility on a pro rata basis prior to being applied to the payment of any Revolving Loans of, Term Loans of, or funded participations in Swing Line Loans or Letters of Credit owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 4.1(b)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender under any Facility, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Swing Line Loans or Letters of Credit under such Facility pursuant to Section 2.1(f), Section 2.1(g), and Section 2.10(e), the “Multicurrency Revolver Pro Rata Share”, “Revolver Pro Rata Share” and “USD Revolver Pro Rata Share”, as applicable, of each Non-Defaulting Lender under such Facility shall be computed without giving effect to the Revolving Commitment of such Defaulting Lender under such Facility; provided that (i) each such reallocation under such Facility shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender under such Facility, no Unmatured Event of Default or Event of Default exists and (ii) the aggregate obligation of each Non-Defaulting Lender under such Facility to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans under such Facility shall not exceed the positive difference, if any, of (A) the Revolving Commitment of that Non-Defaulting Lender under such Facility minus (B) the aggregate outstanding Effective Amount of the Revolving Loans of that Lender under such Facility. Subject to

Section 12.26, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(iv)Cash Collateral for Letters of Credit. Promptly on demand by a Facing Agent or the Administrative Agent from time to time, Company shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure with respect to such Facing Agent (after giving effect to Section 4.1(b)(iii) and such Cash Collateral shall be in Dollars). Any such Cash Collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of such Facing Agent) for the payment and performance of each Defaulting Lender’s Revolver Pro Rata Share under each Revolving Facility of outstanding LC Obligations under such Revolving Facility. Moneys in such account shall be applied by the Administrative Agent to reimburse such Facing Agent immediately for each Defaulting Lender’s Revolver Pro Rata Share under each Revolving Facility of any Drawing under any Letter of Credit issued under such Revolving Facility which has not otherwise been reimbursed by the applicable Borrower or such Defaulting Lender. Upon the request of Company, amounts in excess of the amount required to be deposited by any Borrower pursuant to this Section 4.1(b)(iv) shall be released to the applicable Borrower so long as, at the time of and immediately after giving effect to such release, no Unmatured Event of Default or Event of Default shall have occurred and be continuing.

(v)Prepayment of Swing Line Loans. Promptly on demand by a Swing Line Lender under any Swing Line Facility or the Administrative Agent from time to time, the applicable Borrower shall prepay Swing Line Loans under such Swing Line Facility in an amount of all Fronting Exposure with respect to such Swing Line Lender under such Swing Line Facility (after giving effect to Section 4.1(b)(iii)).

(vi)Certain Fees. For any period during which such Lender is a Defaulting Lender, such Defaulting Lender (i) shall not be entitled to receive any commitment fee pursuant to Section 3.2(b) or otherwise in connection with any Facility (and Company shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (ii) shall not be entitled to receive any LC Commissions under any Revolving Facility pursuant to Section 2.10(g)(ii) otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral but instead, the applicable Borrower shall (x) be required to pay to each Non-Defaulting Lender the amount of such LC Commissions under such Revolving Facility in accordance with the upward adjustments in their respective Revolver Pro Rata Shares under such Revolving Facility, allocable to such Letter of Credit issued under such Revolving Facility pursuant to Section 4.1(b)(iii) and (y) not be required to pay the remaining amount of such LC

Commissions that otherwise would have been required to have been paid to that Defaulting Lender.

(vii)Defaulting Lender Cure. If Company, the Administrative Agent, the Swing Line Lenders and the Facing Agents agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral (including the return of Cash Collateral deposited by any Borrower pursuant to Section 4.1(b)(iv)), that Lender will, to the extent applicable, purchase that portion of outstanding Revolving Loans under each Facility in which it participates as a Lender, of the other Lenders under such Revolving Facility or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans under such Revolving Facility and funded and unfunded participations in Letters of Credit and Swing Line Loans under such Revolving Facility to be held on a pro rata basis by the Lenders under such Revolving Facility in accordance with their Revolver Pro Rata Shares under such Revolving Facility (without giving effect to Section 4.1(b)(iii)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

4.2 Mandatory Reduction of Commitments.

(a)For each Term Facility, the Term Commitment of each Term Lender under such Term Facility shall be automatically reduced on the date of each Credit Event in respect of such Term Facility in an amount equal to such Term Lender’s Pro Rata Share of the Borrowings of the Term Loans under such Facility made on such date in accordance with Section 2.1.

(b)The USD Term A Commitments hereunder shall automatically and permanently terminate on the ~~Second~~Fifth Amendment Effective Date after giving effect to all USD Term A Loans made or to be made on such date.

4.3 Voluntary Prepayments. Borrowers shall have the right to prepay or cause to be prepaid the Loans in whole or in part from time to time without premium or penalty (other than the costs described in Section 3.5, if applicable) on the following terms and conditions:

(a)Company or the applicable Borrower shall give the Administrative Agent written notice at its Notice Address (or telephonic notice promptly confirmed in writing) of its intent to prepay Loans to it, whether such Loans are Term Loans, Revolving Loans or Swing Line Loans, the amount of such prepayment and the specific Borrowings to which such prepayment is to be applied, which notice shall be given by Company or the applicable Borrower to the Administrative Agent by 12:00 noon (New York City time) at least 3 Business Days prior in the case of SOFR Loans, Eurocurrency Loans and RFR Loans, at least 1 Business Day prior in the case of Base Rate Loans and by 11:00 a.m. (New York City time) in the case of Swing Line Loans on the date of such prepayment and which notice shall (except in the case of Swing Line Loans) promptly be transmitted by the Administrative Agent to each of the applicable Lenders;

(b)each partial prepayment of any Borrowing shall be in a principal amount at least equal to the Minimum Borrowing Multiple or, if less, the entire principal amount thereof then outstanding; provided that no partial prepayment of Eurocurrency Loans or SOFR Loans made pursuant to a single Borrowing shall reduce the aggregate principal amount of the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

(c)Eurocurrency Loans and SOFR Loans may only be prepaid pursuant to this Section 4.3 on the last day of an Interest Period applicable thereto or on any other day subject to Section 3.5;

(d)each prepayment in respect of any Borrowing of Revolving Loans under any Revolving Facility shall be applied pro rata among the Revolving Loans comprising such Borrowing under such Revolving Facility; provided, however, that such prepayment shall not be applied to any Revolving Loans of a Defaulting Lender under any Revolving Facility at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Lender under such Revolving Facility exceeds such Non-Defaulting Lender’s Revolver Pro Rata Share of all Revolving Loans then outstanding under such Revolving Facility;

(e)each voluntary prepayment of Term Loans pursuant to this Section 4.3 shall be applied as directed by the applicable Borrower to any or all of the remaining Scheduled Term Repayments of any or all of the Term Facilities (in the amounts designated by such Borrower); provided that in the absence of direction from the applicable Borrower, the Administrative Agent shall apply such prepayment to the remaining Scheduled Term Repayments in direct order of maturity on a pro rata basis across all Term Facilities; and

(f)each notice of prepayment shall be irrevocable; provided that such notice may state that it is conditioned upon the effectiveness of other credit facilities or any other financing, sale, acquisition or other transaction or event.

The notice provisions, the provisions with respect to the minimum amount of any prepayment, and the provisions requiring prepayments in integral multiples above such minimum amount of this Section 4.3 are for the benefit of the Administrative Agent and may be waived unilaterally by the Administrative Agent.

4.4 Mandatory Prepayments.

(a)Prepayment Upon Overadvance.

(i)If, at any time other than as a result of fluctuations in currency exchange rates, (A) (x) the aggregate outstanding Effective Amount, without duplication, of Revolving Loans and Swing Line Loans under any Revolving Facility (after giving effect to any other repayments or prepayments on such day) together with the aggregate outstanding Effective Amount of LC Obligations under such Revolving Facility exceeds the aggregate Revolving Commitments under such Revolving Facility or (y) the aggregate outstanding Effective Amount of Swing Line Loans under any Swing Line Facility (after giving effect to any other repayments or prepayments on such day) exceeds the aggregate Swing Line Commitments under such Swing Line Facility, as the case may be (including, without limitation, on the Revolver Termination Date applicable to such Revolving Facility or Swing Line Facility, as applicable), the applicable Borrower shall prepay the Revolving Loans and/or Swing Line Loans under such Revolving Facility or Swing Line Loans under such Swing Line Facility, as applicable, in the amount of such excess, and (B) the aggregate Effective Amount of LC Obligations under any Revolving Facility exceeds either (x) the Revolving Commitments or (y) the maximum Stated Amount of Letters of Credit permitted to be issued under such Revolving Facility, in each case then in effect under such Revolving Facility (after giving effect to the prepayment of all outstanding Revolving Loans and all Swing Line Loans at such time under such Revolving Facility), the applicable Borrower shall Cash Collateralize LC Obligations under such Revolving Facility by depositing Cash Collateral with the Administrative Agent in an amount equal to the positive difference, if any, between the Effective Amount of such LC Obligations under such Revolving Facility and the Revolving Commitments (or such maximum Stated Amount, as applicable) then in effect under such Revolving Facility. The Administrative Agent shall establish in its name for the benefit of the Revolving Lenders under each Revolving Facility one or more interest bearing collateral accounts (collectively, the “Collateral Account”) into which it shall deposit such Cash Collateral for the LC Obligations under  each Revolving Facility. Upon the request of Company, amounts in excess of the amount required to be deposited in the Collateral Account shall be released to the applicable Borrower so long as, at the time of and immediately after giving effect to such release, no (1) prepayment of Loans or Cash Collateralization of LC Obligations would be required under this Section 4.4(a) and (2) Unmatured Event of Default or Event of Default shall have occurred and be continuing.

(ii)If at any time, solely as a result of fluctuations in currency exchange rates, (A) (x) the aggregate outstanding Dollar Equivalent of the Effective Amount, without duplication, of Revolving Loans and Swing Line Loans denominated in an Alternative Currency under any Revolving Facility (so calculated, after giving effect to any other repayments or prepayments on such day) together with the aggregate outstanding Dollar Equivalent of the Effective Amount of LC Obligations denominated in an Alternative Currency under such Revolving Facility exceeds 105% of the aggregate Revolving Commitments under such Revolving Facility or (y) the aggregate outstanding

Dollar Equivalent of the Effective Amount of Swing Line Loans denominated in an Alternative Currency under any Revolving Facility (so calculated, after giving effect to any other repayments or prepayments on such day) exceeds 105% of the Swing Line Commitment under such Revolving Facility, as the case may be (including, without limitation, on the Revolver Termination Date applicable to such Revolving Facility), the applicable Borrower shall prepay the Revolving Loans and/or Swing Line Loans, as applicable, under such Revolving Facility, in an aggregate principal amount sufficient to cause the aggregate Dollar Equivalent of all of the Revolving Loans and/or Swing Line Loans, as applicable, under such Revolving Facility (so calculated, after giving effect to any other repayments or prepayments on such day), to be less than or equal to the aggregate Revolving Commitments or Swing Line Commitment, as applicable, in effect at such time under such Revolving Facility and (B) the aggregate Dollar Equivalent of the Effective Amount of LC Obligations denominated in an Alternative Currency under any Revolving Facility exceeds 105% of either (x) the aggregate Revolving Commitments  or (y) the maximum Stated Amount of Letters of Credit permitted to be issued under such Revolving Facility, in each case then in effect under such Revolving Facility (so calculated, after giving effect to any other repayments or prepayments of Revolving Loans and Swing Line Loans under such Revolving Facility on such day), the applicable Borrower shall Cash Collateralize LC Obligations under such Revolving Facility by depositing Cash Collateral in the Collateral Account in an amount equal to the Dollar Equivalent of the positive difference, if any, between the Effective Amount of such LC Obligations and the Revolving Commitments (or such maximum Stated Amount, as applicable) then in effect under such Revolving Facility. Upon the request of Company, amounts in excess of the amount required to be deposited in the Collateral Account shall be released to the applicable Borrower so long as, at the time of and immediately after giving effect to such release, no (1) prepayment of Loans or Cash Collateralization of LC Obligations would be required under this Section 4.4(a) and (2) Unmatured Event of Default or Event of Default shall have occurred and be continuing.

(b)Scheduled Term Repayments. For each Term Facility, the Borrower under such Term Facility shall cause to be paid Scheduled Term Repayments on the Term Loans under such Term Facility until such Term Loans are paid in full in the amounts and at the times specified in the definition of “Scheduled Term Repayments” to the extent that prepayments have not previously been applied to such Scheduled Term Repayments (and such Scheduled Term Repayments have not otherwise been reduced) pursuant to the terms hereof.

(c)Mandatory Prepayment Upon Asset Disposition. Commencing with the date immediately following the ~~Second~~Fifth Amendment Effective Date, on the tenth Business Day after the date of receipt thereof by Company or any of its Subsidiaries of Net Sale Proceeds from any Asset Disposition (other than (v) an Asset Disposition in connection with a Permitted Transaction, (w) sales, transfers or other dispositions of Capital Stock of a Person acquired in a Permitted Acquisition or similar Investment constituting Margin Stock, (x) an Asset Disposition in the ordinary course of business, (y) an Asset Disposition permitted by Section 8.3 or Section 8.4 (except for Sections 8.4(p), (s), (v) (to the extent constituting an Asset Disposition of Capital Stock pursuant to Section 8.6(b)(vii)) and (bb)) and (z) any leases, subleases, licenses or sublicenses), except to the extent that the Net Sale Proceeds of such Asset Disposition, when combined with the Net Sale Proceeds of all such Asset Dispositions do not exceed, from the ~~Second~~Fifth Amendment Effective Date for any Asset Disposition on or after the ~~Second~~Fifth Amendment Effective Date, (A) $750,000,000 plus (B) if an Aerospace Asset Disposition occurred during such period, 50% of the Net Sale Proceeds from such Aerospace Asset Disposition (such amounts in aggregate, the “Excluded Amounts”), Company shall cause an amount equal to 100% of such Net Sale Proceeds for any Asset Disposition in excess of the Excluded Amounts from such Asset Disposition to be applied on any date on which Term Loans are outstanding, as a mandatory prepayment of principal of Term Loans and accrued and unpaid interest thereon in accordance with Section 4.5; provided that such Net Sale Proceeds shall not be required to be so applied on such date to the extent that such Net Sale Proceeds are reinvested in assets used or useful in one or more of the businesses referred to in Section 8.11 or in connection with a Permitted Acquisition or similar Investment, in each case within 365 days following the date of such Asset Disposition (or within 180 days after the expiration of such 365 day period if within such 365 day period Company or any of its Subsidiaries enters into a binding commitment to so use such Net Sale Proceeds); provided, further, that (1) if all or any portion of such Net Sale Proceeds are not so used within 365 day days (or within 180 days after the expiration of such 365 day period if within such 365 day period Company or any of its Subsidiaries enters into a binding commitment to so use such Net Sale Proceeds) of receipt thereof, such remaining portion shall be applied on the last day of the respective period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.4(c) and (2) if all or any portion of such Net Sale Proceeds are not required to be applied on the 365th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied within 10 days following the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.4(c).

(d)Mandatory Prepayment Upon Recovery Event. Commencing with the date immediately following the ~~Second~~Fifth Amendment Effective Date, within 10 days following each date on which Company or any of its Subsidiaries receives any Net Recovery Proceeds from any Recovery Event, except to the extent that the Net Recovery Proceeds of such Recovery Event (including without limitation any disposition under Section 8.4(m)), when combined with the Net Recovery Proceeds of all other Recovery Events during the immediately preceding 12 month period, do not exceed $500,000,000, Company shall cause an amount equal to 100% of the Net Recovery Proceeds of such Recovery Event in excess of such amount to be applied on any date on which Term Loans are outstanding, as a mandatory repayment of principal of Term Loans and accrued and unpaid interest thereon in accordance with Section 4.5; provided that the Net Recovery Proceeds from any Recovery Event shall not be required to be so applied on such date to the extent that such Net Recovery Proceeds are reinvested in assets used or useful in the businesses of the Company and its Subsidiaries or in connection with a Permitted Acquisition or similar Investment within 365 days following the date of the receipt of such Net Recovery

Proceeds (or within 180 days after the expiration of such 365 day period if within such 365 day period Company or any of its Subsidiaries enters into a binding commitment to so use such Net Recovery Proceeds); provided, further, that

(i)if all or any portion of such Net Recovery Proceeds not required to be applied to the repayment of Term Loans pursuant to the first proviso of this Section 4.4(d) are not so used within 365 days after the day of the receipt of such Net Recovery Proceeds (or within 180 days after the expiration of such 365 day period if within such 365 day period Company or any of its Subsidiaries enters into a binding commitment to so use such Net Recovery Proceeds), such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of Term Loans as provided in this Section 4.4(d) and

(ii)if all or any portion of such Net Recovery Proceeds are not required to be applied on the 365th day referred to in clause (i) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied within 10 days following the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.4(d).

(e)Reserved.

(f)Repatriation of Proceeds. Notwithstanding any other provisions of Sections 4.4(c) or 4.4(d) to the extent that any of or all the Net Sale Proceeds of any Asset Disposition or the Net Recovery Proceeds of any Recovery Event are received by a Foreign Subsidiary (in each case, “Foreign Proceeds”) and the repatriation of such Foreign Proceeds would (x) result in material adverse Tax consequences to Company or any other Subsidiary or (y) would be prohibited or restricted by applicable law, rule or regulation or contract (each, a “Repatriation Limitation”), the portion of such Foreign Proceeds so affected will not be required to be applied to repay Loans or reduce any Commitments hereunder but may be retained by the applicable Foreign Subsidiary so long as such Repatriation Limitation exists (provided that Company hereby agrees to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take commercially reasonable actions required by the applicable law, rule or regulation to overcome or mitigate the effect of the Repatriation Limitation so as to permit such repatriation) and once such Repatriation Limitation no longer exists, such Subsidiary shall promptly repatriate an amount equal to such Foreign Proceeds (to the extent remaining after any reinvestment or other use of such Foreign Proceeds in accordance with Section 4.4(c) or 4.4(d) above (as applicable)) to the applicable Borrower which shall promptly (and in any event not later than 10 Business Days after such repatriation) apply such amount to the repayment of the Loans to the extent it would have otherwise been required pursuant to Section 4.4(c) and/or Section 4.4(d).

4.5 Application of Prepayments.

(a)Prepayments. Except as expressly provided in this Agreement, all prepayments of principal made by Company pursuant to Section 4.4(c) and Section 4.4(d) shall be applied (i) (1) if no Event of Default exists, as directed by the applicable Borrower under any Term Facility to any or all of the remaining Scheduled Term Repayments of such Term Facility (in the amounts and in the order of maturity designated by such Borrower; provided that if no such order is designated, such prepayments shall be applied to the remaining Scheduled Term Prepayments in direct order of maturity); and (2) if an Event of Default exists, first subject to the immediately succeeding sentence, to the payment of the unpaid principal amount of such Term Loan (with the applicable Term Percentage of such repayment to be applied as a repayment of each of the Term Facilities) and second to the payment of the then outstanding balance of the Revolving Loans under each Revolving Facility and the Cash Collateralization of LC Obligations under each Revolving Facility (in each case with the applicable Revolving Percentage of such repayment or Cash Collateralization to be applied towards each of the Revolving Facilities); (ii) within each of the foregoing Loans, first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans~~;~~ and SOFR Loans and (iii) with respect to Eurocurrency Loans and SOFR Loans, in such order as such Borrower shall request (and in the absence of such request, as the Administrative Agent shall determine). Except as expressly provided in this Agreement, each prepayment of Term Loans made pursuant to Section 4.5(a)(i)(2) shall be allocated within each Term Loan to reduce the remaining Scheduled Term Repayments in direct order of maturity. If any prepayment of ~~Eurocurrency~~SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans. All prepayments shall include payment of accrued and unpaid interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 3.5. No payments made pursuant to Sections 4.3, 4.4 or 4.5 by any Person that is a Foreign Subsidiary shall be allocated to the repayment of a Borrowing that was directly incurred by the Company or a Borrower that is a Domestic Subsidiary or otherwise reduce the obligations of any such Borrower.

(b)Payments. All regular installment payments of principal made by a Borrower under a Term Facility on the Term Loans under such Facility shall be applied (i) first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans and SOFR Loans under such Facility and (ii) with respect to Eurocurrency Loans and SOFR Loans under such Facility, in such order as the applicable Borrower shall request (and in the absence of such request, as the Administrative Agent shall reasonably determine). All payments shall include payment of accrued and unpaid interest on the principal amount so paid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 3.5.

(c)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) the obligations of each Borrower that is a Foreign Subsidiary under this Agreement or any other Loan Document shall be separate and distinct from the obligations of Company and the Borrowers that are Domestic Subsidiaries, and shall be expressly limited to the obligations of such Borrower that is a Foreign Subsidiary, and (ii) no payment of any amount by a Borrower (in its capacity as such) under a Loan Document shall be for the account of, or shall reduce the obligations of, a party other than such Borrower. In furtherance of the foregoing, each of the parties hereto acknowledges and agrees that the liability of each Borrower that is a Foreign Subsidiary for the payment and performance of the covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from and not joint with the obligations of any other Person.

4.6 Method and Place of Payment.

(a)Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent, for the ratable account of the Lenders entitled thereto, not later than 12:00 p.m. (New York City time or, as applicable, local time in the financial center for the applicable Alternative Currency (with respect to Loans denominated in an Alternative Currency)) on the date when due and shall be made in the currency such Loan was advanced and in each case to the account specified therefor for the Administrative Agent or if no account has been so specified at the Notice Address. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 12:00 p.m. (New York City time or, as applicable, local time in the financial center for the applicable Alternative Currency (with respect to Loans denominated in an Alternative Currency)) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day (if payment was actually received by the Administrative Agent prior to 12:00 p.m. (New York City time or, as applicable, local time in the financial center for the applicable Alternative Currency (with respect to Loans denominated in an Alternative Currency)), the Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from the Administrative Agent, upon demand, interest on such amount at the overnight Federal Funds Rate (or the applicable cost of funds with respect to amounts denominated in an Alternative Currency) for each day from the date such amount is paid to the Administrative Agent until the date the Administrative Agent pays such amount to such Lender.

(b)Any payments under this Agreement which are made by any Borrower later than 12:00 p.m. (New York City time or, as applicable, local time in the financial center for the applicable Alternative Currency (with respect to Loans denominated in an Alternative Currency)) shall, for the purpose of calculation of interest, be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to SOFR Loans, Eurocurrency Loans and RFR Loans, if such next succeeding Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding applicable Business Day.

(c)Notwithstanding the foregoing clauses (a) and (b), if any Defaulting Lender shall have failed to fund all or any portion of any Term Loan or any Revolving Loan (each such Loan, an “Affected Loan”), each payment by the applicable Borrower hereunder shall be applied first to such Affected Loan under the applicable Facility and the principal amount and interest with respect to such payment shall be distributed (i) to each Non-Defaulting Lender who is a Lender under such Facility, pro rata based on the outstanding principal amount of Affected Loans under such Facility owing to all Non-Defaulting Lenders, until the principal amount of all Affected Loans under such Facility has been repaid in full and (ii) to the extent of any remaining amount of such payment, to each Lender under such Facility, as set forth in clauses (a) and (b) above. Each payment made by the applicable Borrower on account of the interest on any Affected Loans under the applicable Facility shall be distributed to each Non-Defaulting Lender pro rata based on the outstanding principal amount of Affected Loans under such Facility owing to all Non-Defaulting Lenders.

(d)All payments made by or on behalf of any Credit Party to or on behalf of any Lender, any Facing Agent or the Administrative Agent hereunder or under any Loan Document will be made without recoupment, setoff, counterclaim or other defense.

4.7 Net Payments.

(a)Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party to or on behalf of any Lender, any Facing Agent or the Administrative Agent hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.7) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Solely with respect to any Luxembourg Credit Party, the sum payable shall not be increased to the extent (i) a withholding tax is levied pursuant to the provisions of the Luxembourg law of 23 December 2005, as amended, on the taxation of interest income paid to or for the benefit of individuals resident in Luxembourg from a Luxembourg paying agent and (ii) such withholding tax levied would have been avoided or reduced but for the Recipient’s failure to timely provide information and documents requested in writing and necessary for avoiding or reducing such withholding tax.

(b)Payment of Other Taxes by the Borrower. The Credit Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c)Indemnification by the Borrower. Each Credit Party shall severally but not jointly indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.7(c)) payable or paid by such Recipient in respect of a payment by such Credit Party or required to be withheld or deducted from a payment to such Recipient by such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or a Facing Agent (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or a Facing Agent, shall be conclusive absent manifest error.

(d)Indemnification by the Lenders and Facing Agents. Each Lender and each Facing Agent shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender or such Facing Agent (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so) and (ii) any Excluded Taxes attributable to such Lender or such Facing Agent, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or any Facing Agent by the Administrative Agent shall be conclusive absent manifest error.

(e)Evidence of Payments. As soon as practicable after any payment of Taxes by any Credit Party to a Governmental Authority pursuant to this Section 4.7, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt (if any) issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f)Status of Lenders.

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the relevant Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by such Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a

Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by such Borrower or the Administrative Agent as will enable such Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.7(f)(ii)(1), 4.7(f)(ii)(2), and 4.7(f)(ii)(4)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that such Borrower is a U.S. Person,

(1)any Lender that is a U.S. Person shall deliver to such Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(2)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to such Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), whichever of the following is applicable:

(A)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)executed copies of IRS Form W-8ECI;

(C)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 4.7(f)-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of such Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(D)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.7(f)-2 or Exhibit 4.7(f)-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 4.7(f)-4 on behalf of each such direct and indirect partner;

(3)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the relevant Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of such Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(4)if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the relevant Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by such Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by such Borrower or the Administrative Agent as may be necessary for such Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (4), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)

(1)Subject to Section 4.7(f)(iii)(2), a UK Treaty Lender and each Credit Party which makes a payment under a Loan Document to which that UK Treaty Lender is entitled shall cooperate in completing any procedural formalities necessary for such Credit Party to obtain authorization to make that payment without a UK Tax Deduction, including making and filing of an appropriate application for relief under an applicable Treaty.

(2) A UK Treaty Lender that holds a passport under the HMRC Double Taxation Treaty Passport Scheme (“UK DTTP Scheme”) and which wishes the UK DTTP Scheme to apply to this Agreement, shall confirm its scheme reference number and jurisdiction of tax residence in: (A) where the UK Treaty Lender is a Lender on the date of this Agreement, Schedule 1.1(i) to this Agreement; or (B) where the UK Treaty Lender becomes a Lender after the date of this Agreement, the relevant Assignment and Assumption Agreement, and, having done so, that UK Treaty Lender shall be under no obligation pursuant to Section 4.7(f)(iii)(1) to cooperate with the relevant Credit Party but for the avoidance of doubt that UK Treaty Lender shall have an obligation to cooperate further with the relevant Credit Party in accordance with Section 4.7(f)(iii)(3).

(3)If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with Section 4.7(f)(iii)(2) and:

(A)a Credit Party making a payment to that UK Treaty Lender has not made a UK DTTP Filing in respect of that UK Treaty Lender; or

(B)a Credit Party making a payment to that UK Treaty Lender has made a UK DTTP Filing in respect of that Lender but either (a) that UK DTTP Filing has been rejected by HMRC or (b) HMRC has not given the Credit Party authority to make payments to that UK Treaty Lender without a UK Tax Deduction within 30 Business Days of the date of the UK DTTP

Filing, and in each case, the relevant Credit Party has notified that UK Treaty Lender in writing, that UK Treaty Lender and the Credit Party shall cooperate in completing any additional procedural formalities necessary for that Credit Party to obtain authorization to make that payment without a UK Tax Deduction.

(4)If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with Section 4.7(f)(iii)(2), no Credit Party shall make a UK DTTP Filing or file any other form relating to the UK DTTP Scheme in respect of that Lender's Commitment or participation in any Loan unless the Lender otherwise agrees.

(5)A Credit Party shall, promptly after making a UK DTTP Filing, deliver a copy of the UK DTTP Filing to the Administrative Agent for delivery to the relevant Lender.

(6)A Lender that is a Lender on the date of this Agreement that is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of “UK Qualifying Lender” gives a UK Tax Confirmation to Company by entering into the Agreement. A Lender that is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of “UK Qualifying Lender” shall promptly notify Company and the Administrative Agent if there is any change in the position from that set out in the UK Tax Confirmation.

(7)Each Lender shall indicate, for the benefit of the Administrative Agent and any relevant Credit Party, but without liability to any Credit Party, whether it is:

(A)not a UK Qualifying Lender;

(B)a UK Qualifying Lender (that is not a UK Treaty Lender); or

(C)a UK Treaty Lender,

in (x) where the Lender is a Lender on the date of this Agreement, Schedule 1.1(i) to this Agreement; or (y) where the Lender becomes a Lender after the date of this Agreement, the relevant Assignment and Assumption Agreement. If a Lender fails to indicate its status in accordance with this Section 4.7(f)(iii)(7)) then such Lender shall be treated for the purposes of this Agreement (including by each Credit Party) as if it is not a UK Qualifying Lender until such time as it notifies Company and the Administrative Agent. For the avoidance of doubt, an Assignment and Assumption Agreement and shall not be invalidated by any failure of a Lender to comply with this Section 4.7(f)(iii)(7). Any Lender that ceases to be a UK Qualifying Lender shall promptly notify Administrative Agent and Company.

(iv)Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the relevant Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Treatment of Certain Refunds. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by a Credit Party pursuant to this Section 4.7 (including by the payment of additional amounts pursuant to this Section 4.7), it shall pay to the indemnifying Credit Party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying Credit Party, upon the request of such indemnified Recipient, shall repay to such indemnified Recipient the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified Recipient be required to pay any amount to an indemnifying Credit Party pursuant to this paragraph (g) the payment of which would place the indemnified Recipient in a less favorable net after-Tax position than the indemnified Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying Credit Party or any other Person.

(h)Value Added Tax.

(i)All amounts expressed to be payable under a Loan Document by any party to this Agreement to a Lead Arranger, a Bookrunner, a Senior Managing Agent, the Administrative Agent, the Collateral Agent, the UK Security Trustee, a Lender or a Facing Agent (a “Finance Party”) which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any party to this Agreement under a Loan Document and such Finance Party is required to account to the relevant tax authority for the VAT, that party to this Agreement must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that party).

(ii)If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Loan Document, and any party to this Agreement other than the Recipient (the “Relevant Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(1)(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this sub-paragraph (1) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(2)(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(iii)Where a Loan Document requires any party to this Agreement to reimburse or indemnify a Finance Party for any cost or expense, that party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(iv)Any reference in this Section 4.7(h) to any party shall, at any time when such party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union) or any other similar provision in any jurisdiction which is not a member state of the European Union) so that a reference to a party shall be construed as a reference to that party or the relevant group or unity (or fiscal unity) of which that party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(v)In relation to any supply made by a Finance Party to any party under a Loan Document, if reasonably requested by such Finance Party, that party must promptly provide such Finance Party with details of that party's VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

(i)Survival. Each party’s obligations under this Section 4.7 shall survive the resignation or replacement of the Administrative Agent or any Facing Agent or any assignment of rights by, or the replacement of, a Lender or a Facing Agent, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE V

CONDITIONS PRECEDENT

5.1 Conditions Precedent to Initial Credit Event. The obligations of the Lenders to make Multicurrency Revolving Loans and Swing Line Loans on the date of the first Credit Event and the obligation of the Facing Agents to issue and the Lenders to participate in Letters of Credit on the date of the first Credit Event shall be subject to the conditions set forth in this Section 5.1 (the first date on which all of the following conditions set forth in this Section 5.1 have been satisfied or waived, the “Closing Date”):

(a)Loan Documents.

(i)Company shall have duly executed and delivered to the Administrative Agent this Agreement, and, if requested, the Notes payable to each applicable Lender in the amount of their respective Commitments; provided that such signature pages may be delivered by facsimile or other electronic transmission;

(ii)Company and each Wholly-Owned Domestic Subsidiary of Company that is a Material Subsidiary (other than an Excluded Subsidiary) shall have duly authorized, executed and delivered the Guaranty in the form of Exhibit 5.1(a)(ii) (as modified, supplemented, amended or amended and restated from time to time, the “Guaranty”); provided that such signature pages may be delivered by facsimile or other electronic transmission;

(iii)The parent (if a Wholly-Owned Domestic Subsidiary of Company and not an Excluded Subsidiary) of each of Company’s Wholly-Owned Domestic Subsidiaries (other than Excluded Subsidiaries) that is an Other Subsidiary Borrower or a Material Subsidiary shall have duly authorized, executed and delivered a U.S. law governed pledge agreement substantially in the form of Exhibit 5.1(a)(iii) (as modified, supplemented, amended or amended and restated from time to time, the “U.S. Pledge Agreement”);

(iv)Company and each of its Subsidiaries party to the U.S. Pledge Agreement shall have delivered to the Administrative Agent:

(1)proper Form UCC-1 financing statements for filing under the UCC necessary or, in the reasonable opinion of the Administrative Agent and the Required Lenders, desirable to perfect the security interests purported to be created by the U.S. Pledge Agreement; and

(2)the certificates representing the shares of Capital Stock pledged pursuant to the U.S. Pledge Agreement (if such shares are certificated), together with an undated stock power for each certificate executed in blank by a duly authorized officer of the Pledgor therefor.

(b)Opinions of Counsel. The Administrative Agent shall have received from (i) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Credit Parties, an opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date, which shall be in form and substance reasonably satisfactory to the Administrative Agent and which shall cover such matters relating to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) in the case of Domestic Subsidiaries of Company, opinions of in-house counsel of Company (as is customary in the respective jurisdictions) from such jurisdictions as reasonably requested by the Administrative Agent, dated the Closing Date, which shall cover such matters relating to the transactions contemplated herein as the Administrative Agent may reasonably request and (iii) opinions of local counsel to the Administrative Agent and/or the Credit Parties (as is customary in the respective jurisdictions) from such jurisdictions as reasonably requested by the Administrative Agent, dated the Closing Date, which shall cover such matters relating to the transactions contemplated herein as the Administrative Agent may reasonably request, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent;

(c)Officer’s Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer on behalf of Company, dated the Closing Date and in the form of Exhibit 5.1(c) hereto, stating that the representations and warranties set forth in Article VI hereof to be made as of the Closing Date are true and correct in all material respects as of the date of the certificate, except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties are true and correct in all material respects as of such specified date, and that no Event of Default or Unmatured Event of Default has occurred and is continuing;

(d)Secretary’s Certificate. The Administrative Agent shall have received from each Credit Party a certificate, dated as of the Closing Date, signed by the secretary or any assistant secretary (or, if no secretary or assistant secretary exists, a Responsible Officer), of such Credit Party, substantially in the form of Exhibit 5.1(d) with appropriate insertions, as to the incumbency and signature of the officers of each such Credit Party, executing any Loan Document on the Closing Date (in form and substance reasonably satisfactory to the

Administrative Agent) and any certificate or other document or instrument to be delivered pursuant hereto or thereto by or on behalf of such Credit Party, together with evidence of the incumbency of such secretary or assistant secretary (or, if no secretary or assistant secretary exists, such Responsible Officer), and certifying as true and correct, attached copies of the certificate of incorporation, certificate of amalgamation or other equivalent document (certified as of recent date by the Secretary of State or other comparable authority where customary in such jurisdiction) and by-laws (or other Organizational Documents) of such Credit Party, and the resolutions of such Credit Party and, to the extent required, of the equity holders of such Credit Party referred to in such certificate and all of the foregoing (including each such certificate of incorporation, certificate of amalgamation or other equivalent document and by-laws (or other Organizational Documents)) shall be reasonably satisfactory to the Administrative Agent. In respect of any Luxembourg Credit Party, such certificate shall also certify the following items: (i) an electronic excerpt (extrait) of the Luxembourg ~~Register of Commerce~~Trade and Companies Register (R.C.S. Luxembourg) pertaining to the relevant Luxembourg Credit Party dated as of the date of this Agreement and (ii) an electronic certificate of non-registration of judgment (certificat de non-inscription d’une décision judiciaire) dated as of the date of this Agreement issued by the Luxembourg Register of Commerce and Companies (R.C.S. Luxembourg) certifying that, as of the date of the day immediately preceding such certificate, the relevant Luxembourg Credit Party has not been declared bankrupt (en faillite), and that it has not applied for general settlement or composition with creditors (concordat préventif de faillite), controlled management (gestion contrôlée), or reprieve from payment (sursis de paiement), judicial or voluntary liquidation (liquidation judiciaire ou volontaire), such other proceedings listed at Article 13, items 2 to 12 and Article 14 of the Luxembourg Act dated December 19, 2002 on the Register of Commerce and Companies, on Accounting and on Annual Accounts of the Companies (as amended from time to time), (and which include foreign court decisions as to faillite, concordat or analogous procedures according to the European Insolvency Regulation);

(e)Good Standing. A good standing certificate or certificate of status or comparable certificate of each Credit Party from the Secretary of State (or other Governmental Authority) of its state or province of organization (to the extent available on a commercially reasonable basis in such jurisdiction);

(f)Evidence of Insurance. The Administrative Agent shall have received a schedule listing the insurance that each Credit Party and Material Subsidiary carried as of the Closing Date complying with the requirements of Section 7.9.

(g)Solvency Certificate. The Administrative Agent and the Lenders shall have received a solvency certificate in the form of Exhibit 5.1(g), signed by the Chief Financial Officer of Company;

(h)Know Your Customer; Etc. The Administrative Agent and the Lead Arrangers shall have received, no later than 3 Business Days prior to the Closing Date, all documentation and other information about Company and the Guarantors as has been reasonably requested in writing on or prior to 10 Business Days prior to the Closing Date by the Administrative Agent and the Lenders with respect to applicable “know your customer” and anti-money laundering rules and regulations including the Patriot Act;

(i)Refinancing. The Company 2015 Credit Facility Refinancing shall have been, or, substantially concurrently with the initial funding of the Multicurrency Revolving Loans hereunder shall be, consummated and Company shall have received a customary payoff letter in respect thereof;

(j)Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of the Closing Date, as though made on and as of such time except to the extent such representations and warranties are expressly made as of a specified earlier date in which event such representation and warranties shall be true and correct in all material respects as of such specified earlier date;

(k)Fees. The Administrative Agent shall have received evidence that all fees due and payable on the Closing Date in accordance with the Fee Letter will be paid on the Closing Date;

(l)Notice of Borrowing; Notice of Issuance. Prior to the making of such Loan and/or Letter of Credit, (i) the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5 and (ii) the Administrative Agent and the respective Facing Agent shall have received a Notice of Issuance meeting the requirements of Section 2.10(c), as applicable;

(m)Litigation. No actions, suits or proceedings shall be pending or, to the knowledge of any Credit Party, threatened in writing against any Credit Party challenging the validity or enforceability of any material provision of any Loan Document.

(n)Financials. The Administrative Agent and each Lender shall have received audited consolidated balance sheets at December 31, 2015 and statements of income and cash flows at December 31, 2015.

(o)Process Agent. The Administrative Agent shall have received a copy of a letter appointing a process agent reasonably acceptable to the Administrative Agent as process agent for each Other Subsidiary Borrower that is not a U.S. Credit Party pursuant to Section 12.9(d) in form and substance reasonably satisfactory to the Administrative Agent.

(p)Re-Allocation Agreement. Receipt by the Administrative Agent of counterparts of the Re-Allocation Agreement properly executed by each Lender and the Administrative Agent.

The Administrative Agent will give each Borrower and each Lender prompt written notice of the occurrence of the Closing Date.

5.2 Conditions Precedent to all Other Credit Events. The obligation of each Lender to make Loans and the obligation of any Facing Agent to issue or any Multicurrency Revolving Lender to participate in any Letter of Credit hereunder, other than in each case, Loans and Letters of Credit made or issued pursuant to Section 5.1, in each case shall be subject to the fulfillment at or prior to the time of each such Credit Event of each of the following conditions precedent:

(a)Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of such time, as though made on and as of such time except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties shall be true and correct in all material respects as of such specified date;

(b)No Default. No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur immediately after giving effect to such Credit Event; and

(c)Notice of Borrowing; Notice of Issuance.

(i)Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.5.

(ii)Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Facing Agent shall have received a Notice of Issuance meeting the requirements of Section 2.10(c).

The acceptance of the benefits of each such Credit Event by the applicable Borrower shall be deemed to constitute a representation and warranty by it to the effect of paragraphs (a) and (b) of this Section 5.2 (except that no opinion need be expressed as to the Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter); provided that, notwithstanding anything to the contrary in this Section 5.2, in connection with any Additional Facilities, if the proceeds of such Additional Facilities are being used to finance an acquisition and the consummation of such acquisition is not conditioned on the availability of, or on obtaining, third party financing and the applicable Lenders and New Lenders under such Facility so agree, the only representations and warranties the accuracy of which shall be a condition to availability of the loans under such Additional Facilities shall be representations and warranties substantially similar to the SunGard Representations or, to the extent customary for acquisitions of the type being financed, more limited “certain funds” representations.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and to make Loans and issue (or participate in) the Letters of Credit as provided herein, Company, with respect to itself and its Subsidiaries, makes the following representations and warranties as of the ~~Second~~Fifth Amendment Effective Date and as of the date of each subsequent Credit Event, except to the extent such representations and warranties are expressly made as of a specified date, in which case such representations and warranties shall be true as of such specified date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit:

6.1 Corporate Status. Each Credit Party (i) is a duly organized and validly existing organization in good standing under the laws of the jurisdiction of its organization (to the extent that such concept exists in such jurisdiction), (ii) has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each other jurisdiction (other than its jurisdiction of organization) where the ownership, leasing or operation of its property or the conduct of its business requires such qualification, except in the case of clauses (i) (as to good standing), (ii) and (iii) where such failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

6.2 Corporate Power and Authority. Each Credit Party has the organizational power and authority to execute and deliver each of the Loan Documents to which it is a party and to perform its obligations thereunder and has taken all necessary action to authorize the execution, delivery and performance by it of each of such Loan Documents. Each Credit Party has duly executed and delivered each of the Loan Documents to which it is a party, and each of such Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.3 No Violation. The execution and delivery by any Credit Party of the Loan Documents to which it is a party and the performance of such Credit Party’s obligations thereunder (including, without limitation, the granting of Liens pursuant to the Security Documents) do not (i) contravene any provision of any Requirement of Law applicable to such Credit Party except for such contraventions that would not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to, the terms of any Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound except for such contraventions, conflicts, breaches or defaults that would not be reasonably likely to have a Material Adverse Effect, (iii) violate any provision of any Organizational Document of any Credit Party except for such violations that would not reasonably be expected to have a Material Adverse Effect, or (iv) require any material approval or consent of any Person (other than a Governmental Authority) except filings, consents, or notices which have been made, obtained or given and except as set forth on Schedule 6.3 or that the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

6.4 Governmental Approvals. Except as set forth on Schedule 6.4 and except for filings necessary to create or perfect security interests in the Collateral, except as have been obtained, waived or made prior to the ~~Second~~Fifth Amendment Effective Date, and except where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect, no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the ~~Second~~Fifth Amendment Effective Date and except for any reports required to be filed by Company or any Borrower with the SEC), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution and delivery of any Loan Document or the performance of the obligations thereunder or (ii) the legality, validity, binding effect or enforceability of any such Loan Document.

6.5 Financial Statements; Solvency; Projections; Material Adverse Change.

(a)Financial Statements. The consolidated balance sheet of Company and its consolidated Subsidiaries and the related statements of income and cash flows of Company and its consolidated Subsidiaries for the Fiscal ~~Year~~Quarter ended ~~December~~March 31, ~~2018~~2022 fairly present in all material respects the financial condition and results of operations and cash flows of Company and its consolidated Subsidiaries, as of such date and for such period.

(b)Solvency. On and as of the ~~Second~~Fifth Amendment Effective Date, after giving effect to Loans incurred on the ~~Second~~Fifth Amendment Effective Date (and the use of proceeds thereof on a pro forma basis) and Liens created by Borrowers and other applicable Credit Parties in connection with the transactions contemplated hereby,

(i)the sum of the assets, at a fair valuation, of Company and its Subsidiaries (taken as a whole) will exceed their debts;

(ii)Company and its Subsidiaries (taken as a whole) have not incurred and do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature; and

(iii)Company and its Subsidiaries (taken as a whole) will have sufficient capital with which to conduct its business. For purposes of this Section 6.5(b) “debt” means any liability on a claim, and “claim” means (y) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (z) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(c)Projections. On and as of the ~~Second~~Fifth Amendment Effective Date, the financial projections previously delivered to the Administrative Agent for further delivery to the Lenders and each of the budgets delivered after the ~~Second~~Fifth Amendment Effective Date pursuant to Section 7.2(b) are, at the time made, prepared on a basis consistent in all material respects with the financial statements referred to in Sections 7.1(a) and (b) (or Section 5.1(n) if financial statements have not been delivered pursuant to Section 7.1) and are at the time made based on good faith estimates and assumptions made by the management of Company, which assumptions were believed by the management of Company to be reasonable at the time made, it being understood that uncertainty is inherent in any forecasts or projections, such projections are not to be viewed as facts, and that actual results during the period or periods covered by such projections may differ from such projections and the differences may be material.

(d)No Material Adverse Change. Since December 31, ~~2018~~2021 there has been no fact, event, circumstance or occurrence which has caused or resulted in a Material Adverse Effect.

6.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of any Credit Party, threatened in writing against any Credit Party that would reasonably be expected to have a Material Adverse Effect.

6.7 True and Complete Disclosure.

(a)To Company’s knowledge, this Agreement and all other written information furnished to the Lenders by or on behalf of Company in connection herewith (other than any forecast, estimates, pro forma information, projections and statements as to anticipated future performance or conditions and other than information of a general economic or industry specific nature, the “Projections”), as modified or supplemented by other information so furnished from time to time, did not (when so furnished or, if such information expressly related to a specific date, as of such specific date) taken as a whole contain any untrue statement of material fact or omit to state a material fact necessary in order to make the information contained herein and therein not materially misleading, it being understood and agreed that with respect to any Projections furnished to the Lenders, such Projections are not to be viewed as facts and that actual results during the period or periods covered by such Projections may differ from such Projections and the differences may be material.

(b)As of the ~~Second~~Fifth Amendment Effective Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 4.7(ii) of the ~~Second~~Fifth Amendment is true and correct in all material respects.

6.8 Use of Proceeds; Margin Regulations.

(a)Revolving Loan Proceeds. All proceeds of the Revolving Loans incurred hereunder shall be used by Company and its Subsidiaries for ongoing working capital needs, acquisitions, share repurchases, and other general corporate purposes, including, but not limited to, (i) the refinancing in full of the Revolving Loans (as defined hereunder immediately prior to giving effect to the ~~Second~~Fifth Amendment) and (ii) to pay fees and expenses incurred in connection with the ~~Second~~Fifth Amendment or any transactions contemplated by or otherwise permitted under this Agreement.

(b)Term Loan Proceeds. All proceeds of the USD Term A Loans incurred pursuant to the ~~Second~~Fifth Amendment shall be used by Company and its Subsidiaries (i) to refinance in full the USD Term A Loans ~~(~~and Revolving Loans (each as defined hereunder immediately prior to giving effect to the ~~Second~~Fifth Amendment) and (ii) to pay fees and expenses incurred in connection with the ~~Second~~Fifth Amendment.

(c)Margin Regulations. No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock, directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such Margin Stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit”, in each case in violation of Regulation T, U or X of the Board.

6.9 Taxes. Each of Company and each of its Subsidiaries has filed or caused to be filed with the appropriate taxing authority, all material returns, statements, forms and reports for Taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of Company and/or any of its Subsidiaries, except to the extent failure to file such Returns would not reasonably be expected to have a Material Adverse Effect. The Returns accurately reflect all material liability for Taxes of Company and its Subsidiaries for the periods covered thereby, except as would not reasonably be expected to have a Material Adverse Effect. Each of Company and each of its Subsidiaries has paid all material Taxes owed by it other than those (i) contested in good faith and for which adequate reserves have been established in conformity with GAAP or their equivalent in the relevant jurisdiction of the taxing authority or (ii) which failure to pay would not reasonably be expected to have a Material Adverse Effect.

6.10 Labor Relations. Neither Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect. There is (i) no significant unfair labor practice complaint pending against Company or any of its Subsidiaries or, to the knowledge of Company, threatened against any of them before the National

Labor Relations Board or any similar Governmental Authority in any jurisdiction, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Company or any of its Subsidiaries or, to the knowledge of Company, threatened against any of them, (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Company or any of its Subsidiaries or, to the knowledge of Company, threatened against Company or any of its Subsidiaries and (iii) to the knowledge of Company, no question concerning union representation exists with respect to the employees of Company or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) as would not reasonably be expected to have a Material Adverse Effect.

6.11 Security Documents.

(a)The U.S. Pledge Agreement is (subject to (i) the Legal Reservations and (ii) in the case of any UK Credit Party, the UK Registration Requirements) effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors, legal and valid security interests in the Collateral described therein and proceeds thereof. In the case of the Pledged Securities to the extent represented by certificated securities (the “Certificated Pledged Stock”) described in the U.S. Pledge Agreement, when certificates representing such Certificated Pledged Stock are delivered to the Collateral Agent, and in the case of the Collateral described in the U.S. Pledge Agreement, when financing statements in appropriate form are filed in the appropriate offices, the security interest created by the Pledge Agreement shall constitute a fully perfected Lien (subject to the Legal Reservations and, in the case of any UK Credit Party, the UK Registration Requirements and, to the extent such Lien can be perfected by filing, recording, registration under the UCC or, with respect to the Certificated Pledged Stock, possession) on, and security interest in, all right, title and interest of the Pledgors in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the U.S. Pledge Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Certificated Pledged Stock, Liens permitted by Section 8.1, and only to the extent that priority can be obtained by filing under the UCC).

(b)In the case of the Pledged Securities described in any Other Pledge Agreement, subject to (i) the Legal Reservations and (ii) in the case of any UK Credit Party, the UK Registration Requirements, when stock certificates (if such Pledged Securities are certificated) are delivered to the Collateral Agent or the UK Security Trustee (to the extent not previously delivered) and all other conditions required in such Other Pledge Agreement are satisfied, such Other Pledge Agreement and, where applicable, any signed statement of pledge shall constitute a fully perfected (to the extent such concept exists in the relevant jurisdiction) Lien on, and security interest in, all right, title and interest of the Pledgor of such Pledged Securities as security for the obligations described in such Other Pledge Agreement, in each case prior and superior in right to any other Person except Liens permitted by Section 8.1.

6.12 Compliance With ERISA. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(a) each Plan has been operated and administered in a manner so as not to result in any liability of any Borrower for failure to comply with the applicable provisions of applicable law, including ERISA and the Code;

(b)no Termination Event has occurred with respect to a Plan or Multiemployer Plan;

(c)to the knowledge of each Borrower, no Multiemployer Plan is insolvent;

(d)no Plan has failed to satisfy the minimum funding standard under Section 412 of the Code and no application has been made to the Secretary of the Treasury for a waiver of the minimum funding standard under Section 412 of the Code with respect to any Plan;

(e)the Credit Parties have not incurred any liability to or on account of a Plan pursuant to Section 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code;

(f)neither the Credit Parties nor, to the knowledge of each Borrower, any ERISA Affiliates have incurred any liability to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 of the Code;

(g)no proceedings have been instituted to terminate any Plan within the last fiscal year; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, to the knowledge of each Borrower, the Credit Parties, their Subsidiaries and ERISA Affiliates would not have any liability to any Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ending prior to the date of any Credit Event;

(h)no Lien imposed under the Code or ERISA on the assets of any Credit Party or any ERISA Affiliate exists or is likely to arise on account of any Plan;

(i)the Credit Parties and ERISA Affiliates have made all contributions to each Plan within the time required by law or by the terms of such Plan; and

(j)the Credit Parties do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA and subject to ERISA) which provides benefits to retired employees (other than as required by Section 601 et seq. of ERISA).

6.13 Foreign Pension Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) each Foreign Pension Plan is in compliance and in good standing (to the extent such concept exists in the relevant jurisdiction)

with all laws, regulations and rules applicable thereto, and the respective requirements of the governing documents for such Foreign Pension Plan; (b) with respect to each Foreign Pension Plan maintained or contributed to by Company or any Subsidiary, (i) that is required by applicable law to be funded in a trust or other funding vehicle, the aggregate of the present value of accumulated benefit obligations under such Foreign Pension Plan (to the extent such concept applies under the laws governing such Foreign Pension Plan) does not exceed to any material extent the current fair market value of the assets held in the trusts or similar funding vehicles for such Foreign Pension Plan and (ii) that is not required by applicable law to be funded in a trust or other funding vehicle, reasonable reserves have been established where required by ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained; (c) there are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of Company and its Subsidiaries, threatened against Company or any Subsidiary with respect to any Foreign Pension Plan; (d) all contributions required to have been made by Company or any Subsidiary to any Foreign Pension Plan have been made within the time required by law or by the terms of such Foreign Pension Plan; and (e) except as disclosed on Schedule 6.13, no Foreign Pension Plan with respect to which Company or any of its Subsidiaries could have any liability has been terminated or wound-up and no actions or proceedings have been taken or instituted to terminate or wind-up such a Foreign Pension Plan.

6.14 Ownership of Property. Company and each Material Subsidiary has good title to, a subsisting leasehold interest in, or a right to use, all material items of tangible property used in its operations free and clear of all Liens (except as to leasehold interests), except Permitted Liens and except to the extent that the failure to have such title, interest or right (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect. Substantially all items of real and material tangible personal property owned by, leased to or used by Company and each Material Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used, except to the extent the failure to keep such condition (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

6.15 Capitalization of Company. On the ~~Second~~Fifth Amendment Effective Date, Company will have no Capital Stock outstanding other than the Common Stock and rights outstanding under the Shareholder Rights Agreement. As of the ~~Second~~Fifth Amendment Effective Date, all outstanding shares of capital stock of Company have been duly authorized and validly issued and are fully paid and non-assessable.

6.16 Subsidiaries.

(a)Organization. On the ~~Second~~Fifth Amendment Effective Date the Company has delivered to the Administrative Agent and the Lenders a letter that sets forth a true, complete and correct organizational chart of the Company and its Subsidiaries as of the

~~Second~~Fifth Amendment Effective Date and indicating for each such Subsidiary (i) its jurisdiction of organization, (ii) its ownership (by holder and percentage interest) and (iii) whether such Subsidiary is a Material Subsidiary. As of the ~~Second~~Fifth Amendment Effective Date, Company has no Subsidiaries except for those Subsidiaries set forth in the organizational chart attached to the letter delivered to the Administrative Agent as of the ~~Second~~Fifth Amendment Effective Date and subsidiaries in the process of winding down, dissolving or liquidating.

(b)Capitalization. As of the ~~Second~~Fifth Amendment Effective Date, all shares of capital stock of each Subsidiary of Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned free and clear of all Liens except for Permitted Liens. As of the ~~Second~~Fifth Amendment Effective Date, no authorized but unissued or treasury shares of capital stock of any Subsidiary of Company are subject to any option, warrant, right to call or similar commitment.

6.17 Compliance With Law, Etc. Neither Company nor any of its Material Subsidiaries is in default under or in violation of any Requirement of Law (other than laws relating to Taxes, ERISA, Foreign Pension Plans, or environmental matters, which are covered exclusively by Sections 6.9, 6.12, 6.13 and 6.19 respectively) applicable to any of them or Contractual Obligation applicable to any of them (other than Contractual Obligations relating to Indebtedness), or under its Organizational Documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would have a Material Adverse Effect.

6.18 Investment Company Act. Neither Company nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

6.19 Environmental Matters.

(a)Company and each of its Subsidiaries have complied in all material respects with, and on the date of such Credit Event are in compliance in all material respects with, all applicable Environmental Laws and Environmental Permits except for such non-compliance as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There are no pending or, to the knowledge of Company, threatened Environmental Claims against Company or any of its Subsidiaries or any real property currently owned or operated by Company or any of its Subsidiaries except for such Environmental Claims that would not reasonably be expected to have a Material Adverse Effect.

(b)Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to any real property owned currently or, to the knowledge of Company, formerly operated by Company or any of its Subsidiaries where such generation, use, treatment or storage has violated or would reasonably be expected to violate or create liability under any Environmental Law in any material respect and to result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of Company, Hazardous Materials have not at any time been Released on or from, or otherwise come to be located on, any real property owned or at any time operated by Company or any of its Subsidiaries where such Release has violated or would reasonably be expected to violate or create liability under any Environmental Law in any material respect and to result, either individually or in the aggregate, in a Material Adverse Effect.

6.20 Intellectual Property, Licenses, Franchises and Formulas. Each of Company and its Subsidiaries owns, licenses or has other rights to use all the material patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor, trade secrets, proprietary information, computer programs, and proprietary formulas, or rights with respect to the foregoing, which are material to the business of Company and its Subsidiaries, taken as a whole (collectively, “Intellectual Property”), except, in each case, where such failure to own, license or have rights would not reasonably be expected to have a Material Adverse Effect. For the avoidance of doubt, the foregoing representation shall not be deemed to constitute a representation or warranty with respect to infringement or other violation of proprietary rights of any Person, which is addressed exclusively in the last sentence of this Section 6.20. Neither Company nor any of its Subsidiaries (i) has knowledge of any existing or threatened (in writing) claim by any Person contesting the validity, enforceability, or ownership of the Intellectual Property owned by Company and its subsidiaries, or (ii) has knowledge that use by Company or any of its Subsidiaries of any such Intellectual Property in the conduct of their business as currently conducted has infringed or otherwise violated any proprietary rights of any other Person, in the case of clauses (i) and (ii), in a manner that would reasonably be expected to have a Material Adverse Effect.

6.21 OFAC; Patriot Act; FCPA.

(a)None of Company or any of its Subsidiaries, nor, to its knowledge, any of their respective directors, officers or employees, is currently a Restricted Party.

(b)None of Company or any of its Subsidiaries, will, use, lend, make payments of or contribute all or any part of the proceeds of the Revolving Loans or Term Loans in violation of any applicable Sanctions Laws and Regulations.

(c)Company, each other Credit Party and each Subsidiary of any Credit Party: (i) is in compliance in all material respects with applicable requirements of the USA Patriot Act Title III of 107 Public Law 56 (October 26, 2001) and in other applicable statutes and orders, rules and regulations of the United States government and its various executive departments, agencies and offices, related to the subject matter of such Act (the “Patriot Act”) and all applicable Sanctions Laws and Regulations and (ii) is operated under policies, procedures and practices, if any, that are designed to promote compliance with applicable provisions of the Patriot Act in all material respects.

(d)No part of the proceeds of the Loans made hereunder shall be used by any Borrower for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010 or any similar applicable anti-corruption laws or regulations administered or enforced by any Governmental Authority having jurisdiction over Company or any of its Subsidiaries (collectively, the “Anti-Corruption Laws”).

6.22 Luxembourg Specific Representations.

(a)Except to the extent resulting from a Permitted Transaction or consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld or delayed), the head office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the European Insolvency Regulation), the centre of main interests (centre des intérêts principaux) of each Luxembourg Credit Party is located at the place of its registered office (siège statutaire) in Luxembourg.

(b)None of the Luxembourg Credit Parties carries out any activity in the financial sector on a professional basis (as referred to in the Luxembourg law dated 5 April 1993 on the financial sector, as amended from time to time) or any activity requiring the granting of a business license under the Luxembourg law dated 2 September 2011 governing the access to the professions of skilled craftsman, tradesman, manufacturer, as well as to certain liberal professions.

(c)Each Luxembourg Credit Party complies with all requirements of the Luxembourg law of 31 May 1999 on the domiciliation of companies, as amended, and all related regulations.

6.23 COMI. Except to the extent resulting from a Permitted Transaction or consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld or delayed), with respect to each UK Credit Party subject to the European Insolvency Regulation, its centre of main interest (centre des intérêts principaux) (as that term is used in Article 3(1) of the European Insolvency Regulation) is situated in its jurisdiction of incorporation.

ARTICLE VII

AFFIRMATIVE COVENANTS

Company hereby agrees, as to itself and its Subsidiaries, that, so long as any of the Commitments remain in effect, or any Loan or LC Obligation remains outstanding and unpaid or any other Obligation (other than any (x) contingent indemnification obligations ~~not then due and~~with respect to which no claim has been made, (y) Obligations under any Swap Contract, and (z) Letters of Credit to the extent cash collateralized, or subject to a back-to-back letter of credit or other arrangement, in each case in form and substance reasonably acceptable to the Facing

Agent for such Letter of Credit) is owing to any Lender or the Administrative Agent hereunder, Company shall:

7.1 Financial Statements. Furnish, or cause to be furnished, to the Administrative Agent (for further distribution to each Lender):

(a)Quarterly Financial Statements. Not later than 50 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of Company, the unaudited consolidated balance sheet and statements of income of Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of earnings and of cash flows of Company and its consolidated Subsidiaries for such quarter and the portion of the Fiscal Year through the end of such quarter, all of which shall be certified by the Chief Financial Officer of Company, as at the dates indicated and for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes; and

(b)Annual Financial Statements. Not later than 95 days after the end of each Fiscal Year of Company (commencing with the Fiscal Year ending December 31, ~~2019~~2022), a copy of the audited consolidated balance sheet of Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year.

All such financial statements shall be complete and correct in all material respects, shall be prepared in accordance with GAAP applied consistently (except as approved by the accountants preparing such statements or the Chief Financial Officer, as the case may be, and disclosed therein or otherwise disclosed in writing by Company to the Lenders) and, in the case of the consolidated financial statements referred to in this Section 7.1(b), shall be accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall contain no qualifications with respect to the continuance of Company as a going concern (other than qualifications related to the maturity of any Indebtedness within 12 months of the date of such report and future prospective compliance with any financial maintenance covenants), and shall state that such financial statements present fairly in all material respects the financial position of Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP or, in the case of financial statements of any Foreign Subsidiary delivered pursuant to Section 7.1(a), generally accepted accounting principles in such Person’s jurisdiction of organization (except as approved by the accountants preparing such statements or the Chief Financial Officer, as the case may be, and disclosed therein or otherwise disclosed in writing by Company to the Lenders).

Notwithstanding anything herein to the contrary, information required to be delivered pursuant to this Section 7.1 and Sections 7.2(b), and 7.2(c) below shall be deemed to have been delivered on the date on which (i) such information is actually available for review by the Lenders and either (A) has been posted by Company on Company’s website at http://www.ball.com or at http://www.sec.gov or (B) has been posted on Company’s behalf on Intralinks/Syndtrak or any other internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). At the request of the Administrative Agent or any Lender, Company will provide by electronic mail electronic versions (i.e., soft copies) to the Administrative Agent of all documents containing such information.

7.2 Certificates; Other Information. Furnish to the Administrative Agent (for further delivery to each Lender, as applicable):

(a)Officer’s Certificates. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), a certificate of Company’s Chief Financial Officer or Treasurer substantially in the form of Exhibit 7.2(a) (a “Compliance Certificate”) stating that to such officer’s knowledge, (i) such financial statements present fairly, in accordance with GAAP or, in the case of financial statements of any Foreign Subsidiary delivered pursuant to Section 7.1(a), generally accepted accounting principles in such Person’s jurisdiction of organization (except as approved by the accountants preparing such statements or the Chief Financial Officer, as the case may be, and disclosed therein or otherwise disclosed in writing by Company to the Lenders), the financial condition and results of operations of Company and its consolidated Subsidiaries for the period referred to therein (subject, in the case of interim statements, to normal recurring adjustments and absence of footnotes) and (ii) no Event of Default or Unmatured Event of Default exists, except as specified in such certificate and, if so specified, the action which Company proposes to take with respect thereto, which certificate shall set forth reasonably detailed computations to the extent necessary to establish Company’s compliance with the covenant set forth in Article IX of this Agreement;

(b)Budgets. Not later than 60 days after the first day of each Fiscal Year of Company an annual budget (by quarter) in form reasonably satisfactory to the Administrative Agent (including budgeted balance sheet, statements of earnings and cash flows) prepared by Company for each Fiscal Quarter of such Fiscal Year (it being understood that Company shall have no obligation to update or revise such budget), which shall be accompanied by a statement of the Chief Executive Officer, Treasurer or Chief Financial Officer of Company to the effect that, to such officer’s knowledge, such budget is based on good faith assumptions believed by such Person to be reasonable at the time made;

(c)Public Filings. Promptly after the same become public, copies of all financial statements, annual or quarterly filings, registrations and Form 8-K reports which Company may make to, or file with, the SEC or any successor or analogous Governmental Authority; provided that Company shall not be required to furnish to the Administrative Agent or any Lender the Form 8-K filed in respect of this Agreement; and

(d)Other Requested Information. (i) Such other information with respect to Company or any of its Subsidiaries or the Collateral, including, without limitation, any Asset Disposition or financing transaction, as the Administrative Agent or any Lender may from time to time reasonably request; or (ii) such information and documentation for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws as the Administrative Agent or any Lender may from time to time reasonably request.

7.3 Notices. Promptly and in any event within 3 Business Days after a Responsible Officer of Company or any Credit Party obtains knowledge thereof, give written notice to the Administrative Agent (which shall promptly provide a copy of such notice to each Lender) of:

(a)Event of Default or Unmatured Event of Default. The occurrence of any Event of Default or Unmatured Event of Default, accompanied by a statement of the Chief Financial Officer or Treasurer of Company setting forth details of the occurrence referred to therein and stating what action Company proposes to take with respect thereto;

(b)Litigation and Related Matters. The commencement of, or any material development in, any action, suit, proceeding or investigation pending or threatened against or involving Company or any of its Material Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority, which would individually or when aggregated with any other action, suit, proceeding or investigation reasonably be expected to have a Material Adverse Effect; and

(c)Environmental Matters. The occurrence of one or more of the following environmental matters which would reasonably be expected to have a Material Adverse Effect:

(i)any pending or threatened material Environmental Claim against Company or any of its Subsidiaries or any real property owned or operated by Company or any of its Subsidiaries;

(ii)any condition or occurrence on or arising from any real property owned or operated by Company or any of its Subsidiaries that (y) results in material noncompliance by Company or any of its Subsidiaries with any applicable Environmental Law or (z) would reasonably be expected to form the basis of a material Environmental Claim against Company or any of its Subsidiaries or any such real property;

(iii)any condition or occurrence on any real property owned or operated by Company or any of its Subsidiaries that would reasonably be expected to cause such real property to be subject to any material restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law; and

(iv)the taking of any Remedial Action on any real property at any time owned or operated by Company or any of its Subsidiaries.

All such notices under this clause (c) shall describe in reasonable detail the nature of the Environmental Claim, condition, occurrence or Remedial Action and Company’s or such Subsidiary’s response thereto.  In addition, in connection with all such notices under this clause (c), Company will provide the Administrative Agent with copies of all material written communications with any Governmental Authority relating to actual or alleged violations of Environmental Laws, all material written communications with any Person relating to pending Environmental Claims, and such detailed written reports of any material Environmental Claim in Company’s possession or control, as may reasonably be requested by the Administrative Agent.

7.4 Conduct of Business and Maintenance of Existence. Continue to engage in a Similar Business and preserve, renew and keep in full force and effect Company’s and each of its Material Subsidiary’s corporate existence and take all reasonable action to maintain all rights, privileges and franchises material to Company and those of each of its Material Subsidiaries’ business except as otherwise permitted pursuant to Sections 8.3 and 8.4 or any Permitted Transaction, and comply and cause each of its Subsidiaries to comply with (i) all Requirements of Law, (ii) the Sanctions Laws and Regulations and (iii) the Anti-Corruption Laws, except, in the case of each of the foregoing, to the extent that failure to do so would not in the aggregate reasonably be expected to have a Material Adverse Effect. The Credit Parties will maintain in effect and enforce policies and procedures reasonably designed to promote compliance by each of the Credit Parties, their Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions Laws and Regulations.

7.5 Payment of Taxes. Pay or discharge or otherwise satisfy before they become delinquent and cause each of its Material Subsidiaries to pay or discharge or otherwise satisfy before they become delinquent all material Taxes, assessments and governmental charges or levies (other than Indebtedness) imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; provided, however, that neither Company nor any of its Subsidiaries shall be required to pay or discharge any such Tax, assessment, charge, levy or claim while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) or their equivalent in the relevant jurisdiction of the taxing authority with respect thereto or to the extent failure to pay, discharge or otherwise satisfy such obligations would not reasonably be expected to have a Material Adverse Effect.

7.6 Inspection of Property, Books and Records. Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which entries are to be made reflecting its and their business and financial transactions in accordance with GAAP or, in the case of any Foreign Subsidiary, generally accepted accounting principles in such Person’s jurisdiction of organization (except as approved by the accountants preparing such statements or the Chief Financial Officer, as the case may be, and disclosed therein or otherwise disclosed in writing by Company to the Lenders), and permit, and cause each of its

Subsidiaries to permit, any Lender or its respective representatives, at any reasonable time during normal business hours, and from time to time, but no more frequently than once annually for all Lenders (taken as a whole) if no Event of Default exists, at the reasonable request of such Lender made to Borrowers, and at such Lender’s expense and upon reasonable notice, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers, and, if an Event of Default exists and is continuing, permit, and cause each of its Subsidiaries to permit, the Administrative Agent or the Required Lenders access, in the presence of Company, to their independent public accountants (and by this provision Borrowers authorize such accountants to discuss with the Administrative Agent or the Required Lenders and such representatives the affairs, finances and accounts of Company and its Subsidiaries), in the case of each of the foregoing, so long as the Administrative Agent, such Lenders, and such representatives agree to treat such information and documents in accordance with Section 12.18; provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, neither the Company, any of its Subsidiaries or Affiliates, nor any of its or their respective directors, officers, managers, employees, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors, will be required to disclose, permit the inspection, examination or making of copies or extracts of, or permit discussions of, any documents, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent, the Collateral Agent, the UK Security Trustee, any Swing Line Lender, any Facing Agent or any Lender or any of their respective Representatives or contractors is then prohibited by any Requirement of Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work product.

7.7 ERISA.

(a)As soon as practicable and in any event within 10 Business Days after a Borrower or any of its Subsidiaries knows or has reason to know that a Termination Event has occurred with respect to any Plan which would be reasonably likely to result in a Material Adverse Effect, deliver, or cause such Subsidiary to deliver, to the Administrative Agent a certificate of a responsible officer of such Borrower or such Subsidiary, as the case may be, setting forth the details of such Termination Event and the action, if any, which such Borrower or such Subsidiary is required or proposes to take, together with any notices required or proposed to be given;

(b)Upon the request of any Lender made from time to time, deliver, or cause each Subsidiary to deliver, to each Lender a copy of the most recent actuarial report and annual report on Form 5500 (to the extent such annual report is required by law) completed with respect to any Plan sponsored by such Subsidiary;

(c)Except as would not reasonably be expected to have a Material Adverse Effect, as soon as possible and in any event within 10 Business Days after such Borrower or any of its Subsidiaries knows or has reason to know that any of the following have occurred with respect to any Plan:

(i)such Plan has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA,

(ii)the Plan Sponsor terminates such Plan,

(iii)the PBGC has instituted proceedings under Section 515 of ERISA to collect a delinquent contribution to such Plan or under Section 4042 of ERISA to terminate such Plan,

(iv)that a failure to satisfy the minimum funding standard has occurred or that an application has been made to the Secretary of the Treasury for a waiver of the minimum funding standard under Section 412 of the Code, or

(v)Borrower or any Subsidiary of Borrower that is a Credit Party has incurred any liability that would result in a Material Adverse Effect under any employee welfare benefit plan (within the meaning of Section 3(1) of ERISA and subject to ERISA) that provides benefits to retired employees (other than as required by Section 601 et seq. of ERISA), deliver, or cause such Subsidiary or an ERISA Affiliate to deliver, to the Administrative Agent a written notice thereof; and

(d)As soon as possible and in any event within 30 days after a Borrower or any of its Subsidiaries knows or has reason to know that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect, deliver, or cause such Subsidiary or an ERISA Affiliate to deliver, to the Administrative Agent a written notice thereof.

7.8 Foreign Pension Plan Compliance. Cause each of its Subsidiaries and each member of the Controlled Group to maintain and operate all Foreign Pension Plans to comply in all material respects with all laws, regulations and rules applicable thereto and the respective requirements of the governing documents for such Foreign Pension Plans, except for failures to comply which, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

7.9 Maintenance of Property, Insurance.

(a)Keep, and cause each of its Material Subsidiaries to keep, all material tangible property (including, but not limited to, equipment) useful and necessary in its business in good working order and condition, normal wear and tear, condemnation and damage by casualty excepted, and subject to Section 8.4, except where the failure to keep such condition (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect; and

(b)Maintain or cause to be maintained, and shall cause each of its Material Subsidiaries to maintain or cause to be maintained, with insurers that Company believes are reputable at the time the relevant coverage is placed or renewed, insurance with respect to its material properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance; provided adequate reserves therefor, in accordance with GAAP, are maintained.

7.10 Environmental Laws.

(a)Comply with, and cause its Subsidiaries to comply with, and, in each case take reasonable steps to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and take reasonable steps to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any Environmental Permits except to the extent that failure to do so would not in the aggregate reasonably be expected to have a Material Adverse Effect; and

(b)Conduct and complete all Remedial Actions required under Environmental Laws and promptly comply in all material respects with all lawful orders, directives and information requests of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith through appropriate means or except to the extent that such failure to do so would not in the aggregate reasonably be expected to have a Material Adverse Effect.

7.11 Use of Proceeds. Use all proceeds of the Loans as provided in Section 6.8 and Section 6.21(b).

7.12 Additional Security; Further Assurances.

(a)Additional Guarantors and Pledges.

(i)Subject to Sections 7.12(b), 7.12(c), 7.12(d) and 12.22, and subject to the Agreed Guaranty and Security Principles, (x) cause each of Company’s Wholly-Owned Domestic Subsidiaries and Wholly-Owned U.S. Domiciled Foreign Guarantors (in each case, other than Excluded Subsidiaries) that is or becomes an Other Subsidiary Borrower or a Material Subsidiary to become a party to the Guaranty and (y) cause the direct parent (if a Wholly-Owned Domestic Subsidiary of Company or a Wholly-Owned U.S. Domiciled Foreign Guarantor of Company and, in each case, not an

Excluded Subsidiary) of any such Person under clause (a)(i)(x) to become a party to the U.S. Pledge Agreement and pledge the Capital Stock in such Person that it owns in accordance with the terms hereof and thereof, in each case within 60 days (or within such longer period of time that the Collateral Agent may agree in its sole discretion) after the date such Person becomes an Other Subsidiary Borrower or a Material Subsidiary; provided that (x) Wholly-Owned U.S. Domiciled Foreign Guarantors shall not be required to guaranty, or pledge any assets in respect of, any Obligations of the U.S. Credit Parties at any time, (y) no direct parent (that is not a Wholly-Owned Domestic Subsidiary of Company) of any Wholly-Owned U.S. Domiciled Foreign Guarantor shall be required to pledge any of the Capital Stock of such Persons in respect of any Obligations of the U.S. Credit Parties at any time and (z) with respect to any Wholly-Owned Domestic Subsidiary of Company in each case that is a direct parent of any Wholly-Owned U.S. Domiciled Foreign Guarantor, such direct parent shall not be required to pledge more than 65% of the stock of such Wholly-Owned U.S. Domiciled Foreign Guarantor in respect of any Obligations of the U.S. Credit Parties at any time.

(ii)Subject to Sections 7.12(a) through (d) and 12.22, and subject to the Agreed Guaranty and Security Principles, cause the direct parent (if a Wholly-Owned Subsidiary of Company and not an Excluded Subsidiary) of each Foreign Subsidiary of Company (if any) that is an Other Subsidiary Borrower or a Material Subsidiary (other than an Excluded Subsidiary or a U.S. Domiciled Foreign Guarantor) to become a party to an Other Pledge Agreement or, solely with respect to the direct parent of a U.S. Domiciled Foreign Guarantor, a U.S. Pledge Agreement, in each case within 120 days (or within such longer period of time that Collateral Agent may agree in its sole discretion) after the date such Person becomes an Other Subsidiary Borrower or a Material Subsidiary.

(iii)Cause each Subsidiary that becomes a guarantor after the ~~Second~~Fifth Amendment Effective Date of obligations arising under any Permitted Debt Document and that is not at such time party to the Guaranty to become a party to the Guaranty in accordance with the terms thereof within 5 Business Days (or within such longer period of time that the Collateral Agent may agree in its sole discretion) of providing such guaranty under such Permitted Debt Document; provided, however, that this Section 7.12(a)(iii) shall not apply to Excluded Subsidiaries or to Foreign Subsidiaries that become guarantors of only obligations under one or more Permitted Debt Documents of persons that are not U.S. Persons.

(b)Pledge of New Subsidiary Stock. Subject to Sections 7.12(a), 7.12(c), 7.12(d) and 12.22 and the Agreed Guaranty and Security Principles,

(i)solely in the case of Company and its Wholly-Owned Domestic Subsidiaries and Wholly-Owned U.S. Domiciled Foreign Guarantors (other than

Excluded Subsidiaries), pledge (or cause its Wholly-Owned Domestic Subsidiaries and U.S. Domiciled Foreign Guarantors (other than Excluded Subsidiaries) to pledge):

(1)all of the Capital Stock of (x) each new Wholly-Owned Domestic Subsidiary of Company that is an Other Subsidiary Borrower or a Material Subsidiary and (y) each Wholly-Owned Domestic Subsidiary of Company that becomes an Other Subsidiary Borrower or a Material Subsidiary (in each case other than an Excluded Subsidiary); and

(2)all of the Capital Stock (subject to the limitations set forth in Section 12.22) of each new first-tier Wholly-Owned Foreign Subsidiary that is an Other Subsidiary Borrower (other than an Excluded Subsidiary), each new first-tier Wholly-Owned Foreign Subsidiary (directly owned by Company or a Wholly-Owned Domestic Subsidiary of Company that is a Material Subsidiary) that is, in each case, a Material Subsidiary (other than an Excluded Subsidiary), and each first-tier Wholly-Owned Foreign Subsidiary (directly owned by Company or a Wholly-Owned Domestic Subsidiary or Wholly-Owned U.S. Domiciled Foreign Guarantor that is a Material Subsidiary or that becomes a Material Subsidiary as a result of its direct Subsidiary becoming a Material Subsidiary) that, in each case, becomes an Other Subsidiary Borrower or a Material Subsidiary (other than an Excluded Subsidiary) established, acquired, created or otherwise in existence after the ~~Second~~Fifth Amendment Effective Date, to the Collateral Agent for the benefit of the Secured Creditors pursuant to the terms of the U.S. Pledge Agreement within 60 days (or within such longer period of time that the Collateral Agent may agree in its sole discretion), in the case of any such Domestic Subsidiary, and 120 days (or within such longer period of time that the Collateral Agent may agree in its sole discretion), in the case of any such first-tier Foreign Subsidiary or U.S. Domiciled Foreign Guarantor, of the creation of such new Subsidiary or the date such Subsidiary becomes a Material Subsidiary, as applicable; and

(ii)solely to the extent required by Section 7.12(a)(ii), and except as otherwise agreed by Required Lenders, cause the direct parent (if a Wholly-Owned Subsidiary of Company and not an Excluded Subsidiary) of each Foreign Subsidiary that is an Other Subsidiary Borrower or a Material Subsidiary (other than an Excluded Subsidiary or a U.S. Domiciled Foreign Guarantor) to pledge all of the Capital Stock (subject to the limitations set forth in Section 12.22) of each new Other Subsidiary Borrower or Wholly-Owned Subsidiary of Company (other than an Excluded Subsidiary or a U.S. Domiciled Foreign Guarantor) that is an Other Subsidiary Borrower or Material Subsidiary, established, acquired, created or otherwise in existence after the ~~Second~~Fifth Amendment Effective Date, to the Collateral Agent for the benefit of the Secured Creditors pursuant to the terms of the applicable Other Pledge Agreement or, solely with respect to the direct parent of a U.S. Domiciled Foreign Guarantor, a U.S. Pledge Agreement, within

120 days (or within such longer period of time that the Collateral Agent may agree in its sole discretion) of the creation of such new Subsidiary, designation of such Other Subsidiary Borrower, or the date such Subsidiary becomes a Material Subsidiary, as applicable.

(c)Documentation for Additional Security. The security interests required to be granted pursuant to this Section 7.12 shall be granted pursuant to such security documentation (which shall, subject to the Agreed Guaranty and Security Principles, be substantially similar to the Security Documents already executed and delivered in the applicable jurisdiction by the applicable Borrower or a Pledgor or otherwise reasonably satisfactory in form and substance to the Administrative Agent), shall constitute valid and enforceable perfected security interests (to the extent such concepts exist in the relevant jurisdiction) subject to no other Liens except Permitted Liens; provided that, notwithstanding anything to the contrary in any Loan Document, each Other Pledge Agreement shall be limited to the extent necessary to comply with the Agreed Guaranty and Security Principles, including as required by limiting the maximum amount of the Obligations guaranteed by such Person or secured under such Other Pledge Agreement. Subject to the grace periods set forth in this Section 7.12, the Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect such security interest, in favor of the Collateral Agent for the benefit of the Lenders, required to be granted pursuant to the Additional Security Document and, all other taxes and, in accordance with and to the extent required by Section 12.4, fees and other charges payable in connection therewith shall be paid in full by the applicable Borrower. At the time of the execution and delivery of the Additional Security Documents, the applicable Borrower shall cause to be delivered to the Administrative Agent such agreements, opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent or the Required Lenders to assure themselves that this Section 7.12 has been complied with.

(d)Permitted Transactions. Notwithstanding anything to the contrary in this Section 7.12 or otherwise in this Agreement or any other Loan Document:

(i)if, in connection with any Permitted Transaction, Company or any Subsidiary would be required to comply with the terms of this Section 7.12, then (i) the time periods specified in this Section 7.12 applicable to Domestic Subsidiaries that are subject to such Permitted Transaction or that own all or a portion of the Capital Stock of any Person subject to such Permitted Transaction shall, with respect to such Domestic Subsidiary and/or such Capital Stock (as applicable), be extended to a period of 180 days (or such longer period of time that the Collateral Agent may agree in its sole discretion) after the date that such Permitted Transaction is completed, and (ii) the time periods specified in this Section 7.12 applicable to Foreign Subsidiaries and U.S. Domiciled Foreign Guarantors that are subject to such Permitted Transaction or that own all or a portion of the Capital Stock of any Person subject to such Permitted Transaction shall, with respect to such Foreign Subsidiary or U.S. Domiciled Foreign Guarantor and/or such

Capital Stock (as applicable) be extended to a period of 270 days (or such longer period of time that the Collateral Agent may agree in its sole discretion) after the date that such Permitted Transaction is completed; and

(ii)at no time shall any qualifying shares (or equivalent thereof) required to be owned by directors pursuant to any Requirement of Law or the equivalent thereof be required to be pledged or to otherwise constitute Collateral under the Loan Documents.

(e)Pledge of Capital Stock of Permitted Alternate Issuers. Subject to the terms and conditions of this Sections 7.12 (but without any requirement to comply with any time periods for the pledge thereof set forth herein), Section 12.22 and the Agreed Guaranty and Security Principles, the Company and its Subsidiaries may, in their sole discretion, with respect to any Indebtedness incurred by a Permitted Alternate Issuer under Section 8.2(c) or Section 8.2(o), at any time and from time to time, elect to pledge the Capital Stock of such Permitted Alternate Issuer in favor of the Collateral Agent to secure the Obligations on terms and conditions that would otherwise be applicable to such Capital Stock under this Section 7.12 (but without any requirement to comply with any time periods for the pledge thereof set forth herein).

7.13 End of Fiscal Years; Fiscal Quarters. Except as otherwise (x) required by any Requirement of Law or to qualify for any exemption therefrom or (y) agreed between the Company and the Administrative Agent (and in the case of clauses (x) and (y), subject to such adjustments to this Agreement as the Company and the Administrative Agent shall reasonably agree are necessary or appropriate in connection with such changes (and the parties hereto hereby authorize the Company and the Administrative Agent to make any such amendments to this Agreement as they jointly deem necessary or appropriate to give effect to the foregoing)), cause Company’s annual accounting periods to end on or about December 31 of each year (each a “Fiscal Year”), with quarterly accounting periods ending on or about March 31, June 30, September 30, December 31, of each Fiscal Year (each a “Fiscal Quarter”).

ARTICLE VIII

NEGATIVE COVENANTS

Company hereby agrees, as to itself and its Subsidiaries, that, so long as any of the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other Obligation (other than any (x) contingent indemnification obligations ~~not then due and~~with respect to which no claim has been made, (y) Obligations under any Swap Contract, and (z) Letters of Credit to the extent cash collateralized, or subject to a back-to-back letter of credit or other arrangement, in each case in form and substance reasonably acceptable to the Facing Agent for such Letter of Credit) is owing to any Lender or the Administrative Agent hereunder:

8.1 Liens. Company will not, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien in, upon or with respect to any of its properties or assets,

whether now owned or hereafter acquired, except for the following Liens (herein referred to as “Permitted Liens”):

(a)(i) Liens created by the Loan Documents or otherwise securing the Obligations, (ii) Liens on cash, Cash Equivalents or deposits granted in favor of the Administrative Agent, the Collateral Agent, any Swing Line Lender or Facing Agent to Cash Collateralize any Defaulting Lender’s participation in Letters of Credit or Swing Line Loans, (iii) Liens on cash, cash deposits or other credit support securing Swap Contracts; provided that such cash, cash deposits or other credit support securing Swap Contracts shall not exceed in the aggregate at any time the greater of (x) the Dollar Equivalent of $~~300,000,000~~400,000,000 and (y) 2.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1), and (iv) Liens on cash, cash deposits or other credit support securing Swap Contracts entered into on behalf of any customer of Company or a Subsidiary;

(b)Customary Permitted Liens;

(c)Liens existing on the ~~Second~~Fifth Amendment Effective Date and Liens in connection with any Permitted Refinancing Indebtedness in respect of the obligations secured by such Liens or, to the extent such obligations do not constitute Indebtedness, any replacements or substitutions of any other such obligations in respect thereof;

(d)Liens on any property securing (i) Capitalized Lease Obligations permitted under Section 8.2(f)(ii) and (ii) (A) Indebtedness permitted to be incurred or assumed pursuant to Section 8.2(f)(i) or assumed for the purpose of financing (or financing all or part of the purchase price within 270 days after the respective purchase of assets) all or any part of the design, acquisition, development, construction, installation, repair, improvement cost or the lease of such property (including Liens to which any property is subject at the time of acquisition thereof by Company or any of its Subsidiaries) or (B) any Permitted Refinancing Indebtedness in respect thereof; provided that:

(1)in the case of clauses (i) and (ii), any such Lien does not extend to any other property (other than accessions and additions of such property, and products and proceeds of such property, and other than pursuant to customary cross-collateralization provisions with respect to other property of a Credit Party or Subsidiary that also secures Indebtedness owed to the same financing party or its Affiliates);

(2)in the case of clause (ii), such Lien either exists on the ~~Second~~Fifth Amendment Effective Date, on the date that the Person owning such property becomes a Subsidiary, or is created in connection with the design, acquisition, construction, development, installation, repair, lease or improvement of such property as permitted by this Agreement, or in connection with any extensions, renewals, refinancings, refundings and replacements of any such Indebtedness or Capitalized Lease Obligations; and

(3)in the case of clauses (i) and (ii), the principal amount of the Indebtedness secured by any such Lien, (or the principal amount of the Capitalized Lease Obligations with respect to any Capitalized Lease) does not exceed 100% of the fair market value of such assets at the time of incurrence of such Indebtedness (for the purpose of the calculation in this clause (3), including the fair market value of all of the assets subject to customary cross-collateralization provisions (measured at the time the Capitalized Lease in respect of such assets was originally incurred) that also secure Indebtedness owed to the same financing party or its Affiliates);

(e)Liens on any property or assets of any Person existing at the time such assets are acquired or such Person becomes a Subsidiary or is merged, amalgamated or consolidated with or into a Subsidiary (plus any modifications, refinancing, refundings, renewals, replacements and extensions of any such Liens) and, in each case, not created in contemplation of or in connection with such event; provided that (x) the property covered thereby is not changed in category or scope after such acquisition or after such Person becoming a Subsidiary and (y) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.2(g);

(f)any Lien arising out of the replacement, refinancing, refunding, extension, or renewal of any Indebtedness secured by any Lien permitted by clauses (c), (d), (e), (g) and (h) of this Section; provided that such Indebtedness is not increased (other than by the amount of accrued interest and premiums and all fees, expenses, penalties (including prepayment penalties) incurred in connection therewith) and collateral security provided therefor is not expanded;

(g)Liens on Receivables Facility Assets transferred in accordance with the terms of the Receivables Documents pursuant to a Permitted Accounts Receivable Securitization and Liens in connection with the sales and other transfers of Receivables permitted pursuant to Section 8.4(d);

(h)Liens incurred in connection with Sale and Leaseback Transactions permitted under Section 8.9;

(i)Liens in respect of Indebtedness permitted under Section 8.2(p) to the extent such Lien exists at the time of redesignation of the applicable Person and to the extent such Liens would comply with clauses (x) and (y) of the proviso at Section 8.1(e);

(j)Liens incurred in connection with bank guarantees or letters of credit permitted under Section 8.2(q); provided that such Liens shall not attach to any assets that constitute Collateral;

(k)Liens securing payments of obligations that are not Indebtedness under leases entered into in the ordinary course of business;

(l)additional Liens incurred by Company and its Subsidiaries so long as, without duplication, the Dollar Equivalent of the value of the property subject to such Liens at the time such Lien is incurred and the Dollar Equivalent of the Indebtedness (including any refinancings of such Indebtedness) and other obligations secured thereby do not exceed an aggregate of 7.5% of Company’s Consolidated Tangible Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1; provided that no Unmatured Event of Default or Event of Default shall be deemed to have occurred if such aggregate outstanding principal amount of such Indebtedness or other obligations shall at a later time exceed 7.5% of Company’s Consolidated Tangible Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness or other obligation was permitted to be incurred);

(m)Liens created on (i) Capital Stock of Company that is held by Company as treasury stock, (ii) Capital Stock of a Person acquired in a Permitted Acquisition or similar Investment constituting Margin Stock and (iii) Liens on Capital Stock in a joint venture owned by Company or any of its Subsidiaries securing joint venture obligations of such joint venture;

(n)Liens in favor of Company or any of its Subsidiaries (provided that to the extent such Lien is granted by a Credit Party in favor of a Subsidiary that is not a Credit Party, the amount of Indebtedness secured by such Lien cannot exceed the amount permitted as an Investment under Section 8.7);

(o)(i) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar liens arising in the ordinary course of business, (ii) Liens of sellers of goods to Company or any of its Subsidiaries arising under Article 2 of the UCC or similar provisions of applicable law in the ordinary course of business and (iii) to the extent, if any, constituting a Lien, Liens consisting of an agreement to sell, transfer, convey, lease or otherwise dispose of any asset or property or any negative pledge on or with respect to such asset or property in favor of the buyer thereof;

(p)Liens to secure financing of insurance premiums permitted under Section 8.2(y);

(q)[reserved];

(r)[reserved];

(s)Liens, pursuant to one or more cash collateral arrangements, escrow arrangements or other funding arrangements pursuant to which funds will be segregated to pay all or any portion of the purchase price of any acquisition (or to secure or otherwise support the obligation to pay such purchase price), on such cash collateral arrangements, escrow arrangements and other funding arrangements, and any Cash, Cash Equivalents, and deposit accounts and securities accounts, in each case containing internally generated cash flow of Company and its Subsidiaries and/or the proceeds of (i) any sale or other disposition of assets, (ii) any issuance of Capital Stock or (iii) any issuance or incurrence of any Indebtedness permitted under this Agreement (including, for the avoidance of doubt, any Loans made or Letters of Credit issued hereunder) plus an amount equal to interest that would accrue on such Indebtedness for a period not to exceed eighteen months after the date of issuance of such Indebtedness plus fees and expenses in connection therewith;

(t)Liens on trusts, escrow arrangements and other funding arrangements, and any Cash, Cash Equivalents, deposit accounts, securities accounts and trust accounts, in each case in connection with the defeasance (whether by covenant or legal defeasance), satisfaction and discharge, redemption of, or obligation to cash collateralize (as applicable), Indebtedness permitted pursuant to Sections 8.2(c), (d), (g), (m), (o), (q), (x), (aa), or (bb);

(u)(i) Liens granted under and in accordance with the agreements specified in Schedule 8.1(u), (ii) Liens granted in respect of any assets of Company’s Foreign Subsidiaries required or approved by the trustees of the applicable Foreign Pension Plan to be substituted for any assets secured by a Lien under clause (u)(i) with the consent of Company; provided that the fair market value of such substituted assets shall not materially exceed the fair market value of the assets to be replaced plus fees and expenses incurred in connection with such substitution, (iii) Liens granted in respect of additional assets of Company’s Foreign Subsidiaries (other than pursuant to clause (ii) hereof) required or approved by the trustees of the applicable Foreign Pension Plan; provided that the fair market value of such assets at the time such Liens are granted shall not in the aggregate exceed the greater of (x) $~~300,000,000~~400,000,000 and (y) 2.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1);

(v)Liens in favor of the United States or any state or municipality thereof, or in favor of any other country or political subdivision thereof, to secure certain payments pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price, or, in the case of real property, the cost of construction, of the assets subject to such Liens, including, without limitation, ~~such~~ Liens incurred in connection with pollution control~~, industrial revenue, tax increment or similar financing~~ or Tax Incentive Programs; and

(w)Liens in respect of Indebtedness permitted under Section 8.2(bb) but only to the extent that at the time such Indebtedness is incurred, and immediately after giving effect to such incurrence thereof on a Pro Forma Basis, the Secured Net Leverage Ratio shall not exceed 3.0 to 1.0; provided that such Liens are expressly subordinated to the Liens on the Collateral securing the Obligations of the Credit Parties pursuant to intercreditor arrangements reasonably acceptable to the Administrative Agent.

Notwithstanding anything herein to the contrary, no Event of Default or Unmatured Event of Default shall be deemed to have occurred if the value of assets secured by a Lien created, incurred, assumed or existing under this Section 8.1 in reliance on a percentage of Company’s Consolidated Assets shall at a later time exceed such percentage of Company’s Consolidated Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Lien was permitted hereunder.

For purposes of determining compliance with this Section 8.1, in the event that a Lien meets the criteria of more than one of the categories described above or in any definition referred to therein, Company, in its sole discretion, will be permitted to classify such Lien on the date of its incurrence, or later reclassify such Lien, in any manner that complies with this Section 8.1, so long as such Lien (or any portion thereof) is permitted to exist or otherwise be created, incurred or assumed pursuant to this Section 8.1 at the time of reclassification. Notwithstanding the foregoing, Liens created, incurred or assumed (a) under the Loan Documents or otherwise securing the Obligations shall only be classified as incurred under Section 8.1(a)(i) and Section 8.1(a)(ii), (b) pursuant to Section 8.1(c) on the ~~Second~~Fifth Amendment Effective Date shall only be classified as incurred under Section 8.1(c) and (c) pursuant to Section 8.1(u)(i) on the ~~Second~~Fifth Amendment Effective Date shall only be classified as incurred under Section 8.1(u)(i).

8.2 Indebtedness. Company will not, nor will it permit any of its Subsidiaries to, incur, create, assume directly or indirectly, or suffer to exist any Indebtedness except:

(a)Indebtedness incurred pursuant to this Agreement and the other Loan Documents or otherwise evidencing any of the Obligations, including, without limitation, Obligations incurred under Additional Facilities created pursuant to Section 2.9, and Obligations incurred pursuant to Section 2.12 and Section 2.13 and any extension of the Obligations pursuant to Section 2.14;

(b)(i) Receivables Facility Attributable Debt incurred in connection with Permitted Accounts Receivable Securitizations and in connection with sales permitted pursuant to Section 8.4(d)(ii) and Receivables Factoring Facilities; provided that the amount of such Indebtedness, shall not exceed in the aggregate at any time outstanding the greater of (x) $~~1,750,000,000~~2,000,000,000 and (y) 10.0% of the Consolidated Assets of Company (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1); and (ii) Indebtedness incurred pursuant to Uncommitted Short Term Lines of Credit, the principal amount of such Indebtedness not to exceed in the aggregate at any time outstanding the greater of (x) the Dollar Equivalent of €~~550,000,000~~600,000,000 and (y) 3.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1);

(c)Indebtedness evidenced by the Senior Notes, and any Permitted Refinancing Indebtedness in respect thereof; provided that (i) notwithstanding anything herein or in any other Loan Document to the contrary, any replacement, renewal, refinancing, extension, defeasance, restructuring or refunding of ~~either or both~~any of the Dollar Senior Notes (~~2020~~2023), the Dollar Senior Notes (2025), the Dollar Senior Notes (2026), the Euro Senior Notes (2023), the Euro Senior Notes (2024) and the Euro Senior Notes (~~2020~~2027) (and any Permitted Refinancing Indebtedness in respect thereof) shall, in each case, constitute Permitted Refinancing Indebtedness if solely clause (a) of such definition is satisfied (without regard to any other clause or condition in such definition, and with such clause (a) being computed in the aggregate for the Dollar Senior Notes (~~2020~~2023), the Dollar Senior Notes (2025), the Dollar Senior Notes (2026), the Euro Senior Notes (2023), the Euro Senior Notes (2024) and the Euro Senior Notes (~~2020~~2027), taken as a whole), and (ii) with respect to any Permitted Refinancing Indebtedness of the Senior Notes incurred by a Permitted Alternate Issuer, the aggregate principal amount thereof at any time outstanding does not exceed the Dollar Equivalent of $2,000,000,000 less any Indebtedness incurred pursuant to Section 8.2(o) at any time outstanding;

(d)Indebtedness of Company in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $~~300,000,000~~400,000,000 and (ii) 2.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1) in the form of Disqualified Capital Stock and, in each case for this Section 8.2(d), any replacement, renewal, refinancing, extension, defeasance, restructuring, refunding, repayment, amendment, restatement, supplementation, modification or exchange of such Indebtedness that satisfies the provisions of this Section 8.2(d);

(e)Indebtedness under Swap Contracts not entered into for speculative purposes;

(f)(i) Indebtedness incurred to finance the design, development, acquisition, construction, installation, repair, lease, or improvement of any property (or Indebtedness to finance the design, development, acquisition, construction, installation, lease, repairs, additions or improvements to property (real or personal) whether through the direct purchase or lease of such assets or through the purchase of equity interests in a Person owning such assets), including tax retention and other synthetic lease obligations and purchase money obligations and any replacement, renewal, refinancing, extension, exchange, defeasance, restructuring, refunding, repayment, amendment, restatement, or supplementation of any of the foregoing; provided that any such Indebtedness shall be secured only by the property acquired, developed, constructed, repaired, designed, improved, leased or subject to such design or installation in connection with the incurrence of such Indebtedness and any proceeds and products thereof; provided, further, that the Dollar Equivalent of the aggregate outstanding principal amount of such Indebtedness together with the Dollar Equivalent of Indebtedness permitted to be outstanding pursuant to Section 8.2(g) and (l) shall not exceed an aggregate of 20% of Company’s Consolidated Tangible Assets (measured as of the most recently completed Fiscal Quarter of

Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1; provided that no Unmatured Event of Default or Event of Default shall be deemed to have occurred if such aggregate outstanding principal amount of such Indebtedness or other obligations shall at a later time exceed 20% of Company’s Consolidated Tangible Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness or other obligation was permitted to be incurred); and (ii) Indebtedness in respect of Capitalized Lease Obligations and any replacement, renewal, refinancing, extension, exchange, defeasance, restructuring, refunding, repayment, amendment, restatement, or supplementation thereof;

(g)Indebtedness of any Subsidiary of Company assumed in connection with a Permitted Acquisition so long as such Indebtedness was not issued or created in contemplation of such acquisition and any Permitted Refinancing Indebtedness in respect thereof; provided that in the case of any such assumed Indebtedness of a Foreign Subsidiary of Company, the aggregate outstanding principal amount of all such Indebtedness of all such Foreign Subsidiaries and/or one or more of its or their Foreign Subsidiaries and any Permitted Refinancing Indebtedness in respect thereof shall not at any time together with the Dollar Equivalent of Indebtedness permitted to be outstanding pursuant to Section 8.2(f) and (l) exceed an aggregate of 20% of Company’s Consolidated Tangible Assets at such time (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered pursuant to Section 7.1); provided that no Unmatured Event of Default or Event of Default shall be deemed to have occurred if such aggregate outstanding principal amount of such Indebtedness or other obligations shall at a later time exceed 20% of Company’s Consolidated Tangible Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness or other obligation was permitted to be incurred;

(h)Indebtedness under Permitted Call Spread Transactions;

(i)Indebtedness of Company or any of its Subsidiaries consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business;

(j)Intercompany Indebtedness to the extent permitted by Section 8.7; provided, however, that, other than in connection with a Permitted Transaction, in the event of any subsequent issuance or transfer of any Capital Stock which results in the holder of such Indebtedness ceasing to be a Subsidiary or any subsequent transfer of such Indebtedness (other than to Company or any of its Subsidiaries) such Indebtedness shall be required to be permitted under another clause of this Section 8.2; provided, further, however, that in the case of Intercompany Indebtedness consisting of a loan or advance to a Borrower, each such loan or advance shall be subordinated to the payment in full ~~(other than contingent indemnification obligations not then due and Obligations under any Swap Contract)~~ of all of such Borrower’s Obligations (other than any (x) contingent indemnification obligations with respect to which no claim has been made, (y) Obligations under any Swap Contract, and (z) Letters of Credit to the extent cash collateralized, or subject to a back-to-back letter of credit or other arrangement, in each case in form and substance reasonably acceptable to the Facing Agent for such Letter of Credit) on terms substantially consistent with those set forth on Exhibit 8.2(j) hereto or such other terms as the Company and the Administrative Agent shall mutually agree;

(k)Indebtedness constituting Permitted Guarantee Obligations;

(l)Indebtedness in respect of Sale and Leaseback Transactions permitted under Section 8.9;

(m)Indebtedness in respect of obligations secured by Customary Permitted Liens or supported by a Letter of Credit or a bank guarantee; or a letter of credit or bank guarantee (and reimbursement obligations in connection with such letter of credit or bank guarantee) secured by Customary Permitted Liens;

(n)Guarantee Obligations incurred by Company or any Subsidiary of obligations of any employee, officer or director of Company or any such Subsidiary in respect of loans made to such employee, officer or director in connection with such Person’s acquisition of Capital Stock, phantom stock rights, capital appreciation rights or similar equity like interests in Company or any such Subsidiary in an aggregate principal amount not to exceed $5,000,000 outstanding at any one time;

(o)Indebtedness (including any Permitted Refinancing Indebtedness of such Indebtedness) in an aggregate principal amount not to exceed at any time outstanding the Dollar Equivalent of $2,000,000,000 (less the amount of any Permitted Refinancing Indebtedness of the Senior Notes incurred by a Permitted Alternate Issuer pursuant to Section 8.2(c)) incurred by a Permitted Alternate Issuer, in the form of one or more series of publicly traded or privately placed unsecured bonds or notes; provided that (1) the covenants, defaults and similar non-economic provisions applicable to such Indebtedness are either (A), taken as a whole, not materially less favorable to the obligor thereon or to the Lenders than the provisions contained in this Agreement or (B) on customary market terms for Indebtedness of such type and so long as Company has determined in good faith that such covenants, defaults and similar non-economic provisions, taken as a whole, would not reasonably be expected to impair in any material respect the ability of the Credit Parties to perform their obligations under the Loan Documents (it being understood and agreed that Company may, at its option, deliver a certificate to the Administrative Agent certifying that the requirements of this clause (A) or (B) of clause (1) have been satisfied at least 5 Business Days prior to the incurrence of such Indebtedness, and such certification shall be conclusive evidence that such requirements have been satisfied unless the Administrative Agent provides notice to Company of its objection during such 5 Business Day period (including a reasonable description of the basis upon which it objects)) and (2) such Indebtedness is at then-prevailing market rates;

(p)Indebtedness (i) incurred as a result of a redesignation pursuant to Section 12.23; provided that after giving effect to the incurrence of the Indebtedness (and any other Indebtedness incurred since the last day of the immediately preceding Test Period) on a Pro Forma

Basis (but tested as if the applicable ratio were the ratio for the next succeeding Test Period) Company and its Subsidiaries would be in compliance with Article IX and (ii) any Permitted Refinancing Indebtedness in respect thereof;

(q)Indebtedness in respect of bank guarantees and letters of credit issued for the account of Company or any of its Subsidiaries (and reimbursement obligations in connection with the foregoing), so long as the sum of (without duplication as to the items set forth in the following clauses (i) and (ii)): (i) the aggregate undrawn face amount thereof, and (ii) any unreimbursed obligations in respect thereof, does not exceed at any time 0.50% of the Company’s Consolidated EBITDA (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1); provided that no Event of Default or Unmatured Event of Default shall be deemed to have occurred if the aggregate principal amount of Indebtedness created, incurred, assumed or existing under this clause (q) based on a percentage of Company’s Consolidated EBITDA shall at a later time exceed such percentage of Company’s Consolidated EBITDA so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness was permitted hereunder;

(r)Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, bid, payment (other than payment of Indebtedness) or similar obligations (including any bonds or letters of credit issued with respect thereto or otherwise supporting any of the foregoing, and all guaranties, reimbursement and indemnity agreements entered into in connection therewith) incurred in the ordinary course of business;

(s)Indebtedness in respect of treasury, depositary and cash management services, automated clearinghouse transfer of funds, pooling account arrangements, netting services, overdraft protections, set-off, revocation, refunds and chargebacks, and otherwise in connection with deposit accounts, commodities accounts and securities accounts;

(t)Indebtedness of Company or any of its Subsidiaries in respect of workers’ compensation claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, reclamation, statutory obligations, bankers’ acceptances and performance, appeal or surety bonds in the ordinary course of business that do not give rise to an Event of Default and obligations with respect to letters of credit supporting any of the foregoing;

(u)Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds; provided that such Indebtedness is covered by Company or any of its Subsidiaries within 10 Business Days;

(v)Indebtedness incurred by any joint venture or similar arrangement in an aggregate principal amount not to exceed at any time outstanding the greater of (i) the Dollar Equivalent of $200,000,000 and (ii) 1.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1);

(w)Indebtedness arising from agreements of Company or a Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary;

(x)Indebtedness existing on the ~~Second~~Fifth Amendment Effective Date and listed on Schedule 8.2 and any Permitted Refinancing Indebtedness in respect thereof;

(y)Indebtedness arising from financing insurance premiums in the ordinary course of business;

(z)Indebtedness arising as a result of the endorsement in the ordinary course of business of negotiable instruments in the course of collection;

(aa)Indebtedness (including any Permitted Refinancing Indebtedness of such Indebtedness) incurred by Company or any Subsidiary in addition to that referred to elsewhere in this Section 8.2 in an aggregate principal amount not to exceed in the aggregate at any time outstanding the greater of (i) the Dollar Equivalent of $600,000,000 and (ii) 3.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1); ~~and~~

(bb)Indebtedness (including any Permitted Refinancing Indebtedness of such Indebtedness) incurred by Company or any other Credit Party; provided that (1) the covenants, defaults and similar non-economic provisions applicable to such Indebtedness are either (A), taken as a whole, not materially less favorable to the obligor thereon or the Lenders than the provisions contained in this Agreement or (B) on customary market terms for Indebtedness of such type and so long as Company has determined in good faith that such covenants, defaults and similar non-economic provisions, taken as a whole, would not reasonably be expected to impair in any material respect the ability of the Credit Parties to perform their obligations under the Loan Documents and, in either case, do not contravene in any material respect the provisions of this Agreement, it being understood and agreed that Company may, at its option, deliver a certificate to the Administrative Agent certifying that the requirements of either clause (A) or (B) of this clause (1) have been satisfied at least 5 Business Days prior to the incurrence of such Indebtedness, and such certification shall be conclusive evidence that such requirements have been satisfied unless the Administrative Agent provides notice to Company of its objection during such 5 Business Day period (including a reasonable description of the basis upon which it objects), (2) if such Indebtedness is secured by junior Liens pursuant to Section 8.1(w), the scheduled maturity date of such Indebtedness shall not be earlier than, nor shall any amortization commence, prior to the date that is 91 days after the latest Term Maturity Date in effect at the time such Indebtedness is incurred and (3) immediately after giving effect to such incurrence thereof on a Pro Forma Basis, the Net Leverage Ratio shall not exceed (x) if such Indebtedness is incurred on or prior to ~~September~~June

30, ~~2022~~2025, 5.00 to 1.00 or, during any Financial Covenant Adjustment Period, ~~5.25~~5.50 to 1.00, or (y) if such Indebtedness is incurred on or after September 30, ~~2022~~2025, 4.50 to 1.00 or, during any Financial Covenant Adjustment Period, ~~4.75~~5.00 to 1.00; provided, further, that, upon the reasonable request of the Administrative Agent, to the extent such Indebtedness is unsecured, if requested by the Administrative Agent, it shall be subject to intercreditor arrangements reasonably acceptable to the Administrative Agent~~.~~; and

(cc)to the extent constituting Indebtedness, obligations arising from Tax Incentive Programs and other similar arrangements with Governmental Authorities and credit support (including, without limitation, letters of credit) provided in connection therewith.

For purposes of determining compliance with this Section 8.2, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (bb) above, Company, in its sole discretion, will be permitted to classify such item of Indebtedness on the date of its incurrence, creation or assumption, or later reclassify such item of Indebtedness, in any manner that complies with this Section 8.2, so long as such Indebtedness (or any portion thereof) is permitted to be incurred, created or assumed pursuant to such provision at the time of reclassification. Notwithstanding the foregoing, Indebtedness incurred, created or assumed (a) under the Loan Documents (including in respect of any Additional Facility, any Replacement Revolving Commitments, Replacement Revolving Loans, and any Replacement Term Loans and any other Obligations incurred, created or assumed under Sections 2.9, 2.12 and 2.13 (and any extension thereof pursuant to Section 2.14)) shall only be classified as incurred under Section 8.2(a), (b) pursuant to Schedule 8.2 of the Credit Agreement and any Permitted Refinancing Indebtedness in respect thereof shall only be classified as incurred, created or assumed under clause (x), and (c) under the Senior Notes and any Permitted Refinancing Indebtedness in respect thereof (other than the Dollar Senior Notes (~~2020~~2023), the Dollar Senior Notes (2025), the Dollar Senior Notes (2026), the Euro Senior Notes (2023), the Euro Senior Notes (2024) and the Euro Senior Notes (~~2020~~2027) or Permitted Refinancing Indebtedness in respect thereof) shall only be classified as incurred, created or assumed under Section 8.2(c) or (o).

Notwithstanding anything herein to the contrary, no Event of Default or Unmatured Event of Default shall be deemed to have occurred if the aggregate principal amount of Indebtedness created, incurred, assumed or existing under this Section 8.2 based on a percentage of Company’s Consolidated Assets shall at a later time exceed such percentage of Company’s Consolidated Assets so long as, at the time of the creation, incurrence, assumption or initial existence thereof, such Indebtedness was permitted hereunder.

Notwithstanding anything herein to the contrary, the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Section 8.2.

8.3 Fundamental Changes. Subject to the last sentence of this Section 8.3, no Borrower will, nor will it permit any of its Material Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except (w) in connection with a Permitted Transaction, (x) that any Subsidiary (other than a Receivables Subsidiary) (i) may merge into, amalgamate or consolidate with Company in a transaction in which Company is the surviving corporation, (ii) may merge into, amalgamate or consolidate with any Credit Party in a transaction in which the surviving entity is, or simultaneously with or promptly following such merger becomes, a Credit Party, (iii) that is not a Credit Party may merge into, amalgamate or consolidate with any Subsidiary that is not a Credit Party or any Person that becomes a Credit Party simultaneously with or promptly following such merger, (iv) may merge into, amalgamate or consolidate with any other Person that in accordance with the terms hereof becomes a Credit Party in connection with a Permitted Acquisition; provided that if such Subsidiary is a Material Subsidiary the surviving entity shall be a Material Subsidiary; provided, further, that if any Person acquired in a Permitted Acquisition is not a Wholly-Owned Subsidiary, it shall not be required to be a Credit Party, (v) that is a Borrower (other than Company), may merge into, amalgamate or consolidate with any other Borrower (or a Person that becomes a Borrower in connection with such transaction pursuant to Section 2.15) if (a) the aggregate amount of the Revolving Loans of the surviving Borrower will not exceed such Borrower’s Multicurrency Revolver Sublimit or USD Revolver Sublimit, as applicable (after giving effect to any amendments, modifications or supplements to such sublimit prior to or in connection with such transaction), (b) Company reasonably determines that such merger, amalgamation or consolidation would not be materially adverse to the Lenders, (c) unless such obligations are assumed by the surviving company by operation of law, the surviving company shall expressly assume all the obligations of such other Borrower under this Agreement and the other Loan Documents to which such other Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent and (d) each such Borrower is organized, in the case of U.S. Credit Parties, in any state of the United States or the District of Columbia or, in the case of any other Credit Party, in the same jurisdiction, (vi) that is a Borrower (other than Company) that has paid in full (other than contingent indemnification obligations not then due) all Loans made to it hereunder may merge into, amalgamate or consolidate with any Subsidiary of Company or liquidate or dissolve if Company determines in good faith that such merger, amalgamation, consolidation, liquidation or dissolution is in the best interests of Company and is not materially adverse to the Lenders, (vii) may liquidate or dissolve; provided that (a) such liquidation or dissolution would not reasonably be expected to have a Material Adverse Effect and (b) such Subsidiary, if it is a Borrower, shall have either paid in full (other than contingent indemnification obligations not then due) all Loans made to it hereunder or made arrangements for another Borrower or another Subsidiary that becomes a Credit Party to expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents to which such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent (and such assuming Person that becomes a Credit Party shall, if the dissolving or liquidating Person is a U.S. Credit Party, be organized in any state of the United States or the District of Columbia or, if the dissolving or liquidating Person is not a U.S. Credit Party, in the same jurisdiction as such dissolving or liquidating Person), (y) [reserved] and (z) any

Subsidiary may merge into, amalgamate or consolidate into another Person in connection with the consummation of a transaction permitted by Section 8.4. Other than in connection with one or more transactions consummated as part of a Permitted Transaction where such transaction involves a merger or consolidation between an Unrestricted Entity and any Credit Party (excluding Company or any Borrower under a Term Facility unless Company or such Borrower would survive such transaction) or any other Subsidiary, no Unrestricted Entity shall enter into any merger or consolidation into or with Company, any Credit Party or any Subsidiary except that an Unrestricted Entity may (1) merge or consolidate with Company, any Credit Party or any Subsidiary in a transaction in which the surviving entity is Company, such Credit Party or such Subsidiary, (2) merge or consolidate with a Credit Party (other than Company or any Borrower of a Term Facility) or any Subsidiary in a transaction in which such Unrestricted Entity is the surviving entity if such Unrestricted Entity ceases to be an Unrestricted Entity substantially concurrently with such merger or consolidation and, to the extent the merger or consolidation of such Unrestricted Entity is with an Other Subsidiary Borrower, (A) unless such obligations are assumed by the surviving company by operation of law, such surviving company shall expressly assume all the obligations of such Borrower under this Agreement and the other Loan Documents to which the such Borrower is a party pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (B) each Guarantor, unless it is the other party to such merger or consolidation, shall have confirmed that its Guaranty shall apply to the surviving company’s obligations under the Loan Documents or (C) such Person shall comply with the requirements of Section 7.12 substantially concurrently with such merger or consolidation (for this purpose only, without giving effect to the grace periods for delivery of a guaranty or security provided for therein). Notwithstanding anything herein to the contrary, a Permitted Aerospace JV or a joint venture may merge, amalgamate or consolidate with Company or any Subsidiary in a transaction that is a Permitted Acquisition.

8.4 Asset Sales. Company will not, nor will it permit any of its Subsidiaries to, convey, sell, lease or otherwise dispose of all or any part of their property or assets, or enter into any Sale and Leaseback Transaction, except that:

(a)Company and its Subsidiaries may sell, contribute and make other transfers of Receivables Facility Assets pursuant to the Receivables Documents under a Permitted Accounts Receivable Securitization or pursuant to a Receivables Factoring Facility or similar Receivables financing arrangement;

(b)Company and its Subsidiaries may lease, including subleases and assignments of leases and subleases, real or personal property in the ordinary course of business, including in connection with Tax Incentive Programs;

(c)Company and its Subsidiaries may sell Inventory and equipment in the ordinary course of business;

(d)(i) Company and its Subsidiaries may sell or discount, in each case without recourse (except (A) for customary representations, warranties, covenants and indemnities made in connection therewith, or (B) as is otherwise customary (as determined by Company in good faith) for similar transactions in the applicable jurisdictions)) and in the ordinary course of business, any accounts receivable arising in the ordinary course of business (x) which are overdue, or (y) which Company or Subsidiary may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with prudent business practice (and not as part of any bulk sale or financing of receivables) and (ii) Company and its Subsidiaries may sell, discount, contribute or otherwise transfer, including, without limitation, pursuant to financing arrangements (including, without limitation, pursuant to any supply chain or similar arrangements), in each case without recourse (except (A) for customary representations, warranties, covenants and indemnities made in connection therewith, or (B) as is otherwise customary (as determined by Company in good faith) for similar transactions in the applicable jurisdictions)), any Receivables arising in the ordinary course of business; provided that (x) such sale, discount, contribution or other transfer does not otherwise meet the requirements set forth in Section 8.4(a) and (y) all Receivables Facility Attributable Debt shall not exceed the amount set forth in Section 8.2(b)(i);

(e)Company or any Subsidiary may make an Asset Disposition to Company or any Subsidiary (other than a Receivables Subsidiary);

(f)Company and its Subsidiaries may enter into consignment arrangements (as consignor or as consignee) or similar arrangements for the sale of goods in the ordinary course of business;

(g)Company and its Subsidiaries may make Investments permitted pursuant to Section 8.7 and sell Investments referred to in clauses (a), (d) and (i) of Section 8.7;

(h)Company and its Subsidiaries may (y) enter into licenses or sublicenses of (or other grants of rights to use) software, patents, copyrights, trademarks and other intellectual property rights and general intangibles (i) which do not interfere, in any material respect, with the conduct of the business of Company and its Subsidiaries, taken as a whole, or (ii) between or among Company and its Subsidiaries (or between or among Company’s Subsidiaries); and (z) abandon, allow to lapse or dispose of intellectual property or other proprietary rights of such Person that, in the reasonable business judgment of such Person, is no longer economically practical to maintain or useful in any material respect in the conduct of the business of Company and its Subsidiaries, taken as a whole;

(i)Company and its Subsidiaries may enter into Sale and Leaseback Transactions permitted under Section 8.9;

(j)Company and its Subsidiaries may make Restricted Payments permitted pursuant to Section 8.5;

(k)Company and its Subsidiaries may make dispositions in the ordinary course of business of equipment and other tangible personal property that is obsolete,

uneconomical, worn-out, unmerchantable, unsaleable, replaced, retired, surplus, excess or no longer useful in Company’s and its Subsidiaries’ business;

(l)Company and its Subsidiaries may make dispositions of owned or leased vehicles in the ordinary course of business;

(m)Company and its Subsidiaries may make dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Credit Party or any of its Subsidiaries;

(n)Company and its Subsidiaries may surrender or waive contractual rights or settle, release or surrender any contract, tort or litigation claim in the ordinary course of business;

(o)Company may sell, transfer, convey or otherwise dispose of, directly or indirectly, (i) all or part of the Aerospace Business (including all or part of the Capital Stock of any Permitted Aerospace JV) in one or more transactions and (ii) all or part of any other Investment in a joint venture in one or more transactions required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; provided that each such transaction under clause (i) or (ii) (x) is for not less than fair market value (as determined by the board of directors of Company in good faith, whose determination shall be conclusive evidence thereof and shall be evidenced by a resolution of such board of directors set forth in a Responsible Officer of Company’s certificate delivered to the Administrative Agent) and (y) is consummated when no Event of Default has occurred and is continuing or would result therefrom;

(p)Company and its Subsidiaries may make other Asset Dispositions the proceeds of which (valued at the principal amount thereof in the case of non-Cash proceeds consisting of notes or other debt Securities and valued at fair market value in the case of other non-Cash proceeds) (determined at the time of disposition thereof) when aggregated with the proceeds of all other Asset Dispositions made within such Fiscal Year pursuant to this clause (p) does not exceed 15% of the Consolidated Assets of Company (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1; provided that no Event of Default or Unmatured Event of Default shall be deemed to have occurred if such aggregate amount of such proceeds shall at a later time exceed 15% of Company’s Consolidated Assets so long as, at the time of the consummation thereof, such Asset Disposition was permitted to be made); provided, however, that to the extent that the Net Sale Proceeds of any such Asset Disposition that are not required to be used to prepay the Loans pursuant to Section 4.4(c) are used to purchase assets used or useful in one or more of the businesses referred to in Section 8.11 in the time period prescribed in Section 4.4(c), and if Company or such Subsidiary has complied with the provisions of Section 7.12 with respect to any assets purchased with such reinvested proceeds, such Asset Disposition shall be disregarded for purposes of calculations pursuant to this Section 8.4(p) (and shall otherwise be deemed to be permitted under this Section 8.4(p)) to the extent of the reinvested proceeds, from and after the time of compliance with Section 7.12 with respect to the acquisition of such other property;

(q)Company may sell, transfer or otherwise dispose of (i) its Capital Stock that is held by Company as treasury stock, and (ii) Capital Stock of a Person acquired in a Permitted Acquisition or similar Investment constituting Margin Stock;

(r)Company may enter into and perform its obligations under Permitted Call Spread Transactions;

(s)Company and its Subsidiaries may make any Permitted Asset Disposition;

(t)Company and its Subsidiaries may dispose of ~~Cash~~cash and Cash Equivalents in the ordinary course of business or as otherwise permitted in this Agreement;

(u)Company and its Subsidiaries may grant Liens permitted under Section 8.1;

(v)Company and any Subsidiary may issue, sell, convey, assign, or otherwise dispose of its Capital Stock as permitted by Section 8.6;

(w)Company and its Subsidiaries may exchange any like property pursuant to Section 1031 of the Code;

(x)Company and its Subsidiaries may sell, convey, or otherwise dispose of or lease their assets in connection with each Permitted Transaction;

(y)Company and its Subsidiaries may make dispositions of assets to the extent that (i) such assets are exchanged for credit against the purchase price of similar replacement assets or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement assets;

(z)Company and its Subsidiaries may sell, convey, or otherwise dispose of any Capital Stock of an Unrestricted Entity;

(aa)~~Company and its Subsidiaries may sell, convey, or otherwise dispose of or lease their assets in connection with the Specified Chinese Sale~~[reserved]; and

(bb)Company and its Subsidiaries may make Asset Dispositions to the extent not otherwise provided for above so long as the Net Sale Proceeds of such Asset Dispositions do not exceed during the term of this Agreement the greater of (x) $~~750,000,000~~800,000,000 and (y) 4.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1); provided that no Event of Default or Unmatured Event of Default shall be deemed to have occurred if such aggregate amount of such proceeds shall at a later time exceed 4.0% of Company’s Consolidated Assets so long as, at the time of the consummation thereof, such Asset Disposition was permitted to be made.

In the event the Required Lenders waive the provisions of this Section 8.4 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 8.4, such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Liens created by the Security Documents shall automatically be deemed released and the Administrative Agent shall be authorized to, and shall, take any appropriate actions in order to effect the foregoing.

8.5 Dividends or Other Distributions. Company will not, nor will it permit any of its Subsidiaries to, either: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (“Dividend”) or to the direct or indirect holders of its Capital Stock (except (A) dividends or distributions payable solely in Qualified Capital Stock or in options, warrants or other rights to purchase Qualified Capital Stock and (B) dividends, distributions or redemptions payable to (1) Company or a Wholly-Owned Subsidiary of Company and (2) any other Subsidiary of Company in compliance with applicable corporation law; provided that the amount of such dividends or distributions under this clause (2) which are paid or made to any Person other than an Unrestricted Entity shall be included for purposes of calculating compliance with clause (b) below, and shall be permitted only to the extent they are permitted under clause (b) below) or (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of Company other than in exchange for, or out of proceeds of, the substantially concurrent issuance (other than to an Affiliate of Company) of other Capital Stock of Company or as permitted in (i)(A) above or (iii) purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final or stated maturity, any Indebtedness that is either subordinate or junior in right of payment to the Obligations (other than with the net cash proceeds from, or in exchange for, an incurrence of Permitted Refinancing Indebtedness and other than Intercompany Indebtedness subordinated as a result of Section 8.2(j)) and it being understood that Indebtedness shall not be deemed subordinate or junior in right of payment on account of being unsecured or being secured with greater or lower priority or (iv) make any Restricted Investment (any of the foregoing being hereinafter referred to as a “Restricted Payment”); provided, however, that:

(a)Company or a Subsidiary may make distributions to the extent necessary to enable Company or a Subsidiary of Company to pay their (i) general administrative costs and expenses, (ii) Taxes as they legally become due and (iii) to the extent such distributions are made to a Credit Party or among non-Credit Parties, any obligation under a Tax Sharing Agreement;

(b)so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom and Company is in pro forma compliance with the financial covenant set forth in Article IX on a Pro Forma Basis for the period of four Fiscal Quarters ending with the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1 both immediately before and immediately after giving effect to such Restricted Payments, Company or any Subsidiary of Company may make any Restricted Payment which would not result in a violation of the Senior Note (~~2022) Indenture, the Senior Note (~~2023) Indenture, or any document governing any Permitted Refinancing Indebtedness in respect thereof;

(c)Company or any Subsidiary may make payments permitted by Section 8.8(b) to the extent such payments constitute Dividends;

(d)Company or any Subsidiary may repurchase Capital Stock issued to current or former employees, officers, directors or managers upon death, disability or termination of employment of such person or pursuant to the terms of any subscription, stockholder or other agreement or plan approved by Company’s or such Subsidiary's board of directors (or any committee thereof);

(e)Company and any Subsidiary may repurchase Capital Stock (including Qualified Capital Stock) upon the exercise of stock options, warrants or other convertible or exchangeable securities if such Capital Stock or Qualified Capital Stock represents a portion of the exercise, conversion or exchange price thereof;

(f)Company or any Subsidiary may make repurchases of Capital Stock by Company or any Subsidiary deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to a current or former director, officer, employee, manager or director of such Person, or consultant or advisor or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) to pay for the Taxes payable by such Person upon such grant or award (or upon the vesting thereof);

(g)Company or any Subsidiary may (i) pay cash in lieu of fractional Capital Stock in connection with any Dividend and (ii) honor any conversion request by a holder of convertible Indebtedness or convertible Qualified Capital Stock and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness or convertible Qualified Capital Stock in accordance with its terms;

(h)so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom Company and its Subsidiaries may make Restricted Payments in connection with a Permitted Transaction;

(i)so long as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, Company and its Subsidiaries may declare and pay dividends to holders of any class or series of Disqualified Capital Stock issued pursuant to Section 8.2; provided that such dividends shall not violate clause (iii) of the definition of “Disqualified Capital Stock”; and

(j)Company and its Subsidiaries may make Restricted Payments made in exchange for, or in an amount equal to the net cash proceeds of, the substantially concurrent sale (other than to Company or any of its Subsidiaries) of, Capital Stock of Company (other than Disqualified Capital Stock).

Notwithstanding the foregoing, (i) Company may pay Dividends within 60 days after the date of declaration thereof if at such date of declaration such Dividend would have complied with this Section 8.5, (ii) any Wholly-Owned Subsidiary may purchase, redeem or otherwise acquire or exchange its Capital Stock for the Capital Stock of another Wholly-Owned Subsidiary, (iii) Company may issue Capital Stock or rights to purchase Capital Stock, in each case contemplated by the Shareholder Rights Agreements as in effect from time to time and (iv) Company may enter into and perform its obligations under Permitted Call Spread Transactions.

8.6 Issuance of Stock.

(a)Other than as permitted to be incurred under Section 8.2(d), Company will not issue any Capital Stock, except for such issuances of Capital Stock of Company consisting of Common Stock, Capital Stock contemplated by Shareholder Rights Agreements, subscription agreements or plans, stock option plans or other benefit plans or agreements, in each case in effect from time to time, and Qualified Capital Stock. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, and without limiting the foregoing, no provision of this Section 8.6 nor any provision of Sections 8.2, 8.5, 8.7 or 8.14 will be deemed to restrict (i) the issuance by Company of convertible debt securities on customary market terms and conditions, (ii) entry into by Company and performance of its obligations under Permitted Call Spread Transactions in connection with such issuance, and (iii) entry into by Company and issuances of Capital Stock by Company under Shareholder Rights Agreements, subscription agreements or plans, stock option plans and other benefit plans or agreements.

(b)Company will not, nor will permit any of its Subsidiaries to, issue, sell, assign, or dispose of any shares of Capital Stock of any Material Subsidiary of Company, except (i) to Company, (ii) to another Wholly-Owned Subsidiary of Company, (iii) to qualify directors if required by any Requirement of Law, (iv) assignments pursuant to the Loan Documents, (v) pursuant to employee stock ownership or employee benefit plans in effect on the ~~Second~~Fifth Amendment Effective Date (or new or replacement plans entered into thereafter to the extent the terms thereof, taken as a whole, are either on customary market terms (as determined by the Company in its reasonable discretion) or are otherwise not materially less favorable, taken as a whole, to the Lenders than the terms of any such plans in effect on the ~~Second~~Fifth Amendment Effective Date), (vi) in connection with a Permitted Transaction, or (vii) so long as (x) after giving effect to such issuance, sale, assignment or disposal, Company shall be in compliance with the financial covenant set forth in Article IX (calculated on a Pro Forma Basis) as of the end of the most recent Test Period, and (y) if an Other Subsidiary Borrower ceases to be a Wholly-Owned Subsidiary in connection with such issuance, sale, assignment or disposal, Company shall cause such Other Subsidiary Borrower to cease to be a Borrower hereunder in accordance with Section

2.15(b) on or prior to the date that such transaction is consummated. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, and without limiting the foregoing, Company and its Subsidiaries shall be permitted to issue, sell, assign, convey or otherwise dispose of all or part of the Capital Stock of any Permitted Aerospace JV or any other joint venture that is a Material Subsidiary, in each case so long as any one of the requirements set forth in clauses (i) through (vii) above are satisfied.

8.7 Loans, Investment and Acquisitions. Company will not, nor will it, permit any of its Subsidiaries to, make any Investments except:

(a)Company and its Subsidiaries may acquire and hold ~~Cash~~cash and Cash Equivalents;

(b)Investments existing on the ~~Second~~Fifth Amendment Effective Date identified on Schedule 8.7, Investments made pursuant to legally binding written commitments in existence on the ~~Second~~Fifth Amendment Effective Date and described in Schedule 8.7 and any Investment that extends, replaces, refinances or refunds any such Investment; provided that such extending, replacing, refinancing or refunding Investment is in an amount that does not exceed the amount extended, replaced, refinanced or refunded (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities), and is made in the same Person as the Investment extended, replaced, refinanced or refunded;

(c)Investments required pursuant to the terms of any Permitted Accounts Receivable Securitization or any Receivables Factoring Facility;

(d)Investments (including debt obligations) in trade receivables or received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement (including settlements of litigation) of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(e)Company and its Subsidiaries may enter into (i) Swap Contracts in compliance with Section 8.2(e) and (ii) Permitted Call Spread Transactions in compliance with Section 8.2(h);

(f)pledges or deposits made in the ordinary course of business (including cash collateral and other credit support to secure obligations under letters of credit permitted under Section 8.2);

(g)Investments (i) by Company or any Subsidiary in Company or a Person that is a Subsidiary prior to such Investments; provided that if applicable, the requirements of Section 7.12 are satisfied, (ii) by any Subsidiary (other than a Credit Party) in any Credit Party, and (iii) held by a Person at the time that such Person becomes a Subsidiary;

(h)Company or any Subsidiary may make Permitted Acquisitions;

(i)Company or any Subsidiary may acquire and hold debt securities and other non-cash consideration as consideration for an asset disposition permitted pursuant to Section 8.4;

(j)Company or any Subsidiary may make Restricted Investments permitted by Section 8.5; provided that any Restricted Investment that is an Acquisition complies with clauses (a) through (d) of the definition of “Permitted Acquisition”;

(k)Investments, in addition to those Investments identified on Schedule 8.7, in any Unrestricted Entity; provided, however, that the amount of such additional Investments, together with the aggregate Dollar Equivalent amount of Guarantee Obligations of Company and its Subsidiaries (other than any Permitted Guarantee Obligations) with respect to (A) Swap Contracts to which an Unrestricted Entity is party and (B) Indebtedness and other obligations of one or more Unrestricted Entities (such amount to equal the Dollar Equivalent of the aggregate maximum principal amount of the Indebtedness subject to such Guarantee Obligations), made after the ~~Second~~Fifth Amendment Effective Date, shall not exceed in the aggregate at any time outstanding the greater of (x) the Dollar Equivalent of $~~300,000,000~~400,000,000 and (y) 2.0% of the Company’s Consolidated Assets (measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1);

(l)extensions of trade credit, accounts receivable and prepaid expenses in the ordinary course of business;

(m)[reserved];

(n)Investments by Company and any of its Subsidiaries to Company and any of its Subsidiaries, so long as such Investment (or ~~Cash~~cash or other assets of equivalent value thereof) is returned or otherwise delivered to such Person within 5 Business Days of the making of such Investment;

(o)Investments received in connection with an Asset Disposition permitted by Section 8.4;

(p)other Investments (other than in Unrestricted Entities) in the aggregate at any time outstanding not in excess of 12.5% of the Consolidated Assets of Company and its Subsidiaries at such time measured as of the most recently completed Fiscal Quarter of Company for which financial statements have been delivered to the Administrative Agent pursuant to Section 7.1; provided, that any such Investment that is an Acquisition complies with clauses (a) through (d) of the definition of “Permitted Acquisition”;

(q)Investments and Acquisitions in connection with each Permitted Transaction;

(r)Company or any Subsidiary may endorse negotiable instruments held for collection in the ordinary course of business;

(s)Investments consisting of Permitted Guarantee Obligations and guarantees by Company or any Subsidiary of leases, subleases, licenses, sublicenses, or other obligations that do not constitute Indebtedness;

(t)Company or any Subsidiary may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to their respective directors, employees and officers (or equivalent thereof) (other than any loans or advances to any  director or officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed in the aggregate at any time outstanding $50,000,000;

(u)Investments in respect of, including, by way of any contributions to or guaranty of, any employee benefit, equity incentive, pension or retirement plan, including any Plan, Foreign Pension Plan or Multiemployer Plan;

(v)Investments made solely in exchange for the issuance of Capital Stock (other than Disqualified Capital Stock) of Company; and

(w)Investments in any Subsidiary or any joint venture in connection with intercompany cash management arrangements, pooling agreements or related activities arising in the ordinary course of business.

Notwithstanding anything herein to the contrary, no Event of Default or Unmatured Event of Default shall be deemed to have occurred if the amount of any Investment under this Section 8.2 in reliance on a percentage of Company’s Consolidated Assets shall at a later time exceed such percentage of Company’s Consolidated Assets so long as, at the time of such Investment, such Investment was permitted hereunder.

8.8 Transactions with Affiliates. Company will not, nor will permit any of its Subsidiaries to, conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Company (other than a Credit Party) unless the terms of such business, transaction or series of transactions are as favorable to Company or such Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm’s-length dealings with an unrelated third Person or, if such transaction is not one which by its nature could be obtained from such Person, is on fair and reasonable terms; provided that the following shall be permitted: (a) (i) any agreements in existence on the ~~Second~~Fifth Amendment Effective Date and disclosed in the Form 10-K or otherwise set forth on Schedule 8.8 hereto (as such agreements may be amended, modified, restated, renewed, supplemented, refunded, replaced, refinanced or otherwise continued in effect, in all cases, on terms not materially less favorable to

Company or such Subsidiary, taken as a whole, than on the ~~Second~~Fifth Amendment Effective Date) and (ii) following the consummation of a Permitted Acquisition, any agreements of the acquired Person in effect on the closing date of such acquisition; (b) (i) the payment of customary fees, expenses and compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) to current or former officers, managers, employees, consultants, advisors and members of the board of directors or comparable governing body of such Person and (ii) customary indemnities provided on behalf of current or former officers, directors, managers, employees, advisors or consultants of Company, any of its direct or indirect parent companies or any of its Subsidiaries; (c) transactions expressly permitted by Section 8.3 or Section 8.5; (d) transactions expressly permitted by Section 8.4, 8.6 or 8.7 among Company and its Subsidiaries or among Subsidiaries; (e) transactions pursuant to the Tax Sharing Agreements; (f) transactions pursuant to any Permitted Accounts Receivable Securitization and Receivables Factoring Facility; (g) transactions pursuant to any Permitted Transaction; (h) the existence of, and the performance by Company and its Subsidiaries of their respective obligations under the terms of, any limited liability company, limited partnership, or other Organizational Document, joint venture agreement or security holders agreement (including any registration rights agreement or purchase agreement related thereto), or agreements similar to any of the foregoing, to which it is a party on the ~~Second~~Fifth Amendment Effective Date (or, if later, the date such Subsidiary is formed or acquired so long as not entered into in contemplation of such acquisition other than pursuant to customary terms in an acquisition agreement pursuant to which such Subsidiary was acquired), and similar agreements that it may enter into thereafter to the extent not prohibited by this Agreement (and not entered into in contemplation of entering into this Agreement), or contractual obligations not materially more restrictive to Company or its Subsidiaries, taken as a whole, than any of the foregoing in any material respect; and (i) use of corporate aircraft or other vehicles for personal use.

8.9 Sale-Leasebacks. Company will not, nor will permit any of its Subsidiaries to, lease any property as lessee in connection with a Sale and Leaseback Transaction entered into after the ~~Second~~Fifth Amendment Effective Date ~~unless such Sale and Leaseback Transaction is consummated within 180 days after the date that such Person acquires the property subject to such transaction and~~ if, at the time of such entering into such Sale and Leaseback Transaction and after giving effect thereto, the aggregate Dollar Equivalent amount of Attributable Debt for such Sale and Leaseback Transaction and for all Sale and Leaseback Transactions so entered into by Company and its Subsidiaries, together with the Dollar Equivalent of Indebtedness then outstanding pursuant to Sections 8.2(f) and (g) does not exceed 20% of Company’s Consolidated Tangible Assets.

8.10 [Reserved].

8.11 Lines of Business. Company will not, nor will it permit any of its Subsidiaries to, enter into or acquire any line of business which is not a Similar Business.

8.12 Fiscal Year. Except as provided in Section 7.13, Company will not change its Fiscal Year.

8.13 Limitation on Voluntary Payments and Modifications of Subordinated Indebtedness; Modifications of Organizational Documents. Company will not, nor will it permit any of its Subsidiaries to:

(a)make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Indebtedness (other than Intercompany Indebtedness subordinated as a result of Section 8.2(j)) that is either subordinate or junior in right of payment to the Obligations (it being understood that Indebtedness shall not be deemed subordinate or junior in right of payment on account of being unsecured or being secured with greater or lower priority), other than any voluntary or optional payment or prepayment on or redemption or acquisition for value in exchange for, or out of proceeds of, the substantially concurrent issuance (other than to an Affiliate of Company) of Capital Stock of Company, and other than pursuant to the issuance of Permitted Refinancing Indebtedness or as otherwise permitted by Section 8.5;

(b)amend, terminate or modify, or permit the amendment, termination or modification of, any provision of any documents governing Indebtedness described in clause (a) above in a manner which, taken as a whole, is materially adverse to the interests of the Lenders; or

(c)amend, modify or change its Organizational Documents (including, without limitation, by filing or modification of any certificate of designation) or any agreement entered into by it, with respect to its Capital Stock, or enter into any new agreement with respect to its Capital Stock in any manner which, taken as a whole, is materially adverse to the interests of the Lenders; provided that any amendments, modifications or changes reasonably acceptable to the Administrative Agent in connection with any Permitted Transaction shall be deemed not to be materially adverse to the interests of the Lenders. For purposes of clarification, the issuance of Capital Stock that is otherwise permitted under this Agreement shall not be deemed to be materially adverse to the interests of the Lenders.

8.14 Limitation on Certain Restrictions on Subsidiaries. No Borrower will, nor will permit any of its Material Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Borrower or any Material Subsidiary of Company to (i) pay dividends or make any other distributions on its Capital Stock to Company or any of its Material Subsidiaries or pay any Indebtedness or other Obligation owed to Company or any of its Material Subsidiaries, (ii) make any loans or advances to Company or any of its Material Subsidiaries, or (iii) transfer any of its property to Company or any of its Material Subsidiaries, except:

(a)any encumbrance or restriction pursuant to the Loan Documents, any documents in connection with the Senior Notes, any Permitted Accounts Receivable Securitization, any Receivables Factoring Facility, any agreement in connection with or evidencing Indebtedness permitted pursuant to Sections 8.2(d), (g), (i), (j), (k) (to the extent related to Indebtedness incurred under Sections 8.2(d), (g), (i), (j), (m), (o), (q), (v), (aa) or (bb)), (m), (o), (q), (v), (aa) or (bb) (provided that, in the case of encumbrances or restrictions in documents in connection with or evidencing Indebtedness permitted under Sections 8.2(d), (k) (to the extent related to Indebtedness incurred under Sections 8.2(d), (o), (v), (aa) or (bb)), (o), (v), (aa) or (bb), and any documents in connection with or evidencing Permitted Refinancing Indebtedness with respect to any Senior Notes or any of the Sections referred to in the proviso set forth in this parenthetical (except as is otherwise permitted under this Section 8.14, or except with respect to (i) Permitted Accounts Receivable Securitizations, (ii) Receivables Factoring Facilities, or (iii) Capital Leases) such encumbrances or restrictions, taken as a whole, are either (A) not materially less favorable to Company than those set forth in the Loan Documents or (B) on customary market terms for Indebtedness of such type and so long as Company has determined in good faith that such encumbrances or restrictions, taken as a whole, would not reasonably be expected to impair in any material respect the ability of the Credit Parties to perform their obligations under the Loan Documents, it being understood and agreed that Company may, at its option, deliver a certificate to the Administrative Agent certifying that the requirements of clause (A) or (B) of this parenthetical have been satisfied, and such certification shall be conclusive evidence that such requirements have been satisfied), any agreement evidencing Indebtedness of any Subsidiary acquired pursuant to a Permitted Acquisition to the extent such restrictions are set forth in the documents governing any Indebtedness assumed in connection with such Permitted Acquisition so long as such restrictions are not applicable to any Subsidiary of Company other than the Subsidiary (and any of its Subsidiaries) being acquired and such restrictions were not created or imposed in connection with or in contemplation of such Permitted Acquisition or any agreement in effect at or entered into on the ~~Second~~Fifth Amendment Effective Date and reflected on Schedule 8.14(a) hereto;

(b)any encumbrance or restriction with respect to a Subsidiary of Company pursuant to an agreement relating to any Indebtedness issued by such Subsidiary, or agreements relating to the Capital Stock or governance provisions of such Subsidiary (to the extent, and for so long as, such agreements relating to such Capital Stock or governance provisions are unable to be amended, replaced or otherwise modified to remove such encumbrances or restrictions), in each case, issued (with respect to Indebtedness) or existing (with respect to agreements regarding Capital Stock or governance provisions) on or prior to the date on which such Subsidiary became a Subsidiary of Company or was acquired by Company (other than Indebtedness or agreements relating to Capital Stock or governance issued or entered into, as applicable, as consideration in, or to provide all or any portion of the funds or other consideration utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by Company) and outstanding on such date;

(c)any such encumbrance or restriction consisting of customary provisions (i) contained in any license or other contract governing intellectual property rights of Company or any of its Subsidiaries restricting or conditioning the sublicensing or assignment thereof, (ii) restricting subletting, assignment or other transfers of any leases, licenses, joint venture agreements and other agreements or any equity interests in any joint ventures, (iii) contained in leases, joint venture agreements, shareholder or similar agreements, asset sale agreements, stock sale agreements, merger agreements, purchase agreements, cooperation agreements, and other similar agreements, (iv) contained in any agreement relating to the sale, transfer or other disposition or any agreement to transfer or option or right with respect to a Subsidiary or any property or assets pending such sale or other disposition; provided that such encumbrances or restrictions apply only to (x) such Subsidiary and any of its Subsidiaries, (y) such property or assets, or (z) the property or assets of any such Subsidiary, or (v) containing restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(d)any encumbrance or restriction existing solely as a result of a Requirement of Law, including under contracts with foreign governments or agencies thereof or otherwise in connection with minority shareholder (or equivalent) requirements;

(e)in the case of Section 8.14(iii), Permitted Liens or other restrictions contained in security agreements or Capitalized Leases securing or otherwise related to Indebtedness permitted hereby to the extent such restrictions restrict the transfer of the property and Persons subject to such Permitted Lien, security agreements or Capitalized Lease and other agreements evidencing Indebtedness permitted by Section 8.2(f) that impose restrictions on the property so acquired or the subject thereof (and/or the Person that owns such property and its Subsidiaries);

(f)encumbrances or other restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the agreements, contracts, instruments or obligations referred to in clauses (a) through (e), and clause (g) hereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances and other restrictions than those prior to such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings;

(g)in the case of Section 8.14(iii), encumbrances or restrictions on cash, Cash Equivalents or other deposits, and any deposit accounts, securities accounts or commodities accounts, constituting Permitted Liens incurred or entered into in the ordinary course of business or in connection with a Subject Transaction, to the extent such encumbrances or restrictions restrict the Persons and the transfer of the property subject to such Permitted Lien; and

(h)restrictions in agreements or instruments which prohibit the payment or making of dividends or other distributions other than on a pro rata basis.

8.15 COMI Undertaking. Other than in connection with a Permitted Transaction, no Credit Party that is subject to the European Insolvency Regulation shall, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed), knowingly take any action intended to cause its centre of main interests (as that term is used in Article 3(1) of the European Insolvency Regulation to be situated outside of its jurisdiction of incorporation.

ARTICLE IX

FINANCIAL COVENANT

Company hereby agrees that, so long as any Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other Obligation (other than any (x) contingent indemnification obligations ~~not then due and~~with respect to which no claim has been made, (y) Obligations under any Swap Contract, and (z) Letters of Credit to the extent cash collateralized, or subject to a back-to-back letter of credit or other arrangement, in each case in form and substance reasonably acceptable to the Facing Agent for such Letter of Credit) is owing to any Lender or the Administrative Agent hereunder, Company shall not permit the Net Leverage Ratio for (a) any Test Period ending on or prior to ~~September~~June 30, ~~2022~~2025 to be greater than 5.00 to 1.00 (or, if such Test Period ends during a Financial Covenant Adjustment Period, 5.50 to 1.00) or (b) any Test Period ending on or after ~~December 31, 2022~~September 30, 2025 to be greater than 4.50 to 1.00 (or, if such Test Period ends during a Financial Covenant Adjustment Period, 5.00 to 1.00).

ARTICLE X

EVENTS OF DEFAULT

10.1 Events of Default. Any of the following events, acts, occurrences or state of facts shall constitute an “Event of Default” for purposes of this Agreement:

(a)Failure to Make Payments When Due. Any Borrower (i) shall default in the payment of principal on any of the Loans or any reimbursement obligation with respect to any Letter of Credit; or (ii) shall default in the payment of interest on any of the Loans or default in the payment of any fee or any other Obligation when due and such default in payment shall continue for 5 Business Days; or

(b)Representations and Warranties. Any representation or warranty made by any Credit Party to the Administrative Agent or any Lender contained in any Loan Document delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall have been incorrect in any material respect on the date as of when made or deemed made, or

(c)Covenants. Any Credit Party shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article VIII or Article IX hereof or Section 7.3(a) (in each case, as to which no grace period shall apply) or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied or unwaived for a period of 30 days after written notice to Company by the Administrative Agent or any Lender; or

(d)Default Under Other Loan Documents. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this Section 10.1) and such default shall continue unremedied or unwaived for a period of 30 days after written notice thereof has been given to Company by the Administrative Agent; or

(e)Voluntary Insolvency, Etc. Company or any of its Material Subsidiaries, shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or (other than in the case of a merger, consolidation, liquidation, dissolution or other transaction permitted under Section 8.3) shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law in any jurisdiction or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian, court appointed monitor, administrator, administrative receiver, liquidator or other similar official for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding in any jurisdiction, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian, court appointed monitor, administrator, administrative receiver, liquidator or other similar official for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts, or shall take any corporate action authorizing any of the foregoing; or

(f)Involuntary Insolvency, Etc. Involuntary proceedings or an involuntary petition shall be commenced or filed against Company or any of its Material Subsidiaries under any bankruptcy, insolvency or similar law in any jurisdiction (including any Luxembourg Insolvency Proceeding) or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian, court appointed monitor, administrator, administrative receiver, liquidator or other similar official for it or of a substantial part of its property, assets or business, or to effect a plan or other arrangement with its creditors or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

(g)Default Under Other Agreements. (i) Any Credit Party shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents or Intercompany Indebtedness) in a principal amount in excess of the Dollar Equivalent of $250,000,000 in the aggregate beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) a default shall occur in the performance or observance of any agreement or condition to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (after the expiration of any grace period but determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem the full amount of such Indebtedness to be made, prior to its stated maturity; provided that clause (g)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; provided, further, that notwithstanding any provision of this subsection (g) to the contrary, to the extent that the terms of any such agreement or instrument governing the sale, pledge or disposal of Margin Stock or utilization of the proceeds of such Indebtedness in connection therewith would result in such acceleration or in an Event of Default or an Unmatured Event of Default under this Agreement, and would cause this Agreement or any Loan to be subject to the margin requirements or any other restriction under Regulation U, then such acceleration shall not constitute an Event of Default or Unmatured Event of Default under this subsection (g); or

(h)Judgments. ~~One~~The Credit Parties shall fail to pay or cause to be paid, following the date that is 60 days after the entry thereof, one or more judgments or decrees ~~shall be entered~~ against a Credit Party involving, individually or in the aggregate, a liability (to the extent not paid or covered by insurance) of the Dollar Equivalent of $250,000,000 or more ~~and shall~~, that has not ~~have~~ been vacated, discharged, satisfied, stayed or bonded pending appeal ~~within~~prior to or during such 60 ~~days from the entry thereof~~day period; or

(i)Security Documents. Other than as a result of any release of Collateral or termination of any Security Document in accordance with the provisions of Sections 12.10 or 12.19, or the terms of such Security Document, at any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest under the laws of the United States or any state thereof or the District of Columbia (to the extent required hereby or thereby) in, and Lien on, any material portion of the Collateral), in favor of the Collateral Agent for the benefit of the Secured Creditors superior to and prior to the rights of all third Persons and subject to no other Liens (except, in each case, to the extent expressly permitted herein or therein), in each case for any reason other than the failure of the Collateral Agent to take any action required to establish or maintain perfection, which is within its control and is customarily performed by the Collateral Agent; or

(j)Guaranties. Other than as a result of any release of the Guaranty in accordance with the provisions of Section 12.19, or the terms of such Guaranty, the Guaranty shall (other than as a result of the actions taken by the Administrative Agent or the Lenders to release such Guaranty) cease to be in full force and effect in accordance with its terms, or, except as otherwise permitted under this Agreement, any Guarantor required to be a Guarantor thereunder shall deny or disaffirm such Guarantor’s obligations under the Guaranty; or

(k)ERISA. Either (i) any Termination Event shall have occurred, (ii) a trustee shall be appointed by a United States District Court to administer any Plan or Multiemployer Plan, (iii) the PBGC institutes proceedings to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (iv) a Credit Party shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan or (v) a failure to satisfy the minimum funding standard under Code Section 412 has occurred with respect to any Plan; if as of the date thereof or any subsequent date, the sum of the Credit Parties’ various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan, or to any Multiemployer Plan under Section 4201 et seq. of ERISA) as a result of such events listed in subclauses (i) through (v) would reasonably be expected to have a Material Adverse Effect; or

(l)Change of Control. A Change of Control shall occur; or

(m)Dissolution. Any order, judgment or decree shall be entered against Company or any Material Subsidiary decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of 60 days; or Company or any Material Subsidiary shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

If any of the foregoing Events of Default shall have occurred and be continuing, the Administrative Agent, at the written direction of the Required Lenders, shall take one or more of the following actions: (i) by written notice to Borrowers declare the Total Commitments to be terminated whereupon the Total Commitments shall forthwith terminate, (ii) by written notice to Borrowers declare all sums then owing by Borrowers hereunder and under the Loan Documents to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrowers or (iii) direct Borrowers to pay (and each Borrower agrees that upon receipt of such notice, or immediately and automatically upon the occurrence and during the continuance of any Event of Default specified in Section 10.1(e) or Section 10.1(f) with respect to such Borrower it will pay) to the Administrative Agent at the Notice Address such additional amount of cash or other credit support, to be held as security by the Administrative Agent for the benefit of the Secured Creditors, as is equal to the sum of (a) the aggregate Stated Amount of all Letters of Credit issued for the account of Company and its Subsidiaries and then outstanding and (b) the aggregate amount of all Unpaid Drawings; provided that at such time as (y) no Event of Default shall be continuing or (z) this Agreement shall have terminated in accordance with

Section 12.17, the balance, if any, of the amount held pursuant to this clause (iii) shall be promptly returned to the applicable Borrowers and (iv) enforce, or cause the Collateral Agent to enforce, the Guaranty and all of the Liens and security interests created pursuant to the Security Documents in accordance with their terms. In cases of any occurrence of any Event of Default described in Section 10.1(e) or Section 10.1(f) with respect to any Borrower that is a U.S. Credit Party or that is otherwise subject to any proceedings under the Bankruptcy Code, in each case solely to the extent such Borrower is a Borrower under any Term Facility and/or has a Multicurrency Revolver Sublimit or USD Revolver Sublimit equal to or greater than $1,000,000,000, (1) the Revolving Loans, together with accrued and unpaid interest thereon and all of the other Obligations in respect of the Revolving Facilities, shall become immediately and automatically due and payable forthwith and the Revolving Commitments immediately and automatically terminated and (2) the Term Loans, together with accrued and unpaid interest thereon and all of the other Obligations in respect of the Term Facilities, shall become immediately and automatically due and payable forthwith, in each case without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Borrower, any provision of this Agreement or any other Loan Document to the contrary notwithstanding, and other amounts payable by each Borrower hereunder shall also become immediately and automatically due and payable all without notice of any kind.

Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, for each Permitted Acquisition, during the period commencing on the closing date of such Permitted Acquisition and ending on the date falling 120 days after the closing date of such Permitted Acquisition (the last day of such period applicable to such Permitted Acquisition, the “Clean-up Date”), notwithstanding any other provision of any Loan Document, any breach of covenants, misrepresentation or other default which arises with respect to the Persons that become Subsidiaries in connection with such Permitted Acquisition will be deemed not to be a breach of representation or warranty, a breach of covenant, an Unmatured Event of Default or an Event of Default, as the case may be, if:

(i)it is capable of remedy and reasonable steps are being taken to remedy it;

(ii)the circumstances giving rise to it have not knowingly been procured by or approved by Company; and

(iii)it is not reasonably likely to have a Material Adverse Effect on Company and its Subsidiaries, on a consolidated basis.

If the relevant circumstances are continuing on or after the Clean-up Date applicable to such Permitted Acquisition, there shall be a breach of representation or warranty, breach of covenant or Event of Default, as the case may be, notwithstanding the above.

Notwithstanding anything to the contrary contained in this Agreement (including, without limitation, Article IV hereof), all payments (including the proceeds of any Asset Disposition or other sale of, or other realization upon, all or any part of the Collateral) received after acceleration of the Obligations shall be applied: first, to all fees, costs and expenses incurred by or owing to the Administrative Agent, any Facing Agent and any Lender with respect to this Agreement, the other Loan Documents or the Collateral; second, to accrued and unpaid interest on the Obligations (including any interest which but for the provisions of the Bankruptcy Code, would have accrued on such amounts); and third, to the principal amount of the Obligations (including, without limitation, Obligations of Company and its Subsidiaries under Swap Contracts entered into with a Person that is a Lender or an Affiliate of a Lender) outstanding and to Cash Collateralize outstanding Letters of Credit (pro rata among all such Obligations based upon the principal amount thereof or the outstanding face amount of such Letters of Credit, as applicable, and with respect to amounts applied to Term Loans, pro rata among all remaining Scheduled Term Repayments thereof). Any balance remaining shall be delivered to Company or to whomever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct.

Anything in this Section 10.1 to the contrary notwithstanding, the Administrative Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans by written instrument filed with Borrowers; provided that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and (B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provision of Section 12.1 hereof.

10.2 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

ARTICLE XI

ADMINISTRATIVE AGENT

In this Article XI, the Lenders agree among themselves as follows:

11.1 Appointment. ~~(a)~~i)The Lenders hereby appoint Deutsche Bank AG New York Branch as the Administrative Agent (for purposes of this Agreement, the term “Administrative Agent” shall include Deutsche Bank AG New York Branch (or any successor Administrative Agent) in its capacity as the Collateral Agent pursuant to the Security Documents) and as the Collateral Agent (and for purposes of this Agreement, the term “Collateral Agent” shall include Deutsche Bank AG New York Branch in its capacity as the UK Security Trustee under the laws of England and Wales and as agent or trustee in relation to any Security Documents under the laws of any other jurisdiction other than those of any State of the United States) for the Secured Creditors under all applicable Security Documents and the Guaranty (the Administrative Agent is sometimes referred to in this Article XI as “Agent”) to act as herein specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize Agents to take such action on its behalf under the provisions hereof, the other Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to the Administrative Agent or the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Except as expressly set forth in the Loan Documents, Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to Company or any of its Subsidiaries that is communicated to or obtained by the financial institution serving in such capacity or any of its Affiliates in any capacity. Agent may perform any of their respective duties hereunder and under the other Loan Documents, by or through their officers, directors, agents, employees or affiliates.

11.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrowers in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the credit worthiness of each Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to Article X.

11.3 Exculpation, Rights Etc. Neither Agent nor any of its respective officers, directors, agents employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency of any of the Loan Documents or any other document or the financial condition of any Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents, Agent is permitted or required to take or to grant, and if such instructions are requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders or all Lenders, as applicable. Further, Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by Section 12.1, all of the Lenders.

11.4 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution notice, statement, certificate, order or other document or any telephone, telex, teletype, facsimile or electronic mail message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any of the other Loan Documents and their duties hereunder or thereunder, upon advice of counsel selected by Agent, independent accountants or other experts selected by Agent and shall not incur any liability for relying thereon.

11.5 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers as required herein, the Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent, acting pursuant hereto in such capacity in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender’s Aggregate Pro Rata Share of the Total Commitment and the aggregate principal amount of all Term Loans outstanding hereunder; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction. The obligations of the Lenders under this Section 11.5 shall survive the payment in full of the Notes and the termination of this Agreement.

For purposes hereof, “Aggregate Pro Rata Share” means, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such desired aggregate or total amount by a fraction the numerator of which shall be the aggregate principal amount of such Lender’s Revolving Loans and Term Loans and the denominator of which shall be the aggregate of all of the Loans outstanding hereunder.

11.6 Administrative Agent In Its Individual Capacity. With respect to its Loans and Commitments (and its Pro Rata Share thereof), Agent shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of Obligations. The terms “Lenders”,

“holder of Obligations”, “Required Lenders”, “Majority Lenders” or “Supermajority Lenders” or any similar terms shall, unless the context clearly otherwise indicates, include Agents in their individual capacity as a Lender, one of the Required Lenders, one of the Majority Lenders, one of the Supermajority Lenders or a holder of Obligations. Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with Company or any Subsidiary or affiliate of Company as if it were not acting as the Administrative Agent hereunder or under any other Loan Document, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

11.7 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give prompt notice thereof to the Lenders.

11.8 Holders of Obligations. Agent may deem and treat the payee of any Obligation as reflected on the books and records of Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent pursuant to Section 12.8(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

11.9 Resignation by the Administrative Agent.

(a)The Administrative Agent may resign from the performance of all its functions and duties hereunder at any time by giving 30 Business Days’ prior written notice to Company and the Lenders. Such resignation shall take effect upon the acceptance by a successor Administrative Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

(b)Upon any such notice of resignation, the Required Lenders shall appoint a successor Administrative Agent who shall be satisfactory to Company and shall be an incorporated bank or trust company.

(c)If a successor Administrative Agent shall not have been so appointed within said 30 Business Day period, the Administrative Agent, with the consent of Company, shall then appoint a successor Administrative Agent who shall serve as the Administrative Agent until such time, if any, as the Required Lenders, with the consent of Company, appoint a successor Administrative Agent as provided above.

(d)If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders, with the consent of Company, appoint a successor Administrative Agent as provided above.

11.10 Administrative Agent or Collateral Agent as UK Security Trustee.

(a)In this Agreement, any rights and remedies exercisable by, any documents to be delivered to, or any other indemnities or obligations in favor of the Administrative Agent or the Collateral Agent shall be, as the case may be, exercisable by, delivered to, or be indemnities or other obligations in favor of, the Administrative Agent or the Collateral Agent (or any other Person acting in such capacity) in its capacity as the UK Security Trustee to the extent that the rights, deliveries, indemnities or other obligations relate to the UK Security Documents or the security thereby created. Any obligations of the Administrative Agent or the Collateral Agent (or any other Person acting in such capacity) in this Agreement shall be obligations of the Administrative Agent or the Collateral Agent in its capacity as the UK Security Trustee to the extent that the obligations relate to the UK Security Documents or the security thereby created. Additionally, in its capacity as the UK Security Trustee, the Administrative Agent or the Collateral Agent (or any other Person acting in such capacity) shall have (i) all the rights, remedies and benefits in favor of the Administrative Agent or the Collateral Agent contained in the provisions of the whole of this Article XI; (ii) all the powers of an absolute owner of the security constituted by the UK Security Documents and (iii) all the rights, remedies and powers granted to it and be subject to all the obligations and duties owed by it under the UK Security Documents and/or any of the Loan Documents.

(b)Each Lender and the Administrative Agent hereby appoint the Collateral Agent as the UK Security Trustee and in that capacity to act as its trustee under and in relation to the UK Security Documents, when delivered, and to hold the assets subject to the security thereby created as trustee for itself and other Secured Creditors on the trusts and other terms contained in the UK Security Documents and the Administrative Agent and each Secured Party hereby irrevocably authorize the UK Security Trustee to exercise such rights, remedies, powers and discretions as are specifically delegated to the UK Security Trustee by the terms of the UK Security Documents together with all such rights, remedies, powers and discretions as are reasonably incidental thereto.

(c)Any reference in this Agreement to Liens stated to be in favor of the Administrative Agent or the Collateral Agent shall be construed so as to include a reference to Liens granted in favor of the UK Security Trustee.

(d)The Lenders agree that at any time that the UK Security Trustee shall be a Person other than the Administrative Agent or the Collateral Agent, such other Person shall have the rights, remedies, benefits and powers granted to the Administrative Agent or the Collateral Agent in its capacity as the UK Security Trustee in this Agreement.

(e)Any reference in this Section 11.10 to the rights, remedies, powers and benefits of, as indemnities or other obligations in favor of, the Collateral Agent in its capacity as the UK Security Trustee shall be deemed to be extended, mutatis mutandis, to any other agent or trustee appointed in respect of any Security Documents (or the security created thereby) governed by the laws of any other jurisdiction other than those of any State of the United States.

(f)Nothing in this Section 11.10 shall require the UK Security Trustee or any other agent or trustee to act as a trustee at common law or to be holding any property on trust, in any jurisdiction outside the United States or the United Kingdom which may not operate under principles of trust or where such trust would not be recognized or its effects would not be enforceable.

11.11 The Lead Arrangers; Bookrunners; Senior Managing Agents and Sustainability Coordinators. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Lead Arrangers and Bookrunners ~~and~~, the Senior Managing Agents and the Sustainability Coordinators are named as such for recognition purposes only, and in their respective capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Loan Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arrangers and Bookrunners ~~and~~, the Senior Managing Agents and the Sustainability Coordinators shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as provided for under Section 11.5. Without limitation of the foregoing, none of the Lead Arrangers and Bookrunners ~~and~~, the Senior Managing Agents or the Sustainability Coordinators shall, solely by reason of this Agreement or any other Loan Documents, have any fiduciary relationship in respect of any Lender or any other Person.

11.12 [Reserved].

11.13 Certain ERISA Matters.

(a)Each  Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent, each Bookrunner and each Lead Arranger and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Credit Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Collateral Agent, each Bookrunner and each Lead Arranger and not, for the avoidance of doubt, to or for the benefit of a Borrower or any other Credit Party, that none of the Administrative Agent, the Collateral Agent, the Bookrunners or the Lead Arrangers is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent, the Collateral Agent, each Bookrunner and each Lead Arranger under this Agreement, any Loan Document or any documents related hereto or thereto).

11.14 Erroneous Payments.

(a)If the Administrative Agent (x) notifies a Lender, Facing Agent or Secured Creditor, or any Person who has received funds on behalf of a Lender, Facing Agent or Secured Creditor (any such Lender, Facing Agent, Secured Creditor or other recipient (and each of their respective successors and assigns) , a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Facing Agent, Secured Creditor or other Payment Recipient on its behalf)  (any such funds, whether  transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 11.14 and held in trust for the benefit of the Administrative Agent, and such Lender, Facing Agent or Secured Creditor shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate (in the case of amounts denominated in Dollars), the Overnight Euro Rate (in the case of amounts denominated in Euro) or the Overnight Sterling Rate (in the case of amounts denominated in Sterling), as applicable, and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)Without limiting immediately preceding clause (a), each Lender, Facing Agent, Secured Creditor or any Person who has received funds on behalf of a Lender, Facing Agent or Secured Creditor (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Facing Agent or Secured Creditor, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or

(B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender, Facing Agent or Secured Creditor shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.14(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.14(a) or on whether or not an Erroneous Payment has been made

(c)Each Lender, Facing Agent or Secured Creditor hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Facing Agent or Secured Creditor under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Facing Agent or Secured Creditor under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)

(i)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption Agreement (or, to the extent applicable, an agreement incorporating an Assignment and Assumption Agreement by reference pursuant to an electronic platform approved by the Administrative Agent as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Company or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)Subject to Section 12.8  (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrowers or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Facing Agent or Secured Party, to the rights and interests of such Lender, Facing Agent or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower or any other Loan Party; provided that this Section 11.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of such Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from such Borrower for the purpose of making such Erroneous Payment.

(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to  an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)Each party’s obligations, agreements and waivers under this Section 11.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Facing Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XII

MISCELLANEOUS

12.1 No Waiver; Modifications in Writing.

(a)No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein or in any other Loan Document are cumulative and are not exclusive of any remedies that may be available to the Administrative Agent or any Lender at law or in equity or otherwise. Subject to clauses (b) and (c) below and except as otherwise provided by the terms of this Agreement and the other Loan Documents, neither this Agreement or any other Loan Document nor any terms hereof or thereof may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed unless such amendment, modification, supplement, waiver, discharge, termination or other change is (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Company and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent, the Collateral Agent or the UK Security Trustee, as applicable and to the extent such agent or trustee is a party thereto, and each Credit Party that is party thereto, with the consent of the Required Lenders; provided that no such amendment, modification, supplement, waiver, discharge, termination or other change shall, without the consent of each Lender that would be directly and adversely affected thereby:

(i)extend the final scheduled maturity of any Loan or Note of such Lender, extend the stated maturity of any Letter of Credit issued under any Facility beyond the Maturity Date of such Facility (it being understood that only Lenders under such Facility would be directly and adversely affected by such extension), reduce the rate or extend the time of payment of interest or fees due to such Lender (in each case, except for (~~x~~w) waivers of Default Rate interest, (~~y~~x) amendments, modifications, changes, or waivers of Article IX or defined terms used in any financial ratio or other calculations in this Agreement that result in a decrease in the applicable interest rates and fees ~~or~~, (y) amendments entered into in accordance with Section 2.17, and (z) amendments entered into pursuant to Section ~~3.6(b)(ii)~~3.8), reduce the principal amount of any Loan of such Lender or extend the scheduled time of payment of any such principal, interest or fees due (it being understood that the waiver of any mandatory prepayment shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees) to such Lender or reduce the amount of any other amounts payable to such Lender hereunder or under any other Loan Document or extend the expiration date of any Commitment of such Lender,

(ii)release Guarantors representing all or substantially all of the value of the Guarantee Obligations or all or substantially all of the Collateral (except as expressly provided herein or in the Security Documents),

(iii)amend, modify or waive any provision of this Section 12.1 (except for technical amendments, modifications, supplements or other changes with respect to additional facilities, replacement loans or commitments, extensions of the maturity date, or the designation or removal of Other Subsidiary Borrowers, pursuant to Sections 2.9, 2.12, 2.13, 2.14 or 2.15 that, except as otherwise not restricted under such Sections, afford the protections to such additional extensions of credit of the type provided to the applicable Loans of such Lender on the ~~Second~~Fifth Amendment Effective Date or,

in the case of Other Subsidiary Borrowers, add or remove provisions related to the jurisdictions in which such Persons are organized as agreed by the Administrative Agent and the Company) or reduce any percentage specified in, or otherwise amend, the definition of “Required Lenders”, or

(iv)consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement (except assignments or transfers described in Section 2.15 or Section 8.3, or as otherwise expressly permitted in any Loan Document), provided, further, that no such amendment, modification, supplement, waiver, discharge, termination or other change shall:

(A)increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that amendments, waivers, supplements, modifications of, or changes to, the definition of “Available Multicurrency Revolver Sublimit”, “Available USD Revolver Sublimit”, “Multicurrency Revolver Sublimit”, “USD Revolver Sublimit”, any other sublimit applicable to any Facility, Schedule 1.1(c), Applicable LC Sublimit, Applicable Multicurrency LC Sublimit, Applicable USD LC Sublimit, any other sublimit applicable to Letters of Credit, Schedule 1.1(g), conditions precedent, representations, warranties, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender),

(B)without the consent of each Facing Agent that has issued an outstanding Letter of Credit, amend, modify or waive any provision of Section 2.10 or alter such Facing Agent’s rights or obligations with respect to Letters of Credit,

(C)without the consent of the Administrative Agent or the Collateral Agent, amend, modify or waive (x) any provision of Article XI as the same applies to the rights or obligations of the Administrative Agent or the Collateral Agent or (y) any other provision under this Agreement or any other Loan Document as the same relates to the rights or obligations of the Administrative Agent or the Collateral Agent,

(D)without the consent of the Majority Lenders of each Facility that is being allocated a lesser prepayment,

repayment or commitment reduction, alter the required application of any prepayments or repayments (or commitment reduction) as between such Facilities pursuant to clause (i)(2) of the first sentence of Section 4.5(a) and the second and third sentence of Section 4.5(a) (in each case except for technical amendments with respect to additional facilities, replacement loans or commitments, or extensions of the maturity date pursuant to Sections 2.9, 2.12, 2.13 or 2.14) (although the Required Lenders may waive in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered),

(E)(i) without the consent of each USD Term A Lender (other than a Defaulting Lender) with Obligations directly and adversely affected thereby, amend the definition of “USD Term A Pro Rata Share”, except for technical amendments with respect to additional facilities, replacement loans or commitments, or extensions of the maturity date pursuant to Sections 2.9, 2.13 or 2.14,

(F)without the consent of each Revolving Lender under any Revolving Facility (other than a Defaulting Lender) with Obligations under such Facility directly and adversely affected thereby, amend the definition of “Multicurrency Revolver Pro Rata Share”, “Revolver Pro Rata Share” or “USD Revolver Pro Rata Share” (in each case except for technical amendments with respect to additional facilities, replacement loans or commitments, or extensions of the maturity date pursuant to Sections 2.9, 2.12 or 2.14),

(G)without the consent of each Lender under each Facility directly and adversely affected thereby, amend the definition of “Majority Lenders”,

(H)without the consent of the Supermajority Lenders under each Facility directly and adversely affected thereby, amend the definition of “Supermajority Lenders”,

(I)without the consent of the Majority Lenders of the Multicurrency Revolving Facility, amend the definition of “Multicurrency Revolver Sublimits” or Schedule 1.1(c), in each case except as provided in Section 2.15 or otherwise in accordance with the terms of this Agreement, and except for technical amendments with respect to additional facilities, replacement loans or commitments, or extensions of the maturity date pursuant to Sections 2.9, 2.12 or 2.14,

(J)without the consent of the Majority Lenders of the USD Revolving Facility, amend the definition of “USD Revolver Sublimits” or Schedule 1.1(c), in each case except as provided in Section 2.15 or otherwise in accordance with the terms of this Agreement, and except for technical amendments with respect to additional facilities, replacement loans or commitments, or extensions of the maturity date pursuant to Sections 2.9, 2.12 or 2.14,

(K)without the consent of the Supermajority Lenders of the applicable Term Facility, amend the definition of “Scheduled Term Repayments” for such Facility,

(L)modify or change Section 10.1 in a manner that would alter the order of application of payments received required thereby without the written consent of each Lender directly and adversely affected thereby,

(M)change the currency in which any Loan is denominated without the written consent of each Lender holding such Loans, or

(N)amend the definition of “Alternative Currency” or “Agreed Alternative Currency” in a manner that would add currencies to such definitions without the written consent of each Lender that is obligated to make Loans or other credit extensions to any Borrower in Alternative Currencies; provided that (x) the designation of a currency as an Agreed Alternative Currency pursuant to the terms of such definition shall not constitute an amendment for purposes of this clause (N) and (y) amendments may be made to this Agreement to implement Agreed Alternative Currency Benchmark Modifications in accordance with Section 2.8 and shall not constitute an amendment for purposes of this clause (N), provided that any provision of this Agreement may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed by an agreement in writing signed by the respective Credit Parties party thereto, the Required Lenders (measured after giving effect to such amendment, supplement, waiver, discharge, termination or change) and the Administrative Agent if (x) by the terms of such agreement all Commitments of each Lender not consenting to the actions therein shall terminate upon the effectiveness of such agreement and (y) at the time such agreement becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other Obligations owing to it or accrued for its account under this Agreement (other than any (x) contingent indemnification obligations with respect to which no claim has been made ~~and~~, (y) Obligations under any Swap Contract, and (z) Letters of Credit to the extent cash collateralized, or subject to a back-to-back letter of credit or other arrangement, in each case in form and substance reasonably acceptable to the Facing Agent for such Letter of Credit). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded from a vote of the Lenders hereunder requiring any consent of the Lenders) and no such amendment, waiver or consent may disproportionately adversely affect such Defaulting Lender as compared with the other Lenders without such disproportionately affected Defaulting Lender’s consent.

(b)Notwithstanding the foregoing, upon the execution and delivery of all consents or other documentation required to be delivered pursuant to the definition of “Applicable Multicurrency LC Sublimit”, “Applicable USD LC Sublimit”, “Multicurrency Revolver Sublimit”, “USD Revolver Sublimit”, Sections 2.9, 2.12, 2.13, 2.14, 2.15, ~~3.6(b)(ii)~~3.8 or 7.12(e) as applicable, or any other definition of provision in any Loan Document that specifies the Persons (and/or percentages of interests held by such Persons) required to consent to an amendment, supplement or other change thereto, this Agreement or such Loan Document (and/or the applicable annex, schedule or exhibit thereto) shall be deemed amended without further action or consent by any Lender or any other Person to reflect the terms of such amendment, supplement or other change, as applicable, including, to the extent applicable, any new Lenders, the removal of any Lenders, and the terms of any Additional Facility, Replacement Term Loans, Replacement Revolving Loans, Replacement Revolving Commitments, and any new Maturity Date.

(c)Notwithstanding anything to the contrary contained in Section 12.1, if the Administrative Agent and Company shall have jointly identified an obvious error or any error, defect or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and Company shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within 5 Business Days following receipt of notice thereof.

12.2 Further Assurances. Each Borrower agrees to do such further acts and things and to execute and deliver to the Administrative Agent such additional agreements, powers and instruments, as the Administrative Agent may reasonably require or reasonably deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto the Administrative Agent its rights, powers and remedies hereunder.

12.3 Notices, Delivery Etc. ~~(a)ii)~~ Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by prepaid telex or facsimile or electronic mail, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the date that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy or electronic mail, upon completion of transmission (subject to clauses (b) and (c) below), all in accordance with the provisions of this Section 12.3; provided that if such notice or other communication is sent after 5:00 p.m. (New York City time), such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or electronic mail addresses) indicated (i) in the case of any Lender, in such Lender’s administrative questionnaire most recently delivered to the Administrative Agent, (ii) in the case of any Assignee, in its Assignment and Assumption Agreement, (iii) in the case of any Borrower or the Administrative Agent or the Collateral Agent, on Schedule 12.3 hereto and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on such administrative questionnaire, such Assignment and Assumption Agreement or Schedule 12.3, as the case may be.

(b)Notices and other communications to or by the Administrative Agent, the Collateral Agent and Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent (with the written consent of Company, in the case of procedures for deliveries to Company); provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or Borrowers may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is sent after 5:00 p.m. (New York City time), such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor. Each Credit Party and Lender hereunder agrees to notify the Administrative Agent in writing promptly of any change to the notice information provided above.

12.4 Costs, Expenses and Taxes; Indemnification.

(a)Generally. Company agrees to pay promptly upon request by the Administrative Agent (i) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery and syndication of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein (provided that notwithstanding anything herein to the contrary, Company shall be responsible for the fees and expenses of only one counsel to the Administrative Agent and one additional local counsel in each jurisdiction where applicable in connection with the preparation and negotiation of the Loan Documents executed on the ~~Second~~Fifth Amendment Effective Date or required to be executed or delivered pursuant to Sections 7.12 unless Company otherwise agrees) and any amendment, waiver, consent relating hereto or thereto or other modifications of (or supplements to) any of the foregoing, including without limitation, the reasonable fees and out-of-pocket expenses of White & Case LLP, local and foreign counsel to the Administrative Agent and the Collateral Agent relative thereto, and independent public accountants and other outside experts retained by the Administrative Agent or the Collateral Agent in connection with the administration of this Agreement and the other Loan Documents, and all reasonable search fees, and expenses, filing and recording fees and (ii) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Facing Agents and the Lenders, if any, in connection with the enforcement of this Agreement, any of the Loan Documents or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith (provided that notwithstanding anything herein to the contrary, Company shall be responsible for the fees and expenses of only one primary counsel and one local counsel in each jurisdiction where applicable for the Administrative Agent, the Facing Agents and the Lenders, taken as a whole, plus one additional counsel where necessary in the event of a conflict of interest). Company acknowledges that the Administrative Agent, the Collateral Agent, the Facing Agents, the Lenders and the Lead Arrangers may receive a benefit, including without limitation, a discount, credit or other accommodation, from any such counsel based on the fees such counsel may receive on account of their relationship with the Administrative Agent, the Collateral Agent, the Facing Agents, the Lenders and/or the Lead Arrangers, including, without limitation, fees paid pursuant hereto.

(b)Other Fees and Expenses. In addition, Company agrees to pay any and all present and future stamp, transfer, excise, registration, court, documentary, intangible, recording, filing and other similar Taxes payable or determined to be payable in connection with any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, and agrees to save and hold the Administrative Agent, the Collateral Agent, each Facing Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by any Borrower in paying, or omission by any Borrower to pay, such Taxes, excluding, in each case, such amounts that result from a transfer, assignment or grant of a participation by a Lender, a Facing Agent or the Administrative Agent (other than any transfer or assignment pursuant to Section 3.6(f) or Section 3.7). The forgoing paragraph shall not apply to stamp duty, registration tax or other similar Taxes which are payable in respect of any Loan Document pursuant to voluntary registration or filing in Luxembourg by the Administrative Agent or the Lenders, or any of their officers and employees where such registration is not necessary to enforce, maintain or preserve the rights of the Lender or to ensure the validity, enforceability or admissibility of any Loan Document. Any portion of the foregoing fees, costs and expenses which remains unpaid more than 30 days following the Administrative Agent’s, Collateral Agent’s, any Facing Agent’s or any Lender’s statement and the due date thereof shall bear interest from the date of such due date at the Default Rate.

(c)Indemnification. Company agrees to indemnify and hold harmless the Lead Arrangers, the Bookrunners, the Senior Managing Agents, the Sustainability Coordinators, the Administrative Agent, the Collateral Agent, each Facing Agent and each Lender and each partner, director, officer, employee, agent, attorney and Affiliate of the Administrative Agent, the Collateral Agent and each Lender (each such Person an “Indemnified Person” and collectively, the “Indemnified Persons”) from and against all losses, claims, damages, obligations (including removal or remedial actions), reasonable expenses or liabilities (not including Taxes that are the subject matter of Section 4.7 hereof) (including the reasonable and documented fees and out-of-pocket expenses of counsel for any Indemnified Person, subject to the limitations described below regarding representation and number of counsel) to which such Indemnified Person may become subject, insofar as such losses, claims, damages, penalties, obligations (including removal or remedial actions), reasonable expenses or liabilities (or actions, suits or proceedings including any investigation or claims in respect thereof (whether or not the Administrative Agent or any Lender is a party thereto)) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement, the transactions contemplated by the ~~Second~~Fifth Amendment, or any of the other Loan Documents or the exercise of any right or remedy provided for herein or in any other Loan Document; provided, however, that:

(i)no Indemnified Person shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it (A) arises or results from the bad faith, gross negligence or willful misconduct of such Indemnified Person or such Indemnified Person’s partner, director, officer, employee, agent, attorney or controlled Affiliate or from such Indemnified Person’s (or such Indemnified Person’s partner’s, director’s, officer’s, employee’s, agent’s, attorney’s or controlled Affiliate’s) material breach of its obligations under this Agreement as determined in a final non-appealable judgment by a court of competent jurisdiction or (B) arises out of a dispute solely among Indemnified Persons (and not involving the Administrative Agent or the Collateral Agent ~~or~~, any Lead Arranger or any Sustainability Coordinator, in each case acting in such capacity) and not resulting from any act or omission by Company or any of its Affiliates; and

(ii)nothing contained herein shall affect the express contractual obligations of the Lenders to Borrowers contained herein.

If any action, suit or proceeding arising from any of the foregoing is brought against the Administrative Agent, the Collateral Agent, any Facing Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this Section 12.4, Company will, if requested by the Administrative Agent, the Collateral Agent, any Lender or any such Indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. The Indemnified Persons shall, unless the Administrative Agent, the Collateral Agent, a Facing Agent, a Lender or other Indemnified Person has made the request described in the preceding sentence and such request has been complied with, have the right to employ their own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and out-of-pocket expenses of such counsel shall be at the expense of the indemnifying party; provided, however, that in any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, Company shall not be liable for reasonable fees and out-of-pocket expenses of more than one counsel (in addition to any local counsel), which counsel shall be designated by the Administrative Agent provided, further, however, that each Indemnified Person shall have the right to employ separate counsel in any such inquiry, action, claim or proceeding and to control the defense thereof, and the reasonable fees and out-of-pocket expenses of such counsel shall be at the expense of Company if (i) Company shall have agreed in writing to pay such reasonable fees and out-of-pocket expenses or (ii) such Indemnified Person shall have notified Company that it has been advised by counsel that there may be one or more legal defenses available to such Indemnified Person that are different from or additional to those available to the other Indemnified Persons and that such common representation would adversely impact the adequacy of the proposed representation. Excluding any losses, costs, liabilities or damages arising out of the gross negligence or willful misconduct of any Indemnified Person as determined by a court of competent jurisdiction in a final non-appealable judgment, Company agrees to indemnify and hold each Indemnified Person harmless from all loss, reasonable and documented out-of-pocket cost (including the reasonable and documented fees and out-of-pocket expenses of counsel for any Indemnified Person, subject to the limitations described above regarding representation and number of counsel), liability and damage whatsoever incurred by any Indemnified Person by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or threatened Release of any Hazardous Material by Company or any of its Subsidiaries or which occurred at or migrated from any property currently or formerly owned, leased or operated by or on behalf of Company or any of its Subsidiaries, or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein; provided that with respect to any liabilities arising from acts or failure to act for which Company or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, Company’s obligation to each Indemnified Person under this indemnity shall likewise be without regard to fault on the part of Company or any such Subsidiary. To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, the Collateral Agent, any Lender or other Indemnified Person as set forth in this Section 12.4 may be unenforceable because it is violative of any law or public policy, Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The obligations of Company under this Section 12.4 shall survive the termination of this Agreement and the discharge of Company’s other Obligations hereunder.

(d)To the extent permitted by applicable law, no party hereto, no Indemnified Person, and no Credit Party or any Affiliate of any Credit Party, shall assert, and each hereby waive, any claim against any party hereto, Indemnified Person, or Credit Party or any Affiliate of any Credit Party, on any theory of liability, for indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby (including the transactions contemplated by the Third Amendment), or any Loan or Letter of Credit, or, in each case, the use of the proceeds thereof; provided that nothing contained in this sentence shall limit Company’s indemnification obligations to the extent set forth above to the extent such indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) are included in any third party claim in connection with which such Indemnified Person is entitled to indemnification hereunder.

(e)Foreign Exchange Indemnity; Judgment Currency. If any sum due from any Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the “first currency”) in which the same is payable hereunder or under such order or judgment into another currency (the “second currency”) for the purpose of (i) making or filing a claim or proof against any Borrower with any Governmental Authority or in any court or tribunal, or (ii) enforcing any order or judgment given or made in relation hereto, Company shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used to convert the amount in question from the first currency into the second currency, and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of Company distinct from its other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations. Notwithstanding the foregoing, payments of principal and interest on Loans denominated in Dollars, Euros, Sterling or Agreed Alternative Currency, as the case may be, shall be made in Dollars, Euros, Sterling or Agreed Alternative Currency as the case may be. If the amount of the currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the

Administrative Agent agrees to return the amount of any excess to the applicable Borrower (or to any other Person who may be entitled thereto under applicable law).

12.5 Confirmations. Each Borrower and each holder of any portion of the Obligations agrees from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to the Administrative Agent) the aggregate unpaid principal amount of the Loan or Loans and other Obligations then outstanding.

12.6 Adjustment; Setoff.

(a)If any lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 10.1(e) or Section 10.1(f) hereof, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender’s Loans or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each Lender; provided, however, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (ii) any such collateral owned by a Foreign Subsidiary or the proceeds thereof shall not be paid in respect of Loans or other Obligations of any Domestic Subsidiary. Each Borrower agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion. Notwithstanding the foregoing, the provisions of this Section 12.6(a) shall not be construed to apply to (i) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or LC Obligations to any assignee or participant.

(b)In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Borrowers, any such notice being expressly waived by Borrowers, upon the occurrence and during the continuance of an Event of Default, to setoff and apply against any Obligations, whether matured or unmatured, of Company or any Credit Party to such Lender, any amount owing from such Lender to Company or Credit Party, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Lender against Company or Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, administrator, administrative receiver, court appointed monitor or other similar official, or execution, judgment or attachment creditor of Company or Credit Party, or against anyone else claiming through or against, Company or Credit Party or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, administrator, administrative receiver, court appointed monitor or other similar official, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, administrator, administrative receiver, court appointed monitor or other similar official, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify Company and the Administrative Agent after any such setoff and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application and provided, further, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 4.1(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

(c)Each Borrower expressly agrees that to the extent such Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, administrator, administrative receiver, court appointed monitor or other similar official, or any other party under any bankruptcy act, state or federal law, common law, rule, regulation or equitable cause in any jurisdiction, then to the extent of such payment or repayment, the Indebtedness to the Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

12.7 Execution in Counterparts; Electronic Execution of Assignments. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

12.8 Binding Effect; Assignment; Addition and Substitution of Lenders.

(a)This Agreement shall be binding upon, and inure to the benefit of, the Borrowers, the Administrative Agent, the Collateral Agent, the UK Security Trustee, the Lenders,

the Facing Agents, all future holders of the Notes and their respective successors and assigns; provided, however, that (i) except as permitted by Section 2.15, Section 8.3 or otherwise permitted pursuant to the terms of any Loan Document, no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of the Lenders and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section 12.8.

(b)Each Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in all or any portion of its Commitments and Loans or participation in Letters of Credit or any other interest of such Lender hereunder (in respect of any Lender, its “Credit Exposure”). In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. At the time of the sale of a participating interest, the Lender transferring the interest (i) shall cause the Participant to provide the forms required, and cooperate with the relevant Credit Party as required, under Section 4.7(f), if applicable, as if such Participant became a Lender on the date of the sale and (ii) shall, if required under applicable law, deliver revised forms in accordance with Section 4.7(f) reflecting the portion of the interest sold and the portion of the interest retained and (iii) shall sell such participation in accordance with the terms of this Agreement and the Re-Allocation Agreement. Further, the Participant shall be subject to the obligations of Section 3.6 and Section 4.7 as if such Participant was a Lender. Each Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document; provided, however, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in Section 12.6. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 3.6 and Section 4.7 with respect to its participation in the Loans outstanding from time to time, as if such Participant becomes a Lender on the date it acquired an interest pursuant to this Section 12.8(b); provided that no participation shall be made to any Person under this section if, at the time of such participation, the Participant’s benefits under Section 3.6 or Section 4.7 would be greater than the benefits that the participating Lender was entitled to under Section 3.6 or Section 4.7 (and if any participation is made in violation of the foregoing, the Participant will not be entitled to the incremental amounts). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of (and stated interest on) each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Proposed Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Administrative Agent (in its capacity as the Administrative Agent) shall have no responsibility for maintaining a Participant Register. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not, except with the consent of the Administrative Agent and the applicable Borrower, restrict such Lender’s right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Loan Documents except to the extent that any of the forgoing would (i) extend the final scheduled maturity of any Loan or Note in which such Participant is participating (it being understood that amending the definition of any Scheduled Term Repayment (other than to extend any payment beyond the then-applicable Term Maturity Date), shall not constitute an extension of the final scheduled maturity of any Loan or Note) or extend the stated maturity of any Letter of Credit in which such Participant is participating beyond the applicable Revolver Termination Date, or reduce the rate or extend the time of payment of interest or fees on any such Loan, Note or Letter of Credit (except in connection with (x) a waiver of applicability of any post-default increase in interest rates, (y) amendments or modifications of defined terms used in any financial ratio or other calculations in this Agreement that result in a decrease of the applicable interest rates or fees or (z) amendments entered into pursuant to Section 3.6(b)(ii)) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, representations, warranties, Events of Default or Unmatured Events of Default or of a mandatory reduction in Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans and/or Letters of Credit hereunder in which such Participant is participating. Notwithstanding anything in this paragraph to the contrary, any bank or other lending institution that is a member of the Farm Credit System that (A) has purchased a participation or sub-participation in the minimum amount of $10,000,000 on or after the ~~Second~~Fifth Amendment Effective Date, (B) is, by written notice to Company and the Administrative Agent (“Voting Participant Notification”), designated by the selling Lender as being entitled to be accorded the rights of a Voting Participant hereunder (any bank or other lending institution that is a member of the Farm Credit System so designated being called a “Voting Participant”) and (C) receives the prior written consent of Company and the Administrative Agent to become a Voting Participant, shall be entitled to vote (and the voting rights of the selling Lender shall be correspondingly reduced), on a dollar for dollar basis, as if such participant or sub-participant were a Lender, on any matter requiring or allowing a Lender to provide or withhold its consent, or to otherwise vote on any proposed action. To be effective, each Voting Participant Notification shall, with respect to any Voting Participant, (1) state the full name, as well as all contact information required of an Assignee in any Administrative Questionnaire and (2) state the dollar amount of the participation or sub-participation purchased. Each Borrower and the Administrative Agent shall be entitled to conclusively rely on information contained in notices delivered pursuant to this paragraph. Notwithstanding the foregoing, each bank or other lending institution that is a member of the Farm Credit System designated as a Voting Participant in Schedule 12.8(b) hereto shall be a Voting Participant without delivery of a Voting Participant Notification and without the prior written consent of the Borrowers and the Administrative Agent.

(c)Any Lender may at any time assign to one or more Eligible Assignees, including an Affiliate of such Lender (which Affiliate, in the case of Credit Exposure under the Loans or Commitments, otherwise meets the definition of “Eligible Assignee”) (each an “Assignee”), all or any part of its Credit Exposure pursuant to an Assignment and Assumption Agreement; provided that no assignment shall be made to any Person under this Section 12.8(c) if, at the time of such assignment, the Assignee’s benefits under Section 3.6 or Section 4.7 would be greater than the benefits that the assigning Lender was entitled to under Section 3.6 or Section 4.7 (and if any assignment is made in violation of the foregoing, the Assignee will not be entitled to the incremental amounts) and provided, further, that any assignment of all or any portion of any Lender’s Credit Exposure to an Assignee other than an Affiliate of such Lender or another Lender, or in the case of a Lender that is a Fund, any Related Fund of any Lender (i) shall be an assignment of its Credit Exposure in an amount not less than the Dollar Equivalent of $5,000,000 for any Revolving Facility and Revolving Loans, and $1,000,000 for the Term Facilities, (treating any Fund and its Related Funds as a single Eligible Assignee) (or if less the entire amount of Lender’s Credit Exposure with respect to such Facility; provided that if such Lender and its Affiliates (or in the case of a Fund and its Related Funds) collectively hold Credit Exposure at least equal to such minimum amounts, such Affiliates and/or Related Funds must simultaneously assign Credit Exposure such that the aggregate Credit Exposure assigned satisfies such minimum amount) and (ii) shall require (x) the prior written consent of the Administrative Agent (not to be unreasonably withheld), (y) in the case of any Commitments or Loans, so long as no Event of Default under Section 10.1(a), 10.1(e) or 10.1(f) then exists and is continuing, the prior written consent of Company (not to be unreasonably withheld or delayed); provided that Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof, and (z) solely in the case of an assignment under a Revolving Facility, each Facing Agent under such Revolving Facility (not to be unreasonably withheld); provided, further, that notwithstanding the foregoing limitations, (x) any Lender may at any time assign all or any part of its Credit Exposure to any Affiliate of such Lender or to any other Lender (or in the case of a Lender which is a Fund, to any Related Fund of such Lender) so long as such Affiliate, other Lender or Related Fund is an Eligible Assignee and (y) Goldman Sachs Bank USA may at any time assign all or any part of its Credit Exposure to Goldman Sachs Lending Partners LLC. Upon execution of an Assignment and

Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 (provided that no such fee shall be payable upon assignments by any Lender which is a Fund to one or more Related Funds; provided, further, that (x) no Borrower shall in any event be required to pay any portion of such fee unless a Borrower requests that a Lender be replaced pursuant to the provisions of Section 3.7 and (y) the Administrative Agent may waive the requirement to pay such assignment fee in its sole discretion) in immediately available funds to the Administrative Agent at its Notice Address in connection with each such assignment, written notice thereof by such transferor Lender to the Administrative Agent and the recording by the Administrative Agent of such assignment and the resulting effect upon the Loans and the Commitment of the assigning Lender and the Assignee, the Assignee shall, to the extent of such assignment, have the same rights, benefits and obligations as it would have if it were a Lender hereunder and the holder of the Obligations (provided that Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrowers and the Administrative Agent by the assignor Lender and the Assignee) and be required to acknowledge in writing to the Administrative Agent that it is bound by the terms of the Re-Allocation Agreement and, if the Assignee has expressly assumed, for the benefit of Borrowers, some or all of the transferor Lender’s obligations hereunder and under the Re-Allocation Agreement, such transferor Lender shall be relieved of its obligations hereunder and under the Re-Allocation Agreement to the extent of such assignment and assumption, and except as described above, no further consent or action by any Borrower, the Lenders or the Administrative Agent shall be required. At the time of each assignment pursuant to this Section 12.8(c) to a Person which is not already a Lender hereunder, the respective Assignee shall provide to Borrowers and the Administrative Agent the appropriate forms and certificates as provided, and cooperate with the relevant Credit Party as required under, Section 4.7(f), if applicable. Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Administrative Agent and Company of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and Schedule 1.1(a) hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Maximum Commitment, the determination of its Pro Rata Share of each Facility or Multicurrency Revolver Pro Rata Share, as the case may be (in each case, rounded to 12 decimal places), the Loans, any outstanding Letters of Credit and any new Notes, if requested, to be issued, at the applicable Borrower’s expense, to such Assignee, and no further consent or action by any Borrower or the Lenders shall be required to effect such amendments.

(d)Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Board or to any other central bank with jurisdiction over such Lender without notice to, or the consent of, any Borrower; provided that no such pledge or assignment of a security interest under this Section 12.8(d) shall release a Lender from any obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. Any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

(e)[reserved].

(f)Notwithstanding anything to the contrary contained in this Section 12.8, no Lender may assign or sell participations, or otherwise syndicate all or any portion of such lender’s interests under this Agreement or any other Loan Document to any Person who is a Restricted Party.

(g)~~European Holdco hereby expressly accepts, agrees and confirms, and each other~~Each party hereto hereby expressly agrees, for the purpose of article 1278 et s. and 1281 of the Luxembourg Civil Code, that upon the assignment, transfer and/or novation by a Lender all or any of its rights or obligations under the Loan Documents, any security and guarantees created under the Loan Documents (including under any Security Document) shall be preserved for the benefit of any assignee or transferee.

(h)The Administrative Agent shall have the right, and Company hereby expressly authorizes the Administrative Agent, to provide a list of Disqualified Institutions to each Lender requesting the same.

(i)The Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Assignee or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Ineligible Assignee , except as a result of the Administrative Agent’s gross negligence, willful misconduct, or breach of its material obligations hereunder or under any other confidentiality arrangement applicable to it pursuant to Section 12.18, in each case as determined in a final non-appealable judgment by a court of competent jurisdiction.

12.9 CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL; SERVICE OF PROCESS.

(a)ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN OR IN THE FEDERAL COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND IN ANY APPELLATE COURT FROM ANY THEREOF AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE

EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY, AT ITS ADDRESS SET FORTH IN OR IN ACCORDANCE WITH SECTION 12.3, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH CREDIT PARTY IN ANY OTHER JURISDICTION.

(b)EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT OF ANY MATTER ARISING OUT OF OR DIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

(d)BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER THAT IS A FOREIGN SUBSIDIARY ACKNOWLEDGES THAT IT HAS BY SEPARATE WRITTEN INSTRUMENT, DESIGNATED AND APPOINTED BALL CORPORATION AT ITS ADDRESS SET FORTH IN OR PURSUANT TO SECTION 12.3 (AND ANY SUCCESSOR ENTITY), AS ITS AUTHORIZED AGENT UPON WHICH PROCESS MAY BE SERVED IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LOAN DOCUMENTS THAT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE STATE OF NEW YORK.

12.10 Release of Collateral. The Collateral and any other collateral security for the Obligation shall be released from any security interest or Lien created by the Loan Documents (i) in accordance with the provisions of Section 12.19(b) and (ii) at such time as no Commitment by any Lender remains outstanding to any Borrower hereunder and upon payment in full of the Loans and other outstanding Obligations (other than any (x) contingent indemnification obligations with respect to which no claim has been made ~~and~~, (y) Obligations under any Swap Contract, and (z) Letters of Credit to the extent cash collateralized, or subject to a back-to-back letter of credit or other arrangement, in each case in form and substance reasonably acceptable to the Facing Agent for such Letter of Credit); and the Administrative Agent, the Collateral Agent, the UK Security Trustee and the Lenders shall then deliver to Pledgors all Collateral and any other collateral held under the Loan Documents and related documents in the custody or possession of such Person and, if requested by any Borrower, shall execute and deliver to such Borrower for filing in each office in which any financing statement relative to such collateral, or any part thereof, shall have been filed, a termination statement under the Uniform Commercial Code or like statute in any other jurisdiction releasing the Administrative Agent’s, the Collateral Agent’s, or the UK Security Trustee’s interest therein, and such other documents and instruments as any Borrower may reasonably request, all without recourse upon, or warranty whatsoever by, the Administrative Agent or the Collateral Agent at the cost and expense of the applicable Borrower.

12.11 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED ON, ARISING OUT OF OR RELATING THERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.12 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.13 Transfers of Notes. In the event that the holder of any Note (including any Lender) shall transfer such Note, it shall immediately advise the Administrative Agent and Borrowers of such transfer in writing, and the Administrative Agent and Borrowers shall be entitled conclusively to assume that no transfer of any Note has been made by any holder (including any Lender) unless and until the Administrative Agent and Borrowers shall have received written notice to the contrary. Except as otherwise provided in this Agreement or as otherwise expressly agreed in writing by all of the other parties hereto, no Lender shall, by reason of the transfer of a Note or otherwise, be relieved of any of its obligations hereunder and any such transfer shall be in accordance with the terms hereof and the other Loan Documents. Each transferee of any Note shall take such Note subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by the Administrative Agent and Borrowers of written notice of such transfer, by each previous holder of such Note, and, except as expressly otherwise provided in such transfer, the Administrative Agent and Borrowers shall be entitled conclusively to assume that the transferee named in such notice shall hereafter be vested with all rights and powers under this Agreement with respect to the Pro

Rata Share of the Loans of the Lender named as the payee of the Note which is the subject of such transfer.

12.14 Registry. Each Borrower hereby designates the Administrative Agent to serve as such Borrower’s agent, solely for purposes of this Section 12.14 to maintain a register (the “Register”) on which it will record the Commitment from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of (and stated interest on) the Loans of each Lender. The entries in the Register shall be conclusive in the absence of manifest error, and failure to make any such recordation or any error in such recordation shall not affect Borrowers’ obligations in respect of such Loans. The Borrowers, the Administrative Agent and the Lenders shall treat each registered holder as absolute owner. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.8. Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon, if requested by the assigning or transferor Lender or new Lender, one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender.

12.15 [Reserved.]

12.16 Headings. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

12.17 Termination of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than any (x) contingent indemnification obligations ~~not then due and~~with respect to which no claim has been made, (y) Obligations under any Swap Contract, and (z) Letters of Credit to the extent cash collateralized, or subject to a back-to-back letter of credit or other arrangement, in each case in form and substance reasonably acceptable to the Facing Agent for such Letter of Credit) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, all Letters of Credit have been terminated or expired (or been Cash Collateralized) and the Commitment of each Lender has been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which expressly survives such termination

12.18 Confidentiality. Each of the Lenders severally agrees to keep confidential all non-public information pertaining to Company and its Subsidiaries which is provided to it by any such parties in accordance with such Lender’s customary procedures for handling confidential information of this nature and in a prudent fashion, and shall not disclose such information to any Person except:

(a)to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any party other than a Lender,

(b)to an Affiliate of such Lender, and such Lender’s and such Lender’s Affiliates’ respective directors, officers, managers, employees, agents, independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of such information and are or have been advised of their obligation to keep such information of this type confidential; provided that such Lender shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph,

(c)in connection with any litigation or the enforcement of the rights of any Lender or the Administrative Agent under this Agreement or any other Loan Document,

(d)to the extent required by any applicable statute, rule or regulation or court order (including, without limitation, by way of subpoena) or pursuant to the request of any Governmental Authority having or asserting jurisdiction over any Lender or the Administrative Agent; provided, however, that in such event, if the Lender(s) are able to do so, the Lender shall provide Company with prompt notice of such requested disclosure (other than in connection with routine examinations of such Lender by any such Governmental Authority) so that Borrowers may seek a protective order or other appropriate remedy, and, in any event, the Lenders will endeavor in good faith to provide only that portion of such information which, in the reasonable judgment of the Lender(s), is relevant and legally required to be provided, or to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with rating issued with respect to such Lender, or

(e)to the extent disclosure to other entities is appropriate in connection with any proposed or actual assignment, grant of a participation, swap agreement or credit insurance entered into or obtained by any of the Lenders with respect to interests in this Agreement and/or any of the other Loan Documents, to such other entities (who will in turn be required to maintain confidentiality as if they were Lenders parties to this Agreement).

In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and public information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the credit extensions hereunder; provided that any such Person is advised and agrees to be bound by the provisions of this Section 12.18. In no event shall the Administrative Agent or any Lender be obligated or required to return any such information or other materials furnished by Borrowers.

12.19 Concerning the Collateral, the Guaranty and the other Loan Documents.

(a)Authority. Each Lender authorizes and directs Deutsche Bank AG New York Branch to act as the Collateral Agent under each of the Security Documents and to act as the UK Security Trustee under each of the UK Security Documents (upon delivery thereof), and to enter into the Loan Documents relating to the Collateral for the benefit of the Lenders and the other secured parties. Each Lender and each Facing Agent agrees that any action taken by the Administrative Agent, the Collateral Agent, the UK Security Trustee, any Facing Agent or the Required Lenders (or, where required by the express terms, hereof, a different proportion of the Lenders) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Administrative Agent, the Collateral Agent, the UK Security Trustee, any Facing Agent or the Required Lenders (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders and the Facing Agents. Without limiting the generality of the foregoing, the Administrative Agent or the Collateral Agent or the UK Security Trustee, as the case may be, shall have the sole and exclusive right and authority to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection herewith and with the Loan Documents relating to the Collateral; (ii) execute and deliver each Loan Document relating to the Collateral and accept delivery of each such agreement delivered by Company or any of its Subsidiaries, (iii) act as collateral trustee for the Lenders for purposes stated therein to the extent such action is provided for under the Loan Documents; (iv) manage, supervise and otherwise deal with the Collateral; (v) take such action as is necessary or desirable to maintain the perfection and priority of the security interests and liens created or purported to be created by the Loan Documents, and (vi) except as may be otherwise specifically restricted by the terms hereof or of any other Loan Document, exercise all remedies given to the Administrative Agent, the Collateral Agent, the UK Security Trustee, or the Lenders with respect to the Collateral under the Loan Documents relating thereto, applicable law or otherwise. No Lender in its capacity as a counterparty under any Swap Contract that obtains the benefits of any Pledge Agreement, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action under this Agreement or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of the Collateral) other than in its capacity as a Lender and, in each such case, only to the extent provided in the Loan Documents.

(b)Release of Collateral and Guarantors.

(i)The Administrative Agent, the Collateral Agent, the UK Security Trustee, the Facing Agents and the Lenders hereby direct the Administrative Agent or the Collateral Agent or the UK Security Trustee to release, in accordance with the terms of the Loan Documents, any Lien held by the Administrative Agent or the Collateral Agent or the UK Security Trustee under the Security Documents:

(1)against all of the Collateral, upon payment in full of the Loans and other outstanding Obligations (other than any (x) contingent indemnification obligations with respect to which no claim has been made ~~and~~, (y) Obligations under any Swap Contract, and (z) Letters of Credit to the extent cash collateralized, or subject to a back-to-back letter of credit or other arrangement, in each case in form and substance reasonably acceptable to the Facing Agent for such Letter of Credit);

(2)against any part of the Collateral sold, conveyed, transferred, liquidated or otherwise disposed of by Company or any of its Subsidiaries to the extent such sale, conveyance, transfer, liquidation or disposition is permitted hereby (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby);

(3)so long as no Event of Default or Unmatured Event of Default has occurred and is continuing, in the sole discretion of the Administrative Agent upon the request of any Borrower, against any part of the Collateral with a fair market value of less than $25,000,000 in the aggregate during the term of this Agreement as such fair market value may be certified to the Administrative Agent or the Collateral Agent or the UK Security Trustee by such Borrower in an officer’s certificate reasonably acceptable in form and substance to the Administrative Agent or the Collateral Agent or the UK Security Trustee;

(4)against any part of the Collateral to the extent necessary to effect a transaction permitted under Section 8.4;

(5)subject to Section 7.12, against a part of the Collateral in connection with (x) a removal of an Other Subsidiary Borrower permitted under Section 2.15 or otherwise in accordance with the terms of this Agreement, (y) a Subsidiary of Company ceasing to be a Guarantor pursuant to Section 12.19(b)(iii) or (z) the designation of a Subsidiary of Company as an Unrestricted Entity;

(6)against a part of the Collateral which release does not require the consent of all of the Lenders as set forth in Section 12.1(a), if such release is consented to by the Required Lenders;

(7)against all or part of the Collateral in connection with a Permitted Transaction; and

(8)against all or part of the Collateral pledged pursuant to Section 7.12(e) in connection with the repayment, defeasance (whether by covenant or legal defeasance), satisfaction and discharge or redemption of Indebtedness incurred by a Permitted Alternate Issuer under Section 8.2(c) or Section 8.2(o);

provided, however, that (y) neither the Administrative Agent nor the Collateral Agent nor the UK Security Trustee shall be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of Company or any of its Subsidiaries in respect of) all interests retained by Company and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

(ii)Each of the Facing Agents and the Lenders hereby directs the Administrative Agent, the Collateral Agent and/or the UK Security Trustee, as applicable, to execute and deliver or file such termination and partial release statements and comparable release documents under foreign law and such other things as are necessary to release Liens to be released pursuant to this Section 12.19 promptly upon the effectiveness of any such release or enter into intercreditor agreements contemplated or permitted herein.

(iii)The Administrative Agent, the Collateral Agent, the UK Security Trustee, the Facing Agents and the Lenders hereby direct the Administrative Agent or the Collateral Agent or the UK Security Trustee, as applicable, to release the affected Subsidiary from the Guaranty in the case of (u) the designation of such Subsidiary as an Unrestricted Entity in accordance with the terms of this Agreement, (v) such Subsidiary ceasing to be an Other Subsidiary Borrower in accordance with Section 2.15 or otherwise in accordance with the terms of this Agreement and provided that such subsidiary is not otherwise required to be a party to the Guaranty, (w) any release of Collateral or termination of any Loan Document in accordance with the provisions of this Section 12.19, (x) a Permitted Transaction (to the extent required thereby or resulting therefrom), (y) a sale, conveyance, transfer, liquidation or other disposition of all of the Capital Stock of a Domestic Subsidiary owned by Company or any of its Subsidiaries to the extent such sale, conveyance, transfer, liquidation or disposition is permitted hereby (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited hereby) or (z) a Material Subsidiary that is a Guarantor ceasing to be a Material Subsidiary to the extent not otherwise required to be a party to the Guaranty pursuant to Section 7.12(a)(i) or (iii) or as otherwise required by this Agreement.

(c)No Obligation. None of the Administrative Agent, nor the Collateral Agent nor the UK Security Trustee shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by Company or any of its Subsidiaries or is cared for, protected or insured or has been encumbered or that the Liens granted to the Administrative Agent or the Collateral Agent or the UK Security Trustee herein or pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent or the Collateral Agent or the UK Security Trustee in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent or the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given its own interests in the Collateral as one of the Lenders and that none of the Administrative Agent or the Collateral Agent or the UK Security Trustee shall have any duty or liability whatsoever to any Lender; provided that notwithstanding the foregoing, each of the Administrative Agent and the Collateral Agent and the UK Security Trustee shall be responsible for its grossly negligent actions or actions constituting intentional misconduct.

12.20 Effectiveness. This Agreement shall become effective on the date on which the Borrowers and each of the Lenders party hereto shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Address (or to the Administrative Agent’s counsel as directed by such counsel) or, in the case of the Lenders, shall have given to the Administrative Agent or telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office or the office of the Administrative Agent’s counsel that the same has been signed and mailed to it.

12.21 USA Patriot Act. Each Lender that is subject to the Patriot Act and the Beneficial Ownership Regulation and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that pursuant to the requirements of the Patriot Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each such Credit Party, which information includes the name, address and tax information number of such Credit Party and other information regarding such Credit Party that will allow such Lender or Administrative Agent, as applicable, to identify such Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation. This notice is given in accordance with the requirements of the Patriot Act and the Beneficial Ownership Regulation and is effective as to the Lenders and Administrative Agent.

12.22 Restrictions on Guarantees and Pledges. Notwithstanding any provision to the contrary in any Loan Document, (a) neither Company nor any Domestic Subsidiary of Company shall pledge (individually or in combination) more than 65% of the stock of any Foreign Subsidiary (or more than 65% of the total combined voting power of all classes of stock of such Foreign Subsidiary entitled to vote) in respect of any Obligation of a U.S. Credit Party; (b) no

Foreign Subsidiary or U.S. Domiciled Foreign Guarantor of Company shall pledge any of its assets (including the stock of any Subsidiary) to secure any Obligations of Company or any of Company’s Domestic Subsidiaries and (c) no Foreign Subsidiary shall provide any guarantees to secure the Obligations; provided that each U.S. Domiciled Foreign Guarantor may guaranty the Obligations of Credit Parties that are Foreign Subsidiaries in accordance with Section 7.12. For purposes of this Section 12.22, Subsidiary shall include any Unrestricted Entity. The Credit Parties, the Lenders, the Facing Agents, the Administrative Agent, the Collateral Agent and the UK Security Trustee agree that any pledge, guaranty or security, or similar interest, made or granted in contravention of this Section 12.22 shall be void ab initio.

12.23 Redesignation of Unrestricted Entities as Subsidiaries. Any Unrestricted Entity that would be a Subsidiary but for the last sentence of the definition of “Subsidiary” may be redesignated by Company as a Subsidiary (with such redesignation being deemed to be an Acquisition by Company of such Subsidiary which shall be deemed to constitute a Permitted Acquisition for purposes of Section 8.7) provided that (i) Company shall have delivered to the Administrative Agent (not less than 30 days prior to the date Company desires such redesignation to be effective) a notice signed by a Responsible Officer identifying such Unrestricted Entity to be redesignated and providing such other information as the Administrative Agent may reasonably request, (ii) immediately before and immediately after the effectiveness of such redesignation, no Unmatured Event of Default or Event of Default exists or will exist (including, without limitation, the permissibility of any Investment, Indebtedness, Liens or other obligations existing at such Subsidiaries), (iii) Company has complied, to the extent applicable, with the provisions of Section 7.12 and the applicable Subsidiaries, on the effective date of such redesignation or such later date as agreed to by the Administrative Agent but in no event later than 120 days after such date, are in compliance with the terms and conditions of all applicable Security Documents, (iv) after giving effect to such redesignation, Company shall be in compliance with the financial covenant set forth in Article IX (calculated on a Pro Forma Basis) as of the end of the most recent Test Period, (v) the Administrative Agent has received such other documents, instruments and opinions as it may reasonably request in connection with such redesignation, and all such instruments, documents and opinions shall be reasonably satisfactory in form and substance to the Administrative Agent and (vi) on the desired effective date of such redesignation, Company shall deliver a certificate from a Responsible Officer confirming clauses (ii) through (v) above and that the representations and warranties contained in this Agreement and the other Loan Documents are true and correct in all material respects on the date of, and after giving effect to, such redesignation as though made on such date (except to the extent such representations and warranties are expressly made of a specified date in which event they shall be true as of such date).

12.24 No Fiduciary Responsibility. Each Credit Party hereby acknowledges that (i) none of the Agents nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Borrowers and the Credit Parties, on one hand, and the Agents and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor and (ii) each Agent, Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their Affiliates.

12.25 Waiver of Sovereign Immunity. Each Credit Party that is incorporated outside the United States, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Credit Party or its respective Subsidiaries or any of its or its respective Subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Credit Party or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Credit Party, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, each Credit Party further agrees that the waivers set forth in this Section 12.25 shall be effective to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

12.26 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected  Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

12.27 Acknowledgement Regarding Any Supported QFCs.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 12.27, the following terms have the following meanings:

(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).”

Exhibit 2.1(f)

FORM OF USD SWING LINE LOAN PARTICIPATION CERTIFICATE

_______________, _____

[Name of Lender]

______________________

______________________

______________________

Dear Sir or Madam:

Pursuant to Section 2.1(f)(iii) of the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, among Ball Corporation, an Indiana corporation, each Other Subsidiary Borrower (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, and the facing agents from time to time party thereto, the undersigned hereby acknowledges receipt from you of $__________ as payment for a participating interest in the following USD Swing Line Loan:

Date of USD Swing Line Loan:  ___________________

Principal amount of USD Swing Line Loan:  $___________________________

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:

Name:

Title:

By:

Name:

Title:

Exhibit 2.1(g)

FORM OF MULTICURRENCY SWING LINE LOAN PARTICIPATION CERTIFICATE

_______________, _____

[Name of Lender]

______________________

______________________

______________________

Dear Sir or Madam:

Pursuant to Section 2.1(g)(iii) of the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, among Ball Corporation, an Indiana corporation, each Other Subsidiary Borrower (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, and the facing agents from time to time party thereto, the undersigned hereby acknowledges receipt from you of [$][£/€]__________ as payment for a participating interest in the following Multicurrency [U.S.][European] Swing Line Loan:

Date of Multicurrency [U.S.][European] Swing Line Loan:  ___________________

Principal amount of Multicurrency [U.S.][European] Swing Line Loan: [$][£/€]___________________________

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:

Name:

Title:

By:

Name:

Title:

Exhibit 2.2(a)(1)

FORM OF

USD TERM A NOTE

$	New York, New York

___________, _____

FOR VALUE RECEIVED, Ball Corporation, an Indiana corporation (the “Borrower”), hereby unconditionally promises to pay to ____________________ or its registered assigns (the “Lender”) at the office of Deutsche Bank AG New York Branch located at ~~60 Wall Street, 2nd Floor~~1 Columbus Circle, New York, New York  ~~10005~~10019, in Dollars and in immediately available funds on the USD Term A Loan Maturity Date the principal sum of _______________ (_____________) or, if less, the then unpaid principal amount of all USD Term A Loans made by the Lender to the Borrower pursuant to Section 2.1(c) of the Credit Agreement (as defined below), payable at such times and in such amounts as are specified in the Credit Agreement.  The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Articles III and IV of the Credit Agreement.

This Note is one of the USD Term A Notes referred to in the Credit Agreement, dated as of March 18, 2016 as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among the Borrower, each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto, and is entitled to the benefits thereof and of the other Loan Documents.  As provided in the Credit Agreement, this USD Term A Note is subject to optional and mandatory prepayment prior to the USD Term A Loan Maturity Date, in whole or in part.  Capitalized terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this USD Term A Note may become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this USD Term A Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS USD TERM A NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED ON, ARISING OUT OF OR RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BALL CORPORATION

By:

Name:

Title:

Exhibit 2.2(a)(2)

FORM OF

USD

REVOLVING NOTE

New York, New York

______________, _____

FOR VALUE RECEIVED, each of the undersigned (each, a “Borrower”), hereby unconditionally promises to pay to ____________________ or its registered assigns (the “Lender”) at the office of Deutsche Bank AG New York Branch, located at ~~60 Wall Street, 2nd Floor~~1 Columbus Circle, New York, New York ~~10005~~10019, in Dollars and in immediately available funds, the principal amount of _______________ (_________), or, if less, the aggregate unpaid principal amount of all USD Revolving Loans made by the Lender to such Borrower pursuant to Section 2.1(a) of the Credit Agreement referred to below.  The principal amount of each USD Revolving Loan evidenced hereby shall be payable as set forth in the Credit Agreement, with any then outstanding principal amount of the USD Revolving Loans made by the Lender being payable on the Revolver Termination Date in respect of the USD Revolving Facility.  Each Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of USD Revolving Loans made to such Borrower from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Articles III and IV of the Credit Agreement.

This Note is one of the USD Revolving Notes referred to in the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Ball Corporation, an Indiana corporation, each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto, and is entitled to the benefits thereof and of the other Loan Documents.  As provided in the Credit Agreement, this USD Revolving Note is subject to optional and mandatory prepayment prior to the Revolver Termination Date in respect of the USD Revolving Facility, in whole or in part.  Capitalized terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this USD Revolving Note may become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this USD Revolving Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS USD REVOLVING NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED ON, ARISING OUT OF OR RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[BORROWERS]

By:

Name:

Title:

Exhibit 2.2(a)(3)

FORM OF

MULTICURRENCY

REVOLVING NOTE

New York, New York

______________, _____

FOR VALUE RECEIVED, each of the undersigned (each, a “Borrower”), hereby unconditionally promises to pay to ____________________ or its registered assigns (the “Lender”) at the office of Deutsche Bank AG New York Branch, located at ~~60 Wall Street, 2nd Floor~~1 Columbus Circle, New York, New York ~~10005~~10019, in Dollars or the applicable Alternative Currency and in immediately available funds, the principal amount of _______________ (_________), or, if less, the aggregate unpaid principal amount of all Multicurrency Revolving Loans made by the Lender to such Borrower pursuant to Section 2.1(b) of the Credit Agreement referred to below.  The principal amount of each Multicurrency Revolving Loan evidenced hereby shall be payable as set forth in the Credit Agreement, with any then outstanding principal amount of the Multicurrency Revolving Loans made by the Lender being payable on the Revolver Termination Date in respect of the Multicurrency Revolving Facility.  Each Borrower further agrees to pay interest in like money at such office on the unpaid principal amount of Multicurrency Revolving Loans made to such Borrower from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Articles III and IV of the Credit Agreement.

This Note is one of the Multicurrency Revolving Notes referred to in the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Ball Corporation, an Indiana corporation, each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto, and is entitled to the benefits thereof and of the other Loan Documents.  As provided in the Credit Agreement, this Multicurrency Revolving Note is subject to optional and mandatory prepayment prior to the Revolver Termination Date in respect of the Multicurrency Revolving Facility, in whole or in part.  Capitalized terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Multicurrency Revolving Note may become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Multicurrency Revolving Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS MULTICURRENCY REVOLVING NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED ON, ARISING OUT OF OR RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[BORROWERS]

By:

Name:

Title:

Exhibit 2.2(a)(4)

FORM OF

USD SWING LINE NOTE

$~~200,000,000~~	New York, New York

____________, _____

FOR VALUE RECEIVED, the undersigned, Ball Corporation, an Indiana corporation (“Company”), unconditionally promises to pay to _____________, or its registered assigns (“Lender”), at the office of _____________, located at _______________, in Dollars and in immediately available funds, the principal amount of ~~TWO HUNDRED MILLION DOLLARS~~_________ ($~~200,000,000~~_________) or, if less, the aggregate unpaid principal amount of all USD Swing Line Loans evidenced hereby and made by Lender to such Borrower pursuant to Section 2.1(f) of the Credit Agreement referred to below.  The principal amount of each USD Swing Line Loan evidenced hereby shall be payable as set forth in the Credit Agreement, with any outstanding principal amount of the USD Swing Line Loans made by Lender being payable on the earlier of the Maturity Date of the USD Revolving Facility or the 5th Business Day prior to the latest Revolver Termination Date in respect of the USD Revolving Facility.  Each Borrower further agrees to pay interest in like money on the unpaid principal amount of USD Swing Line Loans made to such Borrower from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Article III of the Credit Agreement.

This Note is the USD Swing Line Note referred to in the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Company, each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto, and is entitled to the benefits thereof and of the other Loan Documents.  As provided in the Credit Agreement, this USD Swing Line Note is subject to optional and mandatory prepayment, in whole or in part, prior to the earlier of the Maturity Date of the USD Revolving Facility or the 5th Business Day prior to the latest Revolver Termination Date in respect of the USD Revolving Facility.  Capitalized terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement all amounts then remaining unpaid on this USD Swing Line Note may become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this USD Swing Line Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS USD SWING LINE NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED ON, ARISING OUT OF OR RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

BALL CORPORATION

By:

Name:

Title:

Exhibit 2.2(a)(5)

FORM OF

MULTICURRENCY EUROPEAN SWING LINE NOTE

Dollar Equivalent of $~~50,000,000~~	New York, New York

___________, _____

FOR VALUE RECEIVED, each of the undersigned (each, a “Borrower”), unconditionally promises to pay to __________________ or its registered assigns (“Lender”), at the office of _____________, located at _______________, in the applicable Alternative Currency and in immediately available funds, the principal amount of the Dollar Equivalent of ~~FIFTY MILLION DOLLARS~~                ($~~50,000,000~~              ) or, if less, the aggregate unpaid principal amount of all Multicurrency European Swing Line Loans evidenced hereby and made by Lender to such Borrower pursuant to Section 2.1(g)(i)(2) of the Credit Agreement referred to below.  The principal amount of each Multicurrency European Swing Line Loan evidenced hereby shall be payable as set forth in the Credit Agreement, with any outstanding principal amount of the Multicurrency European Swing Line Loans made by Lender being payable on the earlier of the Maturity Date of the Multicurrency Revolving Facility or the 5th Business Day prior to the latest Revolver Termination Date in respect of the Multicurrency Revolving Facility.  Each Borrower further agrees to pay interest in like money on the unpaid principal amount of Multicurrency European Swing Line Loans made to such Borrower from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Article III of the Credit Agreement.

This Note is the Multicurrency European Swing Line Note referred to in the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Ball Corporation, an Indiana Corporation, each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto, and is entitled to the benefits thereof and of the other Loan Documents.  As provided in the Credit Agreement, this Multicurrency European Swing Line Note is subject to optional and mandatory prepayment, in whole or in part, prior to the earlier of the Maturity Date of the Multicurrency Revolving Facility or the 5th Business Day prior to the latest Revolver Termination Date in respect of the Multicurrency Revolving Facility. Capitalized terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement all amounts then remaining unpaid on this Multicurrency European Swing Line Note may become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Multicurrency European Swing Line Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS MULTICURRENCY EUROPEAN SWING LINE NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED ON, ARISING OUT OF OR RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[BORROWER]

By:

Name:

Title:

Exhibit 2.2(a)(6)

FORM OF

MULTICURRENCY U.S. SWING LINE NOTE

Dollar Equivalent of $~~50,000,000~~_________	New York, New York

____________, _____

FOR VALUE RECEIVED, each of the undersigned (each, a “Borrower”), unconditionally promises to pay to __________________ or its registered assigns (“Lender”), at the office of _____________, located at _______________, in Dollars and in immediately available funds, the principal amount of ~~FIFTY MILLION DOLLARS~~______ ($~~50,000,000~~_____) or, if less, the aggregate unpaid principal amount of all Multicurrency U.S. Swing Line Loans evidenced hereby and made by Lender to such Borrower pursuant to Section 2.1(g)(i)(1) of the Credit Agreement referred to below.  The principal amount of each Multicurrency U.S. Swing Line Loan evidenced hereby shall be payable as set forth in the Credit Agreement, with any outstanding principal amount of the Multicurrency U.S. Swing Line Loans made by Lender being payable on the earlier of the Maturity Date of the Multicurrency Revolving Facility or the 5th Business Day prior to the latest Revolver Termination Date in respect of the Multicurrency Revolving Facility.  Each Borrower further agrees to pay interest in like money on the unpaid principal amount of Multicurrency U.S. Swing Line Loans made to such Borrower from time to time outstanding at the applicable interest rate per annum determined as provided in, and payable as specified in, Article III of the Credit Agreement.

This Note is the Multicurrency U.S. Swing Line Note referred to in the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Ball Corporation, an Indiana Corporation, each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto, and is entitled to the benefits thereof and of the other Loan Documents.  As provided in the Credit Agreement, this Multicurrency U.S. Swing Line Note is subject to optional and mandatory prepayment, in whole or in part, prior to the earlier of the Maturity Date of the Multicurrency Revolving Facility or the 5th Business Day prior to the latest Revolver Termination Date in respect of the Multicurrency Revolving Facility. Capitalized terms defined in the Credit Agreement are used herein with their defined meanings unless otherwise defined herein.

Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement all amounts then remaining unpaid on this Multicurrency U.S. Swing Line Note may become, or may be declared to be, immediately due and payable, all as provided therein.

All parties now and hereafter liable with respect to this Multicurrency U.S. Swing Line Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

THIS MULTICURRENCY U.S. SWING LINE NOTE AND ANY CLAIMS, CONTROVERSY, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED ON, ARISING OUT OF OR RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[BORROWER]

By:

Name:

Title:

Exhibit 2.5

FORM OF NOTICE OF BORROWING1

Date:

Deutsche Bank AG New York Branch,

as [Administrative Agent] [U.S. Swing Line Lender]

[European Swing Line Lender]

~~60 Wall Street~~1 Columbus Circle

New York, NY ~~10005~~10019

Attention: ~~Matthew Snyder~~Rohan Naik

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) by and among Ball Corporation, an Indiana corporation, each Other Subsidiary Borrower (as defined therein), the financial institutions from time to time party thereto, Deutsche Bank AG New York Branch, as administrative agent and Deutsche Bank AG New York Branch, as collateral agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.  The undersigned hereby gives notice pursuant to Section 2.5 of the Credit Agreement of their request for the Lenders to make a Loan as follows.

1.Facility under which Borrowing is requested: [USD Term A Facility][USD Revolving Facility][Multicurrency Revolving Facility][Multicurrency Swing Line Facility][USD Swing Line Facility][Other Facility]

2. Amount to be Borrowed under each Facility (denominated in Dollars or the Alternative Currency desired)2  ______________.

[1]

Such written notice (or telephonic notice promptly confirmed in writing) must be given to (i) the Administrative Agent prior to 11:00 A.M., New York City time (or 8:00 a.m. (New York City time), in the case of a borrowing in Euro or Sterling), three Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be SOFR Loans or Eurocurrency Loans, (ii) the Administrative Agent prior to 1:00 P.M., New York City time, one Business Day prior to the requested Borrowing Date, with respect to Base Rate Loans (provided, however, that a Notice of Borrowing with respect to Borrowings to be made on the ~~Second~~Fifth Amendment Effective Date may, at the discretion of Administrative Agent, be delivered later than the time specified above), (iii) the U.S. Swing Line Lender prior to 1:00 P.M., New York City time, on the requested Borrowing Date, with respect to USD Swing Line Loans or Multicurrency U.S. Swing Line Loans (or such later time of day as U.S. Swing Line Lender may agree in any instance in its sole discretion) and (iv) the European Swing Line Lender prior to 1:00 P.M., London time, on the requested Borrowing Date, with respect to Multicurrency European Swing Line Loans (or such later time of day as European Swing Line Lender may agree in any instance in its sole discretion).

[2]

Each Borrowing shall be in an amount equal to (i) with respect to Base Rate Loans, at least One Million Dollars ($1,000,000) and, if greater, shall be in integral multiples of $1,000,000 above such minimum (or, if less, the then Total Available Multicurrency Revolving Commitment, the Total Available USD Revolving Commitment or the total available Term Commitment for the applicable Term Facility, as applicable), (ii) with respect to ~~Eurocurrency~~SOFR Loans, at least Five Million Dollars ($5,000,000) ~~in the case of a Borrowing in Dollars~~ and,

3.The Business Day of the Borrowing is ______________ (the “Borrowing Date”).

4.Specify Type of Loan or combination thereof under each Facility3:

5.If Borrowing is to include Eurocurrency Loans or SOFR Loans indicate:

[Eurocurrency Loan] [SOFR Loan]

Initial Interest Period

The undersigned hereby certifies on behalf of [INSERT NAME OF APPLICABLE BORROWER] and not in his individual capacity that the following statements are true on the date hereof, and will be true on the Borrowing Date:

•

the representation and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, at and as of the date hereof, as though made on and as of the date hereof, except to the extent such representations and warranties are expressly made as of a specified date, in which event such representations and warranties were true and correct in all material respects as of such specified date; and

•	No Unmatured Event of Default or Event of Default has occurred and is continuing as of the date hereof, or will occur immediately after giving effect to such Credit Event.

The account(s) of the undersigned Borrower to which the proceeds of the Loans requested on the Borrowing Date are to be made available by the Administrative Agent to the undersigned Borrower is as follows:

if greater, shall be in integral multiples of $1,000,000 above such minimum~~, at least £3,000,000 in the case of a Borrowing in Sterling and, if greater, shall be in integral multiples of £500,000 above such minimum, and at least €5,000,000 in the case of a Borrowing in Euros and, if greater, shall be in integral multiples of €1,000,000 above such minimum~~ (or, if less, the then Total Available Multicurrency Revolving Commitment, the Total Available USD Revolving Commitment or the total available Term Commitment for the applicable Term Facility, as applicable), (iii) with respect to Eurocurrency Loans, at least Five Million Euros (€5,000,000) and, if greater, shall be in integral multiples of €1,000,000 above such minimum, (iv) with respect to RFR Loans, at least £3,000,000 in the case of a Borrowing in Sterling and, if greater, shall be in integral multiples of £500,000 above such minimum, (or, if less, the then Total Available Multicurrency Revolving Commitment, the Total Available USD Revolving Commitment or the total available Term Commitment for the applicable Term Facility, as applicable), (v) with respect to USD Swing Line Loans or Multicurrency U.S. Swing Line Loans, One Million Dollars ($1,000,000) or greater (or, if less, the (x) then Total Available Multicurrency Revolving Commitment or the Total Available USD Revolving Commitment, as applicable, or (y) the maximum amount available for such Swing Line Loans under the applicable Swing Line Facility) and (~~iv~~vi) with respect to Multicurrency European Swing Line Loans, £500,000 or greater in the case of a Borrowing in Sterling, and €1,000,000 or greater in the case of a Borrowing in Euros (or, if less, the (x) then Total Available Multicurrency Revolving Commitment or (y) the maximum amount available for such Swing Line Loans under the applicable Swing Line Facility).

[3]	Specify whether Loans are to be Eurocurrency Loans, Base Rate Loans, SOFR Loans, RFR Loans or a combination thereof or Overnight Rate Loans in the case of Multicurrency European Swing Line Loans.

Bank Name:
Bank Address:
ABA Number:
Account Number:
Attention:
Reference

[Signature Page Follows]

Very truly yours,
[ ]~~4~~[1]

By:
Name:
Title:

~~4~~[1]	Specify Borrower making the request.

Exhibit 2.6

FORM OF

NOTICE OF CONVERSION OR CONTINUATION~~5~~1

Deutsche Bank AG New York Branch,Date:

as Administrative Agent

~~60 Wall Street,~~

~~2nd Floor~~1 Columbus Circle,

New York, New York ~~10005~~10019

Attention:  Rohan Naik

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement dated as of March 18, 2016 as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Ball Corporation, an Indiana corporation, each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, ~~Dutsche~~Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.  The undersigned hereby gives notice pursuant to Section 2.6 of the Credit Agreement that they (a) elect to convert Base Rate Loans or any portion thereof into ~~Eurocurrency~~SOFR Loans; (b) elect to convert ~~Eurocurrency~~ Loans denominated in Dollars that are SOFR Loans or any portion thereof into Base Rate Loans or to continue such ~~Eurocurrency~~SOFR Loans under the Credit Agreement; or (c) elect to continue Eurocurrency Loans ~~denominated in an Alternative Currency~~ or any portion thereof under the Credit Agreement, and in that connection sets forth below the terms on which such conversion or continuation is requested to be made:

1.Date of Conversion or Continuation (which date is a

Business Day and, if a conversion from ~~or continuation~~Base Rate Loans to SOFR Loans or continuation of SOFR Loans or

~~of~~              Eurocurrency Loans, which date is the last day of the

Interest Period therefor):__________________

2.Aggregate amount (denominated in Dollars or the

applicable Alternative Currency) of ~~Eurocurrency~~[SOFR Loans

or Base Rate Loans to be converted or continued~~6:__________________~~]

~~5~~[1]

This written notice must be given to the Administrative Agent not later than 1:00 P.M. (New York City time) at least three Business Days’ (or one Business Day in the case of a conversion into Base Rate Loans), in advance of the date of conversion or continuation.

~~6~~

~~When (i) converting any Base Rate Loans into Eurocurrency Loans or continuing any Eurocurrency Loans or any part thereof in an aggregate amount not less than Five Million Dollars ($5,000,000), in the case of a Borrowing in Dollars, or that is in an integral multiple of One Million Dollars ($1,000,000) in excess thereof, not less than £3,000,000 in the case of a Borrowing in Sterling, or that is an integral multiple of £500,000 in excess thereof, and not less than €5,000,000 in the case of a Borrowing in Euros, or that is an integral multiple of €1,000,000 in excess thereof (or, if less, the then Total Available Multicurrency Revolving Commitment, the then Total~~

[Eurocurrency Loans to be continued]2:

3.Type of the proposed conversion or continuation: __________________

4.Interest Period (in the case of a conversion to or

a continuation of SOFR Loans or a continuation

~~a continuation~~              of Eurocurrency Rate Loans)~~7~~3:             __________________

5.Such conversion or continuation is made with respect

to [USD Revolving Loans][Multicurrency Revolving Loans][USD Term A Loans][Other Loans]: __________________

Very truly yours,
[ ] ~~8~~[4]

By:
Name:
Title:

~~Available USD Revolving Commitment, or the then total available Term Commitment for the applicable Term Facility, as applicable); or (ii) converting any Eurocurrency Loans into Base Rate Loans or any part thereof in an aggregate amount not less than One Million Dollars ($1,000,000) or that is in an integral multiple of One Million Dollars ($1,000,000) in excess thereof (or, if less, the then Total Available Multicurrency Revolving Commitment, the then Total Available USD Revolving Commitment or the then total available Term Commitment for the applicable Term Facility, as applicable).~~

[2]

When (i) converting any Base Rate Loans into SOFR Loans or continuing any SOFR Loans or any part thereof in an aggregate amount not less than Five Million Dollars ($5,000,000), in the case of a Borrowing in Dollars, or that is in an integral multiple of One Million Dollars ($1,000,000) in excess thereof, (or, if less, the then Total Available Multicurrency Revolving Commitment, the then Total Available USD Revolving Commitment, or the then total available Term Commitment for the applicable Term Facility, as applicable); (ii) converting any SOFR Loans into Base Rate Loans or any part thereof in an aggregate amount not less than One Million Dollars ($1,000,000) or that is in an integral multiple of One Million Dollars ($1,000,000) in excess thereof (or, if less, the then Total Available Multicurrency Revolving Commitment, the then Total Available USD Revolving Commitment or the then total available Term Commitment for the applicable Term Facility, as applicable) or (iii) continuing any Eurocurrency Rate Loans or any part thereof in an aggregate amount not less than €5,000,000, or that is in an integral multiple of €1,000,000 in excess thereof (or, if less, the then Total Available Multicurrency Revolving Commitment, or the then total available Term Commitment for the applicable Term Facility, as applicable).

~~7~~[3]

Which shall be subject to the definition of “Interest Period” set forth in the Credit Agreement and shall end on or before the Revolver Termination Date in respect of the applicable Revolving Facility for any Revolving Loans and the Term Maturity Date for the applicable Term Facility.

~~8~~[4]	Specify the Borrower making the request.

Exhibit 2.10(c)

FORM OF

NOTICE OF ISSUANCE

Deutsche Bank AG New York Branch,Date: ___________1

as Administrative Agent

~~60 Wall Street~~1 Columbus Circle

New York, NY ~~10005~~10019

Attention:  ~~_____________~~Rohan Naik

________________________, as Facing Agent (the “Facing Agent”)

_________________

____________, __________  ________

Attention:

Ladies and Gentlemen:

The undersigned, Ball Corporation, an Indiana corporation (“Company”), refers to the Credit Agreement dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Company, each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto.  For purposes of this Notice of Issuance, unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings provided in the Credit Agreement.

The undersigned hereby requests that the Facing Agent to which this Notice of Issuance is addressed issue a [Multicurrency][USD] Letter of Credit for the account of ____________2, under ____________3 on __________ ___, ____ (the “Date of Issuance”) in the aggregate Stated Amount of ____________ in the following currency:________4.

[1]

This notice is to be delivered to the Administrative Agent and the applicable Facing Agent prior to 1:00 P.M. (New York City time) at least 5 Business Days’ (or such shorter period as may be acceptable to such Facing Agent) prior to the applicable Date of Issuance.

[2]

Insert name of applicable Revolving Borrower and any applicable Subsidiary or Unrestricted Entity for whose account such Letter of Credit may also be issued; provided that the requesting Revolving Borrower shall be the actual account party for all purposes of the Loan Documents for the requested Letter of Credit and such statement shall not affect such requesting Revolving Borrower’s reimbursement obligations under the Credit Agreement with respect to such Letter of Credit.

[3]	Insert the Revolving Facility under which such Letter of Credit is requested.
[4]	Insert Stated Amount of Letter of Credit in Dollars or the applicable Alternative Currency.

The beneficiary of the requested Letter of Credit will be _______________5, and such Letter of Credit will have the following purpose ____________6, include the following terms and conditions________________7 and will have a stated expiration date of ______________________.8

[5]	Insert name and address of beneficiary.
[6]	Insert the purpose of the Letter of Credit
[7]

Company, in its discretion, may include a general description of the specific terms and conditions of the Letter of Credit (all of which terms and conditions must be acceptable to the respective Facing Agent, in its discretion).

[8]

Expiration date must (x) be one year or less from date of issuance for any Letter of Credit, unless Company and the Facing Agent otherwise agree; provided that, any Letter of Credit may be automatically extendable for periods of up to one year (or such longer period as the applicable Facing Agent may agree in its discretion) so long as such Letter of Credit provides that the Facing Agent retains an option, satisfactory to such Facing Agent, to terminate such Letter of Credit within a specified period of time prior to each scheduled extension date and (y) occur no later than the Business Day immediately preceding the Revolver Termination Date in respect of the Revolving Facility under which such Letter of Credit was issued unless otherwise agreed by the Facing Agent.

The undersigned hereby certifies on behalf of ~~____________9~~                  1 and not in his individual capacity that the following statements are true and correct on the date hereof, and will be true and correct on the date of issuance:

(A)  The representations and warranties contained in the Credit Agreement and the other Loan Documents are each true and correct in all material respects, at and as of the date hereof, as though made on the date hereof, except to the extent such representations and warranties are expressly made as of a specified date, in which event such representations and warranties shall be true and correct in all material respects as of such specified date; and

(B)  no Unmatured Event of Default or Event of Default has occurred and is continuing as of the date hereof or will result immediately after giving effect to such Credit Event.

A statement of the purpose of the requested Letter of Credit and copies of all documentation which the Facing Agent has reasonably requested (if any) with respect to the supported transaction are attached hereto.

BALL CORPORATION

By:
Name:
Title:

~~9 Insert name of applicable Revolving Borrower.~~

[1]	Insert name of applicable Revolving Borrower

Exhibit 2.15

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of the date set forth on the signature page hereto, entered into pursuant to that certain Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), by and among Ball Corporation, an Indiana corporation (“Company”), each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto.  Capitalized terms used herein but not otherwise defined shall have the meaning assigned to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, each of the undersigned Subsidiaries of Company wish to join the Credit Agreement as an Other Subsidiary Borrower, subject in each case to the terms and conditions thereof.

WHEREAS, the parties to this Joinder Agreement wish to amend Schedule 1.1(c) and Schedule 1.1(d) to the Credit Agreement in the manner hereinafter set forth; and

WHEREAS, this Joinder Agreement is entered into pursuant to Section 2.15 of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and in the Credit Agreement, the parties hereto hereby agree as follows:

1.Each of the undersigned Subsidiaries of Company hereby acknowledges that it has received and reviewed an executed copy of the Credit Agreement and the other Loan Documents applicable to such Subsidiary.

2.As of the date hereof, subject to the receipt by the Administrative Agent of (x) all documentation and information required by Section 2.15(a)(ii)(4) of the Credit Agreement at least 5 Business Days prior to the date hereof and (y) all other documentation and opinions required by Section 2.15(a)(ii) of the Credit Agreement, each undersigned Subsidiary of Company shall (a) become an Other Subsidiary Borrower under the Credit Agreement with respect to the [USD Revolving Facility][Multicurrency Revolving Facility][Other Revolving Facility] with the same force and effect as if originally named therein as an Other Subsidiary Borrower, (b) be bound by all covenants, agreements, consents, submissions, appointments and acknowledgements attributable to an Other Subsidiary Borrower under such Facility in the Credit Agreement and (c) perform all obligations required of it as an Other Subsidiary Borrower under such Facility by the Credit Agreement.

3.Each of the undersigned Subsidiaries of Company hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, Article VI of the Credit Agreement are true and correct in all material respects, at and as of the date hereof, as though made on the date hereof, except to the extent such representations and warranties are expressly made as of a specified date, in which event such representations and warranties shall be true and correct in all material respects as of such specified date.

4.Pursuant to Section 2.15 of the Credit Agreement, on the date hereof, Schedule 1.1(c) and Schedule 1.1(d) to the Credit Agreement shall, automatically and without any further action, be amended to include the information set forth on Schedule 1.1(c) and Schedule 1.1(d) attached hereto. The address and jurisdiction of organization or incorporation of each undersigned Other Subsidiary Borrower of Company is set forth in Annex I to this Joinder Agreement.

5.THIS JOINDER AND ANY CLAIMS, CONTROVERSY, DISPUTES OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED ON, ARISING OUT OF OR RELATING HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[6.As of the date hereof, [each of] the undersigned listed on Annex II to this Joinder Agreement is a U.S. Domiciled Foreign Guarantor.]

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed by its proper and duly authorized officer as of the date set forth below.

Dated as of:

[NAME OF SUBSIDIARY],
as an Other Subsidiary Borrower

By:
Name:
Title:

Accepted and Acknowledged:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:

Title:

By:

Title:

Schedule 1.1(c) to Joinder Agreement – Revolver Sublimits

Schedule 1.1(d) to Joinder Agreement – Subsidiary Borrowers

ANNEX I TO JOINDER AGREEMENT

Administrative Information

[ANNEX II TO JOINDER AGREEMENT]

U.S. Domiciled Foreign Guarantors

Exhibit 4.7(f)-1

Form of U.S. Tax Compliance Certificate

To be completed only by Foreign Lenders or Agents that are not partnerships for U.S. federal income tax purposes.

Reference is hereby made to the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Ball Corporation, an Indiana corporation (“Company”), each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

Pursuant to the provisions of Section 4.7(f)(ii)(2)(C) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments on the Loan(s) are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Company and Administrative Agent with two copies of a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or W-8BEN, as applicable (or successor form).  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (ii) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER OR AGENT]
By:
Name:
Title:

Date: ________ __, 20[ ]

~~PART I – Page 1~~

Exhibit 4.7(f)-2

Form of U.S. Tax Compliance Certificate

To be completed only by Foreign Participants that are not partnerships for U.S. federal income tax purposes.

Reference is hereby made to the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Ball Corporation, an Indiana corporation (“Company”), each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

Pursuant to the provisions of Section 4.7(f)(ii)(2)(D) and Section 12.8(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (v) the interest payments with respect to such participation are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Company and Administrative Agent with two copies of a certificate of its non-U.S. Person status on IRS Form W-8BEN-E or W-8BEN, as applicable (or successor form).  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and Administrative Agent, and (ii) the undersigned shall have at all times furnished the Company and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

~~PART III – Page 1~~

Exhibit 4.7(f)-3

Form of U.S. Tax Compliance Certificate

To be completed only by Foreign Participants that are partnerships for U.S. federal income tax purposes.

Reference is hereby made to the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Ball Corporation, an Indiana corporation (“Company”), each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

Pursuant to the provisions of Section 4.7(f)(ii)(2)(D) and Section 12.8(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments with respect to such participation are not effectively connected with the undersigned’s or its partners’/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Company and Administrative Agent with two copies of IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption:  (i) an IRS Form W-8BEN-E or W-8BEN, as applicable (or successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN, as applicable (or successor form), from each of such partners’/members’ beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and Administrative Agent and (ii) the undersigned shall have at all times furnished the Company and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit 4.7(f)-4

Form of U.S. Tax Compliance Certificate

To be completed only by Foreign Lenders or Agents that are partnerships for U.S. federal income tax purposes.

Reference is hereby made to the Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) among Ball Corporation, an Indiana corporation (“Company”), each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

Pursuant to the provisions of Section 4.7(f)(ii)(2)(D) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its partners/members is a ten percent shareholder of the Company within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code, (v) none of its partners/members is a controlled foreign corporation related to the Company as described in Section 881(c)(3)(C) of the Code, and (vi) the interest payments on the Loan(s) are not effectively connected with the undersigned’s or its partners’/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Company and Administrative Agent with two copies of IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or W-8BEN, as applicable (or successor form), or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E or W-8BEN, as applicable (or successor form), from each of such partners’/members’ beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (i) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and Administrative Agent, and (ii) the undersigned shall have at all times furnished the Company and Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER OR AGENT]
By:
Name:
Title:

Date: ________ __, 20[ ]

Exhibit 5.1(a)(ii)

~~FORM OF~~AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY, dated as of ~~[_____________, 2016]~~June 28, 2022 (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), is made by each of the undersigned (each, a “Guarantor” and, together with any other entity that becomes a party hereto pursuant to Section 26 hereof, collectively, the “Guarantors”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, pursuant to the terms of the Credit Agreement dated ~~[_____________, 2016] (as~~as of March 18, 2016 (as amended by the First Amendment, dated as of March 9, 2018, the Second Amendment, dated as of March 25, 2019, the Third Amendment, dated as of August 3, 2020, the Fourth Amendment, dated as of October 1, 2021, the Fifth Amendment, dated as of June 28, 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Ball Corporation, an Indiana corporation (~~the~~ “Company”), ~~Ball UK Acquisition Limited, a private limited company registered in England and Wales with company number 09441371 and whose registered office is at c/o Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, United Kingdom,~~ each Other Subsidiary Borrower (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto as lenders (the “Lenders”), ~~and~~ Deutsche Bank AG New York Branch, as the Administrative Agent and ~~Deutsche Bank AG New York Branch, as~~as the Collateral Agent, and the Facing Agents (as defined therein) from time to time party thereto (the Lenders, the Facing Agents, the Administrative Agent, and the Collateral Agent are herein called the “Bank Creditors”), the Lenders have agreed to make Loans and to issue (in the case of Facing Agents), and participate in Letters of Credit as contemplated therein;

WHEREAS, Borrowers and/or one or more of their Subsidiaries may from time to time be party to one or more Swap Contracts ~~as permitted by Section 8.2(e) of the Credit Agreement (each such agreement or arrangement with an Other Creditor (as hereinafter defined), other than Excluded Swap Obligations (as hereinafter defined), a “Swap Contract”)~~, with a Lender or an Affiliate of a Lender (each such Lender or Affiliate, solely to the extent that such Person remains as a Lender or an Affiliate of a Lender, collectively, the “Other Creditors” and together with the Bank Creditors, are herein called the “Secured Creditors”);

WHEREAS, each Guarantor, other than Company, is either (i) a Wholly-Owned Domestic Subsidiary of Company or (ii) a Wholly-Owned U.S. Domiciled Foreign Guarantor;

~~WHEREAS, in connection with the Credit Agreement, the execution and delivery of this Guaranty is a condition precedent to the effectiveness of the obligations of the Lenders to make Loans and to issue, and participate in Letters of Credit under the Credit Agreement; and~~

WHEREAS, Company, certain subsidiaries of the Company and the Administrative Agent have entered into that certain Guaranty dated as of March 18, 2016 (as amended, restated, supplemented or otherwise modified to, but not including, the date hereof, the “Existing Guaranty”);

WHEREAS, on June 28, 2022, immediately after giving effect to the Fifth Amendment and the transactions contemplated hereby, the parties hereto at such time, have agreed to amend and restate the Existing Guaranty as set forth herein; and

WHEREAS, each Guarantor will obtain direct or indirect benefits from the incurrence of Loans by Borrowers under the Credit Agreement and the entering into of Swap Contracts and, accordingly, desires to execute this Guaranty in order to satisfy the ~~conditions~~condition described in the preceding paragraph and to induce the Lenders to make Loans to Borrowers and Other Creditors to enter into Swap Contracts with Borrowers and/or their Subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1.i) Each Domestic Guarantor, jointly and severally, irrevocably and unconditionally guarantees, as primary obligor and not as surety: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated

maturity, by acceleration or otherwise) of (A) the principal of and interest on the Notes issued by, and the Loans made to, each Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit and (B) all other obligations (including, without limitation, all Obligations and all obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by each Borrower to the Bank Creditors under the Credit Agreement (including, without limitation, indemnities, fees and interest thereon to the extent provided for therein) and the other Loan Documents to which any Borrower is a party, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Loan Document and the due performance and compliance with the terms of the Loan Documents by each Borrower (all such principal, interest, liabilities and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Excluded Swap Obligations or Swap Contracts, being herein collectively called the “Loan Document Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by ~~each Borrower~~the Company and its Subsidiaries now existing or hereafter incurred under, arising out of or in connection with ~~any~~each Swap Contract to which the Company or such Subsidiary is a party and such Other Creditor is a party, whether such Swap Contract is now in existence or hereafter arising, and the due performance and compliance by ~~each Borrower~~the Company or such Subsidiary party to such Swap Contract with all of the terms, conditions and agreements contained therein (all such obligations and liabilities under this clause (ii) being herein collectively called the “Other Obligations~~,~~”, and together with the Loan Document Obligations are herein collectively called the “Guaranteed Obligations”), provided that ~~(i) solely with respect to the U.S. Domiciled Foreign Guarantors, the Guaranteed Obligations shall not include, and no U.S. Domiciled Foreign Guarantor shall guaranty or be liable with respect to, any Obligations of a U.S. Credit Party and (ii)~~ the maximum amount payable by each Domestic Guarantor hereunder shall at no time exceed the Maximum Amount (as hereinafter defined) of such Domestic Guarantor. As used herein, “Maximum Amount” of any Domestic Guarantor means the lesser of the amount of the Guaranteed Obligations and the highest amount of aggregate liability under this Guaranty in respect of the Guaranteed Obligations which is valid and enforceable as determined in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer or other law affecting the rights of creditors generally. Subject to the proviso in the second preceding sentence, each Domestic Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Domestic Guarantor without proceeding against any other Domestic Guarantor, Foreign Guarantor or any Borrower, or against any security or collateral for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Domestic Guarantor under this Guaranty shall be made on the same basis, and subject to the same limitations, as payments by each Borrower are made under the Credit Agreement, including, but not limited to, Sections 4.6 and 4.7 thereof.

(b)Each Foreign Guarantor, jointly and severally, irrevocably and unconditionally guarantees, as primary obligor and not as surety: (i) to the Bank Creditors the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (A) the principal of and interest on the Notes issued by, and the Loans made to, each Foreign Borrower under the Credit Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the account of any Foreign Subsidiary and (B) all other obligations (including, without limitation, all Obligations of each Foreign Borrower and all obligations of each Foreign Borrower which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by each Foreign Borrower to the Bank Creditors under the Credit Agreement (including, without limitation, indemnities, fees and interest thereon to the extent provided for therein) and the other Loan Documents to which any Foreign Borrower is a party, whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement or any such other Loan Document and the due performance and compliance with the terms of the Loan Documents applicable to any Foreign Borrower, in each case by such Foreign Borrower (all such principal, interest, liabilities and obligations under this clause (i), except to the extent consisting of obligations or liabilities with respect to Excluded Swap Obligations or Swap Contracts, being herein collectively called the “Loan Document Foreign Obligations”); and (ii) to each Other Creditor the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations of each Foreign Borrower which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities owing by each Foreign Subsidiary now existing or hereafter incurred under, arising out of or in connection with each Swap Contract to which a Foreign Subsidiary is a party and such Other Creditor is a party, whether such Swap Contract is now in existence or hereafter arising, and the due performance and compliance by each Foreign Subsidiary with all of the terms, conditions and agreements contained therein applicable to such Foreign Subsidiary (all such obligations and liabilities under this clause (ii) being herein collectively called the “Other Foreign Obligations”, and together with the Loan Document Foreign Obligations are herein collectively called the “Guaranteed Foreign Obligations”), provided that the maximum amount payable by each Foreign Guarantor hereunder shall at no time exceed the Maximum Foreign Amount (as hereinafter defined) of such Foreign Guarantor. As used herein, “Maximum Foreign Amount” of any Foreign Guarantor means the lesser of the amount of the Guaranteed Foreign Obligations and the highest amount of aggregate liability under this Guaranty in respect of the Guaranteed Foreign Obligations which is valid and enforceable as determined in any action or proceeding involving any state, federal or foreign bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer or other law affecting the rights of creditors generally. Subject to the proviso in the second preceding sentence, each Foreign Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Foreign Obligations against each Foreign Guarantor without proceeding against any other Domestic Guarantor, Foreign Guarantor or any Borrower, or against any security or collateral for the Guaranteed Foreign Obligations, or under any other guaranty covering all or a portion of the Guaranteed Foreign Obligations. All payments by each Foreign Guarantor under this Guaranty shall be made on the same basis, and subject to the same limitations, as payments by each Foreign Borrower are made under the Credit Agreement, including, but not limited to, Sections 4.6 and 4.7 thereof.

(c)Notwithstanding anything to the contrary in this Guaranty or any other Loan Document, (i) the obligations of each Foreign Guarantor under this Guaranty or any other Loan Document shall be separate and distinct from the obligations of each Domestic Guarantor, and shall be expressly limited to the obligations of such Foreign Guarantor as set forth herein, and (ii) no payment of any amount by a Foreign Guarantor (in its capacity as such) under a Loan Document shall be for the account of, or shall reduce the obligations of, a party other than a Foreign Borrower. In furtherance of the foregoing, the liability of each Foreign Guarantor for the payment and performance of the covenants, representations and warranties set forth in this Guaranty and the other Loan Documents shall be several from and not joint with the obligations of any Domestic Guarantor.

~~Additionally, each~~ 2.ii) Each Domestic Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations of each Borrower to the Secured Creditors whether or not due or payable by such Borrower upon the occurrence of any of the events specified in Sections 10.1(e) or (f) of the Credit Agreement with respect to such Borrower, and unconditionally, jointly and severally, promises to pay such Guaranteed Obligations of such Borrower to the Secured Creditors, or order, on demand, in lawful money of the United States or the applicable Alternative Currency, as the case may be.

(b)Each Foreign Guarantor, jointly and severally, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Foreign Obligations of each Foreign Borrower to the Secured Creditors whether or not due or payable by such Foreign Borrower upon the occurrence of any of the events specified in Sections 10.1(e) or (f) of the Credit Agreement with respect to such Foreign Borrower, and unconditionally, jointly and severally, promises to pay such Guaranteed Foreign Obligations of such Foreign Borrower to the Secured Creditors, or order, on demand, in lawful money of the United States or the applicable Alternative Currency, as the case may be.

(c)Notwithstanding anything to the contrary in this Guaranty, no payment by any Guarantor under Sections 2(a) or 2(b) shall be required with respect to any Applicable Guaranteed Obligations to the extent that such payment would be inconsistent with, in violation of, or not otherwise required by, Section 4.5 or Section 10.1 of the Credit Agreement at the time such payment would be required to be made.

3.Each Qualified ECP Guarantor that is a Domestic Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of such Guarantor’s obligations under this Guaranty in respect of Swap Obligations to which such Guarantor is a party (provided, however, that each Qualified ECP Guarantor that is a Domestic Guarantor shall only be liable under this subsection for the Maximum Amount of such liability that can be hereby incurred without rendering its obligations under this subsection, or otherwise under this Guaranty, voidable under applicable state, federal or foreign bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer laws or other ~~law~~similar laws affecting the rights of creditors generally, and not for any greater amount). The obligations of each Qualified ECP Guarantor that is a Domestic Guarantor under this subsection shall remain in full force and effect until the termination of this Guaranty in accordance with Section ~~27~~28. Each Qualified ECP Guarantor that is a Domestic Guarantor intends that this subsection constitute, and this subsection shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section la(18)(A)(v)(II) of the Commodity Exchange Act.

As used in this Guaranty, the following terms have the following meanings:

“Applicable Guaranteed Obligations” means, in respect of each Domestic Guarantor, the Guaranteed Obligations, and in respect of each Foreign Guarantor, the Guaranteed Foreign Obligations

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1, et seq.), as amended from time to time, and any successor statute.

“Domestic Borrower” means the Company and each other Borrower that is a Domestic Subsidiary.

“Domestic Guarantor” means each of Company and each Wholly-Owned Domestic Subsidiary of Company from time to time party to this Guaranty.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Foreign Borrower” means each Borrower that is not a Domestic Borrower.

“Foreign Guarantor” means each Wholly-Owned U.S. Domiciled Foreign Guarantor.

“Guaranteed Obligations” shall have the meaning given to such term in Section 1(a) hereof.

‘Loan Document Obligations” shall have the meaning given to such term in Section 1(a) hereof.

“Other Obligations” shall have the meaning given to such term in Section 1(a) hereof.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section la(18)(A)(v)(II) of the Commodity Exchange Act.”

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

4.The liability of each Guarantor hereunder is exclusive and independent of any security or collateral for or other guaranty of the Applicable Guaranteed Obligations of any Borrower whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (i) any direction as to application of payment by any Borrower or by any other party, (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Applicable Guaranteed Obligations of any Borrower, (iii) any payment on or in reduction of any such other guaranty or undertaking, (iv) any dissolution, termination or increase, decrease or change in personnel by any Borrower or any Guarantor or (v) any payment made to any Secured Creditor on the Applicable Guaranteed Obligations, which any Secured Creditor repays any Borrower or any Guarantor pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding in any jurisdiction.

5.The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or any Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or any Borrower and whether or not any other Guarantor, any other guarantor of any Borrower or any Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or any other Guarantor or other circumstance which operates to toll any statute of limitations as to any Borrower or any other Guarantor shall operate to toll the statute of limitations as to each Guarantor.

6.Each Guarantor hereby waives (to the fullest extent permitted by applicable law) notice of acceptance of this Guaranty and notice of any liability to which it may apply, promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor or any other guarantor or any Borrower).

7.Any Secured Creditor may (to the fullest extent permitted by applicable law) at any time and from time to time in accordance with and subject to the limitations set forth in the applicable provisions of the Credit Agreement and the other Loan Documents without the consent of, or notice to, Guarantor, without incurring responsibility to such Guarantor and without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a)change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Applicable Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security or collateral therefor, or any liability incurred directly or indirectly in respect thereof (other than any agreement between any Secured Creditor and one or more Guarantors specifically modifying, supplementing, restating or amending the terms of this Guaranty), and the guaranty herein made shall apply to the Applicable Guaranteed Obligations, as so changed, extended, renewed or altered;

(b)take and hold security for payment of the Applicable Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Applicable Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

(d)release or substitute any one or more other endorsers or other guarantors who are liable for the Applicable Guaranteed Obligations;

(e)settle or compromise any of the Applicable Guaranteed Obligations~~,~~  any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Secured Creditors;

(f)apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Secured Creditors, regardless of what liability or liabilities of any Borrower remain unpaid;

(g)consent to or waive any breach of, or any act, omission or default under, any of the Swap Contracts constituting Other Obligations or Other Foreign Obligations, as applicable, the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Swap Contracts constituting Other Obligations or other Foreign Obligations, as applicable, the Loan Documents (other than this Guaranty) or any of such other instruments or agreements in accordance with their respective terms; and/or

(h)act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against any Borrower to recover full indemnity for any payments made pursuant to this Guaranty.

8.No invalidity, irregularity or unenforceability of all or any part of the Applicable Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full of the Loan Document Obligations (other than indemnity and other contingent obligations described in Sections 4.7 and 12.4 of the Credit Agreement that expressly survive termination thereof and for which no claim has been asserted).

9.This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of any Borrower or any of its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

10.Any indebtedness of any Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of any Borrower to the Secured Creditors; and such indebtedness of any Borrower to any Guarantor, if the Administrative Agent, after an Event of Default has occurred and is continuing, so requests in accordance with the terms of the Credit Agreement, shall be collected, enforced and received by such Guarantor for the benefit of the Secured Creditors and be paid over to the Administrative Agent on behalf of the Secured Creditors on account of the Applicable Guaranteed Obligations ~~of the Borrowers to the Secured Creditors,~~ but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Loan Document Obligations have been irrevocably paid in full in cash and all Commitments have been terminated (other than indemnity and other contingent obligations described in Sections 4.7 and 12.4 of the Credit Agreement that expressly survive termination thereof and for which no claim has been asserted).

~~i)~~  11.iii) Each Guarantor waives (to the fullest extent permitted by applicable law) any right to require the Secured Creditors to: (i) proceed against any Borrower, any other Guarantor, any other guarantor of any Borrower or any other party; (ii) proceed against or exhaust any security or collateral held from any Borrower, any other Guarantor, any other guarantor of any Borrower or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of any Borrower, any other Guarantor, any other guarantor of any Borrower or any other party other than payment in full of the Loan Document Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Guarantor, any other guarantor of any Borrower or any other party, or the unenforceability of the Applicable Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Loan Document Obligations. The Secured Creditors may, at their election and in accordance with Section 12 hereof, foreclose on any security or collateral held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, (to the extent such sale is in accordance with the terms of the Loan Documents and is permitted by applicable law), or exercise any other right or remedy the Secured Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Loan Document Obligations have been irrevocably paid in full in cash and all Commitments have been terminated (other than indemnity and other contingent obligations ~~that expressly survive the termination~~described in Section 4.7 and 12.4 of the Credit Agreement that expressly survive termination thereof and with respect to which no claim has been asserted). Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other party or any security.

(b)Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Applicable Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

12.The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, the Collateral Agent or the UK Security Trustee, as applicable, for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, or stockholder of any Guarantor (except to the extent such stockholder is also a Guarantor hereunder).

13.In order to induce the Lenders to make the Loans and (in the case of Facing Agents) issue (or participate in) Letters of Credit as provided in the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Swap Contracts to which such Other Creditors are a party, each Guarantor represents, warrants and covenants that:

(a)Such Guarantor (i) is a duly organized and validly existing organization in good standing under the laws of the jurisdiction of its organization (to the extent that such concept exists in such jurisdiction), (ii) has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified and is authorized to do business and is in good standing (to the extent such concept exists in the relevant jurisdiction) in each other jurisdiction (other than its jurisdiction of organization) where the ownership, leasing or operation of its property or the conduct of its business requires such qualification, except in the case of ~~clause~~clauses (i) (as to good standing), (ii) and (iii) where such failure to do so, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b)Such Guarantor has the organizational power and authority to execute and deliver this Guaranty and to perform its obligations hereunder and has taken all necessary action to authorize the execution, delivery and performance by it of this Guaranty. Such Guarantor has duly executed and delivered this Guaranty and this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c)The execution and delivery by such Guarantor of this Guaranty and the performance of such Guarantor’s obligations hereunder do not (i) contravene any provision of any Requirement of Law applicable to such Guarantor, except for such contraventions that would not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor pursuant to the terms of any Contractual Obligation to which such Guarantor is a party or by which it or any of its ~~assets or~~ property or assets is bound~~,~~  except for such contraventions, conflicts, breaches or defaults that would not be reasonably likely to have a Material Adverse Effect, (iii) violate any provision of any Organizational Document of such Guarantor except for such violations that would not reasonably be expected to have a Material Adverse Effect~~,~~ or (iv~~) require any approval of stockholders or (v~~) require any material approval or consent of any Person (other than a Governmental Authority) except filings, consents, or notices which have been made, obtained or given and except as set forth on Schedule 6.3 of the Credit Agreement or that the failure to obtain would not reasonably be expected to have a Material Adverse Effect.

(d)Except as set forth on Schedule 6.4 of the Credit Agreement and except for filings necessary to create or perfect security interests in the Collateral, except as have been obtained, waived or made prior to the ~~Closing~~Fifth Amendment Effective Date, and except where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect, no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the ~~Closing~~Fifth Amendment Effective Date and except for any reports required to be filed by Company or any Borrower with the SEC), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution and delivery of this Guaranty or the performance of the obligations hereunder or (ii) the legality, validity, binding effect or enforceability of this Guaranty.

(e)There are no actions, suits or proceedings pending or, to the ~~best~~ knowledge of such Guarantor, threatened in writing against any Credit Party that would reasonably be expected to have a Material Adverse Effect.

14.Each Guarantor covenants and agrees that on and after the date hereof and until the Termination Date (as defined below), such Guarantor shall take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Articles VII or VIII of the Credit Agreement relating to such Guarantor or any of its Subsidiaries, and so that no Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

~~The Guarantors hereby jointly and severally agree to pay all reasonable and documented out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty (including, without limitation, the reasonable fees and out-of-pocket expenses of only one primary counsel and one local counsel in each jurisdiction where applicable for all the Secured Creditors, taken as a whole, plus one additional counsel where necessary in the event of a conflict of interest).~~

15.The Company agrees to pay promptly upon request by the Administrative Agent costs and expenses to the extent provided in Section 12.4 of the Credit Agreement.

16.This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Bank Creditors and their successors and permitted assigns and the Other Creditors.

17.Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and the Administrative Agent (with the written consent of the Required Lenders ~~(~~) or, to the extent required by Section 12.1 of the Credit Agreement, with the written consent of each Lender~~)~~ or each affected Lender, as applicable, at all times prior to the time on which all Loan Document Obligations have been irrevocably paid in full in cash; provided, however~~, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors (as defined below) of such Class of Creditors; and provided, further~~, that (i) any addition of a Guarantor hereunder shall not constitute a change, waiver, discharge, termination, amendment or other modification hereto for the purposes of this Section 17, and the addition of any such Guarantor shall be effective upon the delivery of a Supplement (as defined below) to the Administrative Agent by the applicable Guarantor and (ii) any release of a Guarantor hereunder permitted by ~~Section 12.19 of~~ the Credit Agreement or this Guaranty shall not constitute a change, waiver, discharge, termination, amendment of other modification hereto for the purposes of this Section 17 and the release of a Guarantor shall be effective upon delivery of such Guarantor of a release executed by the Administrative Agent (which release the Administrative Agent is authorized to execute and deliver to the extent provided ~~in Section 12.19(b) of~~herein or in the Credit Agreement).  ~~For the purpose of this Guaranty the term “Class” shall mean each class of Secured Creditors, i.e., whether (A) the Bank Creditors as holders of the Loan Document Obligations or (B) the Other Creditors as the holders of the Other Obligations.  For the purpose of this Guaranty, the term “Requisite Creditors” of any Class shall mean each of (i) with respect to the Loan Document Obligations, the Required Lenders and (ii) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Swap Contracts.~~

~~Each Guarantor acknowledges that an executed (or conformed) copy of each of the Loan Documents and Swap Contracts in existence as of the date hereof has been made available to its principal executive officers.~~

~~In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Secured Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder.  Each Secured Creditor agrees to use reasonable efforts to notify Company and Administrative Agent after any such setoff and application made by such Secured Creditor.~~

18.[Reserved].

19.The parties hereto agree to the terms set forth in Section 12.6(b) of the Credit Agreement.

20.All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 12.3 of the Credit Agreement; provided that notices and communications to (a) the Guarantors, shall be directed to the Guarantors, at the address of Company as provided in and in accordance with Section 12.3 of the Credit Agreement, (b) the Bank Creditors, shall be directed to the Administrative Agent, the Collateral Agent or the Lenders, as applicable, at the address of such party as provided in and in accordance with Section 12.3 of the Credit Agreement, and (c) any Other Creditor at such address as such Other Creditor shall have specified in writing to the Guarantors and the Administrative Agent.

21.If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Applicable Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrowers), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of any Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

22.CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL; GOVERNING LAW.

(a)The terms of Section 12.9 (Consent to Jurisdiction; Mutual Waiver of Jury Trial; Service of Process) and Section 12.11 (Governing Law) of the Credit Agreement with respect to submission to jurisdiction, venue and governing law are incorporated herein by reference, mutatis mutandis (with appropriate adjustments for context), and the parties hereto agree to such terms.

~~(a) ANY LEGAL ACTION OR PROCEEDING BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR COURTS OF THE UNITED STATES FOR THE SOUTHERN DIASTRICT OF NEW YORK, AND BY EXECUTING AND DELIVERING THIS GUARANTY, EACH PARTY HERETO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, IRREVOCABLY (1) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NON EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (3) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 20; (4) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (3) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAKING; AND (5) AGREES THE SECURED CREDITORS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY HERETO IN THE COURTS OF ANY OTHER JURISDICTION.~~

~~EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.~~

(b)EACH OF THE PARTIES TO THIS ~~GUARANTY~~AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION~~,~~  THOSE REFERRED TO IN CLAUSE (~~a~~A) ABOVE, IN RESPECT ~~TO~~OF ANY MATTER ARISING OUT OF OR DIRECTLY RELATING TO THIS ~~GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY~~AGREEMENT.

~~THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.~~

23.In the event that (a) all of the Capital Stock of one or more Guarantors is sold, conveyed, transferred or otherwise disposed of or liquidated ~~in compliance with the requirements of Section 8.3, Section 8.4, or Section 8.6 of the Credit Agreement (or such sale, conveyance, transfer or other disposition or liquidation is otherwise expressly~~, dissolved or otherwise cancelled or ceases to exist as a result of a dissolution, merger, amalgamation or consolidation, in each case in connection with a transaction permitted by the Credit Agreement or that has been approved in writing by the Required Lenders (or all Lenders or affected Lenders, as applicable, if required by Section 12.1 of the Credit Agreement)~~)~~  and the proceeds ~~of such sale, disposition or liquidation~~thereof are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, or (b) a Guarantor is required to be released pursuant to the provisions of ~~Section 12.19(b)(iii) of~~ the Credit Agreement or this Guaranty, such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 23).

24.This Guaranty and ~~any amendments or supplements~~each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by ~~the~~ different parties ~~hereto on~~thereto in separate counterparts, each of which when so executed ~~and delivered~~ shall be deemed to be an original~~, but~~ and all of which ~~shall~~taken together shall constitute one and the same ~~instrument~~agreement. Delivery of an executed counterpart of a signature page to this Guaranty and each amendment, waiver and consent with respect hereto by telecopier, .pdf or other electronic transmission shall be effective as delivery of an original executed counterpart thereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Guaranty or any amendment or other modification hereof shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

25.All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

26.It is understood and agreed that any Subsidiary of Company that is required to become a party to this Guaranty after the Closing Date pursuant to Section 7.12 of the Credit Agreement shall automatically become a Guarantor hereunder upon the execution and delivery by such Subsidiary of an instrument substantially in the form of Exhibit A hereto (a “Supplement”) and the delivery of same to the Administrative Agent, with the same force and effect as if originally named as a party herein. The execution and delivery of any instrument adding an additional party to this Guaranty shall not require the consent of any party hereunder or of any Secured Creditor. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new party hereto.

27.It is the desire and intent of the Guarantors and the Secured Creditors that this Guaranty shall be enforced against the Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Applicable Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the Maximum Amount.

28.On the Termination Date, this Guaranty shall automatically terminate (provided that all indemnities set forth herein shall survive such termination) and the Administrative Agent, at the request and expense of the relevant Guarantor, will execute and deliver to such Guarantor a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty. As used in this Guaranty, “Termination Date” shall mean the date upon which the Total Commitment have been terminated~~, no Note under the Credit Agreement is outstanding (~~ and all Loans have been repaid in full~~)~~ in cash, all Letters of Credit have been terminated or Cash Collateralized pursuant to the Credit Agreement ~~and all~~or otherwise in a manner reasonably acceptable to the applicable Facing Agent and all other Loan Document Obligations then outstanding (other than ~~any~~indemnity and other contingent ~~indemnities~~obligations described herein and in Section 4.7 and 12.4 of the Credit Agreement that expressly survive termination hereof or thereof and for which no claim has been asserted) have been irrevocably paid in full in cash.

29.In connection with the joinder to the Credit Agreement of any Other Subsidiary Borrower pursuant to Section 2.15 of the Credit Agreement, on and as of the effective date of such joinder thereunder, (a) each Domestic Guarantor hereby acknowledges, agrees and confirms that the Obligations of such Other Subsidiary Borrower under the Credit Agreement and each of the other Loan Documents shall constitute “Guaranteed Obligations” for all purposes hereof until such time as such Person ceases to be an Other Subsidiary Borrower or such Person’s Obligations cease to constitute “Guaranteed Obligations” in accordance with the terms hereof or of any other Loan Document and (b) solely to the extent such Other Subsidiary Borrower is a Foreign Subsidiary, each Foreign Guarantor hereby acknowledges, agrees and confirms that the Obligations of such Foreign Subsidiary under the Credit Agreement and each of the other Loan Documents shall constitute “Guaranteed Foreign Obligations” for all purposes hereof until such time as such Person ceases to be an Other Subsidiary Borrower or such Person’s Obligations cease to constitute “Guaranteed Obligations” in accordance with the terms hereof or of any other Loan Document. Further, on and as of the effective date of such joinder, each Guarantor hereby agrees that the Guaranty shall remain in full force and effect after giving effect thereto and reaffirms, ratifies and confirms its obligations hereunder.

30.This Guaranty amends, restates, supersedes, and replaces in its entirety the Existing Guaranty. Nothing contained herein shall be construed as a novation of the obligations outstanding under the Existing Guaranty, which shall remain in full force and effect, except as modified hereby. Any payment or performance of any obligation under the Existing Guaranty or any obligation described in this Guaranty during any period prior to the date hereof shall constitute payment or performance of such obligation under this Guaranty.

[~~signature page follows~~Signature Pages Follow]

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

BALL CORPORATION, an Indiana corporation

By:
Name:
Title:

BALL ASIA SERVICES LIMITED

By:
Name:
Title:

BALL CONTAINER LLC

By:
Name:
Title:

BALL CORPORATION, a Nevada corporation
BALL GLASS CONTAINERS, INC.
BALL HOLDINGS LLC
BALL INC.
USC MAY VERPACKUNGEN HOLDING INC.

By:
Name:
Title:

BALL AEROSPACE & TECHNOLOGIES CORP.
BALL GLOBAL BUSINESS SERVICES CORP.
BALL INTERNATIONAL HOLDINGS LLC
BALL METAL BEVERAGE CONTAINER CORP.
BALL PACKAGING, LLC
BALL PAN-EUROPEAN HOLDINGS, LLC
BALL TECHNOLOGIES HOLDINGS CORP.
LATAS DE ALUMINIO BALL, INC.
REXAM BEVERAGE CAN COMPANY

By:
Name:
Title:

BALL ADVANCED ALUMINUM TECHNOLOGIES CORP.
BALL METAL CONTAINER CORPORATION

By:
Name:
Title:

BALL BEVERAGE CAN AMERICAS INC.
BALL BP HOLDING COMPANY

By:
Name:
Title:

BALL BENELUX HOLDINGS

By:
Name:
Title:

BALL PAN-EUROPEAN HOLDINGS, LLC

By:
Name:
Title:

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH.,

as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT A

GUARANTY

ADDITION OF NEW GUARANTOR TO GUARANTY (this “Instrument”), dated as of ~~_________________ __, ______~~[•] [•], [•], amending that certain Amended and Restated Guaranty, dated as of [~~_____________, 2016~~__], 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by the Guarantors (the “Guarantors”) party thereto in favor of the Secured Creditors.

Reference is made to the Credit Agreement dated ~~[_____________, 2016] (as~~as of March 18, 2016 (as amended by the First Amendment, dated as of March 9, 2018, the Second Amendment, dated as of March 25, 2019, the Third Amendment, dated as of August 3, 2020, the Fourth Amendment, dated as of October 1, 2021, the Fifth Amendment, dated as of [__], 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”)~~,~~  by and among Ball Corporation, an Indiana corporation (~~the~~ “Company”), ~~Ball UK Acquisition Limited, a private limited company registered in England and Wales with company number 09441371 and whose registered office is at c/o Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, United Kingdom,~~ each Other Subsidiary Borrower (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto as lenders (the “Lenders”), ~~and~~ Deutsche Bank AG New York Branch, as Administrative Agent and ~~Deutsche Bank AG New York Branch, as~~as the Collateral Agent ~~for the Lenders, pursuant to which the~~, and the Facing Agents (as defined therein) from time to time party thereto (the Lenders, the Facing Agents, the Administrative Agent, and the Collateral Agent are herein called the “Bank Creditors”), the Lenders have agreed to make Loans and to issue (in the case of Facing Agents), and participate in Letters of Credit as contemplated therein.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement or, if not therein defined, in the Credit Agreement.

The Guarantors have entered into the Agreement in order to induce the Lenders to extend credit pursuant to the Credit Agreement and to induce the Other Creditors to extend Swap Contracts. Pursuant to Section 26 of the Agreement, the undersigned is required to enter into the Agreement as a Guarantor. Section 26 of the Agreement provides that additional parties may become Guarantors under the Agreement by execution and delivery of an instrument substantially in the form of this Instrument. The undersigned (the “New Party”) is executing this Instrument in accordance with the requirements of the Credit Agreement to become a Guarantor under the Agreement in order to induce the Lenders to extend and continue the extension of credit pursuant to the Credit Agreement.

Accordingly, the New Party agrees as follows:

SECTION 1. In accordance with the Agreement, the New Party by its signature below becomes a party to the Agreement as of the date hereof with the same force and effect as if originally named therein as a party and the New Party hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a party thereunder are true and correct in all material respects on and as of the date hereof or, to the extent relating to an earlier date, as of such date. Each reference to a “Guarantor” and a [“Domestic Guarantor”][“Foreign Guarantor”] in the Agreement shall be deemed to include the New Party. The Agreement is hereby incorporated herein by reference.

SECTION 2. The New Party represents and warrants to the Administrative Agent and the Secured Creditors that this Instrument has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 3. This Instrument may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Instrument shall become effective when the Administrative Agent shall have received a counterpart of this Instrument that bears the signature of the New Party. Delivery of an executed counterpart of a signature page of this Instrument by telecopy or other electronic imaging means (including in .pdf format) shall be effective as delivery of a manually executed counterpart of this Instrument.

SECTION 4. Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 5. THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. All communications and notices hereunder shall be in writing and given as provided in the Agreement. All communications and notices hereunder to the New Party shall be given to it pursuant to and in accordance with in Section 20 of the Agreement.

IN WITNESS WHEREOF, the New Party has duly executed this Addition of New Guarantor to Guaranty as of the day and year first above written.

[NAME OF NEW PARTY],

By: ~~_____________________~~
Name: ~~_____________________~~
Title: ~~_____________________~~

Exhibit 5.1(a)(iii)

~~FORM OF~~AMENDED AND RESTATED PLEDGE AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AGREEMENT, dated as of June 28, 2022, (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”)~~, dated as of _________, is~~ is made by each of the undersigned (each, other than the Pledgee, a “Pledgor” and, together with any other entity that becomes a party hereto pursuant to Section 24 hereof, collectively, the “Pledgors”), to Deutsche Bank AG New York Branch, as the Collateral Agent (the “Pledgee”) for its benefit and the benefit of (i) the Lenders, the Facing Agents and the Administrative Agent (each as defined below) under the Credit Agreement hereinafter referred to (such Lenders, such Facing Agents, the Pledgee and the Administrative Agent are hereinafter called the “Bank Creditors”) and (ii) if one or more Lenders (or any Affiliate thereof) is a party to one or more Swap Contracts with ~~a Credit Party~~the Borrowers and/or one or more of their Subsidiaries, such Lender or such Affiliate, in each case solely to the extent that such Person remains a Lender or an Affiliate of a Lender (collectively, the “Other Creditors” and, together with the Bank Creditors, are hereinafter called the “Secured Creditors”).

W I T N E S ~~S~~ E T H:

WHEREAS, pursuant to the terms of the Credit Agreement dated as of March 18, 2016 (as amended by the First Amendment, dated as of March 9, 2018, the Second Amendment, dated as of March 25, 2019, the Third Amendment, dated as of August 3, 2020, the Fourth Amendment, dated as of October 1, 2021, the Fifth Amendment, dated as of June 28, 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Ball Corporation, an Indiana corporation (the “Company”), ~~Ball UK Acquisition Limited, a private limited company registered in England and Wales with company number 09441371 and whose registered office is at c/o Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, United Kingdom,~~ each Other Subsidiary Borrower (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto, as lenders (the “Lenders”), and Deutsche Bank AG New York Branch, as administrative agent for the Lenders (the “Administrative Agent”), the Pledgee, and the Facing Agents (as defined therein) from time to time party thereto, the Lenders have agreed to make Loans and to issue (in the case of Facing Agents), and participate in Letters of Credit as contemplated therein;

WHEREAS, pursuant to that certain Amended and Restated Guaranty (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) dated as of ~~March 18~~June 28, ~~2016~~2022, Company and certain Subsidiaries of Company have guaranteed to the Secured Creditors the payment when due of the Applicable Guaranteed Obligations (as defined in the Guaranty);

WHEREAS, it is a condition to each of the above-described extensions of credit that each Pledgor shall have executed and delivered this Agreement; ~~and~~

WHEREAS, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

WHEREAS, Company, certain subsidiaries of the Company and the Administrative Agent have entered into that certain Pledge Agreement dated as of March 18, 2016 (as amended, restated, supplemented or otherwise modified to, but not including, the date hereof, the “Existing Pledge Agreement”); and

WHEREAS, on June 28, 2022, immediately after giving effect to the Fifth Amendment and the transactions contemplated hereby, the parties hereto at such time, have agreed to amend and restate the Existing Pledge Agreement as set forth herein;

NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

~~1~~31.SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure, in respect of each Pledgor:

(i)

(A) with respect to each Pledgor that is a Guarantor, the Applicable Guaranteed Obligations of such Pledgor and (B) with respect to each Pledgor that is a Borrower, the Obligations of such Pledgor, in the case of clauses (A) and (B) other than, in each case, Excluded Swap Obligations;

(ii)

in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities referred to in clause (i) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral granted by such Pledgor, or of any exercise by the Pledgee of its rights hereunder in respect of or relating to such Collateral, together with reasonable attorneys’ fees and court costs, but excluding any Taxes and Excluded Taxes; and

(iii)	all amounts paid by any Secured Creditor as to which such Secured Creditor has the right to reimbursement from such Pledgor under Section 12.4 of the Credit Agreement;

provided that, notwithstanding anything to the contrary in this Agreement or any other Loan Document, (x) the obligations of each Foreign Pledgor under this Agreement or any other Loan Document shall be separate and distinct from the obligations of each Domestic Pledgor, and shall be expressly limited to the obligations of such Foreign Pledgor as set forth herein and (y) no pledge, grant, lien or security interest in any Collateral of a Foreign Pledgor shall secure, and no payment of any amount by a Foreign Pledgor (in its capacity as such) under a Loan Document, and no portion of any Collateral of a Foreign Pledgor or any proceeds thereof, in each case shall be for the account of, or reduce the Secured Obligations of, any Person other than a Foreign Borrower (the foregoing, collectively, the “Secured Obligations,” it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement (including, but not limited to, any such credit extension to any Other Subsidiary Borrower that may become a party to the Credit Agreement pursuant to Section 2.15 thereof after the date hereof). In furtherance of the foregoing, the liability of each Foreign Pledgor for the payment and performance of the covenants, representations and warranties set forth in this Agreement and the other Loan Documents shall be several from and not joint with the obligations of any Domestic Pledgor.

~~2~~32.DEFINITION OF SECURITIES, ETC.

~~2.1.~~32.1Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. The following terms, as used in this Agreement, shall have the following meanings:

“Additional Pledged Securities” means, with respect to a Pledgor at any time, all of the issued and outstanding Capital Stock (other than Initial Pledged Securities) of each Wholly-Owned Domestic Subsidiary and each first-tier Wholly-Owned Foreign Subsidiary, in each case that is an Other Subsidiary Borrower or a Material Subsidiary and not an Excluded Subsidiary, owned by such Pledgor at such time; provided that at no time shall any Excluded Securities constitute “Additional Pledged Securities”.

“Applicable Guaranteed Obligations” has the meaning given to such term in the Guaranty.

“Collateral” has the meaning given to such term in Section 3.1 of this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. Section 1, et seq.), as amended from time to time, and any successor statute.

“Domestic Pledgor” means each Pledgor identified on Annex A on the date hereof other than Ball International~~, LLC and Ball Pan-European~~  Holdings~~,~~  LLC, Ball International Holdings S.à R.L., and any Person that becomes a party hereto pursuant to Section 24 hereof, that in each case is a Domestic Subsidiary. For the avoidance of doubt, as of the Fifth Amendment Effective Date, Ball Benelux Holdings Inc. and Ball Pan-European Holdings, LLC do not constitute Domestic Subsidiaries or Domestic Pledgors.

“Excess Foreign Subsidiary Stock” shall have the meaning given to such term in the definition of “Excluded Securities” in Section 2.1 of this Agreement.

“Excluded Securities” means (a) solely with respect to a Domestic Pledgor at any time, to the extent securing Secured Domestic Obligations, any Capital Stock either (i) in excess of 65% of the Capital Stock of any first-tier Foreign Subsidiary or any first-tier U.S. Domiciled Foreign Guarantor or (ii) in excess of 65% of the total combined voting power of all classes of stock of such Subsidiary entitled to vote, in each case owned by such Domestic Pledgor at such time (such excess referred to in clauses (i) or (ii) hereof, the “Excess Foreign Subsidiary Stock”), (b) solely with respect to a Foreign Pledgor at any time, any Capital Stock to the extent the pledge of such Capital Stock would secure any Secured Domestic Obligations, (c) any Capital Stock of any Excluded Subsidiary and (d) any Capital Stock to the extent the pledge of such Capital Stock would violate one or more Exclusion Principles.

“Excluded Swap Obligation” means, with respect to any Pledgor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Pledgor of, or the grant by such Pledgor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Pledgor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Pledgor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Exclusion Principles” means the limitations, prohibitions and restrictions contained in the proviso to the definition of Secured Obligations, the definition of Agreed Guaranty and Security Principles, and in Sections 7.12~~, 7.14~~  and 12.22 of the Credit Agreement.

“Foreign Pledgor” means each Pledgor that is not a Domestic Pledgor.

“Initial Pledged Securities” has the meaning given to such term in Section 3.1 of this Agreement.

“Pledged Securities” ~~means, without duplication, the Initial Pledged Securities and the Additional Pledged Securities~~has the meaning given to such term in Section 3.1 of this Agreement.

“Primary Obligations” has the meaning given to such term in Section 9(b) of this Agreement.

“Pro Rata Share (Pledge Agreement)” has the meaning given to such term in Section 9(b) of this Agreement.

“Representative” has the meaning given to such term in Section 9(e) of this Agreement.

“Secondary Obligations” has the meaning given to such term in Section 9(b) of this Agreement.

“Secured Domestic Obligations” means, solely with respect to each Domestic Pledgor, the Secured Obligations of such Domestic Pledgor, but excluding any guaranty of, or related obligations, covenants and duties with respect to, the Secured Obligations of any Foreign Subsidiary.

“Secured Foreign Obligations” means, solely with respect to each Foreign Pledgor, the Secured Obligations of such Foreign Pledgor.

“Secured Obligations” has the meaning given to such term in Section 1 of this Agreement.

“Swap Obligation” means, with respect to any Pledgor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Termination Date” has the meaning given to such term in Section 18(a) of this Agreement.

~~2.2.~~32.2INTENTIONALLY OMITTED.

~~2.3.~~32.3Restrictions on Pledges. Notwithstanding any provision to the contrary in any Loan Document, but subject at all times to the Exclusion Principles, no Pledgor (individually or in combination) shall pledge at any time any Excluded Securities.

~~3~~33.PLEDGE OF SECURITIES, ETC.

~~3.1.~~33.1Pledge. Each Domestic Pledgor, to secure the Secured Obligations of such Domestic Pledgor, and each Foreign Pledgor, to secure the Secured Foreign Obligations of such Foreign Pledgor, (x) except as provided in Section 2.6 of the Fifth Amendment, confirms and reaffirms its prior grant and pledge under the Existing Pledge Agreement and (y) hereby grants and pledges to the Pledgee a security interest in, and acknowledges and agrees that Pledgee has a lien upon and security interest in, all of such Pledgor’s right, title and interest in the following property (all of which is hereinafter referred to as the “Collateral”) now or hereafter owned by such Pledgor: (i) all shares of stock, limited liability company interests, partnership interests and other Capital Stock issued by the issuers listed on Annex A hereto, other than Excluded Securities (and in and to all certificates or instruments evidencing any and/or all of the foregoing) (the “Initial Pledged Securities”); (ii) all of such Pledgor’s right, title and interest in and to any Additional Pledged Securities (and in and to all certificates or instruments evidencing such Additional Pledged Securities) (together with the Initial Pledged Securities, the “Pledged Securities”); and (iii) all proceeds of any and all the foregoing; provided, however, that notwithstanding the foregoing, with respect to each Pledgor, “Additional Pledged Securities”, “Collateral”, “Initial Pledged Securities” and “Pledged Securities”, in each case shall not include, and the security interest granted hereunder shall not attach to, any Excluded Securities.

~~3.2.~~33.2Delivery of Securities. ~~On~~Except as otherwise permitted below, on or prior to the date hereof, each Pledgor has delivered to the Pledgee any and all certificates which it owns representing any Initial Pledged Securities, accompanied by undated stock, partnership or membership powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Pledged Securities), or such other instruments of transfer as are reasonably acceptable to the Pledgee. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any Additional Pledged Securities required to be pledged under Section 7.12 of the Credit Agreement at any time or from time to time after the date hereof, such Pledgor will, to the extent certificated, within the applicable time period required pursuant to the Credit Agreement, deliver such Additional Pledged Securities (or certificates or instruments representing such Additional Pledged Securities) to the Pledgee, accompanied by undated stock, partnership or membership powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Additional Pledged Securities), or such other instruments of transfer as are acceptable to the Pledgee, and will promptly thereafter deliver to the Pledgee a certificate executed by a Responsible Officer of such Pledgor describing such Capital Stock in the manner set forth on Annex A hereto and certifying that the same have been duly pledged with the Pledgee hereunder (and upon such delivery Annex A hereto shall be deemed amended to include such Additional Pledged Securities as Pledged Securities). Notwithstanding anything in the Fifth Amendment, the Credit Agreement, this Agreement or any other Loan Document, no later than the date that is 60 days (or such later date as may be agreed by the Pledgee) after the date of this Agreement, to the extent not previously delivered to Pledgee on or prior to the date of this Agreement, each Pledgor agrees to deliver to Pledgee any and all certificates which it owns representing any Initial Pledged Securities, accompanied by undated stock, partnership or membership powers duly executed in blank by such Pledgor (and accompanied by any transfer tax stamps required in connection with the pledge of such Pledged Securities), or such other instruments of transfer as are reasonably acceptable to the Pledgee.

~~3.3.~~33.3Uncertificated Securities. Notwithstanding anything to the contrary contained in Sections 3.1 and 3.2 hereof, if any Pledged Securities (whether now owned or hereafter acquired) are uncertificated Pledged Securities, the respective Pledgor shall promptly notify the Pledgee thereof, and shall promptly take all actions required to perfect the security interest of the Pledgee under applicable law; provided that in no event shall any actions be required in any jurisdiction outside the United States to establish, perfect, preserve or protect such security interest unless otherwise required pursuant to the Credit Agreement or any other Loan Document. The Pledgors shall not permit or suffer (a) such uncertificated Pledged Securities to be represented by any certificates or otherwise become “certificated securities” or to be credited to a “securities account” within the meaning of the UCC unless Pledgee has been granted “control” within the meaning of the UCC over such “securities account” (or unless such Pledged Securities thereafter become certificated and the provisions of Section 3.2 hereof are complied with) or (b) any person other than the Pledgee to have “control” within the meaning of Article 8 of the UCC in respect of the such uncertificated Pledged Securities.

~~3.4.[Reserved].~~

~~4~~34.APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. The Pledgee shall have the right to appoint, after the Closing Date, one or more sub-agents for the purpose of retaining physical possession of the certificated Pledged Securities, which may be held (in the discretion of the Pledgee) in the name of such Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

~~5~~35.VOTING, ETC., WHILE NO EVENT OF DEFAULT. So long as an Event of Default shall not have occurred and be continuing and until the Pledgee gives notice that it is exercising its rights under Section 7 hereof during the continuation of an Event of Default, each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided, that no vote shall be cast or any consent, waiver or ratification given or any action taken which would violate, or result in a breach of any covenant contained in, this Agreement or any other Loan Document, except to the extent that such violation or breach is waived in accordance with the terms of Section 20 hereof or of such other Loan Document.

~~6~~36.DIVIDENDS AND OTHER DISTRIBUTIONS. So long as an Event of Default shall not have occurred and be continuing and until the Pledgee gives notice that it is exercising its rights under Section 7 hereof during the continuation of an Event of Default, all cash and other non-cash dividends and distributions payable in respect of the Pledged Securities shall be paid to the respective Pledgor that owns such Pledged Securities; provided, that the Pledgee also shall be entitled to receive directly, and to retain as part of the Collateral:

(a)all other additional stock or other securities (other than cash) paid or distributed by way of dividend or otherwise in respect of the Pledged Securities;

(b)all other additional stock or securities or property (including cash) paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(~~b~~c)all other additional stock or securities or other property (including cash), in each case except in connection with any transaction permitted under the terms of the Credit Agreement, which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 shall limit or restrict in any way the Pledgee’s right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments that are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 shall be received in trust for the benefit of the Pledgee, shall promptly upon the respective Pledgor obtaining knowledge thereof be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

~~7~~37.REMEDIES IN CASE OF EVENTS OF DEFAULT. In case an Event of Default shall have occurred and be continuing, then and in every such case, the Pledgee shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Loan Document or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the UCC or other applicable law (provided that in no event shall any actions be required in any jurisdiction outside the United States to establish, perfect, preserve and protect such security interest unless otherwise required pursuant to the Credit Agreement or any other Loan Document), and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(a)to receive all amounts payable in respect of the Collateral otherwise payable to such Pledgor under Section 6 hereof;

(b)to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees;

(c)to vote all or any part of the Pledged Securities (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so); and

(d)to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by each Pledgor to the maximum extent permitted by law), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ prior written notice of the time and place of any such sale shall be given to such Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations, the Secured Foreign Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto.

~~8~~38.REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee provided for in this Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee to exercise any such right, power or remedy shall operate as a waiver thereof. Unless otherwise required by the Loan Documents, no notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee to any other or further action in any circumstances without notice or demand.

~~9~~39.APPLICATION OF PROCEEDS.

(a)Subject to Sections 9(g), 9(h) and 9(i) hereof, all moneys collected by the Pledgee upon any sale or other disposition of any Collateral owned by a Domestic Pledgor or a Foreign Pledgor, as applicable, together with all other moneys received by the Pledgee hereunder, in each case in connection with the exercise of remedies hereunder, shall be applied to the payment of the Secured Obligations of such Domestic Pledgor or the Secured Foreign Obligations of such Foreign ~~Plegor~~Pledgor, as applicable, secured by such Collateral as follows:

(i)	first, to the payment of all amounts owing to the Pledgee of the type described in clauses (ii) and (iii) of the definition of Secured Obligations;
(ii)

second, to the extent proceeds remain after the application pursuant to the preceding clause (i), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to such outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share (Pledge Agreement) of the amount remaining to be distributed;

(iii)

third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 9(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share (Pledge Agreement) of the amount remaining to be distributed; and

(iv)	fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, and following the termination of this Agreement pursuant to Section 18 hereof or otherwise in accordance with the Credit Agreement, to the relevant Pledgor or to whomever may be lawfully entitled to receive such surplus.

(b)For purposes of this Agreement (i) “Pro Rata Share (Pledge Agreement)” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount under clause (a) above, that amount (expressed as a percentage) equal to such Secured Creditor’s Pro Rata Share of the then unpaid amount of Primary Obligations or Secondary Obligations, as the case may be, in each case owing to such Secured Creditor at such time, (ii) “Primary Obligations” shall mean, without duplication, (A) with respect to the Secured Obligations of a Domestic Pledgor, such Pledgor’s Applicable Guaranteed Obligations other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities and (B) with respect to the Secured Foreign Obligations of a Foreign Pledgor, such Foreign Pledgor’s Applicable Guaranteed Obligations other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities and (iii) “Secondary Obligations” shall mean, without duplication, (A) with respect to the Secured Obligations of a Domestic Pledgor, all Secured Obligations of such Domestic Pledgor other than the Primary Obligations and (B) with respect to Secured Foreign Obligations of a Foreign Pledgor, all Secured Foreign Obligations of such Foreign Pledgor other than Primary Obligations. In the case of a conflict between this Section 9 and the second to last paragraph of Section 10.1 of the Credit Agreement, this Section 9 shall control.

(c)When payments to Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 9 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share (Pledge Agreement) of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d)Each of the Secured Creditors agrees and acknowledges that if the Bank Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Bank Creditors, as cash security for the repayment of Secured Domestic Obligations or Secured Foreign Obligations, as applicable, owing to the Bank Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Secured Domestic Obligations or Secured Foreign Obligations, as applicable, owing to the Bank Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Pledgee for distribution in accordance with Section 9(a) hereof.

(e)Except as set forth in Section 9(d) hereof, all payments required to be made hereunder shall be made (i) if to the Bank Creditors, to the Administrative Agent under the Credit Agreement for the account of the Bank Creditors, and (ii) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(f)For purposes of applying payments received in accordance with this Section 9, the Pledgee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each Representative for any Secured Creditors and the Secured Creditors agree (or shall agree) to provide upon request of the Pledgee) of the outstanding Primary Obligations and Secondary Obligations owed to the Bank Creditors or the Other Creditors, as the case may be. Unless it has actual knowledge (including by way of written notice from a Bank Creditor or an Other Creditor) to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, and the Pledgee, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless it has actual knowledge (including by way of written notice from an Other Creditor) to the contrary, the Pledgee, in acting hereunder, shall be entitled to assume that no Swap Contracts are in existence.

(g)Notwithstanding anything to the contrary in this Agreement or any other Loan Document, to the extent monies or proceeds to be applied pursuant to clause (a) above consist of proceeds received from any Foreign Subsidiary, such proceeds will be applied as otherwise required in clause (a) above solely to the Secured Foreign Obligations (as if each reference therein to “Secured Obligations” were to “Secured Foreign Obligations”). All references in the Loan Documents to payments, proceeds, liabilities, Secured Obligations, Obligations, Primary Obligations, Secondary Obligations, Loans, fees, collections, Applicable Guaranteed Obligations (and each component definition thereof), ~~Guarantees~~guarantees, Collateral, security interests, pledges, and any other arrangement affecting the payment obligations of the Borrowers and the other Loan Parties to the Administrative Agent, the Collateral Agent, the Facing Agents, the Lenders and the other Secured Creditors, shall, in the case of and as applied to any Foreign Subsidiary, only relate to the Secured Foreign Obligations, such that no payments received from, or collections on account of the property or assets of, a Foreign Subsidiary (or rights to such receipt or such collection) shall be applied to any Secured Domestic Obligations, it being the intention of the parties hereto to avoid adverse tax consequences for any U.S. Credit Party due to the application of Section 956 of the Code.

(h)To the extent monies or proceeds to be applied pursuant to clause (a) above consist of proceeds received from a sale or other disposition of Excess Foreign Subsidiary Stock, such proceeds will be applied as otherwise required in clause (a) above solely to the Secured Foreign Obligations (as if each reference therein to “Secured Obligations” were to “Secured Foreign Obligations”). In determining whether any Excess Foreign Subsidiary Stock has been sold or otherwise disposed of, the Administrative Agent shall treat any sale or disposition of Pledged Securities of any first-tier Foreign Subsidiary or any first-tier U.S. Domiciled Foreign Guarantor owned by any Domestic Pledgor at such time as first being a sale of Pledged Securities which are not Excess Foreign Subsidiary Stock until such time as the Pledged Securities sold represent, in the aggregate with all other Pledged Securities of the respective entities sold, 65% of the Capital Stock of any first-tier Foreign Subsidiary or any ~~first-tier~~first- tier U.S. Domiciled Foreign Guarantor (or 65% of the total combined voting power of all classes of stock of such Subsidiary entitled to vote), in each case owned by such Domestic Pledgor at such time and, after such threshold has been met, any further sales of Pledged Securities of the respective first-tier Foreign Subsidiary or first-tier U.S. Domiciled Foreign Guarantor shall be treated as sales of Excess Foreign Subsidiary Stock.

(i)Notwithstanding anything to the contrary in Sections 9(a) through 9(f), but at all times subject to Sections 9(g) and 9(h), the Administrative Agent may in its sole discretion (and, at the request of the Required Lenders, shall) apply any amounts described in clause (a) above, to the extent representing proceeds received in respect of Collateral from a Domestic Pledgor (x) first, to the Secured Domestic Obligations of such Domestic Pledgor as provided in clause (a) above and (y) second, after repayment in full of all Secured Domestic Obligations of such Domestic Pledgor, to all other Secured Obligations of such Domestic Pledgor as provided in clause (a) above.

~~10~~40.PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

~~11~~41.EXPENSES. The Company agrees to pay promptly upon request by the Pledgee costs and expenses to the extent provided in Section 12.4 of the Credit Agreement.

~~12~~42.FURTHER ASSURANCES; POWER-OF-ATTORNEY.  ~~(a)~~ iv) Each Pledgor agrees that it will join with the Pledgee in executing (where necessary) and, at such Pledgor’s own expense, file and refile under the UCC or other applicable law (provided that in no event shall any actions be required in any jurisdiction outside the United States to establish, perfect, preserve or protect such security interest unless otherwise required pursuant to the Credit Agreement or any other Loan Document) such financing statements, continuation statements and other documents in such offices as the Pledgee may request and deem reasonably necessary and wherever required by law in order to perfect and preserve the Pledgee’s security interest in the Collateral and hereby authorizes the Pledgee to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of such Pledgor where permitted by law, and agrees to do such further acts and things and to execute and deliver to the Pledgee such additional conveyances, assignments, agreements and instruments as the Pledgee may reasonably require or deem necessary to carry into effect the purposes of this Agreement or to further assure and confirm unto the Pledgee its rights, powers and remedies hereunder; provided that no such financing statement, continuation statement, amendment or other document will contain generic, all asset or similar descriptions; provided, further, that, except as otherwise required pursuant to the Credit Agreement or any other Loan Document, the Pledgee shall not, and no Pledgor shall be required to, take any of the foregoing actions, or to execute, deliver or file any agreements, documents, financing statements, or instruments, in any jurisdiction (or under the laws of any jurisdiction) other than the United States or any State thereof or the District of Columbia.

(b)Each Pledgor hereby appoints the Pledgee as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time after the occurrence and during the continuance of an Event of Default, in the Pledgee’s reasonable discretion to take any action and to execute any instrument which the Pledgee may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

~~13~~43.THE PLEDGEE AS AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by the parties hereto and each Secured Creditor, by accepting the benefits of this Agreement, that each acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement. The Pledgee shall act hereunder on and in accordance with the terms and conditions set forth herein and in Article XI and all other relevant provisions of the Credit Agreement.

~~14~~44.TRANSFER BY PLEDGORS. No Pledgor will sell or otherwise dispose of, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Credit Agreement).

~~15~~45.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor represents and warrants as of the date hereof that (a) it is the legal, record and beneficial owner of, and has good title to, all the Initial Pledged Securities owned by such Pledgor, subject to no Lien (except the Lien created by this Agreement and Permitted Liens); (b) it has full corporate power, authority and legal right to pledge all the Initial Pledged Securities owned by such Pledgor; (c) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); (d) except as set forth on Schedule 6.4 to the Credit Agreement and except for filings necessary to create or perfect security interests in the Collateral, except as have been obtained or made on or prior to the ~~Closing~~Fifth Amendment Effective Date, and except where the failure to obtain the same would not reasonably be expected to have a Material Adverse Effect, no material order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the ~~Closing~~Fifth Amendment Effective Date and except for any reports required to be filed by Company or any of its Subsidiaries with the SEC), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution and delivery of this Agreement by such Pledgor or the performance by such Pledgor of its obligations hereunder, (ii) the validity or enforceability of this Agreement against such Pledgor, (iii) the perfection or enforceability of the Pledgee’s security interest in the Collateral owned by such Pledgor or (iv) except for compliance with or as may be required by applicable securities laws and the applicable UCC, the exercise by the Pledgee of any of its rights or remedies provided herein; (e) the execution and delivery by such Pledgor of this Agreement and the performance of such Pledgor’s obligations hereunder do not (i) contravene any provision of any Requirement of Law applicable to such Pledgor except for such contraventions that would not reasonably be expected to have a Material Adverse Effect, (ii) conflict with or result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Pledgor pursuant to the terms of any Contractual Obligation to which such Pledgor is a party or by which it or any of its property or assets is bound except for such contraventions, conflicts, breaches or defaults that would not be reasonably likely to have a Material Adverse Effect, (iii) violate any provision of any Organizational Document of such Pledgor except for such violations that would not reasonably be expected to have a Material Adverse Effect, or (iv) require any material approval or consent of any Person (other than a Governmental Authority) except filings, consents, or notices which have been made, obtained or given and except as set forth on Schedule 6.3 to the Credit Agreement or except where the failure to obtain such approval or consent would not reasonably be expected to have a Material Adverse Effect; (f) all the ~~shares of the~~ Initial Pledged Securities consisting of any shares of any corporation owned by such Pledgor have been duly and validly issued, are fully paid, as applicable, and non-assessable and are transferable and subject to no options to purchase or similar rights (except, in each case, pursuant to a transaction permitted by the Credit Agreement or as otherwise permitted by the Credit Agreement and except for any restriction existing or arising as a result of a Requirement of Law); and (g) the pledge and collateral assignment and delivery of the Initial Pledged Securities (other than uncertificated Pledged Securities and other than Pledged Securities of Foreign Subsidiaries pledged pursuant to another Loan Document) by such Pledgor pursuant to this Agreement (to the extent that delivery has been made) creates a valid and perfected first priority Lien in such Pledged Securities, and the proceeds thereof, under the UCC, subject to no other Lien (except for Permitted Liens) or to any agreement purporting to grant to any third party a Lien (except for Permitted Liens) on the property or assets of such Pledgor which would include such Pledged Securities.

Each Pledgor covenants and agrees that (a) for any Pledged Securities, solely for the period commencing on the date such Pledgor acquires such Pledged Securities and ending on the date that such Pledgor ceases to own such Pledged Securities (to the extent not restricted by the Credit Agreement), it shall be the legal, record and beneficial owner of, and have good title to, such Pledged Securities, subject to no Lien (except the Lien created by this Agreement and Permitted Liens); and (b) it will defend the Pledgee’s right, title and security interest in and to the Pledged Securities owned by such Pledgor and the proceeds thereof against the claims and demands of all persons whomsoever; and such Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the Secured Creditors.

Each Pledgor further represents and warrants that on the date hereof: (a) the Pledged Securities held by such Pledgor consist of the number and type of Capital Stock as described in Annex A hereto; (b) such Pledged Securities constitute that percentage of the issued and outstanding Capital Stock of the issuing Subsidiary as is set forth in Annex A hereto; and (c) such Pledgor is the holder of record and sole beneficial owner of the Pledged Securities held by such Pledgor, and there exist no options or preemption rights in respect of any such Pledged Securities.

~~16~~46.PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than termination of this Agreement pursuant to Section 18 hereof) including, without limitation: (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Loan Document or Swap Contract or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement (other than a written waiver, consent or extension with respect to this Agreement in accordance with Section 20 hereof); (c) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (d) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Pledgor or any Subsidiary of such Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

~~17~~47.REMEDIES. The Secured Creditors agree that this Agreement may be enforced only by the action of Pledgee acting upon the instructions of the Required Lenders and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents. The Secured Creditors further agree that this Agreement may not be enforced against any director, officer, employee, or stockholder of any Pledgor (except to the extent such stockholder is also a Pledgor hereunder).

~~18~~48.TERMINATION; RELEASE.

(a)On the Termination Date (as defined below), this Agreement and the security interest created hereby shall automatically terminate (provided that all indemnities set forth in Section 11 hereof shall survive any such termination), and the Pledgee, at the request and expense of the respective Pledgor, will execute and deliver to such Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement (including, without limitation, UCC financing statement amendments and instruments of satisfaction, discharge and/or reconveyance) and will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as has not theretofore been sold or otherwise applied or delivered pursuant to this Agreement, together with any undated stock, partnership or membership powers with respect thereto and together with any moneys at the time held by the Pledgee or any of its sub-agents hereunder. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitments have been terminated, all Loans have been repaid in full, all Letters of Credit have been terminated or Cash Collateralized pursuant to the Credit Agreement or otherwise in a manner reasonably acceptable to the applicable Facing Agent and all other Loan Document Obligations (as defined in the Guaranty) then outstanding (other than contingent indemnities described in Section 4.7 or Section 12.4 ~~in~~of the Credit Agreement with respect to which no claim has been asserted) have been irrevocably paid in full in cash.

(b)In the event that any part of the Collateral is sold, conveyed, transferred or otherwise disposed of or liquidated, dissolved, or is otherwise cancelled or ceases to exist as a result of a dissolution, merger, amalgamation or consolidation~~)~~, in each case in connection with a transaction permitted by the Credit Agreement or the requisite consent or waiver to such transaction is obtained or the Collateral is otherwise released at the direction of the Required Lenders (or all Lenders or affected Lender, as applicable, if required by Section 12.1 of the Credit Agreement) and the proceeds thereof are applied in accordance with the provisions of the Credit Agreement, to the extent required to be so applied, the Pledgee, at the request and expense of the respective Pledgor, will duly assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) subject to such transaction and has not theretofore been delivered pursuant to this Agreement together with any undated stock, partnership or membership powers with respect thereto. The Pledgee shall also be entitled to and is hereby authorized and directed to duly assign, transfer and deliver such of the Collateral to the extent released pursuant to, or as provided in this Agreement or Section 12.10 or 12.19(b) of the Credit Agreement. In the event any Pledgor is released from the Guaranty in accordance with the terms of any of the Loan Documents, such Pledgor shall be released from this Agreement and the Collateral owned by such Pledgor shall be released from this Agreement. In the event that (x) all of the Capital Stock of one or more Pledgors is sold, conveyed, transferred or otherwise disposed of or liquidated, dissolved or otherwise cancelled or ceases to exist as a result of a dissolution, merger, amalgamation or consolidation, in each case in connection with a transaction permitted by the Credit Agreement or that has been approved in writing by the Required Lenders (or all Lenders or affected Lenders, as applicable, if required by Section 12.1 of the Credit Agreement) and the proceeds thereof are applied in accordance with the provisions of the Credit Agreement, to the extent applicable, or (~~b~~y) a Pledgor is required to be released pursuant to the provisions of the Credit Agreement or this Agreement, such Pledgor shall be released from this Agreement and this Agreement shall, as to each such Pledgor or Pledgors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or partnership interests of any Pledgor shall be deemed to be a sale of such Pledgor for the purposes of this clause (~~b~~y)).

(c)At any time that the respective Pledgor desires that Collateral be released as provided in the foregoing subsection (a) or (b), as the case may be, it shall deliver to the Pledgee a certificate signed by a Responsible Officer stating that the release of the respective Collateral is permitted pursuant to such subsection (a) or (b), as the case may be.

(d)The Pledgee shall have no liability whatsoever to any Secured Creditor as the result of any release of Collateral by it in accordance with this Section 18.

~~19~~49.NOTICES ETC. All notices and communications hereunder shall be directed to the addresses and otherwise made in accordance with Section 12.3 of the Credit Agreement; provided that notices and communications to (a) the Pledgors, shall be directed to the Pledgors, at the address of Company as provided in and in accordance with Section 12.3 of the Credit Agreement, (b) the Pledgee, shall be directed to the Pledgee, at the address of the Administrative Agent as provided in and in accordance with Section 12.3 of the Credit Agreement, (c) the Bank Creditors, shall be directed to the Administrative Agent, the Collateral Agent or the Lenders, as applicable, at the address of such party as provided in and in accordance with Section 12.3 of the Credit Agreement and (d) any Other Creditor at such address as such Other Creditor shall have specified in writing to the Pledgors and Pledgee.

~~20~~50.WAIVER; AMENDMENT. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Pledgor and the Pledgee (with the written consent of the Required Lenders or, to the extent required by Section 12.1 of the Credit Agreement with the consent of each of the Lenders or each affected Lender, as applicable).

~~21~~51.CONSENT TO JURISDICTION; MUTUAL WAIVER OF JURY TRIAL; SERVICE OF PROCESS; GOVERNING LAW; SOVEREIGN IMMUNITY.

(a)The terms of Section 12.9 (Consent to Jurisdiction; Mutual Waiver of Jury Trail; Service of Process), Section 12.11 (Governing Law) and Section 12.25 (Waiver of Sovereign Immunity) of the Credit Agreement with respect to submission to jurisdiction, venue, waiver of jury trial, service of process, governing law and waiver of sovereign immunity are incorporated herein by reference, mutatis mutandis (with appropriate adjustments for context), and the parties hereto agree to such terms.

(b)MUTUAL WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ~~ABOVE~~OF SECTION 12.9 OF THE CREDIT AGREEMENT, IN RESPECT OF ANY MATTER ARISING OUT OF OR DIRECTLY RELATING TO THIS AGREEMENT.

~~22~~52.MISCELLANEOUS. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns. The headings in this Agreement are for purposes of reference only and shall not limit or define the meaning hereof. This Agreement and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original~~, but~~ and all of which taken together shall constitute one ~~instrument~~and the same agreement. Delivery of an executed counterpart of a signature page ~~of~~to this Agreement ~~by facsimile~~and each amendment, waiver and consent with respect hereto by telecopier, .pdf or other electronic ~~imaging means (including in .pdf format)~~transmission shall be effective as delivery of an original executed counterpart thereof. The words “execution,” “execute”, “signed,” “signature,” and words of like import in this Agreement or any amendment or other modification hereof shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed ~~counterpart of this Agreement~~signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto.

~~23~~53.RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the representations, warranties, covenants and agreements on the part of each Pledgor contained herein and in the other Loan Documents.

~~24~~54.ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Company that is required to become a party to this Agreement after the Closing Date pursuant to Section 7.12 ~~or Section 7.14~~ of the Credit Agreement shall automatically become a Pledgor hereunder, subject to Section 2.3 hereof, upon the execution and delivery by such Subsidiary of an instrument substantially in the form of Annex B hereto and the delivery of same to the Pledgee, with the same force and effect as if originally named as a party herein. The execution and delivery of any instrument adding a new party to this Agreement shall not require the consent of any party hereunder or any Secured Creditor. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new party hereto.

55.AMENDMENT AND RESTATEMENT. This Agreement amends, restates, supersedes, and replaces in its entirety the Existing Pledge Agreement. Nothing contained herein shall be construed as a novation of the obligations outstanding under the Existing Pledge Agreement, which shall remain in full force and effect, except as modified hereby. Any payment or performance of any obligation under the Existing Pledge Agreement or any obligation described in this Agreement during any period prior to the date hereof shall constitute payment or performance of such obligation under this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

BALL CORPORATION, an Indiana corporation

By:
Name:
Title:

BALL HOLDINGS LLC

By:
Name:
Title:

BALL METAL BEVERAGE CONTAINER CORP.
BALL PACKAGING, LLC
BALL TECHNOLOGIES HOLDINGS CORP.
BALL INTERNATIONAL HOLDINGS LLC

By:
Name:
Title:

BALL INTERNATIONAL HOLDINGS S.À R.L.

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH.,

as Pledgee

By:
Name:
Title:

By:
Name:
Title:

ANNEX A TO PLEDGE AGREEMENT - PLEDGED SECURITIES

Name of Pledgor	Name of Issuer	Type of Capital Stock Owned by Pledgor	Number of Shares or Interests Owned by Pledgor	Percentage of Outstanding Capital Stock Owned by Pledgor	Certificate No.
Ball Corporation	Ball Packaging, LLC	Common shares	1,000	100%	N/A
Ball Corporation	Ball Technologies Holdings Corp.	Common shares	100	100%	2
Ball Technologies Holdings Corp.	Ball Aerospace & Technologies Corp.	Common shares	10,000	100%	2
Ball Packaging, LLC	Ball Metal Beverage Container Corp.	Common shares	1,000	100%	4
Ball Packaging, LLC	Ball ~~Metal Food Container~~Holdings, LLC	~~Common shares~~Membership interests	~~1,000~~N/A	100% ~~of Common shares 0% Special shares~~	N/A
Ball Holdings LLC	Ball Container LLC	Membership ~~interest~~interests	~~NA~~N/A	100%	N/A
Ball International~~, LLC~~ Holdings S.à R.L.	Ball ~~International Partners SCS~~Benelux Holdings Inc.	~~General Partnership interest~~Common shares	~~500,000~~300	100% ~~General Partner interest 0% Limited Partner interest~~	~~N/A~~2
Ball ~~Aerosol and Specialty~~Metal Beverage Container ~~Holding Corporation~~Corp.	Ball ~~Aerosol and Specialty Container Inc.~~International Holdings LLC	Common shares	~~1,500~~ 1,000	100%	~~#01~~2
Ball Metal Beverage Container Corp.	Ball ~~Pan-European~~International Holdings~~, LLC~~ S.à R.L.	~~Membership interest~~Ordinary shares	~~NA~~110,125	100%	N/A
Ball ~~Pan-European~~International Holdings~~,~~ LLC	Ball ~~International Partners SCS~~UK Acquisition Limited	~~Limited Partnership interest~~Ordinary shares	~~27,500,000~~100,251	100% ~~Limited Partner interest 0% General~~ 	~~N/A~~2

Name of Pledgor	Name of Issuer	Type of Capital Stock Owned by Pledgor	Number of Shares or Interests Owned by Pledgor	Percentage of Outstanding Capital Stock Owned by Pledgor	Certificate No.
~~Partner interest~~

ANNEX B

TO AMENDED AND RESTATED PLEDGE AGREEMENT

ADDITION OF NEW PLEDGOR TO AMENDED AND RESTATED PLEDGE AGREEMENT (this “Instrument”), dated as ~~of_________ __, _______~~of ___, ___, amending that certain Amended and Restated Pledge Agreement, dated as of ~~March 18~~[__], ~~2016~~2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Agreement”) by and among the Pledgors (the “Pledgors”) party thereto and Deutsche Bank AG New York Branch, in its capacity as the Collateral Agent for the Secured Creditors (in such capacity, the “Pledgee”).

Reference is made to the Credit Agreement dated as of March 18, 2016 (as amended by the First Amendment, dated as of March 9, 2018, the Second Amendment, dated as of March 25, 2019, the Third Amendment, dated as of August 3, 2020, the Fourth Amendment, dated as of October 1, 2021, the Fifth Amendment, dated as of [__], 2022, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Ball Corporation, an Indiana corporation (“Company”), ~~Ball UK Acquisition Limited, a private limited company registered in England and Wales with company number 09441371 and whose registered office is at c/o Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, United Kingdom,~~  each Other Subsidiary Borrower (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto, as lenders (the “Lenders”), Deutsche Bank AG New York Branch, as the Administrative Agent for the Lenders, the Pledgee and the Facing Agents from time to time party thereto, pursuant to which the Lenders have agreed to make Loans and to issue (in the case of Facing Agents), and participate in Letters of Credit as contemplated therein.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement or, if not therein defined, in the Credit Agreement.

The Pledgors have entered into the Agreement in order to induce the Lenders to continue to extend credit pursuant to the Credit Agreement. Pursuant to Section 24 of the Agreement, the undersigned is required to join the Agreement as a Pledgor. Section 24 of the Agreement provides that additional parties may become Pledgors under the Agreement by execution and delivery of an instrument in the form of this Instrument. The undersigned (the “New Party”) is executing this Instrument in accordance with the requirements of the Credit Agreement to become a Pledgor under the Agreement in order to induce the Lenders to continue to extend credit pursuant to the Credit Agreement.

Accordingly, the New Party agrees as follows:

SECTION 1. In accordance with the Agreement, the New Party by its signature below becomes a party to the Agreement as of the date hereof with the same force and effect as if originally named therein as a party and the New Party hereby (a) agrees to all the terms and warrants that the representations and warranties made by it as a party thereunder are true and correct in all material respects on and as of the date hereof or, to the extent relating to an earlier date, as of such date. Each reference to a “Pledgor” in the Agreement and each reference to a “[Domestic][Foreign]1 Pledgor” in the Agreement shall be deemed to include the New Party. The Agreement is hereby incorporated herein by reference.

SECTION 2. The New Party hereby grants to the Pledgee, a security interest in, and acknowledges and agrees that the Pledgee has a lien upon and security interest in, all of the New Party’s right, title and interest in and to all Collateral now or hereafter owned by such New Party to secure the [Secured Obligations][Secured Foreign Obligations]2 of such New Party. The New Party represents and warrants that the attached Supplement to Annex A accurately and completely sets forth all additional information required pursuant to the Agreement and hereby agrees that such Supplement shall constitute part of Annex A to the Agreement.

SECTION 3. The New Party represents and warrants to the Pledgee and the Secured Creditors that this Instrument has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by

1 Delete as applicable.

2 Delete as applicable.

applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

SECTION 4. This Instrument shall become effective when the Pledgee shall have received a counterpart of this Instrument that bears the signatures of the New Party.

SECTION 5. Except as expressly supplemented hereby, the Agreement shall remain in full force and effect.

SECTION 6. THIS INSTRUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in the Agreement. All communications and notices hereunder to the New Party shall be given to it pursuant to and in accordance with Section 19 of the Agreement.

IN WITNESS WHEREOF, the New Party has duly executed this Instrument as of the day and year first above written.

[NAME OF NEW PARTY],

By:
Name:
Title:

SUPPLEMENT TO ANNEX A

TO PLEDGE AGREEMENT

Pledged Securities

Name of Pledgor	Name of Issuer	Type of Shares	Number of Shares Pledged	Percentage of Outstanding Shares of Capital Stock

Exhibit 5.1(c)

FORM OF

OFFICER’S CERTIFICATE

~~March 18~~[____], ~~2016~~20__

This Officer’s Certificate is furnished pursuant to Section 5.1(c) of the Credit Agreement, dated as of the date hereof, among Ball Corporation, an Indiana corporation (“Company”), ~~Ball UK Acquisition Limited, a private limited company registered in England and Wales with company number 09441371 and whose registered office is at c/o Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, United Kingdom,~~ each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto (such Credit Agreement, as in effect on the date of this Officer’s Certificate, being herein called the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Officer’s Certificate shall have the meanings set forth in the Credit Agreement.

The undersigned, the [Insert title of a Responsible Officer]1 of Company, does hereby certify on behalf of Company, in his capacity as an officer of Company and not in his individual capacity that, as of the date hereof:

1.The representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects as of the date hereof, except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties are true and correct in all material respects as of such specified date.

2.No Event of Default or Unmatured Event of Default has occurred and is continuing.

~~3. Subject solely to receipt by the Cash Confirmation Provider of irrevocable written confirmation from the Administrative Agent of the satisfaction, or waiver with the consent of Required Lenders, or each of the conditions precedent set forth in Section 5.1(a) through (q) of the Credit Agreement, all other approvals and consents by the Cash Confirmation Provider required to be delivered under the Bridge Loan Agreement in order to effect the Company 2016 Bridge Facility Reduction substantially contemporaneously with the occurrence of the Closing Date have been delivered.~~

~~5~~3.No actions, suits or proceedings shall be pending or, to the knowledge of any Credit Party, threatened in writing against any Credit Party challenging the validity or enforceability of any material provision of any Loan Document.

1  “Responsible Officer” means any of the Chairman or Vice Chairman of the Board of Directors, the President, any Executive Vice President, any Senior Vice President, the Chief Financial Officer, any Vice President or the Treasurer of the Company.

IN WITNESS WHEREOF, I have hereunto set my hand as of the date set forth above.

Ball Corporation, an Indiana Corporation

By:
Name:
Title:

Exhibit 5.1(d)

FORM OF

SECRETARY’S CERTIFICATE1

[APPLICABLE CREDIT PARTY]

Secretary’s Certificate

I, ____________________, hereby certify that I am the duly elected, qualified and acting Secretary of [APPLICABLE CREDIT PARTY], a ___________ [corporation][limited liability company] (the “Company”), and that, as such, I am authorized to execute and deliver this Secretary’s Certificate, dated as of [_______], ~~201~~20[_] (this “Certificate”), on behalf of Company.  This Certificate is being delivered pursuant to Section 5.1(d) of that certain Credit Agreement, dated as of March 18, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Ball Corporation, an Indiana corporation (“Parent”), ~~Ball UK Acquisition Limited, a private limited company registered in England and Wales with company number 09441371 and whose registered office is at c/o Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, United Kingdom,~~ each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent, Deutsche Bank AG New York Branch, as collateral agent, and the facing agents from time to time party thereto.  Capitalized terms used herein and not defined herein shall have their respective meanings set forth in the Credit Agreement.

I hereby further certify, as of the date hereof, that:

1.

Attached hereto as Exhibit A is a true and correct copy of the Certificate of [Incorporation] [Formation] [other equivalent document] of Company [as in effect as of [______] and at all subsequent times to and including the date hereof], certified by the [Secretary of State of the State of ____________] [other comparable authority in jurisdiction] as of the date listed thereon, together with all amendments thereto through the date hereof;

2.

Attached hereto as Exhibit B is a true and correct copy of the [by-laws] [limited liability company agreement] [other Organizational Documents] of Company, [as in effect as of [______] and at all subsequent times to and including the date hereof,] together with all amendments thereto through the date hereof, and

[1]	For non-U.S. entities, certificate to be updated to reflect local law formalities consistent with the terms of the Credit Agreement.

said [by-laws] [limited liability company agreement] [other Organizational Documents] are in full force and effect on and as of the date hereof;

3.

Attached hereto as Exhibit C is a true and correct copy of the resolutions duly adopted by the [board of directors] [sole member] [or other equivalent governing body] of Company [and by the equity holders of Company] on [______], and said resolutions have not been amended or repealed, are in full force and effect on and as of the date hereof and constitute the only action taken by the [board of directors] [sole member] [or other equivalent governing body] of Company [and by the equity holders of Company] with respect to the subject matter thereof;

4.

Each of the persons named on Exhibit D is a duly elected and qualified officer of Company with such person holding the respective office or offices set forth opposite such person’s name and the signature set forth opposite the name of each such person is his or her genuine signature. Each such person is authorized to execute and deliver, on behalf of the Company, the Loan Documents to which it is a party and any certificate or other document to be executed and delivered by the Company pursuant to the Loan Documents; and

5.

Prior to receipt by the Administrative Agent of a new certificate of the Secretary of the Company amending this Certificate to add or delete the name or names of authorized officers and submitting the signatures of the officers named in such new certificate, the Administrative Agent and the Lenders may rely on this Certificate in connection with the execution and delivery, on behalf of the Company, of the Loan Documents and other certificates or documents to be executed and delivered by the Company pursuant to the Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, I have hereunto set my hand to this Certificate as of the date first written above.

[____________________]

By:
Name:
Title:	[Secretary][assistant secretary][Responsible Officer]

I, _______________, the undersigned, [Applicable Officer] of the Company, do hereby certify that _______________ is the duly elected and qualified Secretary of the Company and the signature above is her genuine signature. 1

By:
Name:
Title:	[Applicable Officer]

[1]	For Dutch, Luxembourg and UK entities, signature pages should be modified to comply with local law.

Exhibit D

to Secretary’s Certificate

Incumbency and Specimen Signatures for the Company

Name	Title	Specimen Signature

[Applicable Officer]

[Applicable Officer]

[Applicable Officer]

Exhibit 5.1(g)

FORM OF

SOLVENCY CERTIFICATE

~~March 18~~[____], ~~2016~~20__

The undersigned hereby certifies, in his capacity as the chief financial officer of Ball Corporation, an Indiana corporation (“Company”) and not in his individual capacity that, as of the date hereof:

1.This certificate is given pursuant to Section 5.1(g) of the Credit Agreement of even date herewith by and among Company, ~~Ball UK Acquisition Limited, a private limited company registered in England and Wales with company number 09441371 and whose registered office is at c/o Skadden, Arps, Slate, Meagher & Flom (UK) LLP, 40 Bank Street, Canary Wharf, London E14 5DS, United Kingdom,~~ each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”).  Capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

2.On and as of the Closing Date, after giving effect to Loans, if any, made or to be made on the Closing Date (and the use of proceeds thereof on a pro forma basis) and Liens created by the Borrowers and Pledgors in connection with the transactions contemplated thereby,

(a)the sum of the assets, at a fair valuation, of Company and its Subsidiaries (taken as a whole) will exceed their debts;

(b)Company and its Subsidiaries (taken as a whole) have not incurred and do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature; and

(c)Company and its Subsidiaries (taken as a whole) will have sufficient capital with which to conduct its business.

3.For purposes of this Certificate, “debt” means any liability on a claim, and “claim” means (a) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.  In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

IN WITNESS WHEREOF, I have hereunto set my hand as of the date set forth above.

Ball Corporation

By:
Name:
Title:

Exhibit 7.2(a)

FORM OF

COMPLIANCE CERTIFICATE PURSUANT TO SECTION 7.2(a)

The undersigned, [Name] the [Chief Financial Officer][Treasurer] of Ball Corporation, an Indiana corporation (“Company”), does hereby certify on behalf of Company and not in his individual capacity that, as of the date hereof:

1.This Certificate is furnished pursuant to Section 7.2(a) of that certain Credit Agreement, dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Company, each Other Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, as lenders, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent, and the facing agents from time to time party thereto.  Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings set forth in the Credit Agreement.

2.I have reviewed the financial statements delivered pursuant to Section [7.1(a)][7.1(b)] of the Credit Agreement and attached hereto as Exhibit A~~2~~

1 or otherwise delivered or deemed delivered to the Administrative Agent pursuant to Section 7.1 of the Credit Agreement and, to my knowledge, the financial statements present fairly, in accordance with GAAP or, in the case of financial statements of any Foreign Subsidiary delivered pursuant to Section 7.1(a) of the Credit Agreement, generally accepted accounting principles in such Person’s jurisdiction of organization (except as approved by the accountants preparing such statements or the Chief Financial Officer, as the case may be, and disclosed therein or otherwise disclosed in writing by Company to the Lenders), the financial condition and results of operations of Company and its consolidated Subsidiaries for the period of such financial statements (subject, in the case of interim statements, to normal recurring adjustments and absence of footnotes).

3.To my knowledge, no Event of Default or Unmatured Event of Default exists[, except for _________, and Company proposes to take the following action with respect thereto:]

4.Set forth below are reasonably detailed computations to the extent necessary to establish Company’s compliance with the covenant set forth in Article IX of the Credit Agreement, as of ________ ___, ____ (the “Computation Date”) and for the Test Period commencing on __________ ___, ____ and ending on the Computation Date (such period, the “Computation Period”):

As of the Computation Date:

The Net Leverage Ratio was ____:1.00, as computed on Attachment 1 hereto.

~~2~~	~~Note: financial statements may be attached to compliance certificate but are not required to be attached as long as financials are posted on the Ball website or the SEC website.~~
[1]	Note: financial statements may be attached to compliance certificate but are not required to be attached as long as financials are posted on the Ball website or the SEC website.

IN WITNESS WHEREOF, Company has caused this Compliance Certificate to be executed and delivered, and the certifications contained herein to be made, by its [Chief Financial Officer][Treasurer] on this ____ day of ____________, _____.

Ball Corporation

By:
Name:
Title:

Attachment 1

(to __/__/__ Compliance Certificate)

NET LEVERAGE RATIO~~3~~2

on ____________ ___, _____

(the “Computation Date”)

1.Consolidated Net Debt~~4~~[3] as of the Computation Date:

(a)

Without duplication, all Indebtedness described in clauses (i) through (vi) (other than commercial letters of credit and undrawn amounts under standby letters of credit) of the definition of “Indebtedness” and Guarantee Obligations in respect of the foregoing, in each case, of Company and its Subsidiaries (other than the Unrestricted Entities) determined on a consolidated basis in accordance with GAAP (which shall not include any Indebtedness under a Term Facility or any Permitted Refinancing Indebtedness in respect thereof unless and until any Term Loans under such Term Facility or equivalent under any Permitted Refinancing Indebtedness are drawn under the Credit Agreement or thereunder)

$_____________

(bThe aggregate outstanding amount, without duplication of Item 1(a), of Attributable Debt of Company and its Subsidiaries (other than the Unrestricted Entities) determined on a consolidated basis (exclusive of all Excluded Attributable Debt)

$_____________

[3][2]

(i) When determining the Net Leverage Ratio for any purpose under this Agreement (other than for purposes of determining compliance with Article IX) Consolidated EBITDA shall be calculated for the most recently completed four Fiscal Quarter period for which financial statements are internally available.

[4][3]	Consolidated Net Debt shall not include the amount of any Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of such Indebtedness.

Items 1(a) and 1(b), minus Item 1(c)

(c)The unrestricted Cash and Cash Equivalents of Company and its Subsidiaries (other than the Unrestricted Entities) determined on a consolidated basis in accordance with GAAP; provided that proceeds of any debt securities, loans or other Indebtedness (including Loans and, if applicable, Letters of Credit) deposited into a segregated account as cash collateral or in escrow or held pursuant to a similar arrangement in connection with the offering of such debt securities, syndication of such loans, or otherwise in connection with such Indebtedness (including any reimbursement obligations in respect thereof), or in connection with any Subject Transaction under clause (a), (b), (e) or (g) of such definition in the Credit Agreement, in each case shall be deemed unrestricted for purposes of the definition of Consolidated Net Debt~~5~~[4]

(d) Consolidated Net Debt: The sum of Items 1(a) and 1(b), minus Item 1(c)

$_____________ $_____________
2.Consolidated EBITDA~~6~~[5] for the Computation Period, on a consolidated basis for Company and its Subsidiaries, the sum of the amounts for the Computation Period, without duplication, of:	$_____________
(a)Consolidated Net Income~~7~~[6]:
(i) the aggregate of the net income (loss) of the Person in question for the Computation Period, determined in accordance with GAAP on a consolidated basis.....................	$____________

(ii)

the income of any unconsolidated Subsidiary and any Person in which any other Person (other than Company or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law or any other third party holding a de minimis number of shares in order to comply with other similar requirements) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Wholly-Owned Subsidiaries by such Person during such period

$_____________
(iii)the cumulative effect of a change in accounting principles	$_____________
(iv)the sum of Items 2(a)(ii) and 2(a)(iii)	$_____________

~~5~~[4]	For the avoidance of doubt, Excluded Attributable Debt shall not constitute Attributable Debt or Consolidated Net Debt.
~~6~~[5]

Consolidated EBITDA shall be decreased by the amount of any cash expenditures in such period related to non-cash charges added back to Consolidated EBITDA during any prior periods. Each item to be calculated for the Computation Period in conformity with GAAP.

~~7~~[6]	All income of Unrestricted Entities shall be excluded from Consolidated Net Income.

(v) Consolidated Net Income: the result of Item 2(a)(i) minus Item 2(a)(iv)............................................................................	$_____________
(b)Consolidated Interest Expense, to the extent deducted in computing Consolidated Net Income.....................................................................	$____________

(c)

Charges against income for foreign, federal, state and local taxes in each case based on income or profits, to the extent deducted in computing Consolidated Net Income...................................................

$_____________
(d) Depreciation expense, to the extent deducted in computing Consolidated Net Income.....................................................................	$_____________

(e)

Amortization expense, including, without limitation, amortization of goodwill and other intangible assets, fees, costs and expenses in connection with the execution, delivery and performance of any of the Loan Documents, and other fees, costs and expenses in connection with Permitted Acquisitions, in each case, to the extent deducted in computing Consolidated Net Income...................................................

$_____________
(f) Any non-cash charge resulting from any write-down of assets, to the extent deducted in computing Consolidated Net Income.....................	$_____________
(g) Any non-cash restructuring charge, to the extent deducted in computing Consolidated Net Income...................................................	$_____________
(h) All other non-cash charges (except to the extent such non-cash charges are reserved for cash charges to be taken in the future)..........	$_____________

(i)

(A) Fees, costs and expenses in connection with the issuance of the ~~Dollar~~ Senior Notes ~~(2026)~~, the ~~Second~~Fifth Amendment and the transaction entered into in connection therewith, and each Permitted Transaction (B) transaction fees, costs and expenses (including up-front fees, commissions, premiums or charges) incurred in connection with, to the extent permitted under the Loan Documents and whether or not consummated, equity issuances, Investments, Acquisitions, Asset Dispositions, recapitalizations, refinancings (including, for the avoidance of doubt, in respect of any Senior Notes), mergers, option buy-outs, or the incurrence or repayment of Indebtedness or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions, (C) fees, costs and expenses in connection with strategic initiatives, transition costs and other business optimization and information systems related fees, costs and expenses (including non-recurring employee bonuses in connection therewith and including in connection with each Permitted Transaction and the separation and eventual disposal of businesses or lines of business) and (D) fees, costs and expenses with respect to Receivables Factoring Facilities, to the extent not included in Consolidated Interest Expense...................................................................................

$_____________

(j)

The amount of “run-rate” cost savings, product margin synergies (including increased share of shelf), operating expense reductions and product cost (including sourcing), and other operating improvements and synergies reasonably identifiable and factually supportable relating to, and projected by Company in good faith to result from, actions taken or with respect to which substantial steps have been taken or are expected to be taken by Company or any of its Subsidiaries within 24 months after the date on which any asset sale, Investment, Asset Disposition, Permitted Transaction, operating improvement, merger or other business combination, acquisition, divestiture, restructuring and cost savings initiative, the date it is consummated; provided that the aggregate amount added back pursuant to this Item 2(j) (other than in connection with any mergers, business combinations, acquisitions ~~or~~, divestitures or Permitted Transactions) and Item 2(k) and pursuant to any pro forma adjustments in accordance with the definition of “Pro Forma Basis” in any Test Period shall not exceed 30% of Consolidated EBITDA with respect to such period (after giving effect to such add-backs pursuant to this Item 2(j) and Item 2(k) and such adjustments)..........

$_____________

(k)

Costs, charges, accruals, reserves or expenses attributable to the undertaking or implementation of cost savings initiatives, operating expense reductions, integration, transition, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, without limitation, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, stores or distribution centers and curtailments, costs related to entry into new markets, consulting fees, signing costs, retention or completion bonuses, relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and project startup costs); provided that the aggregate amount of any such costs, charges, accruals, reserves or expenses (other than in connection with any mergers, business combinations, acquisitions or divestures), together with any amounts added back pursuant to Item 2(j) and pursuant to any pro forma adjustment in accordance with the definition of “Pro Forma Basis” in any Test Period shall not exceed 30% of Consolidated EBITDA with respect to such period (after giving effect to such add-backs pursuant to Item 2(j) and this Item 2(k) and such adjustments)..........................................................

$_____________
(l) The sum of Items 2(b) through 2(k).....................................................	$_____________

(m)

The gain (or plus the loss) (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business, to the extent added (deducted) in computing Consolidated Net Income...........................................................................................

$_____________

(n) Extraordinary or non-cash nonrecurring after-tax gains (or plus extraordinary or non-cash nonrecurring after-tax losses), to the extent added (deducted) in computing Consolidated Net Income........	$_____________

(o)

Any non-cash gain resulting from any write-up of assets (other than with respect to any Company Owned Life Insurance Program), to the extent added in computing Consolidated Net Income..........................

$_____________
(p) All other non-cash items increasing Consolidated Net Income for such period...........................................................................................	$_____________
(q) The sum of Items 2(m) through 2(p)....................................................	$_____________
(r) Consolidated EBITDA: the sum of Item 2(a)(5) and Item 2(l) minus Item 2(q)....................................................................................	$_____________
3. NET LEVERAGE RATIO: ratio of Item 1(d) to Item 2(r).......................	____:1.00

Exhibit 8.2(j)

FORM OF SUBORDINATION TERMS

(A)Reference is made to that certain Credit Agreement dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”), among Ball Corporation, an Indiana corporation (“Company”), each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent, and the Facing Agents from time to time party thereto. Unless otherwise defined in this [Annex], capitalized terms used in this [Annex] shall have the meanings set forth in the Credit Agreement.

(B)All indebtedness and other payment obligations in respect of such indebtedness (including accrued but unpaid interest) evidenced by [Insert description of Subordinated Debt] (collectively, the “[Note]”), and that is owed by [•] (in such capacity, the “Obligor”) to [•] (in such capacity, the “Subordinated Creditor”) is hereinafter referred to as the “Subordinated Debt”. For purposes hereof, “Subordination Activation Period” means, prior to Payment in Full (as defined below), (i) the period during which any Event of Default described in Section 10.1(e), 10.1(f) or 10.1(m) of the Credit Agreement shall have occurred and be continuing, (ii) the period following the time that the Administrative Agent delivers written notice to the Obligor to stop payment on the Subordinated Debt during which any Event of Default described in Section 10.1 of the Credit Agreement (other than Section 10.1(e), 10.1(f) or 10.1(m)) shall have occurred and be continuing, (iii) the period during which the Loans under the Credit Agreement are accelerated and/or the Commitments under the Credit Agreement are terminated following an Event of Default or (iv) the period after which the Loans become due and payable at final stated maturity, until, in the case of clauses (i) and (ii), the applicable Events of Default are cured or waived in accordance with the terms of the Credit Agreement.

SECTION 1.Subordination. The Subordinated Creditor and the Obligor agree that the Subordinated Debt is and shall be subordinate and junior in right of payment to the Obligations (including, without limitation, post-petition interest and fees owing under the Credit Agreement at the rates provided in the Credit Agreement, whether or not an allowed claim), to the extent and in the manner hereinafter set forth, until either (i) the payment in full in cash of all of the Obligor’s Obligations (other than any contingent indemnification obligations not then due and Obligations under any Swap Contract) (the “Senior Obligations”) or (ii) the Commitments have expired or terminated and the payment in full in cash of all Loans and other outstanding Senior Obligations (clause (i) or (ii), as applicable, “Payment in Full”).

SECTION 2.Subordination Activation Periods. ~~(i)~~ (1) During a Subordination Activation Period, no payment or distribution of any kind shall be made by or on behalf of the Obligor for or on account of the Subordinated Debt, and the Subordinated Creditor shall not ask, demand, sue for or otherwise take, accept or receive from the Obligor, any payment or distribution of any kind for or on account of the Subordinated Debt, unless and until Payment in Full has occurred; provided that nothing in this [Annex] shall prohibit the contribution or distribution of any equity interests, the Note to which this Annex is attached, or the obligations of the Obligor or the Subordinated Creditor under the Note to which this Annex is attached or this [Annex], in one transaction or a series of transactions, in each case to the extent not prohibited by the terms of the Credit Agreement or any Pledge Agreement to which such Obligor is a party,  if the effect of such contribution or distribution (or series of contributions or distributions) would result in the cashless cancellation, cashless set-off, or other cashless settlement of the obligations under the

Note and such cancellation, setoff or other settlement does not result in the reduction of a cash payment obligation owed by the Subordinated Creditor to the Obligor.

(b)Except as otherwise set forth in Section 2(a) above, the Obligor is permitted to pay, contribute and distribute, and the Subordinated Creditor is entitled to ask, demand, sue for, otherwise take, accept, and receive, any payment, prepayment, contribution or distribution on account of the obligations in respect of the Subordinated Debt (including in respect of amounts initially scheduled for the period of time when a Subordination Activation Period existed but not paid, contributed or distributed during such Subordination Activation Period by operation of Section 2(a) above).

(c)In the event that, notwithstanding the foregoing provisions of Section 2(a) and 2(b), during a Subordination Activation Period and prior to Payment in Full, any payment or distribution of assets of the Obligor of any kind for or on account of the Subordinated Debt shall be received by the Subordinated Creditor in violation of Section 2(a), such payment or distribution shall be received and held by the Subordinated Creditor in trust for the benefit of, and be forthwith paid over and delivered to, the holders of the Senior Obligations (or their representative under the Credit Agreement), as their interests may appear, for application to the Senior Obligations.

(d)If the Subordinated Creditor is a Loan Party and does not file a proper claim or proof of debt in respect of the Subordinated Debt in the form required in any bankruptcy, insolvency, receivership, dissolution, liquidation or similar proceedings prior to 30 days before the expiration of the time to file such claim or claims, then the Administrative Agent is hereby authorized to file an appropriate claim for and on behalf of the Secured Creditors.

SECTION 3.Subrogation. The Subordinated Creditor shall be subrogated to the rights of the holders of the Senior Obligations under this [Annex], including the right to receive payments or distributions of assets of the Obligor as set forth herein, until all amounts owing on this [Annex] shall be paid in full, and for the purpose of such subrogation, no payments or distributions to the holders of the Senior Obligations by or on behalf of the Obligor or by or on behalf of the Subordinated Creditor by virtue of the Note which otherwise would have been made to the Subordinated Creditor shall, as between the Obligor, its creditors other than the holders of the Senior Obligations, and the Subordinated Creditor, be deemed to be payment by the Obligor to or on account of the Senior Obligations, it being understood that the provisions of this [Annex] are and are intended solely for the purposes of defining the relative rights of the Subordinated Creditor, on the one hand, and the holders of the Senior Obligations, on the other hand; provided, that during a Subordination Activation Period, the Obligor shall not assert or enforce such right of subrogation hereunder until Payment in Full.

SECTION 4.Survival. If, at any time following Payment in Full, all or part of any payment with respect to the Senior Obligations theretofore made by the Obligor or any other Person or entity is rescinded or must otherwise be returned by the holders of the  Senior Obligations for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Obligor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

SECTION 5.Third Party Beneficiaries. Each Subordinated Creditor hereby agrees that this [Annex] is made for the directly intended and enforceable benefit of the holders of the Senior Obligations. Each holder of the Senior Obligations will be a third party beneficiary of the terms of this [Annex]. The terms of this [Annex] shall constitute a continuing offer to all persons who, in reliance upon such provisions, became holders of, or continue to hold, Senior Obligations.

Exhibit 12.8(c)

FORM OF

ASSIGNMENT AND ASSUMPTION AGREEMENT1

Date __________, ____

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item 1 below ([the] [each an] “Assignor”) and [the] [each] Assignee identified in [item 2] [item 3] below ([the] [each an] “Assignee”). [It is understood and agreed that the rights and obligations of such Assignee [Assignor] hereunder are several and not joint.]  Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex I hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the] [each such] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swing Line Loans) (the “Assigned Interest”).  [Each] [Such] sale and assignment is without recourse to [the] [each such] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [each such] Assignor.

1.	Assignor:	_____________________
[2.	Assignee:	_____________________][2]
[2][3].	Credit Agreement:

Credit Agreement dated as of March 18, 2016, as amended as of March 9, 2018, as further amended as of March 25, 2019, as further amended as of August 3, 2020, as further amended as of October 1, 2021, as further amended as of June 28, 2022, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Credit Agreement”) by and among Ball Corporation, an Indiana corporation, each Other Subsidiary Borrower from time to time party thereto, the financial institutions from time to time party thereto, as Lenders, Deutsche Bank AG New York Branch, as Administrative Agent

[1]	This Form of Assignment and Assumption Agreement should be used for an assignment to or from a single Assignee or to or from funds managed by the same or related investment managers.
[2]

Item 1 and Item 2 should be filled in as appropriate. In the case of an assignment to or from funds managed by the same or related investment managers, the Assignees or Assignors should be listed in bracketed item 3 as applicable.

and as Collateral Agent, and the Facing Agents from time to time party thereto.

[3.	Assigned Interest:[3]

Assignee	Facility assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned
[Name of Assignee]		__________	__________
[Name of Assignee]		__________	__________

[4.	Assigned Interest:[4]

Facility assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned
Revolving Facilities	$______________	$______________
Term Facilities

5.	UK Qualifying Lender/UK Tax Treaty Provisions:
I.

The Assignee confirms for the benefit of the Administrative Agent and any relevant Credit Party, but without liability to any Credit Party, that it is [a UK Qualifying Lender (other than a UK Treaty Lender)/a UK Treaty Lender/ not a UK Qualifying Lender][5].

II.	[The Assignee confirms that the person beneficially entitled to interest payable to such Assignee in respect of an advance under a Loan Document is either:

a.	a company resident in the United Kingdom for United Kingdom tax purposes;

b.	a partnership each member of which is:

i.	a company so resident in the United Kingdom; or

[3]	Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignment to or from funds managed by the same or related investment managers.
[4]	Insert this chart if this Form of Assignment and Assumption Agreement is being used by a Lender for an assignment to a single Assignee.
[5]	Delete as applicable. The Assignee is required to confirm its status pursuant to Section 4.7(f)(iii)(7).

ii.a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

c.

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) of that company.][6]

III.	[The Assignee confirms that it holds a passport under the UK DTTP Scheme (scheme reference number [____]) and its jurisdiction of tax residence is [______].]7]

Effective Date ___________ ____, 20__

[6]	Include if the Assignee is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of UK Qualifying Lender.
[7]

An Assignee that holds a passport under the UK DTTP Scheme and that wishes that scheme to apply to the Agreement should insert its UK DTTP scheme reference number and jurisdiction of tax residence, in accordance with Section 4.7(f)(iii)(2).

ASSIGNOR INFORMATION

Payment Instructions:

Reference:

Notice Instructions:

Reference:

ASSIGNEE INFORMATION

Payment Instructions:

Reference:

Notice Instructions:

Reference:
Telephone No.:

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]	ASSIGNEE [NAME OF ASSIGNEE][8]

By:	By:
Name:		Name:
Title:		Title:

[Additional Signature lines as necessary]	[Additional Signature lines as necessary]

By:	By:
Name:		Name:
Title:		Title:

[Consented to and][9] Accepted:
[__________],
as Administrative Agent

By:
Name:
Title:

[BALL CORPORATION, an Indiana corporation]

By:

[8]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.
[9]	Insert only if assignment is being made to an Assignee other than an Affiliate or another Lender, or, in the case of a Lender that is a Fund, any Related Fund of any Lender.
[10]	If required pursuant to the terms of the Credit Agreement.

ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

ANNEX I

BALL CORPORATION

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.Representations and Warranties.

1.1.Assignor.  [Each] [The] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of Company or any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Company or any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents.

1.2.Assignee.  [Each] [The] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) has sent to Company if required to be delivered to Company or attached to this Assignment if required to be delivered to the Administrative Agent any documentation required to be delivered by it to Company and/or the Administrative Agent pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the] [each such] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to or otherwise conferred upon the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; and (iv) it is subject to and bound by the Re-Allocation Agreement. SECTION 3.6 OF THE RE-ALLOCATION AGREEMENT SETS FORTH RESTRICTIONS ON THE TRANSFER OF LOANS AND COMMITMENTS UNDER THE CREDIT AGREEMENT WHICH ARE IN ADDITION TO THOSE SET FORTH IN THE CREDIT AGREEMENT.

2.Payment.  Subject to the terms of the Credit Agreement, from and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [each such] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3.General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery by facsimile, .pdf or electronic transmission of an executed counterpart of a signature page ~~of~~to this Assignment ~~by telecopy or other electronic transmission~~ shall be effective as delivery of ~~a manually~~an original executed counterpart of ~~the~~this Assignment.  The words “execution,” “signed,” “signature,” and words of like import in this Assignment or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Schedule 1.1(a)

Commitments

1.	USD Revolving Commitments

LENDER	Amount of USD Revolving Commitment	Percentage
CoBank, ACB	$237,500,000.00	19.00%
Deutsche Bank AG New York Branch	$~~45,000,000.00~~80,000,000.00	~~3.60~~6.40%
Goldman Sachs Bank USA	$53,000,000.00	4.20%
Intesa Sanpaolo S.p.A. New York Branch	$42,000,000.00	3.40%
Banco Santander, S.A., New York Branch	$40,000,000.00	3.20%
Bank of America, N.A.	$~~37,000,000.00~~40,000,000.00	~~2.96~~3.20%
~~Barclays Bank PLC~~	~~$60,000,000.00~~	~~4.80%~~
BNP Paribas	$~~34,500,000.00~~32,000,000.00	~~2.76~~2.60%
~~Goldman Sachs Bank USA~~	~~$44,000,000.00~~	~~3.52%~~
Mizuho Bank, Ltd.	$~~34,500,000.00~~32,000,000.00	~~2.76~~2.60%
Coöperatieve Rabobank, U.A., New York Branch	$~~34,500,000.00~~32,000,000.00	~~2.76~~2.60%
~~Santander Bank, N.A.~~Sumitomo Mitsui Banking Corporation	$~~34,500,000.00~~32,000,000.00	~~2.76~~2.60%
~~Sumitomo Mitsui Banking Corporation~~Citibank, N.A.	$~~34,500,000.00~~32,000,000.00	~~2.76~~2.60%
Barclays Bank PLC	$30,000,000.00	2.40%
The Bank of Nova Scotia	$~~26,500,000.00~~30,000,000.00	~~2.12~~2.40%
~~Citibank, N.A.~~	~~$26,500,000.00~~	~~2.12%~~
Credit Agricole Corporate and Investment Bank	$~~31,000,000.00~~30,000,000.00	~~2.48~~2.40%
HSBC Bank USA, N.A.	$~~26,500,000.00~~27,000,000.00	~~2.12~~2.20%
~~Intesa Sanpaolo S.p.A. New York Branch~~KeyBank National Association	$~~41,500,000.00~~27,000,000.00	~~3.32~~2.20%
~~KeyBank National Association~~The Northern Trust Company	$~~26,500,000.00~~27,000,000.00	~~2.12~~2.20%
PNC Bank, National Association	$27,000,000.00	2.20%
Bank of Montreal	$27,000,000.00	2.20%
Capital One, National Association	$27,000,000.00	2.20%
TD Bank, N.A.	$27,000,000.00	2.20%
The Huntington National Bank	$27,000,000.00	2.20%
Morgan Stanley Bank, N.A.	$~~62,500,000.00~~26,500,000.00	~~5.00~~2.12%
MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	$~~31,000,000.00~~26,500,000.00	~~2.48~~2.12%
~~The Northern Trust Company~~	~~$26,500,000.00~~	~~2.12%~~
~~PNC Bank, National Association~~	~~$26,500,000.00~~	~~2.12%~~
~~Wells Fargo Bank, National Association~~	~~$26,500,000.00~~	~~2.12%~~

~~CoBank, ACB1~~	~~$163,500,000.00~~	~~13.08%~~
~~Bank of Montreal~~	~~$23,000,000.00~~	~~1.84%~~
~~Capital One, National Association~~	~~$23,000,000.00~~	~~1.84%~~
~~Crédit Industriel et Commercial, London Branch~~	~~$12,250,000.00~~	~~0.98%~~
~~Credit Industriel et Commercial~~The Bank of East Asia, Limited, New York Branch	$~~12,250,000.00~~22,500,000.00	~~0.98~~1.80%
Landesbank Hessen-Thüringen Girozentrale	$~~23,000,000.00~~22,500,000.00	~~1.84~~1.80%
KBC Bank N.V., acting through its New York Branch	$~~23,000,000.00~~22,500,000.00	~~1.84~~1.80%
~~Raiffeisen~~ Bank ~~International AG~~of China, Chicago Branch	$~~23,000,000.00~~21,000,000.00	~~1.84~~1.70%
~~TD Bank, N.A.~~ 	~~$23,000,000.00~~	~~1.84%~~
U.S. Bank National Association	$~~23,000,000.00~~21,000,000.00	~~1.84~~1.70%
Industrial and Commercial Bank of China Limited, New York Branch	$~~22,000,000.00~~21,000,000.00	~~1.76~~1.70%
~~Standard Chartered~~ING Bank	$~~32,000,000.00~~21,000,000.00	~~2.56~~1.70%
~~The Huntington National Bank~~	~~$18,500,000.00~~	~~1.48%~~
~~Banco de Sabadell, S.A. - Miami Branch~~	~~$13,500,000.00~~	~~1.08%~~
~~Bank of China, Chicago Branch~~	~~$15,500,000.00~~	~~1.24%~~
BOKF, NA dba BOK Financial	$15,500,000.00	~~1.24~~1.20%
~~The~~Raiffeisen Bank ~~of East Asia, Limited, New York Branch~~International AG	$~~12,500,000.00~~15,000,000.00	~~1.00~~1.20%
~~Lloyds Bank Corporate Markets plc~~	~~$10,000,000.00~~	~~0.80%~~
~~Mega International Commercial Bank Co., Ltd., New York Branch~~	~~$12,500,000.00~~	~~1.00%~~
Banco Bradesco S.A. - New York Branch	$~~15,000,000.00~~11,000,000.00	~~1.20~~0.90%
Comerica Bank	$~~9,000,000.00~~11,000,000.00	~~0.72~~0.90%
Taiwan Cooperative Bank, Ltd.	$~~9,000,000.00~~11,000,000.00	~~0.72~~0.90%
~~Commerce Bank~~Crédit Industriel et Commercial, London Branch	$~~3,000,000.00~~10,500,000.00	~~0.24~~0.80%
Credit Industriel et Commercial New York Branch	$10,500,000.00	0.80%
Macquarie Bank Limited	$~~3,000,000.00~~2,500,000.00	~~0.24~~0.20%
Total	$1,250,000,000.00	100.000%

2.	Multicurrency Revolving Commitments

LENDER	Amount of Multicurrency Revolving Commitment	Percentage

~~2~~

~~1~~

~~CoBank, ACB’s commitment represents the aggregate commitments of all Farm Credit System entities in the USD Revolving Facility and is intended to be shared among such entities after the Second Amendment Effective Date through purchases of participations pursuant to Section 12.8(b) of the Credit Agreement.~~

~~3~~

UniCredit Bank AG, New York Branch	$50,000,000.00	10.00%
Deutsche Bank AG New York Branch	$45,000,000.00	9.00%
Goldman Sachs Bank USA	$27,000,000.00	5.40%
Bank of America, N.A.	$~~25,000,000.00~~22,500,000.00	~~5.00~~4.50%
~~Barclays Bank PLC~~Banco Santander, S.A., New York Branch	$~~25,000,000.00~~20,000,000.00	~~5.00~~4.00%
BNP Paribas	$18,000,000.00	3.60%
~~Goldman Sachs Bank USA~~	~~$31,000,000.00~~	~~6.20%~~
Mizuho Bank, Ltd.	$18,000,000.00	3.60%
Coöperatieve Rabobank, U.A., New York Branch	$18,000,000.00	3.60%
~~Santander Bank, N.A.~~Sumitomo Mitsui Banking Corporation	$18,000,000.00	3.60%
~~Sumitomo Mitsui Banking Corporation~~Citibank, N.A.	$18,000,000.00	3.60%
~~UniCredit Bank AG,~~Intesa Sanpaolo S.p.A. New York Branch	$~~58,000,000.00~~18,000,000.00	~~11.60~~3.60%
~~The~~Barclays Bank ~~of Nova Scotia~~PLC	$~~12,000,000.00~~15,000,000.00	~~2.40~~3.00%
~~Citibank, N.A.~~The Bank of Nova Scotia	$~~12,000,000.00~~15,000,000.00	~~2.40~~3.00%
Credit Agricole Corporate and Investment Bank	$~~12,000,000.00~~15,000,000.00	~~2.40~~3.00%
~~HSBC~~Morgan Stanley Bank ~~USA~~, N.A.	$~~12,000,000.00~~13,500,000.00	~~2.40~~2.70%
~~Intesa Sanpaolo S.p.A. New York Branch~~	~~$21,000,000.00~~	~~4.20%~~
~~KeyBank National Association~~	~~$12,000,000.00~~	~~2.40%~~
MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	$~~12,000,000.00~~13,500,000.00	~~2.40~~2.70%
~~The Northern Trust Company~~HSBC Bank USA, N.A.	$~~12,000,000.00~~13,000,000.00	~~2.40~~2.60%
KeyBank National Association	$13,000,000.00	2.60%
~~PNC Bank, National Association~~The Northern Trust Company	$~~12,000,000.00~~13,000,000.00	~~2.40~~2.60%
~~Wells Fargo~~PNC Bank, National Association	$~~12,000,000.00~~13,000,000.00	~~2.40~~2.60%
~~Bank of Montreal, London Branch~~	~~$8,000,000.00~~	~~1.60%~~
Capital One, National Association	$~~8,000,000.00~~13,000,000.00	~~1.60~~2.60%
~~Crédit Industriel et Commercial, London Branch~~TD Bank, N.A.	$~~5,000,000.00~~13,000,000.00	~~2.00~~2.60%
~~Credit Industriel et Commercial New York Branch~~	~~$5,000,000.00~~	~~1.00%~~
~~Landesbank Hessen-Thüringen Girozentrale~~	~~$8,000,000.00~~	~~1.60%~~
~~KBC~~The Huntington National Bank ~~N.V., acting through its New York Branch~~	$~~8,000,000.00~~13,000,000.00	~~1.60~~2.60%
~~Raiffeisen~~ Bank ~~International AG~~of Montreal, London Branch	$~~8,000,000.00~~12,000,000.00	~~1.60~~2.40%
~~TD Bank, N.A.~~	~~$8,000,000.00~~	~~1.60%~~
U.S. Bank National Association	$~~8,000,000.00~~9,000,000.00	~~1.60~~1.80%
Industrial and Commercial Bank of China Limited, New York Branch	$9,000,000.00	1.80%
~~Standard Chartered~~ING Bank	$~~13,000,000.00~~9,000,000.00	~~2.60~~1.80%
Bank of China	$9,000,000.00	1.80%
Raiffeisen Bank International AG	$7,500,000.00	1.50%

~~4~~

~~Banco de Sabadell, S.A. - Miami~~Crédit Industriel et Commercial, London Branch	$~~5,000,000.00~~4,500,000.00	~~1.00~~0.90%
~~Lloyds Bank Corporate Markets plc~~Credit Industriel et Commercial New York Branch	$~~4,000,000.00~~4,500,000.00	~~0.80~~0.90%
Total	$500,000,000.00	100.000%

3.	USD Term A Commitments

LENDER	Amount of USD Term A Commitment	Percentage
~~Deutsche Bank AG New York Branch~~CoBank, ACB	$~~10,000,000.00~~237,500,000.00	~~1.25~~17.60%
Bank of America, N.A.	$~~38,000,000.00~~62,500,000.00	~~4.76~~4.60%
BNP Paribas	$~~32,500,000.00~~50,000,000.00	~~4.08~~3.70%
~~Goldman Sachs Bank USA~~	~~$10,000,000.00~~	~~1.25%~~
Mizuho Bank, Ltd.	$~~32,500,000.00~~50,000,000.00	~~4.08~~3.70%
Coöperatieve Rabobank, U.A., New York Branch	$~~32,500,000.00~~50,000,000.00	~~4.08~~3.70%
~~Santander Bank, N.A.~~	~~$32,500,000.00~~	~~4.08%~~
Sumitomo Mitsui Banking Corporation	$~~32,500,000.00~~50,000,000.00	~~4.08~~3.70%
UniCredit Bank AG, New York Branch	$~~27,000,000.00~~50,000,000.00	~~3.39~~3.70%
~~The Bank of Nova Scotia~~	~~$24,000,000.00~~	~~3.01%~~
Citibank, N.A.	$~~24,000,000.00~~50,000,000.00	~~3.01~~3.70%
~~Credit Agricole Corporate and Investment Bank~~	~~$19,500,000.00~~	~~2.45%~~
HSBC Bank USA, N.A.	$~~24,000,000.00~~40,000,000.00	~~3.01~~3.00%
KeyBank National Association	$~~24,000,000.00~~40,000,000.00	~~3.01~~3.00%
~~MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)~~	~~$19,500,000.00~~	~~2.45%~~
The Northern Trust Company	$~~24,000,000.00~~40,000,000.00	~~3.01~~3.00%
PNC Bank, National Association	$~~24,000,000.00~~40,000,000.00	~~3.01~~3.00%
~~Wells Fargo Bank~~Capital One, National Association	$~~24,000,000.00~~40,000,000.00	~~3.01~~3.00%
~~CoBank, ACB2~~TD Bank, N.A.	$~~101,500,000.00~~40,000,000.00	~~12.73~~3.00%
The Huntington National Bank ~~of Montreal~~	$~~19,000,000.00~~40,000,000.00	~~2.38~~3.00%
The Bank of Nova Scotia	$35,000,000.00	2.60%
Credit Agricole Corporate and Investment Bank	$35,000,000.00	2.60%
Barclays Bank PLC	$35,000,000.00	2.60%
~~Capital One,~~U.S. Bank National Association	$~~19,000,000.00~~30,000,000.00	~~2.38~~2.20%
~~Crédit Industriel et~~Industrial and Commercial~~, London~~ Bank of China Limited, New York Branch	$~~7,750,000.00~~30,000,000.00	~~0.97~~2.20%
~~Credit Industriel et Commercial New York~~Bank of China, Chicago Branch	$~~7,750,000.00~~30,000,000.00	~~0.97~~2.20%

~~2~~

~~CoBank, ACB’s commitment represents the aggregate commitments of all Farm Credit System entities in the USD Term A Facility and is intended to be shared among such entities after the Second Amendment Effective Date through purchases of participations pursuant to Section 12.8(b) of the Credit Agreement.~~

~~5~~

ING Bank	$30,000,000.00	2.20%
Landesbank Hessen-Thüringen Girozentrale	$~~19,000,000.00~~22,500,000.00	~~2.38~~1.70%
KBC Bank N.V., acting through its New York Branch	$~~19,000,000.00~~22,500,000.00	~~2.38~~1.70%
Raiffeisen Bank International AG	$~~19,000,000.00~~22,500,000.00	~~2.38~~1.70%
~~TD Bank, N.A.~~	~~$19,000,000.00~~	~~2.38%~~
~~U.S. Bank National Association~~	~~$19,000,000.00~~	~~2.38%~~
~~Industrial and Commercial~~The Bank of ~~China~~East Asia, Limited, New York Branch	$~~14,000,000.00~~22,500,000.00	~~1.76~~1.70%
~~The Huntington National~~ Bank of Montreal	$~~11,500,000.00~~21,000,000.00	~~1.44~~1.60%
~~Banco de Sabadell, S.A. - Miami Branch~~Goldman Sachs Bank USA	$~~11,500,000.00~~20,000,000.00	~~1.44~~1.50%
~~Bank of China, Chicago~~Banco Santander, S.A., New York Branch	$~~9,500,000.00~~20,000,000.00	~~1.19~~1.50%
BOKF, NA dba BOK Financial	$~~9,500,000.00~~19,500,000.00	~~1.19~~1.40%
~~The Bank of East Asia, Limited, New York~~Crédit Industriel et Commercial, London Branch	$~~7,500,000.00~~15,000,000.00	~~0.94~~1.10%
~~Lloyds Bank Corporate Markets plc~~	~~$6,000,000.00~~	~~0.75%~~
~~Mega International~~Credit Industriel et Commercial ~~Bank Co., Ltd.,~~ New York Branch	$~~7,500,000.00~~15,000,000.00	~~0.94~~1.10%
Comerica Bank	$~~6,000,000.00~~11,000,000.00	~~0.75~~0.80%
Taiwan Cooperative Bank, Ltd.	$~~6,000,000.00~~11,000,000.00	~~0.75~~0.80%
~~Commerce~~MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	$~~2,000,000.00~~10,000,000.00	~~0.25~~0.70%
Morgan Stanley Bank, N.A.	$10,000,000.00	0.70%
Macquarie Bank Limited	$~~2,000,000.00~~2,500,000.00	~~0.25~~0.20%
Total	$~~797,500,000.00~~ 1,350,000,000.00	100.000%

~~6~~

Schedule 1.1(b)

[Reserved]

7

Schedule 1.1(c)

Revolver Sublimits

Name of Revolving Borrowers	USD Revolver Sublimit	Multicurrency Revolver Sublimit
Ball Corporation	$1,250,000,000	$500,000,000
Ball Packaging, LLC	$500,000,000	$500,000,000
Ball Metal Beverage Container Corp.	$500,000,000	$500,000,000
Ball Container LLC	$500,000,000	$500,000,000
Ball Aerospace & Technologies Corp.	$500,000,000	$500,000,000
Ball UK Acquisition, Limited	$0	$500,000,000
Rexam Limited	$0	$500,000,000

8

Schedule 1.1(d)

Other Subsidiary Borrowers

Name of Revolving Borrowers	USD Subsidiary Borrower	Multicurrency Subsidiary Borrower	Jurisdiction
Ball Aerospace & Technologies Corp.	Yes	Yes	Delaware
Ball Container LLC	Yes	Yes	Delaware
Ball Metal Beverage Container Corp.	Yes	Yes	Colorado
Ball Packaging, LLC	Yes	Yes	Colorado
Ball UK Acquisition Limited	No	Yes	United Kingdom (England and Wales)
Rexam Limited	No	Yes	United Kingdom (England and Wales)

Domestic Guarantors and Foreign Guarantors

Name of Credit Party	Domestic Guarantor or Foreign Guarantor	Jurisdiction
Ball Advanced Aluminum Technologies Corp.	Domestic	Delaware
Ball Aerospace & Technologies Corp.	Domestic	Delaware
Ball Asia Services Limited	Domestic	Delaware
Ball Benelux Holdings Inc.	Foreign	Delaware
Ball Beverage Can Americas Inc.	Domestic	Delaware
Ball BP Holding Company	Domestic	Delaware
Ball Container LLC	Domestic	Delaware
Ball Corporation	Domestic	Indiana
Ball Corporation	Domestic	Nevada
~~Ball Delaware Holdings, LLC~~	~~Foreign~~	~~Delaware~~
Ball Glass Containers, Inc.	Domestic	Delaware
Ball Global Business Services Corp.	Domestic	Delaware
~~Ball Holdings Corp.~~	~~Domestic~~	~~Delaware~~
Ball Holdings, LLC	Domestic	Delaware
Ball Inc.	Domestic	Delaware
~~Ball International Holdings LLC~~	~~Domestic~~	~~Delaware~~
Ball International Holdings ~~II~~ LLC	Foreign	Delaware
~~Ball International, LLC~~	~~Foreign~~	~~Delaware~~
Ball Metal Beverage Container Corp.	Domestic	Colorado
Ball Metal Container Corporation	Domestic	Indiana
Ball Packaging, LLC	Domestic	Colorado

9

Name of Credit Party	Domestic Guarantor or Foreign Guarantor	Jurisdiction
Ball Pan-European Holdings, LLC	Foreign	Delaware
Ball Technologies Holdings Corp.	Domestic	Colorado
Latas de Aluminio Ball, Inc.	Domestic	Delaware
Rexam Beverage Can Company	Domestic	Delaware
USC May Verpackungen Holding Inc.	Domestic	Delaware

10

Schedule 1.1(e)

Unrestricted Entities

None.

11

Schedule 1.1(f)

Applicable Designees

Multicurrency Revolving Lender	Applicable Designee
ING Bank N.V., Dublin Branch	ING Ireland (DAC)

~~None.~~

12

Schedule 1.1(g)

Applicable LC Sublimits

Facing Agent	USD LC Sublimit	Multicurrency LC Sublimit
Deutsche Bank AG New York Branch	$60,000,000.00	$25,000,000.00
Bank of America, N.A.	$60,000,000.00	--
Coöperatieve Rabobank, U.A., New York Branch	$60,000,000.00	--
Unicredit Bank AG, New York Branch	$60,000,000.00	--
BNP Paribas	$60,000,000.00	--

13

Schedule 1.1(h)

[Reserved]

14

Schedule 1.1(i)

UK Qualifying Lender Confirmation and UK DTTP Scheme

[See attached.]

15

Name of Lender	UK Qualifying Lender confirmation	DTTP Scheme
		Scheme reference number	Jurisdiction of tax residence
Banco de Sabadell, S.A.- Miami Branch	UK Treaty Lender	9/B/366642/DTTP	Spain
Bank of America, N.A.	UK Treaty Lender	13/B/7418/DTTP	U.S.
Bank of Montreal, London Branch	UK Qualifying Lender	N/A	N/A
Barclays Bank PLC	UK Qualifying Lender	N/A	N/A
BNP Paribas	UK Treaty Lender	5/B/255139/DTTP	France
Capital One National Association	UK Treaty Lender	13/C/365299/DTTP	U.S.
Citibank, N.A.	UK Treaty Lender	13/C/62301/DTTP	U.S.
Coöperatieve Rabobank U.A., New York Branch	UK Treaty Lender	1/C/70166/DTTP	Netherlands
Credit Agricole Corporate and Investment Bank	UK Treaty Lender	005/C/222082/DTTP	France
Crédit Industriel et Commercial, London Branch	UK Qualifying Lender	N/A	N/A
Deutsche Bank AG New York Branch	UK Treaty Lender	07/D/70006/DTTP	Germany
Goldman Sachs Bank USA	UK Treaty Lender	13/G/351779/DTTP	U.S.
HSBC Bank USA, N.A.	UK Treaty Lender	13/H/314375/DTTP	U.S.
The Huntington National Bank	UK Treaty Lender	13/H/216377/DTTP	U.S.
Intesa Sanpaolo S.p.A. New York Branch	UK Treaty Lender	41/I/370506/DTTP	Italy
Industrial and Commercial Bank of China Limited, New York Branch	UK Treaty Lender	23/I/358686/DTTP	China

16

KBC Bank N.V., acting through its New York Branch	UK Treaty Lender	18/K/246421/DTTP	Belgium
KeyBank National Association	UK Treaty Lender	13/K/216374/DTTP	U.S.
Landesbank Hessen-Thüringen Girozentrale	UK Treaty Lender	07/L/70504/DTTP	Germany
Lloyds Bank Corporate Markets plc	UK Qualifying Lender	N/A	N/A
Mizuho Bank, Ltd.	UK Treaty Lender	43/ M/274822/DTTP	Japan
PNC Bank, National Association	UK Treaty Lender	13/P/63904/DTTP	U.S.
Raiffeisen Bank International AG	UK Treaty Lender	15/R/356644/DTTP	Austria
Banco Santander, S.A., New York Branch	UK Treaty Lender	013/S/357603/DTTP	U.S.
Standard Chartered Bank	UK Qualifying Lender	N/A	N/A
Sumitomo Mitsui Banking Corporation	UK Treaty Lender	43/S/274647/DTTP	Japan
TD Bank, N.A.	UK Treaty Lender	13/T/358618/DTTP	U.S.
The Bank of Nova Scotia	UK Treaty Lender	3/T/366714/DTTP	Canada
MUFG Bank, Ltd. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, Ltd.)	UK Treaty Lender	43/M/322072/DTTP	Japan
The Northern Trust Company	UK Treaty Lender	13/N/60122/DTTP	U.S.
U.S. Bank National Association	UK Treaty Lender	13/U/62184/DTTP	U.S.
UniCredit Bank AG, New York Branch	UK Treaty Lender	7/U/237605/DTTP	Germany
Wells Fargo Bank, National Association	UK Treaty Lender	13/W/61173/DTTP	U.S.

17

Schedule 1.1(j)

[Reserved]

18

Schedule 1.1(k)

Senior Managing Agents

Bank of China, Chicago Branch

Bank of Montreal

~~Capital One National Association~~

Crédit Industriel et Commercial, London Branch

Credit Industriel et Commercial New York Branch

~~Landesbank Hessen-Thüringen Girozentrale~~

~~KBC Bank N.V.~~

~~Raiffeisen Bank International AG~~

~~TD Bank, N.A.~~

~~U.S. Bank National Association~~

Industrial and Commercial Bank of China Limited, New York Branch

~~Standard Chartered Bank~~

ING Bank N.V., Dublin Branch

Intesa Sanpaolo S.p.A. New York Branch

U.S. Bank National Association

19

Schedule 2.10(j)

Outstanding Letters of Credit

Issuer ~~LOC No.~~	LOC No.	Currency	Amount Outstanding ~~USD~~ 	Beneficiary	Purpose	~~Expiry date~~
Bank of America, N.A.	068145010	USD	16,147,620.00	Frontier Windpower II LLC	Environmental
Bank of America, N.A. ~~3047584/35968714~~	68177968	USD	~~714,000.00~~15,096,000.00	~~State Of Washington, Department of Labor and Industries~~Inertia Wind Project LLC	~~Workers Comp~~Texas Wind Power	~~12/23/2019~~
Deutsche Bank AG New York Branch	LDCM-0102	EUR	12,500,000.00	Brattmyrliden Vind AB	Sweden Wind Power Project
Deutsche Bank AG New York Branch	LDCM-0149	USD	2,979,000.00	The Travelers Indemnity Company	Workers Comp
Bank of America, N.A. ~~3047996/35968715*~~	68133286	USD	~~400,000.00~~2,133,486.00	~~Arkansas Workers Compensation~~Ace American Insurance Company	Workers Comp	~~5/3/2020~~
Bank of America, N.A. ~~3055921*~~	03099112	USD	~~200,000.00~~1,150,000.00	The Hartford Fire Insurance Company	Workers Comp	~~5/9/2019~~
Bank of America, N.A. ~~68133286~~	68147653	USD	~~2,968,559.00~~1,073,000.00	~~Ace American~~XL Specialty Insurance Company	Workers Comp	~~5/20/2020~~

20

Bank of America, N.A. ~~68133319~~	03101745	USD	~~46,339.00~~1,000,000.00	~~New Jersey Department of Environmental Protection~~American National Can Consent Order Plan	~~Environmental~~Benefits	~~6/5/2020~~
Bank of America, N.A.	03100253	USD	897,200.00	US Environmental Protection Agency	Environmental
Bank of America, N.A.	03100243	USD	807,701.00	Bruce White Arthur A Schults SR, Chicago Trust Company	Trust
~~Deutsche~~ Bank ~~AG New York Branch S-16005*~~of America, N.A.	03099108	USD	~~100,000.00~~800,000.00	~~Safety~~ National ~~Casualty Corp~~Union Fire Insurance	Workers Comp	~~9/2/2019~~
~~Deutsche~~ Bank ~~AG New York Branch S-16320*~~of America, N.A.	03099107	USD	~~98,000.00~~510,000.00	~~Arrowood Indemnity Corporation~~National Union Fire Insurance	Workers Comp	~~9/30/2019~~
Bank of America, N.A. ~~3119066~~	68147654	USD	~~116,086.00~~500,000.00	~~New Jersey Dept. of Environmental Protection~~Cabinet for Economic Development & City of Bowling Green	~~Environmental~~Land Grant Agreement	~~1/18/2020~~ 	
Bank of America, N.A.	68169162	USD	326,300.00	City of Broomfield	Project and Development
Deutsche Bank AG New York Branch ~~DBS-17872*~~	DBS-17872	USD	312,000.00	~~U.S.~~US Environmental Protection Agency	Environmental	~~3/3/2020~~
Bank of America, N.A. ~~3098862~~	03099390	USD	~~40,000.00~~250,000.00	~~The Home Insurance~~Director of Rhode Island Workers Compensation	Workers Comp	~~3/15/2020~~ 	

21

~~Deutsche~~ Bank ~~AG New York Branch DBS-20600*~~of America, N.A.	68146280	USD	~~4,123,277.00~~222,970.00	~~New York Workers Compensation~~City of Boulder	~~Workers Comp~~Project and Development	~~4/9/2020~~
Deutsche Bank AG New York Branch ~~DBS-20991*~~	S-16005	USD	~~6,729,000.00~~100,000.00	~~The Travelers Indemnity Company~~Safety National Casualty Corp	Workers Comp	~~2/18/2020~~
Deutsche Bank ~~of America, N.A. 03099107*~~AG New York Branch	S-16320	USD	~~510,000.00~~98,000.00	~~National Union Fire Insurance~~ Arrowood Indemnity Corporation	Workers Comp	~~3/31/2020~~
Bank of America, N.A. ~~03099108*~~	68146277	USD	~~800,000.00~~58,955.00	~~National Union Fire Insurance (Renaissance)~~City of Boulder	~~Workers Comp~~Project and Development	~~4/1/2020~~
Bank of America, N.A. ~~03099112*~~	3055921	USD	~~6,900,000.00~~50,000.00	The Hartford Fire Insurance Company	Workers Comp	~~4/1/2020~~
Bank of America, N.A. ~~03099390*~~	68133319	USD	~~250,000.00~~46,339.00	~~Director of Rhode Island Workers Compensation~~New Jersey Department of Environmental Protection	~~Workers Comp~~Environmental	~~4/1/2020~~
Bank of America, N.A. ~~03100040*~~	03127330	USD	~~625,000.00~~30,300.00	~~State Of Washington,~~ Department of ~~Labor and Industries~~Environmental Protection Site	~~Workers Comp~~Environmental	~~6/17/2019~~
~~Bank of America, N.A. 03100243*~~				~~897,447.89~~	~~Bruce White Arthur A Schults SR, Chicago Trust Company~~	~~Trust~~	~~4/1/2020~~
~~Bank of America, N.A. 03100253*~~		~~897,200.00~~	~~U.S Environmental Protection Agency~~	~~Environmental~~	~~5/15/2020~~

22

~~Bank of America, N.A. 03101745*~~	~~1,000,000.00~~	~~American National Can Consent Order Plan~~	~~Benefits~~	~~12/31/2019~~
~~Bank of America, N.A. 03127330*~~	~~30,300.00~~	~~Department of Environmental Protection Site remediation Program~~ 	~~Environmental~~	~~3/2/2020~~

23

Schedule 6.3

Approvals and Consents

None.

24

Schedule 6.4

Governmental Approvals

None.

25

Schedule 6.13

Foreign Pension Plans

~~The Ball Packaging Products Canada Corp. – Retirement Plan for BPPCC Employees is in the process of being wound up. Pursuant to a letter dated January 16, 2019, the Financial Services Commission of Ontario approved the wind-up report.~~

None.

26

Schedule 8.1(u)

Foreign Pension Plan Liens

None.

~~1.~~	~~Security Agreement dated 16 July 2015 between Rexam PLC and Rexam Pension Trustees Limited.~~
~~2.~~	~~Security Agreement dated 17 July 2015 between Rexam PLC, Rexam Beverage Can UK Limited and Rexam Pension Trustees Limited.~~
~~3.~~	~~Charge Deed dated 11 March 2014 between Rexam Beverage Can Ireland Limited and Tom Brennan, Bernard Brannigan, Larry Mordaunt, Terry Faulkner and ILP Pension Trustees Limited.~~

27

Schedule 8.2

Indebtedness

In connection with the financing of One Bombardier Inc. Model Global 6000 Aircraft Serial Number 9573, the Company has Indebtedness to Bank of the West relating to the Aircraft Lease dated October 9, 2014, as amended, restated, supplemented or otherwise modified from time to time. The principal amount of Indebtedness as of the ~~Second~~Fifth Amendment Effective Date is $~~20,095,000~~9,310,000, with a maturity date of October 15, 2024.

~~.~~

28

Schedule 8.7

Existing Investments

Owner	Investment	~~12/31/18~~3/31/22 Balance USD
Rexam Overseas Holdings Limited	Envases Universales Rexam de Centroamerica/Panama SA	$131,813,000.00
~~Rexam Limited~~Ball International Holdings B.V.	~~Kemsley Fields~~Ball Beverage Can Vietnam Ltd	$~~418,000.00~~47,849,000.00
Ball Corporation	Boomerang Water, LLC	$6,500,000*
Ball Metal Beverage Container Corp.	Mananalu LLC	$3,595,000.00
Ball Metal Beverage Container Corp.	Rocky Mountain Metal Container, LLC	$~~6,825,000.00~~3,514,000.00
~~Ball Southeast Asia Holdings (Singapore) PTE Ltd.~~	~~Thai Beverage Can LTD.~~	~~$1,277,000.00~~
Ball Corporation	Lam Soon-Ball Yamamura Inc. (Taiwan Supreme Metal Packaging)	$1,426,000.00
Ball ~~International~~Southeast Asia Holdings ~~B.V~~(Singapore) PTE Ltd.	~~Ball~~Thai Beverage Can ~~Vietnam Ltd~~LTD.	$~~28,164,000.00~~1,277,000.00
~~Rexam Overseas Holdings Limited~~Total	~~Envases Universales Rexam de Centroamerica/Panama SA~~	$~~111,726,000.00~~195,974,000.00
~~Ball Packaging LLC~~	~~Ball Metalpack~~	~~$23,718,000.00~~
~~Ball Beverage Can Americas Inc.~~	~~Hanil Can Company Ltd~~	~~$128,105,000.00~~
~~Total~~		~~301,659,000.00~~

* The investment in Boomerang Water, LLC, was made by Ball in May 2022 and the investment balance of $6,500,000 is as of that date.

29

Schedule 8.8

Transactions with Affiliates

None.

30

Schedule 8.14(a)

Existing Restrictions on Subsidiaries

None.

31

Schedule 12.3

Notice Addresses

Company:

Ball Corporation
~~10 Longs Peak Drive~~9200 W. 108th Circle
~~Broomfield~~Westminster, CO, 80021
Telephone: (303) 469-3131
Facsimile: (303) 460-2691
Attention: General Counsel

With a copy to:

Skadden, Arps, Slate Meagher & Flom LLP
155 N. Wacker Drive
Chicago, IL 60606-1720
Email: David.Wagener@skadden.com

Telephone: (312) 407-0870

Facsimile: (312) 827-9462

Attention: David Wagener

Administrative Agent:

Deutsche Bank AG New York Branch
~~60 Wall Street~~1 Columbus Circle
New York, NY ~~10005~~10019
Facsimile: (212) ~~797-5690~~250-7394
Email: ~~Matthew.Snyder~~Rohan.Naik@db.com
Attention: ~~Matthew Snyder~~Rohan Naik

Collateral Agent:

Deutsche Bank AG New York Branch
~~60 Wall Street~~1 Columbus Circle
New York, NY ~~10005~~10019
Facsimile: (212) ~~797-5690s~~250-7394
Email: ~~Matthew.Snyder~~Rohan.Naik@db.com
Attention: ~~Matthew Snyder~~Rohan Naik

32

Schedule 12.8(b)

Voting Participants

None.

33